Exhibit 15.2

140 WESTPAC GROUP 2023 ANNUAL REPORT Exhibit 15.2 Westpac Group 2023 Annual Report on Form 20-F Section 1 142 Strategic review 142 Corporate governance 184 Directors’ report 208 Remuneration report 222 Information on Westpac 249 Section 2 254 Reading this report 255 Group performance 259 Performance summary 259 Key financial information 259 Impact of Notable Items 260 Review of earnings 263 Credit quality 275 Balance sheet and funding 278 Capital and dividends 281 Segment reporting 287 Consumer 290 Business 292 Westpac Institutional Bank (WIB) 294 Westpac New Zealand 296 Specialist Businesses 299 Group Businesses 301 Risk factors 304 Sustainability governance 317 Other Westpac business information 325 Section 3 Financial statements 328 Section 4 329 Shareholding information 330 Additional information 346 Glossary of abbreviations and defined terms 356 Exhibit 15.2

141 This page has been intentionally left blank.

2023 HIGHLIGHTS1 SHAREHOLDERS CUSTOMERS OUR PEOPLE COMMUNITY ENVIRONMENT $7,195M Net Profit, up 26% #1 Australian banking app2 75 Organisational Health Index $3.4BN Taxes paid globally, including the bank levy and 6th largest taxpayer in Australia 66% Reduction in scope 1 and 2 emissions from our 2021 baseline5 14% Full year dividend of 142 cents $23BN Home loans 49% Women in senior leadership3 50-YEAR Westpac Lifesaver Rescue Helicopter Service partnership 12 NZBA EMISSION REDUCTION TARGETS 12.38% Common equity tier 1 capital ratio comfortably above regulatory minimum $12BN Business loans 36,146 Employees4 $27.9M Spent with diverse suppliers5 7% Reduction in exposure to the fossil fuel energy value chain5,7 9.0% Total shareholder return (-16% in FY22) $28BN Customer deposits $6.1BN Paid to our people $171M In community investment6 100% Sourcing equivalent of 100% of Australian direct electricity demand from renewable energy from April 2023 1 Comparisons are for the 12 months ended 30 September 2022, unless otherwise stated. 2 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q4 2023. 3 Senior Leadership includes Executive Team, General Managers and their direct reports (excluding administrative or support roles). 4 Full time equivalent at September 2023. 5 Refer to the 2023 Sustainability Index and Datasheet for more information on the definitions. 6 Refer to the 2023 Sustainability Index and Datasheet for more information on the definitions. Figure includes commercial sponsorships and foregone fee revenue. 7 Our fossil fuel energy value chain includes the following sectors: Oil and Gas (exploration; extraction and terminals, refining, distribution and retail); Fuel Retailing; Thermal coal mining; Coal Ports; and, electricity supply (generation from fossil fuels only: Gas; Black Coal; Brown Coal; Liquid fuel). 142 WESTPAC GROUP 2023 ANNUAL REPORT

SHAREHOLDERS CUSTOMERS OUR PEOPLE COMMUNITY ENVIRONMENT $7,195M Net Profit, up 26% #1 Australian banking app2 75 Organisational Health Index $3.4BN Taxes paid globally, including the bank levy and 6th largest taxpayer in Australia 66% Reduction in scope 1 and 2 emissions from our 2021 baseline5 14% Full year dividend of 142 cents $23BN Home loans 49% Women in senior leadership3 50-YEAR Westpac Lifesaver Rescue Helicopter Service partnership 12 NZBA EMISSION REDUCTION TARGETS 12.38% Common equity tier 1 capital ratio comfortably above regulatory minimum $12BN Business loans 36,146 Employees4 $27.9M Spent with diverse suppliers5 7% Reduction in exposure to the fossil fuel energy value chain5,7 9.0% Total shareholder return (-16% in FY22) $28M Customer deposits $6.1BN Paid to our people $171M In community investment6 100% Sourcing equivalent of 100% of Australian direct electricity demand from renewable energy from April 2023 143

PERFORMANCE OVERVIEW1 The Group recorded net profit of $7,195 million, up 26% on the prior year. Excluding Notable Items2, net profit increased 12% to $7,368 million. Our improved financial performance reflects the benefit of a higher net interest margin and growth in home and business loans. This was tempered by higher provisions for loan losses. The operating performance drove a significant improvement in our return on tangible equity, which rose 1.09 percentage points to 11.7%3. Dividends of 142 cents per share, including a final dividend of 72 cents per share, were up 14%. The payout ratio of 68%3 was within our sustainable payout ratio range of 65% to 75%. The Group’s financial position was strengthened in anticipation of a more challenging economic and operating environment. The CET1 capital ratio of 12.4% compares to the target operating range of 11.0% to 11.5%. With $4.0 billion of capital above the target operating range and confidence in the medium-term economic outlook, we announced a $1.5 billion on-market share buyback to return capital to shareholders. Liquidity coverage and net stable funding ratios of 134% and 115%, respectively, were well above regulatory minimums. 1 Unless otherwise stated, all figures relate to the year ended 30 September 2023 with the comparative period the year ended 30 September 2022. Certain amounts, measures and ratios presented in this Annual Report are not defined by Australian Accounting Standards (AAS). These non-AAS measures are identified and described in the ‘Reading this report’ section of the Performance Review in the 2023 Annual Report. 2 Notable Items are discussed further in section 2.3. 3 Excluding Notable Items. Improved financial performance Pre-provision profit was $10,953 million, up 24% compared to the prior year. The increase in FY23 was driven by a stronger performance in the First Half relative to the Second Half. Excluding Notable Items, pre-provision profit increased 16% to $11,310 million reflecting an 8% increase in operating income and 1% increase in operating expenses. — Net interest income increased 7% to $18,317 million. Excluding Notable Items, net interest income increased 11%. This reflects the expansion in net interest margin (NIM) and a 6% increase in average interest-earning assets. Growth was driven by owner occupied mortgages, and loans to business customers across the commercial property, agriculture and target sectors in institutional banking. It also included a 10% rise in liquid assets in response to the reduction in the RBA’s Committed Liquidity Facility (CLF). — Group NIM was up 2 basis points to 1.95%. Excluding Notable Items, NIM of 1.96% was 9 basis points higher. Group NIM comprised: • Core NIM of 1.87%, which expanded 12 basis points from widening deposit spreads in the first half of the year and higher return on capital balances. This was partly offset by tighter loan spreads due to intense lending competition as well as an increase in lower returning liquid assets; • Treasury and Markets income of 9 basis points, down 3 basis points; and • Notable Items, which reduced Group NIM by 1 basis point. This compared to a contribution of 6 basis points in the prior year. — Non-interest income of $3,328 million was 36% higher, mostly due to Notable Items. Excluding these items and the impact of businesses sold, non-interest income increased 3% to $2,988 million, due to improved markets income. — Operating expenses of $10,692 million were 1% lower, driven in part by Notable Items. Operating expenses excluding Notable Items were $10,232 million, up 1%. Inflationary pressures on wages, third-party vendor costs and higher software expenses were largely mitigated by the benefits of our cost reset actions. 1.95% Group NIM, up 2 bps on FY22 24% Pre-provision profit 16% Pre-provision profit excluding Notable Items 1.87% Core NIM, up 12 bps on FY22 144 WESTPAC GROUP 2023 ANNUAL REPORT

134% LCR, 34 ppts above regulatory minimum Strong balance sheet Capital The CET1 capital ratio rose by 109 basis points to 12.4%. This reflects the impact of: — Net profit adding 159 basis points; — Benefits from APRA’s revised capital standards of 62 basis points; and — Dividends subtracting 100 basis points. Funding and liquidity The September quarterly average liquidity coverage ratio (LCR) was 134% and the net stable funding ratio (NSFR) was 115%, both well above regulatory minimums. The deposit to loan ratio was 82.9%. The Group raised $35.2 billion of new long-term wholesale funding. Resilient credit quality Westpac is well positioned to withstand any future deterioration in credit quality with impairment provisions more than $1.5 billion above the expected losses of our base case economic scenario. — Credit impairment charges were $648 million or 9 basis points of average loans, compared to 5 basis points of average loans in the prior year. The charge was driven by higher Collectively Assessed Provisions (CAP), a function of weaker forward-looking economic inputs, a modest rise in mortgage portfolio delinquencies and some increased stress within WIB, Business and New Zealand portfolios. The charge was moderated by an Individually Assessed Provisions (IAP) benefit of $121 million. — Credit quality was resilient, albeit experiencing some deterioration. Stressed exposures to total committed exposures were 1.26%, a rise of 19 basis points driven by the mortgage and business portfolios. — Credit Impairment provisions of $4,941 million were up 7% due to higher CAP. Overlays were reduced by $268 million as expected risks did not materialise or are now reflected in modelled outcomes. The ratio of CAP to credit RWA was 1.35%, an increase of 19 basis points due to both higher CAP and lower RWA following the adoption of APRA’s revised capital framework. Investment spend Investment spend was $1,922 million, down 3%. — Spend on growth and productivity increased 8%, reflecting the roll-out of our mortgage origination platform to third-party brokers, investment in digital capability to improve customer experience and continued development of the corporate cash management platform. — Delivery of our regulatory compliance agenda remains a priority and was a significant proportion of spend. As we have made progress, risk and regulatory spend decreased 9%. CAP TO CREDIT RWA (%) INVESTMENT SPEND (%) Risk and regulatory Growth and productivity STRESSED EXPOSURES AS A % OF TCE SEP-21 SEP-22 SEP-23 1.36 1.26 1.07 SEP-21 SEP-22 SEP-23 1.17 1.35 1.16 CET1 CAPITAL RATIO (%) APRA basis Internationally comparable SEP-21 SEP-22 SEP-23 18.7 12.4 17.6 11.3 18.2 12.3 38 62 145

Westpac provides a broad range of financial products and services in our core markets of Australia and New Zealand. Westpac is Australia’s first bank and oldest company. Established in 1817, as the Bank of New South Wales under a charter of incorporation signed by Governor Lachlan Macquarie, we expanded across Australia, New Zealand and the Pacific. In 1982, we changed our name to Westpac. In recent years, we have become a simpler bank, sharpening our focus on banking for Australian and New Zealand consumer, business and institutional customers. Today, we serve 13.0 million customers and provide products and services though our four divisions: Consumer, Business and Wealth, Westpac Institutional Bank and Westpac New Zealand. 1. APRA Banking Statistics, September 2023. 2. RBA Financial Aggregates, September 2023. 3. RBNZ, September 2023. ABOUT WESTPAC Australia Household deposits1 21% Mortgages2 21% Business credit2 15% New Zealand Consumer lending3 18% Deposits3 18% Business lending3 16% Market share 146 WESTPAC GROUP 2023 ANNUAL REPORT

1 All figures are in AUD. WESTPAC COMPRISES SIX MAJOR SEGMENTS FY23 NET PROFIT1 Consumer $3,052M 7% Business $1,628M 77% Westpac Institutional Bank (WIB) $1,061M 54% New Zealand $887M 18% Group Businesses ($38M) Large Specialist Businesses $605M Large Total $7,195M 26% REPORTED NET PROFIT ATTRIBUTABLE TO OWNERS OF WESTPAC ($M) 2023 2022 % MOV’T 2023-2022 Net interest income 18,317 17,161 7 Non-interest income 3,328 2,445 36 Net operating income 21,645 19,606 10 Operating expenses (10,692) (10,802) (1) Pre-provision profit 10,953 8,804 24 Impairment (charges)/benefits (648) (335) 93 Profit before income tax expense 10,305 8,469 22 Income tax expense (3,104) (2,770) 12 Profit after income tax expense 7,201 5,699 26 Profit attributable to non-controlling interests (NCI) (6) (5) 20 Net profit attributable to owners of WBC 7,195 5,694 26 Notable Items (post tax) (173) (874) (80) 147

OUR OPERATING ENVIRONMENT Operating environment1 Australia The economic strength evident during 2021 and 2022, driven by post-COVID reopening and supported by substantial policy stimulus, has given way to below trend growth in 2023. The headwinds of high inflation and sharply higher interest rates are being felt. Economic growth is expected to slow from 2.7% for 2022 to a forecast 1.2% for 2023. This is well below population growth, which has accelerated sharply and is expected to come in at over 2% this year. Consumer spending has been at the centre of the downturn. Growth of 1.5% in the year to June was well below the 2.4% increase in population. This ongoing lower consumption growth reflects contracting real disposable income as the rising cost of living, an increasing tax burden and higher mortgage rates weigh on households. While the deceleration is widespread, it is less acute in the mining states of Western Australia and Queensland. The housing market has proved extremely resilient this year with prices up approximately 6% for 2023 to date and now closing in on their 2022 peak. Annual price growth is back in positive territory across all major capital city markets. While housing turnover remains soft, the acceleration in prices is supporting demand for credit via stronger new lending activity. System housing credit growth is expected to trough at an annual rate of approximately 4% in 2023. For business, the slowdown in the growth of national income has led to a deterioration in profitability for both the mining and non-mining sectors. Businesses are responding to the continued softening in demand and lower profitability with more constrained investment. Demand for business credit is therefore expected to slow from 11.9% in 2022 to approximately 5% in 2023. Competition in home lending, the Group’s largest customer offer, was particularly intense in the first half of our financial year. This led to the significant contraction in home loan spreads leading to the Group’s conscious decision to be disciplined on market share. Wider spreads on deposits and earnings on capital, both a function of higher interest rates, more than offset lending competition impacts. 1 All references are to calendar years unless otherwise stated. Inflationary pressures were a feature of the operating environment. There was upward pressure on employee expenses and significant cost increases across many third-party vendor services, in particular technology. The Group’s cost reset productivity initiatives offset much of the cost pressure. Revisions to the Australian Prudential Regulation Authority’s (APRA’s) capital framework became effective from 1 January 2023 and included updated prudential standards for capital adequacy and credit risk capital. APRA’s requirement for domestic systemically important banks (D-SIBs), including Westpac, is to maintain a core CET1 capital ratio of 10.25%. New Zealand Substantive tightening in monetary policy combined with higher inflation have led to a significant slowing in activity. Economic growth is expected to slow from 2.4% in 2022 to 0.8% in 2023. The Reserve Bank of New Zealand’s (RBNZ’s) strategy of moving official interest rates relatively quickly to 5.5% has been effective in tightening financial conditions. The tightening has mainly been felt by leveraged households and businesses who are increasingly paying markedly higher financing costs. For households, a significant proportion of past rate increases is still to hit budgets as borrowers roll onto higher rates. Inflation has proven to be resistant to monetary policy tightening in the post-COVID period. Many factors have been at play including: a tougher geopolitical environment; ongoing frictions in global supply chains and volatility in oil prices; and resilience among households and businesses that built up significant buffers. In addition, aggregate demand is being supported by stronger population growth. Demand for credit from both the household and business sectors has softened, given the low growth and higher interest rate environment. System growth for housing and business in 2023 is expected to slow to 2.3% and 3.8% respectively. Competition has been heightened during this period of low growth. Westpac New Zealand completed a program of work to meet the requirements of the RBNZ’s BS11 outsourcing policy. The objective of the policy is to minimise the impact on the wider economy of the failure of a large bank, or a service provider to a large bank. 148 WESTPAC GROUP 2023 ANNUAL REPORT

Global Global economic growth, after rebounding strongly in 2021 and 2022, has slowed as the combined impacts of monetary policy tightening and cost-of-living pressures have dampened demand. Notwithstanding the slowdown, activity in many advanced economies has been more resilient than expected, especially in the services sectors. Globally, headline inflation has continued to decline with energy prices remaining well below their peaks last year. With services inflation proving to be more persistent, core inflation has declined by far less. This has resulted in financial markets expecting interest rates to remain higher for longer, which in turn has put upward pressure on global bond yields and seen the US dollar strengthen further. Financial market volatility spiked in March following a run on the deposit base of three regional US banks: Silvergate; Silicon Valley; and Signature. Broader financial stability concerns were heightened in the lead up to Credit Suisse being taken over by UBS, an arrangement facilitated by Swiss regulators. The prompt response from central banks and banking regulators, along with the recognition of generally strong banking sector capital and liquidity, stabilised markets. Activity in, and prospects for, the United States and China will be key influences on the Australian and New Zealand economies. The most critical of the headwinds faced by the United States is the ongoing deceleration in credit growth and tighter financial conditions and standards, the full effect of which is yet to be seen. While we expect the United States to avoid recession, growth is expected to remain tepid in 2023 before slowing to 1.4% in 2024. The economic outlook for China deteriorated during the year, in particular conditions in the property sector which have weighed on household consumption. More recently, indicators suggest an emerging recovery in confidence and spending. We expect this recovery to continue, aided by policy support, with economic growth expected to accelerate to approximately 5% in both 2023 and 2024. Outlook Australian economic growth is expected to recover only modestly in 2024 to a below trend 1.6%. This is likely to be associated with higher unemployment that will assist in returning inflation towards the RBA’s target range. Demand for credit should remain subdued with system credit growth for home lending in the 4% to 5% range and below 2% for business lending. Many customers are likely to find these operating conditions challenging. The Group enters FY24 with financial strength across capital, funding and liquidity. Provisioning levels position the Group to withstand further deterioration in credit quality and to support customers. Maintaining market share in key segments is an objective. The lagged impact of lending competition, along with modest balance sheet growth, is expected to provide headwinds for revenue. In addition, upward pressure on costs from inflation will persist. 3.8% Unemployment rate1,2 4.6% Inflation rate1,2 1.2% GDP1,2 3.8% Wages growth1,2 1 Australian figures. 2 Westpac Economics calendar year forecast as at 3 November 2023.. 149

OUR STRATEGY We’re creating better futures together For the past 200 years, we’ve been backing people, businesses and communities. Always adapting and evolving, we’re inspired by our customers, their needs and a genuine desire to create better futures. After sustained focus over the past three years, we’re a simpler and stronger bank. Our strategy focuses on banking in Australia and New Zealand. We’ve divested 10 businesses, reduced our geographical footprint and are actively strengthening our management of risk and risk culture. Guided by our strategic purpose – Creating better futures together – and our ambition to be our customers’ #1 bank and partner through life, we refreshed our strategy during the year. Framed by four strategic pillars of Customer, Easy, Expert and Advocate, it focuses on growing in our key markets and improving returns. To support our strategic refresh and to sharpen our focus on our largest markets, we also carried out an organisational restructure late in the year. Customers are at the heart of what we do. We value the whole of customer relationship and are working hard to anticipate their needs, including through delivering personalised experiences, offers and insights. Transaction accounts and payments are at the centre of our customer relationships, enabling us to build early and deeper connections. We’re making banking easier, more intuitive and digital. We’re radically simplifying our bank – solving pain points, removing manual processes, making banking safer and automating workflows. We’re aiming to create a seamless customer experience across our channels. We deliver expert solutions and tools to guide customers in making better decisions. We help them manage their money every day as well as plan ahead by sharing our insights. Our people work alongside our customers to tackle some of the issues, like managing the cost of living and transitioning to net-zero. We advocate for positive change and speak up for what’s right. We’re advocating for financial inclusion, action on climate and safer digital services across our business, industry and communities. Key measures on the progress of our strategy will be our return on tangible equity and market positions. Progressing sustainability In line with our new purpose, our material sustainability topics and the Principles for Responsible Banking, we have updated our sustainability strategy. Our sustainability strategy comprises six objectives structured around our strategic pillars. These objectives are to: — Enhance financial inclusion and equality — Strengthen data security and protection — Become a net-zero, climate resilient bank — Become a nature positive bank — Respect and advance human rights — Enable diversity and inclusion. Our objectives are underpinned by a range of metrics, actions and positions that will aim to demonstrate how we are advancing sustainability. Reporting on these will commence in FY24. Our refreshed sustainability strategy aligns with the UN Sustainable Development Goals (SDGs), which we have endorsed since 2015. 150 WESTPAC GROUP 2023 ANNUAL REPORT

OUR PURPOSE Creating better futures together OUR VALUES Helpful • Ethical • Leading change • Performing • Simple AMBITION To be our customers’ #1 bank and partner through life Return on tangible equity Market position Expert solutions and tools — Comprehensive solutions, features & benefits — Distinctive thought leadership in finance and climate — Best people in the industry Customer care at the heart — Responsive & consistent service — Support for customers in good times & bad — Recognition for customers’ loyalty Advocate for positive change — Financial inclusion & equality — Data security & protection — Action on climate & nature Easy to do business with — Simple, safe, straightforward banking — Better ways to manage finances — Digitally-enabled throughout Data-informed insights and decisioning Strong balance sheet Passionate people who make a difference Proactive risk management and risk culture PILLARS FOUNDATIONS MEASURES 151

HOW WE CREATE VALUE OUR PURPOSE Creating better futures together A STRATEGY FOR GROWTH AND RETURN What we do We provide a broad range of financial products and services in our core markets of Australia and New Zealand, including consumer, business and institutional banking services. OUR RESOURCES AND RELATIONSHIPS Shareholders The almost 655,000 shareholders who look to us to deliver sustainable returns. Customers The 13.0 million customers we serve through our branches and growing digital capabilities. Our people A capable, motivated and engaged workforce of 36,1461 employees seeking to create better futures together. Community Mutually beneficial relationships with local communities, suppliers and governments. Environment The natural resources which sustain our business, our communities and the planet. 1 Full time equivalent, as at 30 September 2023. 152 WESTPAC GROUP 2023 ANNUAL REPORT

THE VALUE WE CREATE1 Shareholders Delivering improved returns for shareholders $5.0BN to be returned to shareholders via dividends $1.42 dividend per share 199BPS increase in return on equity Customers Building enduring customer relationships $773BN in lending $641BN in customer deposits 13.0M customers served Our people Being a place where the best people want to work 75 Organisational Health Index $6.1BN paid to our people 49% women in senior leadership2 Community Being a leader in the community $3.4BN taxes paid globally, including the bank levy and 6th largest tax payer in Australia3 $171M in community investment4 Highest (‘Elevate’) level Reconciliation Action Plan Environment Contributing to the net-zero transition $2.6BN in new lending to climate change solutions5 66% reduction in scope 1 and 2 emissions from our 2021 baseline 12 NZBA emission reduction targets Customer care at the heart Easy to do business with Expert solutions and tools Advocate for positive change 1 Comparisons are for the 12 months ended 30 September 2022, unless otherwise stated. 2 Senior Leadership includes Executive Team, General Managers and their direct reports (excluding administrative or support roles). 3 Based on the ATO’s Corporate Tax Transparency Report for the 2020-21 Income Year, published November 2022. 4 Refer to the 2023 Sustainability Index and Datasheet for more information on the definitions. Figure includes commercial sponsorships and foregone fee revenue. 5 Climate change solutions activities are defined in the Glossary section in our 2023 Sustainability Index and Datasheet. 153

MATERIAL SUSTAINABILITY TOPICS Assessing our material sustainability topics Each year, we identify our most material sustainability topics to help guide our strategy and focus on the areas of most importance to all our stakeholders. The approach to determining our sustainability topics is guided by various global standards, most notably the Global Reporting Initiative (GRI) and its method for assessing materiality. GRI defines materiality as the significance of the impacts of our business activities on the economy, environment and people, including impacts on human rights. The concept of ‘materiality’ for sustainability matters differs from the more commonly used term of ‘materiality’ that applies to financial statements, which in turn is determined by Australian and international accounting standards. The two concepts are linked to the extent that a material sustainability issue may ultimately impact a company’s financial results. For instance, we annually assess whether the impacts of climate change have a ‘material’ impact on our balance sheet or income statement. To identify our material sustainability topics, we begin with the risks recorded in Westpac’s integrated risk and compliance management system and prioritise sustainability-related risks with a higher ‘Inherent Risk Rating’. Our risk management process explains how we assess and record risks, including how we integrate social and environmental aspects. We also examine recorded incidents, external benchmarks and frameworks, and engage with internal and external stakeholders. We condense this work to a list of material sustainability topics which we then validate through discussions with senior management, our ESG and Reputation Committee, and our Stakeholder Advisory Council. The results are presented to the Board Audit Committee and approved by the Board as part of our annual financial reporting. This year, we have aligned our Annual Report with the Integrated Reporting Framework. As part of this process, we determined that all our material sustainability topics were relevant to measure value for our stakeholders and therefore to be included in our Annual Report. FY23 material sustainability topics Topics that have significant positive or negative impacts on the economy, environment and people Shareholders Customers Our people Communities Environment – Financial performance – Corporate compliance – Data management – Technology, digitalisation and AI – Support vulnerable customers – Data privacy – Safe and inclusive products and services – Marketing and promotion – Work culture – Employee health and safety – Talent attraction and retention – Inclusion and diversity – Supporting local communities, including Indigenous peoples – Human rights – Sustainable and diverse supply chain – Tax transparency – Climate change – Natural capital Topics that are relevant to all – Ethics and business conduct – Cybersecurity – Anti-money laundering/counter-terrorism financing – Anti-bribery and corruption 154 WESTPAC GROUP 2023 ANNUAL REPORT

We obtained independent limited and reasonable assurance over various sustainability subject matter, including a selection of performance data and assertions in our 2023 Annual Report, 2023 Climate Report and in the 2023 Sustainability Index and Datasheet. Our assurance statements are available on our website and in our 2023 Climate Report. Other sustainability disclosures on our website include: 2023 Sustainability Index and Datasheet Natural Capital Position Statement Climate Report (including Climate Change Position Statement and Action Plan) Westpac Human Rights Position Statement and Action Plan Westpac Group Reconciliation Action plan Family or Domestic Violence Position Statement Safer Children Safer Communities 2022 Impact Report Modern Slavery Statement FY22 More detail on sustainability governance and risk management is available in Section 2 of this Annual Report. Sustainability approach In pursuing our purpose, we seek to integrate sustainability into our operations. Our refreshed sustainability strategy, driven by our material sustainability topics, is helping guide the way. The implementation of our sustainability strategy is underpinned by a variety of position statements, policies and plans, all of which have supporting actions. For instance, we are working to more deeply incorporate our climate change targets and positions into our credit risk assessment processes, and we have been integrating human rights evaluations into supplier assessments. This Annual Report focuses on our material sustainability topics and how we create value for stakeholders. Our sustainability topics are further supported by a range of disclosures that provide more detail on our approach. Refer to the adjacent table for our key sustainability documents. Disclosures are based on global sustainability frameworks, standards and initiatives, such as the Global Reporting Initiative (GRI), the Sustainability Accounting Standards Board (SASB), the Taskforce on Climate-related Financial Disclosures (TCFD), the Net-Zero Banking Alliance (NZBA), the United Nations Principles for Responsible Banking (UNPRBs), the United Nations Guiding Principles on Business and Human Rights (UNGPs) and the United Nations Global Compact (UNGC). Our Sustainability Index and Datasheet is the reporting hub for most of our sustainability metrics. It provides a glossary and details our alignment with key reporting standards. 155

We are working to deliver long-term, sustainable value for shareholders by growing our customer franchise, improving productivity and returns, reducing risk and optimising our capital position while maintaining a strong balance sheet. Key highlights 28% EARNINGS PER SHARE1 14% FULL YEAR DIVIDENDS OF 142 CENTS $1.5BN SHARE BUYBACK ANNOUNCED 9.0% TOTAL SHAREHOLDER RETURN 1 Basic earnings per ordinary share. Compared to FY22. CREATING VALUE FOR SHAREHOLDERS 156 WESTPAC GROUP 2023 ANNUAL REPORT

Improving shareholder returns To create value for our 655,000 shareholders, we aim to deliver returns above our cost of capital. The recovery in profitability and associated improvement in our return on equity contributed to an increase in shareholder returns through dividend growth. The uplift was driven by higher net interest margin, growth in our underlying franchise and disciplined cost management. This year, we will return $5.0 billion to shareholders through fully franked dividends. Dividends for the year were up 17 cents per share, or 14%. This year’s payout ratio is 69% on a net profit basis, and 68% excluding Notable Items. We also announced a return of capital to shareholders via a $1.5 billion on-market share buyback. Alongside higher dividends, our share price rose 2% over the year, contributing to a 9% increase in total shareholder return (TSR). The S&P ASX All Ordinaries accumulation index rose 14% over the same period. Boosting efficiency and productivity Our focus on strengthening risk management has dominated investment spend in recent years. While risk management will remain a significant focus as we deliver our CORE program and ensure the sustainability of the changes we’re making, the balance is shifting more towards growth and productivity initiatives, which support shareholder returns. We are investing to strengthen our service to customers and to make banking simpler and easier. We’re building the capability of our people, simplifying our technology and infrastructure, increasing automation and expanding digital capabilities. These initiatives are geared towards lifting productivity, freeing up our people to spend more time serving customers and most importantly, improving the customer experience. EARNINGS PER ORDINARY SHARE (CENTS) DIVIDENDS PER ORDINARY SHARE (CENTS) Interim Final DIVIDENDS PER ORDINARY SHARE (cents) FY19 FY20 FY21 FY22 FY23 31 31 70 72 142 61 64 125 94 80 174 58 60 118 CASH EARNINGS PER ORDINARY SHARE (cents) FY19 FY20 FY21 FY22 FY23 160 205 197 64 149 10.1% ROE $17.58 Net tangible asset per ordinary share 49% Expense to income 69% payout ratio  For more on shareholder value, refer to: Performance overview 157

CREATING VALUE FOR SHAREHOLDERS STRONGER RISK MANAGEMENT FOUNDATIONS Disciplined and effective risk management is essential to the strength of our bank and contributes to better customer, employee and shareholder outcomes. Following sustained focus and investment, our management and culture of risk are stronger. However, we still have a way to go. Multi-year program of change In 2020, we commenced our Customer Outcome and Risk Excellence program (CORE) to address risk management deficiencies identified by our own assessments and by the findings of regulators. This includes the Australian Prudential Regulation Authority’s (APRA’s) Risk Governance Review, completed in December 2020, which resulted in a court enforceable undertaking agreed with APRA. In December 2019, APRA applied a $1 billion operational risk capital add-on, which will remain until we have completed the program to its satisfaction. CORE is being overseen by the Board with Executive Team accountability for delivery. Outcomes have been incorporated into executive remuneration decisions. The program is being independently reviewed by Promontory Australia with its reports publicly available. Our program comprises 19 workstreams, underpinned by 354 activities which are strengthening risk governance, improving accountability and enhancing risk culture across the Group. We are making good progress, having completed 94% of activities1 (at 30 September 2023), with the aim to complete them all by the end of this calendar year. In FY24, our focus will be to demonstrate the sustainability of the changes made through the program. Measuring progress We have defined how we want risk management to operate across the Group and what we want to be known for: 1 Being a well-run business where risk is actively managed 2 Having a simplified organisational construct with clear accountabilities 3 Three lines of defence is understood and embedded 4 Our people understand risks and proactively manage them 5 Execution excellence and getting it done We are measuring progress across a range of metrics, including those illustrated below: PERFORMANCE INDICATORS Change from September 2020 to September 2023 “People constructively challenge …”2 8PPTS “Jobs … are designed to have clear objectives and accountabilities …” “…organisational structure helps create clear accountability.”2 8PPTS “Clear in how expected to manage risks”2 5PPTS High-rated issues 53% Issues raised by first line risk management 11PPTS Key controls requiring improvement 3PPTS Leaders participating in our CEO-led risk culture day. 1 Completed activities finalised by Westpac. Activities may still be subject to Promontory Australia review. 2 Key employee survey results. 158 WESTPAC GROUP 2023 ANNUAL REPORT

Using AI to improve service and productivity AI has the potential to transform banking, improving productivity and enhancing service – helping to shape more personalised experiences, improving fraud and scam prevention and improving credit assessments. We’re using AI to improve our service, provide insights, and keep our bank and customers safe. For instance, AI drives our Everyday Banking chatbots which provide 24x7 support to customers. The chatbots guide customers to a range of self-service features and can also escalate the conversation to the right team member when required. Red, our Westpac chatbot, resolves 75% of customer queries without banker escalation. AI also underpins aspects of our security surveillance to detect suspicious patterns – we use machine learning and behavioural biometrics to analyse patterns that help identify fraud and scam risks. In addition, over 1,500 engineers will be using generative AI coding tools by the end of the year following a recent Westpac Growth Labs experiment – refer to case study below. AI comes with risk and ethical considerations and no systems are infallible. We are harnessing it responsibly and safely, in alignment with our AI principles, values and Code of Conduct. Some recent advancements include: — A cross-functional Responsible AI working group to develop AI practices. — Adopting the Australian Government’s AI ethics principles, designed to ensure AI is safe, secure and reliable. — Promoting the adoption of responsible AI within financial services as a foundation member of the Fintech AI Innovation Consortium, in partnership with the University of New South Wales. — 24 technology policies updated to ensure they consider responsible AI requirements. — Running workshops on generative AI for our executives and Board. AI HELPING SOFTWARE DEVELOPERS Our Westpac Growth Labs research and development team explores how emerging technologies can deliver better services, make the bank safer and improve the lives of our customers and employees. One research project investigated how generative AI can boost software development productivity. AI coding assistants offer suggestions that help developers save time. Following an experiment with 60 developers that found they were 46% more productive with AI assistance, we launched AI coding assistants across our teams. This has led to a 20% increase in coding output for developers and is helping junior developers build capability faster. Stronger risk management and culture CORE has strengthened our approach to risk management and uplifted our risk capability, processes, controls, frameworks and governance practices. This helps us identify, understand and respond to risks earlier and more effectively, and equips our people with the necessary capabilities, tools and understanding to effectively monitor and manage financial and non-financial risk. The program is also helping to create a risk culture that is more proactive, accountable, and where it is safe to speak up and constructively challenge. Shaping cultural change takes time and is an ongoing focus. Our program of targeted actions and initiatives includes: Behaviour focus – continued focus on key behaviour change areas when it comes to how we think about and act on risk. Employee training – all employees are required to complete a program of mandatory foundational risk management learning, as well as other training including on our Code of Conduct and Financial Crime awareness. Stronger leadership – senior leaders have carried out targeted culture development to clarify required behaviours, skills and mindsets, including participation in CEO-led culture days. Statements of Accountability are in place for General Managers and relevant direct reports. CORE program objectives remain in short term variable reward scorecards for the Executive Team and General Managers. Enhanced policies and protections – we refreshed our Code of Conduct and incorporated the ‘Should We?’ Test to guide our peoples’ decision making. Performance management – risk goals incorporated in our performance management framework, over 90% of our people have risk goals and everyone will have them in FY24. An assessment of overall risk performance is included in our performance assessments. Enhanced tools and processes – to measure, monitor and manage our risk culture, including: — Risk Culture Framework – articulates the roles and responsibilities for measuring, monitoring and managing risk culture. — Risk Culture Self-Assessment – an annual self-assessment for business areas. It helps them reflect on how they think about and act on risk, including to identify areas for improvement. — Risk Culture Insights Program – independent, second line deep-dives help us better understand how people behave and manage risk. — Risk Culture Dashboard – a comprehensive scorecard of risk culture metrics that is updated automatically and is available online. 159

We are helping customers achieve their financial goals – from buying a home, starting a business, to saving for the trip of a lifetime. We’re making banking simpler and safer for customers by improving service, investing in technology and data and broadening access to banking services. Key highlights 13.0M CUSTOMERS, UP 1%1 # 1 BANKING APP2 21% AUSTRALIAN MORTGAGE MARKET SHARE3 +2, UP 3 POINTS CONSUMER NPS4. RANKED THIRD AMONG MAJOR BANK PEERS 1 Comparisons are for the 12 months ended 30 September 2023. 2 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q4 2023. 3 RBA Financial Aggregates, September 2023. 4 Source: Fifth Dimension (5D) for September 2023 (2H23), 6MR. MFI customers. CREATING VALUE FOR CUSTOMERS 160 WESTPAC GROUP 2023 ANNUAL REPORT

Simpler, easier and safer banking We’re making it easier for customers to do business with us through digitisation, increased automation and by broadening banking access. Customers are increasingly using our website and app. Digital transactions increased by 11%, totalling almost 700 million over the year. Our Westpac app is fast becoming customers’ ‘bank in the pocket’, with over 5 million daily sessions. Rated #1 banking app by Forrester1 , it offers customers instant access, payments, answers and approvals. We introduced new features over the year, including additional budgeting tools, carbon footprint tracking, ways to manage payment subscriptions and voice search functionality. We have also partnered with ShopBack to help Westpac customers get more for their money. More than five million credit and debit card customers now have access to exclusive cashback offers via a dedicated hub in ShopBack’s app and website. This will be available via the Westpac app next year. We’re backing businesses to establish and grow, including by providing services and tools to help them get paid faster and receive payments while on the move. EFTPOS Air is a convenient way for mobile businesses such as trades and market stalls to get paid seamlessly. Available on iPhone and Android devices, it provides sales insights and tracks customer payments. In our institutional bank, we’re deepening relationships with existing customers by simplifying our product and service offer across transactional banking, financing and risk management. In New Zealand, we have simplified and improved processes for blocking and replacing cards, reducing delays for customers. Over 1,000 business users are aboard our new WestpacOne online banking app. Home lending is our most significant customer offer. We are working to stabilise market share by improving service, streamlining processes and investing in systems. This year, we completed the roll-out of our single mortgage platform which has made the approval process simpler and faster. Loan applications made directly by customers are now approved, on average, in six days while approvals for broker-originated applications take slightly longer. Our ongoing focus to sharpen processes is helping to improve turnaround times. Our digital mortgage grants faster unconditional loan approval for eligible customers. Over $900 million in digital settlements were made over the year. We’ve made it easier for customers across each of our brands to do business with us – customers can now make cash transactions in any Westpac Group branch Australia-wide, regardless of which brand they bank with. This year, we opened our 82nd co-located branch – bringing multiple branches together under one roof. We also closed 87 branches this year. We are seeking to offset the impact to local communities, especially in regions, through a partnership with Australia Post which allows customers to transact in any of its locations. 1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q4 2023. 2 Comparisons are for the 12 months ended 30 September 2022. Supporting customers through uncertainty We support customers through life’s ups and downs. This year was no exception. High inflation and increasing interest rates have intensified cost-of-living pressures for many. This year, $70 billion of customer home loans transitioned from fixed to variable rates, which in some cases more than doubled loan repayments. We proactively contacted over 300,000 customers and provided competitive rates. In New Zealand, we reached out to 88,000 customers who were due to roll on to significantly higher rates to help them understand their options. We also followed up with phone calls to over 9,000 customers who we’ve identified as most at risk of a home loan rate shock. Our dedicated Customer and Business Assist teams in Australia helped around 69,000 customers in financial difficulty, up 10% on last year. Customer calls to these teams increased to over 210,000, over the year – with an uptick in the second half, reflecting the impact of interest rate and cost of living pressures. Financial hardship can be triggered by a range of events, including illness, relationship breakdowns and unemployment. This year, reduced income accounted for most customer hardship applications. Businesses which sought support mainly did so because of overcommitments. Hardship packages are tailored for customers and may include short- and long-term repayment arrangements, term extensions and varying or deferring repayments. Our team also connects customers with free support services and counsellors. Regrettably, we don’t always get things right. We uncovered process failures that led to some online hardship assistance applications made between 2015 and 2023 not being responded to within the timeframes required under the Credit Code, which isn’t good enough. We are undertaking remediation and improving our processes to reduce the risk of this happening again. Provided customers with:2 $547BN HOME LOANS, UP 4% $218BN BUSINESS LOANS, UP 6% $402BN RETAIL DEPOSITS, UP 11% $236BN BUSINESS DEPOSITS, DOWN 4% 161

CREATING VALUE FOR CUSTOMERS We were there for customers impacted by floods and Cyclone Gabrielle in New Zealand earlier this year. We committed NZ$3 million in grants to eligible business customers and NZ$1 million to organisations assisting with immediate flood relief and recovery. We also offered temporary overdrafts, discounted loans and the deferral of loan repayments to eligible customers. Improving through customer feedback We continuously gather feedback from customers and employees to better understand the ways we can improve our service. Customer feedback through Net Promoter Score (NPS) and complaints channels is used to develop solutions for customers, measure the impact of enhancements and foster a customer-first culture across the Group. While consumer NPS1 improved 3 points to +2 this year, we continue to rank third among major bank peers. We’re working hard to improve service by making banking easier – including through enhancements to our app, broadening banking access and listening to and acting on customer feedback. New Zealand NPS improved 1 point to +8 compared to the average market score declining by 3 points this year. This reflects the impact of process improvements following our proactive engagement with more than 6,400 customers who did not rank us highly. However, we still lag peers and are working hard to improve by continuing to address customer pain points, streamline processes and lift service. Customer complaints help us to improve our service and we’re building a culture where employees spot, log and own complaints and resolve them at the first point. Over the year, our average time to solve complaints improved to three days, down from four days. And 94% of complaints were resolved by our frontline teams at first point. Our Customer Advocate, appointed in 2016, advises our complaints team, recommends changes to policies, procedures and processes arising from the complaints made by customers and focuses on how we can best support vulnerable customers. Combating financial abuse Our specialist teams are trained to support customers experiencing vulnerability, including domestic and family violence, financial abuse and problem gambling. During the year we continued to embed customer safety into product design and provided mandatory training to over 1,000 employees involved in product and service development. These measures reinforce our firm stance against financial abuse and complement other initiatives such as providing customers with the ability to report abusive messages, proactively blocking inappropriate language from outgoing payments and directly contacting, and in some cases ceasing business with, perpetrators. This action is driving change. This calendar year, over 90% of perpetrators discontinued abusive behaviour after receiving a warning letter2. 1 Source: Fifth Dimension (5D) for September 2023 (2H23), 6MR. MFI customers. 2 Based on current reporting methodology. Other safety measures available to customers include: our gambling block, allowing customers to instantly block certain gambling-related transactions; parental controls to ensure child safety by restricting online payments; and applying daily payment limits to accounts. Building financial confidence To help build financial confidence and wellbeing we offer a range of resources to customers, employees and the community. Interactive webinars, online learning modules, articles and tools are available to individuals and businesses through Westpac Master Your Money and the Finlit program, designed for younger adults. In New Zealand, over 10,000 people took part in Managing Your Money workshops this year in addition to targeted seminars held for businesses and corporate customers, including through our partnership with key Chambers of Commerce across the country. We are focused on providing customers, employees and the community with independent and equal access to our products, services and collateral. Our Access and Inclusion Plan outlines our initiatives for helping those with disability, neurodiversity or chronic health conditions succeed. It is supported by our ongoing focus on more accessible products, services and collateral. The Westpac App helps customers track spending, so they can see exactly where to save money and better manage their budgets. 162 WESTPAC GROUP 2023 ANNUAL REPORT

PROTECTING CUSTOMERS AND PREVENTING CRIME We are committed to safe and reliable banking for customers and have continued to ramp up efforts to keep our systems strong to combat the escalating threat of cybercrime. Since 2015, we have continuously invested in our people, processes and technology to keep customers safe. Our specialist teams monitor for suspicious activity around the clock, provide customer support and education, and work closely with industry peers, regulators and law enforcement to identify and report criminal activity. Protecting against scams and fraud Scams are increasing in sophistication and frequency. While Westpac customer scam losses increased over the year, we detected 66% of cases.1 In an Australian banking first, we’re integrating our fraud detection systems with our digital payment platforms to help customers identify potential scams through real-time payment prompts. We’re adding another layer of security to our Westpac Verify capability, alerting customers to potential scams by showing them a ‘scam risk rating’ when they add a new payee using digital banking. We’ve introduced blocks for some cryptocurrency payments to reduce scam losses and use behavioural and facial biometrics when onboarding some customers. Alongside solutions like dynamic CVC and payment notifications, customers have the tools to make informed decisions on-the-spot, with expert assistance always available through a phone call, online chat, or one of our branches. Of course, no systems are infallible, they are susceptible to human error and exposed to third party risks, and threat activity is constantly evolving. We’re helping protect our customers from cybercrime through ongoing awareness and education programs. This includes IDCARE cyber resilience outreach clinics in regional and remote communities, and providing resources to help teachers share cyber security concepts with students through the Schools Cyber Security Challenge. We also share resources, checklists and expertise with customers, such as the Cyber Response Playbook instruction guide, which we produce in partnership with the Australian Cyber Security Centre. Robust governance, frameworks and controls Our cybersecurity approach is multi-dimensional, with strong governance and risk management at its core. Cyber risk is overseen by the Board, monitoring incidents through regular reporting and carrying out cyber training. Security surveillance teams monitor systems 24x7. We continuously test and evolve controls to prevent the loss of data – including by using AI in payment authorisation fraud detection. We also run regular simulation exercises to stress test systems and processes and our dedicated operations team supports customers impacted by cybercrime, case-by-case. Over the year, there were no major severity 1 information security incidents. We also responded to, and removed, over 1,200 phishing sites impersonating Westpac brands. Our Privacy Statement sets out our approach to managing customer data, which is supported via detailed privacy and cybersecurity controls. This year, we continued to strengthen our management of privacy risk including simplifying our Privacy Statement and improving our ability to assess privacy risk across the Group.  Refer to Risk Management for more. Strengthening capability Our people are integral to our cyber defences and we are strengthening cyber awareness by investing in their skills and capabilities. In addition to tailored role-based training, employees carried out mandatory cyber awareness, data protection and cyber threat training. Ongoing awareness campaigns on phishing, data protection, device security and password security reinforce proactive security behaviours. This year we opened our Western Sydney based financial crime hub, bringing together 540 financial crime experts in a state-of-the-art fraud prevention centre. Growing our team of cyber experts is a priority and we are actively promoting STEM and cyber careers, including through STEM-focused university sponsorships, appointing interns and graduates, our partnership with Big Day In events and sponsoring the Australian Women in Security network. Collaboration is critical to countering cybercrime and we work closely with industry, regulators, government and law enforcement agencies including through: — The Fraud Reporting Exchange digital platform to help recover payments from scams. — Participation in the Joint Cyber Security Centre, and with interbank forums, to identify threats to the Australian banking system.  Refer to Employee value for more on talent attraction. 540 FINANCIAL CRIME EXPERTS IN OUR NEW FINANCIAL CRIME HUB 24X7 SECURTY SURVEILLANCE AND MONITORING 66% OF SCAMS DETECTED1 1,200+ PHISHING SITES REMOVED 1 Based on the number of reported and/or identified scams in FY23. 163

Our people are central to providing a leading customer experience. We are committed to investing in our people and creating a workplace that is diverse and inclusive, where accountabilities are clear, the right behaviours are rewarded, and it is safe to speak up. Key highlights 75 ORGANISATIONAL HEALTH INDEX $6.1BN PAID IN SALARIES 49% WOMEN IN SENIOR LEADERSHIP1 36,146 EMPLOYEES2 1 Senior Leadership includes Executive Team, General Managers and their direct reports (excluding administrative or support roles). 2 Refers to Full-Time Equivalent as at 30 September 2023. CREATING VALUE FOR OUR PEOPLE 164 WESTPAC GROUP 2023 ANNUAL REPORT

Inspiring through purpose and culture We continue to invest in our people to support them to grow, achieve their goals and deliver great customer experiences. We are building a more accountable, risk aware and customer-focused culture guided by our purpose, values and behaviours. Culture starts at the top and this year we maintained our focus on leadership capability with many of our General Managers completing our Horizon Executive Leadership Program, focusing on their development, strategy, customer outcomes and performance. Over 4,500 leaders participated in our People Leader Culture Days, a series of CEO-led sessions to reinforce the role of leaders in driving a positive risk culture. The Board, CEO, Group Executives and Senior Leaders shared their insights and facilitated sessions. We also implemented a range of initiatives, including through leader-led Purpose Connection sessions and a micro-behavioural nudging ‘Skill Boost’ campaign, focusing on constructive challenge, admitting mistakes and running effective meetings. In addition, we continued to leverage our 300 culture champion volunteers as role models to drive our purpose, values and behaviours at a local level. We measure cultural change through our Voice+ survey, which includes McKinsey’s global ‘Organisational Health Index’ (OHI). Outcomes for the September Voice+ survey showed progress over the year on all five key behaviours of: Simple, Role Clarity, Accountability, Constructive Challenge, and Say it, do it. Our OHI score was steady at 75 – a pleasing outcome given the extent of organisational change over the year. Our strongest results were around the strategic direction of the organisation, the effectiveness of our leadership, and the trust and care exhibited in our work environment. Results also highlighted improvement across key risk and conduct questions. 1 From 1 October 2023 all employees will have a risk goal in place. Strengthening risk culture is an ongoing priority and CORE program objectives remain in short-term variable reward scorecards for the Executive Team and General Managers. Our performance management framework helps our people and leaders define performance and risk expectations. Over 90% of employees have defined risk goals1 and in early FY23, based on FY22 performance, 313 employees received increased variable reward for delivering exceptional risk outcomes. This year our people acknowledged more than 195,000 moments where their colleagues were living our values and behaviours via our recognition platform. In May 2023, we incorporated active risk management and positive risk behaviours and since then, almost 34,000 instances of positive risk management behaviour have been recognised. On the flipside, a rigorous process is in place to identify and address negative risk management behaviour. We applied 299 downward remuneration adjustments in early FY23, based on FY22 performance, where our people fell short of risk, compliance, or conduct expectations. Remuneration adjustments for FY23 will be determined as part of the annual remuneration review process. 300 Culture Champion Volunteers 4,500+ People leaders in CEO-led Culture Days ~34,000 instances of positive risk management behaviour recognised CEO-led People Leader Culture Day. 165

CREATING VALUE FOR OUR PEOPLE Maximising potential We asked our people what they valued most about being a Westpac employee. Four clear themes emerged around ‘care for our people’, ‘flexible work’, ‘skills and expertise’, and ‘advocating for positive change’. These themes will form part of our refreshed Employee Value Proposition (EVP) which will shape a program of activities focused on retaining and attracting talent over the coming year. Care is at the heart of our people proposition and is reflected in our initiatives, benefits and employee programs. This year we introduced fertility leave1 , coupled with education initiatives to build awareness of fertility experiences, a peer led network to provide a safe space to share experiences and access to expert counselling support for fertility and pregnancy loss. Domestic and family violence leave is now uncapped for employees who have experienced domestic or family violence, and carers of those experiencing domestic and family violence can access up to 10 days leave each year. Temporary emergency accommodation support is also available to employees who are experiencing domestic or family violence. Flexibility has been part of our offer for several years and is highly valued. Our policy has been to ask our people to spend a minimum of two to three days in the office per week as we believe a regular cadence of on-site connection is important to strengthen culture, innovation and business performance. The rate of technological, digital and global change requires our people to develop new skills to meet the level of expertise required by our customers. Our ‘engineers make life better’ campaign improved talent engagement, increasing engineering application numbers by 20%. In FY23, we hired 252 engineers across Software, Cyber, Data and Infrastructure. To attract talent in new locations a second Tech hub will open in Melbourne early next calendar year, to add to the team of technologists at our Gold Coast site. To build capability across the organisation, 5,000 employees participated in a data and digital development program – refer to case study. We’re also building ESG capability to support customers transitioning to net-zero. Over 470 employees completed online learning in FY23 on topics including human rights, climate and ESG reporting. Business Lending partnered with the Australian Graduate School of Management on training to build sustainable business and finance expertise. More than 10,000 of our people are involved in one of our 10 Employee Advocacy Groups and together they work to strengthen inclusion. These groups provide a platform for targeted learning and development via mentoring programs such as ‘Curious and Wise’ that partners younger and mature employees, shadowing programs to promote cultural diversity and summits for learning and connection, such as Women of Westpac. Our new Upstander initiative, supported by a range of resources, encourages our people to speak up and act against racism and discrimination. 1 Fertility leave introduced for all Australian-based permanent and max term employees. Employee wellbeing and safety We are committed to providing a safe, secure and injury free workplace that enriches the wellbeing of our people and prevents harm by reducing the potential for work-related physical and mental injury and ill health. We have refreshed our workplace mental health strategy and implemented a range of initiatives, including piloting a divisional-level workplace mental health risk assessment. The assessment responds to higher expectations from safety regulators to actively assess and manage workplace mental health risks. Following the pilot’s success, we will be rolling out the assessment to all divisions next year. Employees have access to confidential counselling, mental health and wellbeing training and resources including guidance from our Chief Mental Health Officer as well as a dedicated Employee Care team. These initiatives, together with our continued focus on prevention and early intervention, contributes to employee physical and mental safety. This year, Lost Time Injury Frequency Rates and Total Recordable Injury Frequency Rates remained low at 0.1 and 1.1 compared to 0.2 and 1.0 in FY22, respectively. We have a zero-tolerance stance on workplace sexual harassment supported by our No Bystander policy which reminds our people of our obligation to speak up and is reflected in our Code of Conduct and our Sexual Harassment policy. 0.96% OF AUSTRALIAN WORKFORCE MADE UP OF FIRST NATIONS PEOPLE FERTILITY LEAVE INTRODUCED1 10,000+ EMPLOYEE ADVOCACY GROUP PARTICIPANTS UPSTANDER INITIATIVE SPEAKING UP AND ACTING AGAINST RACISM AND DISCRIMINATION 166 WESTPAC GROUP 2023 ANNUAL REPORT

Strengthening diversity and inclusion We are building a workplace that fosters diversity and inclusion, where our people feel valued, respected and safe. Doing so enriches our workplace and helps us reflect and understand the customers we serve. Our new Diversity, Equity & Inclusion Strategy, launched this year, helps us to: — Support people in the moments that matter to them in both their careers and personal lives. — Build a more inclusive and equitable society through advocacy. — Create a workplace where it is safe for our people to be themselves and be celebrated through trusted communities and allies. We are focused on reducing our gender pay gap and paying our people equitably. We support the Workplace Gender Equality Agency (WGEA) advancements on transparency of gender pay gaps and our progress will be published in WGEA’s publicly available report in 2024. We take action to support women to advance their careers and work to ensure our remuneration policy and processes that underpin pay decisions do not discriminate. Our female to male pay gap is 5% or less for eight of nine levels1 below Group Executive. We support the 40:40 Vision and commit to achieving 50% (+/-2%) of Women in Senior Leadership roles – currently at 49%. We were ranked 10th globally by Equileap for gender equality and achieved our highest score on the Bloomberg Gender Equality Index, primarily driven by increased representation of women in senior roles2 and enhancements to parental leave.  Further information is set out in our 2023 Sustainability Data Sheet. 1 6% at Level 3. Measured on Base Salary by organisational job level. 2 Senior Leadership includes Executive Team, General Managers and their direct reports (excluding administrative or support roles). Our annual Inclusion and Diversity survey helps us to shape our approach to a safe and respectful workplace. Cultural representation remains a focus and we are providing our people with networking, career and leadership opportunities through partnerships with organisations like the Asian Australian Leadership Project. This supports career progression of individuals with different cultural backgrounds to more senior level roles. As set out in our Reconciliation Action Plan (RAP), we are committed to helping First Nations people to build meaningful careers. First Nations people currently make up 0.96% of our Australian workforce and we aim to increase representation to 1.5% by FY25.  Refer to Community value section for more on our RAP. Diverse hiring practices help us address talent gaps and broaden our perspectives to enhance innovation. We are the first financial institution in Australia to obtain the Disability Confident Recruiter accreditation. In addition, we have improved our candidate hiring processes to provide equitable experiences for individuals living with an injury, illness or disability, including neuro diverse candidates. DATA AND DIGITAL To prepare our workforce for challenges and opportunities in an increasingly digital world, our new Data and Digital Capability uplift program has helped improve key data and digital skills, mindsets and behaviours of over 5,000 employees this year. Co-created by over 150 experts from Westpac and Deloitte, the program offers eight learning pathways at a foundational or intermediate proficiency level to improve employee capabilities across 29 skills. After completing the course, 96% of people surveyed saw the program as immediately relevant to their work and have started pro-actively applying their skills by using tools like PowerBI and maximising the use of Teams. 167

We create value by supporting the economy, partnering with community organisations, and backing a stronger, more inclusive society through our philanthropic and community programs. Key highlights $171M COMMUNITY INVESTMENT1 50-YEAR WESTPAC LIFESAVER RESCUE HELICOPTER SERVICE PARTNERSHIP HIGHEST ‘ELEVATE’ LEVEL RECONCILIATION ACTION PLAN $27.9M SPENT WITH DIVERSE SUPPLIERS 1 Refer to the 2023 Sustainability Index and Datasheet for more information on the definitions. Figure includes commercial sponsorships and foregone fee revenue. CREATING VALUE FOR THE COMMUNITY Amelia Goonerage and Denzil Furtado, Westpac Scholars, Future Leaders. 168 WESTPAC GROUP 2023 ANNUAL REPORT

Facilitating change that matters We are determined to make a difference by backing people and organisations who are creating better futures. The philanthropic foundations, trusts and charitable organisations that we support positively impact the areas that matter to customers, communities and our people. Westpac Foundation1 Westpac Foundation was one of Australia’s first philanthropic organisations to develop a grant program to support social enterprises that aim to address social problems while also helping under-represented and disadvantaged communities to access jobs. Meaningful employment is a pathway out of disadvantage. Westpac Foundation is well on its way to achieving its mission of supporting grant partners to create 10,000 jobs by 2030, with 7,240 jobs created since 2015. Westpac Scholars Trust2 Westpac Scholars Trust is helping to transform the future of Australia by investing in a new generation of leaders. It funds 100 scholarships a year, valued at over $4 million annually – supporting university students, researchers and social entrepreneurs. This year, Westpac Scholars Trust awarded $4.9 million to 100 scholars who are undertaking varied and meaningful pursuits. These include, a refugee running a social enterprise to help others gain meaningful employment in construction, a researcher investigating plant cells to improve crop yields in the face of climate change and food scarcity and an environmental economist investigating the economic cost of air pollution in Australia. St.George, BankSA, Bank of Melbourne Foundations3 The St.George, BankSA and Bank of Melbourne Foundations invest in Australian charities supporting children and young people. Their grant programs target barriers to inclusion, ensuring children and young people experiencing a range of challenges have opportunities to thrive. In 2023, more than $3.2 million was awarded to 60 charities across Australia. With the support of St.George Foundation’s Inspire Grant, Schools Plus has expanded its Virtual STEM Academy across Australia, with a focus on female and First Nations students. The Virtual STEM Academy program has transformed online learning and developed children’s skills in problem solving, inquiry, critical thinking and curiosity. One of its goals is to open career pathways for groups currently underrepresented in the STEM sector. Te Waiu O Aotearoa Trust4 The Te Waiu O Aotearoa Trust offers scholarships to promote, develop and provide for the education and advancement of Māori within both the banking and finance industry and general business in New Zealand. In 2023, the Trust offered six student scholarships worth $5,000 each, bringing the total to 29 since the start of the program in 2013. Empowering employees to make an impact We help community partners to scale and grow through financial support and a range of support programs, including connecting them to our network of employee volunteers who seek to make positive change in their communities. Our people volunteered 10,239 hours of their time this year, contributing their professional skills to a broad range of areas. Some also participated in programs including the Community Ambassador, the Westpac Board Observer and the Jawun Programs. Driving inclusivity through diverse suppliers We want to help build a stronger, more inclusive society by backing businesses that drive positive change. Through our Supplier Inclusion and Diversity program we work with Indigenous-owned businesses, social enterprises, Australian Disability Enterprises, women-owned businesses and B Corporations. This year, we spent $27.9 million with diverse suppliers, including $6.3 million with Indigenous-owned businesses7 .. Since 2021, we have spent $60.1 million with diverse suppliers against our target of $54 million, including $16.6 million with Indigenous-owned businesses against our target of $13 million. POSITIVE ECONOMIC IMPACT We play a significant role in the economy as a bank, employer, buyer of goods and services, and in supporting communities. $6.1BN PAID IN SALARIES $5.0BN TO BE PAID IN DIVIDENDS $3.4BN TAXES PAID GLOBALLY5 $171M COMMUNITY INVESTMENT6 1 Westpac Foundation is administered by Westpac Community Limited (ABN 34 086 862 795) as trustee for Westpac Community Trust (ABN 53 265 036 982). The Westpac Community Trust is a Public Ancillary Fund, endorsed by the ATO as a Deductible Gift Recipient. None of Westpac Foundation, Westpac Community Trust Limited nor the Westpac Community Trust are part of Westpac Group. Westpac provides administrative support, skilled volunteering, donations and funding for operational costs of Westpac Foundation. 2 Westpac Scholars Trust (ABN 35 600 251 071) is administered by Westpac Scholars Limited (ABN 72 168 847 041) as trustee for the Westpac Scholars Trust. Westpac Scholars Trust is a private charitable trust and neither the Trust nor the Trustee are part of Westpac Group. Westpac provides administrative support, skilled volunteering and funding for operational costs of Westpac Scholars Trust. 3 St.George Foundation, BankSA Foundation and Bank of Melbourne Foundation are all administered by St.George Foundation Limited (ABN 46 003 790 761) as trustee for St.George Foundation Trust (ABN 44 661 638 970), a Public Ancillary Fund endorsed by the ATO as a Deductible Gift Recipient. While St.George Foundation Limited is a related body corporate of Westpac Group, neither St.George Foundation, BankSA Foundation, Bank of Melbourne Foundation nor St.George Foundation Trust are part of Westpac Group. Westpac provides administrative support, donations and funding for operational costs of the Foundations. 4 Te Waiu o Aotearoa Trust (NZBN: 9429043230587) is administered by 4 Westpac New Zealand representatives as trustees for the Te Waiu o Aotearoa Trust. Te Waiu o Aotearoa Trust is a charitable trust and is not part of the Westpac Group. Westpac New Zealand provides administrative support and skilled volunteering for Te Waiu o Aotearoa Trust. 5 Including the bank levy. 6 Refer to the 2023 Sustainability Index and Datasheet for more information on the definitions. Figure includes commercial sponsorships and foregone fee revenue. 7 Refer to our 2023 Sustainability Index and Datasheet for definitions. 169

CREATING VALUE FOR THE COMMUNITY Partnerships creating better futures Through our National Rugby League partnership, we are helping level the playing field by providing equal financial support for the women’s and men’s competitions. This includes pathway programs to nurture the potential of talented young women and drive the growth of the women’s elite competition. We also support the Little Wings program, providing free safe flight and ground transport services for seriously ill children in rural and regional New South Wales and Queensland, and the Australian Capital Territory to hospital. This year, over 2,000 missions were carried out, helping over 5,000 children. Committed to respecting human rights We firmly believe in our need to respect and seek opportunities to advance internationally recognised human rights. This sets our expectations for our people and business, including customers and suppliers. Our Human Rights Position Statement (HRPS) and Action Plan lays out our commitments and approach on human rights, as well as our position on child safeguarding. It reiterates our support for the UN Guiding Principles on Business and Human Rights (UNGPs), which we are working to incorporate as the foundation of our human rights approach, and details our areas of focus for the next three years. This includes refreshing the analysis of our salient human rights issues and risks and reviewing the effectiveness of our grievance mechanisms and approach to remedy. Our third Modern Slavery Statement, published in March 2023, aligns with our human rights approach, focusing on the modern slavery risks inherent in our business. This statement complies with Australian and UK modern slavery reporting requirements. ROLE SUMMARY OF OUR FY23 HUMAN RIGHTS RELATED ACTIONS AND PROGRESS Financial services provider — Updated our risk reporting systems so that any risk or incident logged must consider if there have been any social impacts including harm to people. — Continued to enhance our detection of potential modern slavery and child sexual exploitation risks in our financial crime processes and to investigate and report possible instances to regulators and law enforcement as determined appropriate. — Partnered with International Justice Mission (IJM) to provide an awareness raising session to our fraud and scams assist teams on the emerging issue of forced labour in cyber scams. Lender — Updated our position statements for higher risk sectors such as defence, payday lending and agribusiness. — Enhanced our ESG risk assessment tools for institutional and business lending. This contributed to the identification of one customer with elevated human rights risks. Customer and Transaction Risk Escalation Committee directed further customer engagement to ensure adequate policies and processes are in place to reduce modern slavery risk. — We received one external human rights grievance1 relating to a customer in the resources sector. This was investigated and a response was provided. — Provided ESG risk training to frontline business bankers and support teams. Employer — Refreshed our Group Remuneration Policy, Recruitment Policy, Health, Safety & Wellbeing Commitment and in Australia our Diversity, Equity & Inclusion Strategy and Enterprise Agreement. — Incorporated new employment law requirements on child and migrant employment and the availability of complaints mechanisms into our human resources systems. — Employee human rights concerns continue to be managed through our Speaking Up Policy, whistleblower channels, and via our human resources and compliance teams. Purchaser of goods and services — Over 700 suppliers completed our responsible sourcing questionnaire. — Supported action with suppliers who had potential gaps in their modern slavery approaches and resolved 95 action plans that were established. — Strengthened the ability of Australian suppliers and their workers to speak up if things do not look right at Westpac. Supporter of communities — Commenced RAP leadership project on self-determination and deepening our understanding of consent. — Commenced updates to the Charitable Donations Policy and Financial Crime Risk Standard to enable a more comprehensive due diligence process for charities and their responsible persons. — Responded to four human rights related campaign communications in relation to Free, Prior and Informed Consent (FPIC) and our customers. Child safe organisation — Integrated our child safeguarding approach in our HRPS. — Provided seed funding to establish the Australian Child Safeguarding Business Coalition. — Granted over $61 million to 50+ child safeguarding organisations across Australia and the Asia Pacific since 2020. This has helped IJM to support 106 rescues of child sexual exploitation victims in the Philippines and Save the Children to provide training to over 3,600 Filipino children and parents.2  Refer to our Human Rights Position Statement for more information. 1 This grievance also applied to BT superannuation business. 2 IJM and Save the Children data is from October to June 2023. 170 WESTPAC GROUP 2023 ANNUAL REPORT

SUPPORTING RECONCILIATION Our vision for reconciliation is an Australia where Aboriginal and Torres Strait Islander peoples have equitable economic participation and financial wellbeing. Our Reconciliation Action Plan (RAP) sets out our commitments and actions to achieve our vision in our roles as a lender, employer, purchaser of goods and services, supporter of communities and as a voice within corporate Australia. Our 2022-2025 RAP is our fifth and recognised at the highest ‘elevate’ partner level by Reconciliation Australia. We’re making good progress on our four focus areas. FOCUS AREA FY23 PROGRESS Valuing culture: building relationships based on trust and respect; valuing cultures and histories and recognising the importance of self-determination. — Commenced mandatory Indigenous cultural training for our people, 99.9% of Australian based employees compliant with online training and 168 leaders participated in additional three-hour cultural immersion sessions with Blackcard. — Celebrated our 1,000th Jawun secondee. — Appointed Elder in Residence to support Aboriginal and Torres Strait Islander employees. Meaningful careers: investing in Indigenous careers through dedicated programs to recruit, retain and develop Aboriginal and Torres Strait Islander people. — Increased our Aboriginal and Torres Strait Islander Australian workforce representation to 0.96% exceeding our target of 0.75% by September 2023. We are targeting 1.5% by September 2025. — Held our first Indigenous employee gathering, Bayala Djurali Summit in June 2023. Better banking experiences: making it easier for Indigenous customers to do business with us and improving financial inclusion and economic participation. — Launched our inaugural Indigenous customer strategy, to be implemented from FY24 to FY26. — Increased our community engagement banker footprint to improve service to remote communities. — Assisted over 8,000 customers through our Indigenous call centre since the launch of the RAP in 2022. Backing Indigenous enterprise: helping more Aboriginal and Torres Strait Islander Australians to grow their businesses as customers, suppliers and partners. — Spent $6.3 million with 68 Indigenous businesses this year, towards our target of $8 million by April 2025. — Supplier capability pilot developed, aiming to make it easier for Indigenous businesses to do business with Westpac. 50 YEARS OF KEEPING AUSTRALIANS SAFE This year marks our 50-year partnership with the Westpac Lifesaver Rescue Helicopter Service. As one of Australia’s longest corporate community partnerships, more than 100,000 missions have been performed. Respect for self-determination and a deeper understanding of free prior and informed consent Our RAP sets out our FPIC leadership project, which aims to further develop our understanding of FPIC, work with stakeholders, improve our capability, and share our learnings as widely as we can. Throughout the year, we supported our Institutional bankers to identify when engagement should be sought and refined our risk assessment tools for institutional customers. Voice to Parliament As part of our support for the Uluru Statement from the Heart, we stood beside our First Nations partners in support of a Voice to Parliament. We need now to move forward together, to focus on improving the quality of life in Aboriginal and Torres Strait Islander communities. We remain committed to delivering our RAP, listening to Aboriginal and Torres Strait Islander peoples and supporting our employees. 171

Taking action on climate change has long been on Westpac’s agenda. As climate science has evolved we have stepped up on our actions and commitments. Key highlights1 52% REDUCTION IN SCOPE 1 AND 2 EMISSIONS 1ST NATURAL CAPITAL POSITION STATEMENT 7 NEW NZBA EMISSION REDUCTION TARGETS 58 SUSTAINABLE FINANCE TRANSACTIONS 1 Refer to our 2023 Sustainability Index and Datasheet and Climate Report Glossary for definitions. CREATING VALUE FOR THE ENVIRONMENT 172 WESTPAC GROUP 2023 ANNUAL REPORT

We have made progress on our climate plans this year and our first standalone Climate Report provides a more comprehensive view of our transition plans, and progress. Our reporting aligns with the TCFD recommendations, and supports our ambition to become a net-zero, climate resilient bank, consistent with a 1.5°C aligned pathway to net-zero by 2050. Our climate change strategy, detailed in our Climate Change Position Statement and Action Plan, has three focus areas. 1. Net-zero, climate resilient operations We are determined to reduce the climate impact of our direct operations and work to mitigate climate-related risks to our business. In FY23, we reduced our scope 1, 2 and 3 upstream greenhouse gas (GHG) emissions, which puts us on track to meet the targets we set in 2021. Our medium and longer term targets are: — Reduce our scope 1 and 2 emissions by 64% by 2025 and 76% by 2030 from our 20211 baseline; and — Reduce our scope 3 upstream emissions by 50% by 2030 from our 2021 baseline.1,2 WESTPAC’S ESTMATED OPERATIONAL EMISSIONS2 (tonnes of CO2 equivalent, market-based) Scope 1 emissions Scope 2 emissions Scope 3 upstream emissions FY21 FY22 FY23 71,738 53,981 7,851 63,377 36,734 7,297 61,044 14,489 6,559 The reduction in our scope 1 and 2 operational emissions this year was due to an increase in renewable electricity from additional power purchase agreements as well as reduction in our property footprint. The reduction in our scope 3 upstream emissions was driven by increased renewables in our supply chain. Our scope 3 location-based emissions, which quantify our footprint before contractual renewables sourcing, increased mainly due to increased travel and employee commuting, reflecting further normalisation of operations post-covid. We reached an important milestone with the equivalent of 100% of our Australian direct electricity demand sourced from renewables from April 2023. This achievement was part of a multi-year plan to work with our suppliers – including solar farms in Berri (South Australia) and Wagga Wagga (NSW) – to not only meet our target but to increase the share of renewable energy in the electricity grid. These efforts are working towards our goal of sourcing the equivalent of 100% of our global direct electricity demand from renewable sources by 20253. 1 2021 baselines for scope 1, 2 and scope 3 upstream emissions targets adjusted for COVID-19 pandemic and other impacts. Refer to our 2023 Sustainability Index and Datasheet. 2 Refer to our 2023 Sustainability Index and Datasheet for definitions and details of included Scope 3 upstream emissions sources. 3 On track to achieve 100% renewables outcome for our direct operations. 95% of this supply is expected to be sourced from within the markets the electricity is consumed. We will continue to identify opportunities to lift local sourcing to 100%, to include for our Fiji and PNG businesses. While we continue to focus on reducing our direct emissions, carbon credits and sequestration have a role to play in reducing GHG emissions. Since 2012 we have continued to offset our residual operational emissions to maintain certification under the Australian Government’s Climate Active Carbon Neutral Standard for Organisations, and in New Zealand, Toitū net carbonzero certification. 2. Supporting customers’ transition to net-zero The biggest contribution we can make to addressing climate change comes from supporting customers as they transition. This in turn helps us to reduce our financed emissions, the emissions associated with the activities of customers we lend to. The estimation of our scope 3 financed emissions assesses our share of customers’ emissions. This year, we enhanced our financed emissions calculations through improved modelling and higher-quality data. This enables us to better identify where our efforts can be most effective. We estimate financed emissions at an industry level and this, along with our detailed methodologies, is in our Climate Report. In line with our NZBA commitment, we have developed seven new emission reductions targets in three NZBA sectors this year. We have also updated existing targets with broader sector coverage and improved data quality. In total, we now have 12 targets within eight of the nine NZBA list of carbon-intensive sectors. Subject to data availability and a valid science-based pathway, we plan to set a target for the remaining NZBA carbon-intensive sector, Aluminium, by July 2025. Having set these targets, we are increasingly turning to implementation. This includes engaging with customers and industry bodies on transition plans, updating our credit and risk assessments tools and developing models to help us manage and report against our targets. At the same time, we have updated our sector positions that outline lending exclusions for new and renewed financing. These are detailed in our Climate Report with updated positions including: — For thermal coal mining – zero lending to institutional customers with a high portion of their revenue (≥15%) coming directly from thermal coal mining by 30 September 2025. — For upstream oil and gas, subject to national energy security, no project finance or bond facilitation for the development of new (greenfield) or expansionary oil and gas fields, including new associated dedicated infrastructure, unless in accordance with the International Energy Agency Net-Zero by 2050 (2021) scenario. — For metallurgical coal mining – no project finance for new (greenfield) projects. 173

CREATING VALUE FOR THE ENVIRONMENT ESTIMATED SCOPE 3 FINANCED EMISSIONS OF OUR LENDING (AUSTRALIA AND NEW ZEALAND) Scope 1 and 2 financed emissions and Scope 3 financed emissions are our estimated share of our customers’ relevant scope 1, 2 and scope 3 emissions. SECTOR SCOPE 1 AND 2 FINANCED EMISSIONS (MtCO₂-e) SCOPE 3 FINANCED EMISSIONS (MtCO₂-e) AVERAGE DATA QUALITY SCORE EMISSIONS INTENSITY FOR IN-SCOPE LENDING (kgCO₂-e/$) 1 Total 26.1 13.3 4.2 0.047 The below table summarises our NZBA targets. Refer to our Climate Report Appendix for more information. NZBA SECTOR WESTPAC SECTOR COVERAGE 2030 TARGET REFERENCE SCENARIO FY21 FY22 Power generation Power generation 0.10 tCO2-e/MWh for scope 1 and 2. CSIRO/ClimateWorks Australia Hydrogen Superpower Scenario (2021) Baseline: 0.26 tCO2-e/MWh 0.23 tCO2-e/ MWh Cement Cement production 0.57 tCO2-e/tonne of cement for scope 1 and 2. SBTi Cement Target Setting Guidance–SDA (2022) Baseline: 0.66 tCO2-e/tonne of cement 0.66 tCO2-e/ tonne of cement Oil and Gas Upstream Oil and Gas 23% reduction in scope 1, 2 and 3 absolute financed emissions from 2021. IEA NZE 2050 (2021) and CSIRO/Climateworks Australia MSEM (2021) Baseline: 9.2 MtCO2-e 7.5 MtCO2-e Coal Thermal coal mining Zero scope 1, 2 and 3 absolute financed emissions to companies with >5% of their revenue coming directly from thermal coal mining. IEA NZE 2050 (2021) Baseline: 2.5 MtCO2-e 1.9 MtCO2-e Transport Aviation (passenger aircraft operators) 76.4 grams CO2-e/ passenger km for scope 1. IEA NZE 2050 (2021) Baseline2: 190.6 g CO2-e/ passenger km 156.0 g CO2-e/ passenger km Iron and Steel Steel Production 1.42 tonne CO2-e/tonne of steel for scope 1 and 2. MPP Technology Moratorium (2021) Not disclosed3 Not disclosed3 Commercial and Residential Real Estate Commercial Real Estate (Offices) 59% reduction in scope 1 and 2 emissions intensity (kgCO2-e/m2 net lettable area) from 2022. IEA NZE 2050 (2021) N/A Baseline: 60 kgCO2-e/m2 Residential Real Estate (Australia) 56% reduction in scope 1 and 2 emissions intensity (kgCO2-e/m2) from 2022. CRREM, Australia Multi-family homes (2023) N/A Baseline: 35 kgCO2-e/m2 (as at Aug 2022) Agriculture Australia Beef and Sheep 9% reduction in scope 1 land management emissions intensity (tCO2-e/t Fresh Weight) from 2021. SBTi FLAG Oceania Beef Commodity Land Management (2022) Baseline: 21.73 tCO2-e/t Fresh Weight (FW) Not available Australia Dairy 10% reduction in scope 1 land management emissions intensity (tCO2-e/tonne of Fat Protein Corrected Milk (FPCM)) from 2021. SBTi FLAG Oceania Dairy Commodity Land Management (2022) Baseline: 1.04 tCO2-e/t Fat & Protein Corrected Milk (FPCM) Not available New Zealand Beef and Sheep 9% reduction in scope 1 land management emissions intensity (tCO2-e/t FW) from 2021. SBTi FLAG Oceania Beef Commodity Land Management (2022) Baseline: 19.4 tCO2-e/t Fresh Weight (FW) Not available New Zealand Dairy 10% reduction in scope 1 land management emissions intensity (tCO2-e/tonne of FPCM) from 2021. SBTi FLAG Oceania Dairy Commodity Land Management (2022) Baseline: 0.83 tCO2-e/t Fat & Protein Corrected Milk (FPCM) Not available Understanding customer transition plans Customer engagement on climate-related matters is now common practice with our institutional customers. We have specifically engaged with our top 100 emitting customers to discuss their emissions reduction initiatives along with the challenges faced in implementing their plans. These discussions have also provided a forum to explain our targets, share our industry experiences and understand how we can support their sustainable finance needs. We have strengthened this engagement with a new pilot framework to assess transition plans. Drawing from international guidance we have piloted this framework with 20 of our largest emitting companies and will use the results to refine future plans. The framework uses five aspects for assessing transition plans: targets, strategy, capital allocation, reporting and governance. 1 Emissions intensity in kgCO₂-e/$ balance for residential real estate and kgCO₂-e/$ TCE for business, commercial and institutional lending (except Project Finance, where intensity is kgCO₂-e/$ balance) and commercial real estate. Includes scope 3 emissions for sectors where these have been estimated. Refer to the Glossary in our Climate Report for the definition of TCE. 2 The global aviation sector was highly impacted by the effects of the COVID-19 pandemic resulting in emissions intensities higher than the IEA NZE 2050 (2021) pathway. Increases in activity as the sector recovers from the pandemic will improve operational efficiencies and result in some reduction in emissions intensity. 3 Steel represents a very small percentage of Westpac’s lending portfolio and a small number of customers. To protect our customers, confidentiality, we have adopted a ‘traffic light’ system to disclose our performance against the target. Unlike other targets, we will not be disclosing our baseline or progress. 174 WESTPAC GROUP 2023 ANNUAL REPORT

Sustainable Finance Decarbonising the economy requires material investment. This is a significant opportunity and we are focused on further building our expertise and supporting more customers with sustainable finance. We supported customers with 58 sustainable finance transactions1 in FY23. We also provided $6.5 billion in new lending to climate changes solutions1 since 2020, 86% more than the $3.5 billion target over this period. As demand for sustainable finance increases, it is vital we have the systems to assess, monitor and report on what is green, transition, sustainability or social financing. This gives customers clarity and supports new product development focused on positive environment and social outcomes. We are launching our Sustainable Finance Framework this November to help meet these needs. We have also introduced 2030 targets for lending and bond facilitation of $55 billion and $40 billion respectively, aligned to the Framework. We will begin reporting on these from FY24.  Further details are in our Sustainable Finance Framework, November 2023 – published on our website. 3. Collaborating for impact Climate change can only be addressed by governments, business, communities and economies working together. Our third area of focus is therefore collaborating for positive impact. Collaboration is also critical because the effects of climate change and the transition will be felt unevenly across society. Our goal is to support a just and inclusive transition that does not leave people behind. This will only be achieved if we listen to and work together with our stakeholders. Examples of how we are involved in helping shape the sustainability agenda include working with the Australian Sustainable Finance Institute on an Australian sustainable finance taxonomy, co-chairing the UN Environment Programme Finance Initiative’s Banking Board, and our membership of the steering and principals groups that govern the NZBA.  For more information on our governance and risk management of climate change refer to Section 2 in this Annual Report and our Climate Report. NATURAL CAPITAL The world’s natural capital is under threat as natural resources decline and critical habitats are placed under pressure. As with climate change, we can play a role in helping to conserve nature and reduce natural capital loss. This year we released our first Natural Capital Position Statement, which defines our ambition to become a nature positive bank. This is a first step as we build our understanding of how nature related risks and opportunities impact our business and customers. We have also participated in key UN Environment Programme Finance Initiative pilots and are a member of the Taskforce on Nature-related Financial Disclosures (TNFD) Forum. Our position statement is informed by the TNFD, the Kunming-Montreal Global Biodiversity Framework and our NZBA Agriculture targets. It also outlines our four areas of focus: deforestation, restoration and regeneration, loss of critical habitat and natural capital finance. This includes working with the Australian Sustainable Finance Institute and the Farming for the Future’s Natural Capital Advisory Group to support its Valuing Natural Capital work. As part of our NZBA Agriculture targets, we committed to no deforestation, which provides for no further conversion of natural forest1 to agricultural land use within farm systems from 31 December 2025. This only includes customers in scope of our NZBA agricultural targets2. In line with the TNFD’s recommended disclosure metrics for financial institutions, we estimate that 10% of Group lending is to sectors considered to have material nature-related dependencies and impacts4. 1 For definitions, refer to the Glossary section in our 2023 Sustainability Index and Datasheet and Climate Report. 2 Applies to institutional and commercial relationship-managed Agribusiness customers with Total Committed Exposures (TCE) ≥ $1.5 million or TCE ≥ NZ$1.0 million who are captured by dairy, beef, sheep and mixed farming ANZSIC codes. Refer to our Climate Change Position Statement and Action Plan for more details on the NZBA Agriculture targets. 3 Reference sectors set out within Annex 1 of the TNFD Sector guidance, Additional guidance for financial institutions Version 2.0 September 2023. Refer 2023 Sustainability Index and Datasheet Glossary for further detail. 4 Represents the TCE for customers in each reference sector, excluding exposures for the committed portion of secondary market trading and underwriting risk, as a percentage of TCE for the Group. EXPOSURE TO TNFD REFERENCE SECTORS FOR FINANCIAL INSTITUTIONS TNFD REFERENCE SECTORS3 % OF GROUP TCE4 Automobiles 0.05 Beverages and food products (includes agriculture) 3.27 Chemicals 0.14 Construction materials 0.22 Construction services (includes manufacture of metal products) 1.87 Containers and packaging 0.18 Metals and mining 0.36 Oil, gas and consumable fuel 0.75 Paper and forest products 0.13 Personal care products 0.04 Pharmaceuticals 0.08 Semiconductors and semiconductor equipment 0.06 Sewerage, waste collection, treatment and disposal 0.13 Textiles, apparel and luxury goods 0.07 Transport and associated services (including passenger airlines) 1.37 Utilities (including electric utilities, gas utilities, independent power and renewable electricity producers, and water utilities) 0.89 Total 9.61 175

Risk management is the foundation of our bank. It underpins our strength and resilience, shapes the way we operate and provides clear parameters for our people to make decisions and keep customers safe. Strengthening risk management continues to be a priority. Through our CORE program, we are strengthening risk governance, accountability and risk culture. Our focus in FY24 will be to ensure the changes we have made are sustainable and effective. We continuously evolve our risk management approach in response to emerging risks and changes in our operating environment. It aligns with our values and behaviours and supports our purpose of creating better futures together. How we manage risk Our Risk Management Framework outlines our approach to managing risk across the Group, bringing together systems, structures, policies, processes and people. Comprising nine elements, our Framework is underpinned by a strong risk culture and Three Lines of Defence model with customers at the centre. These elements operate independently and interactively to provide a complete risk management approach and to deliver fair customer outcomes. We regularly review each element to ensure the Framework is operating effectively. As part of our risk governance structure, the Board is responsible for approving our Framework and oversees its operation by management. The Framework is embedded through our Risk Management Strategy, which is supported by risk class frameworks, policies and risk appetite statements. It also helps us manage our material risk classes. RISK MANAGEMENT 176 WESTPAC GROUP 2023 ANNUAL REPORT

RISK MANAGEMENT FRAMEWORK Governance and Management Control Business Strategy Risk Identification Risk Appetite Stress and Scenarios Analysis People and Infrastructure Control Definition and Effectiveness Monitoring and Reporting Actions and Response Westpac’s business plans are shaped considering the risks associated with its strategic objectives Identifying existing and emerging risks in our business from internal and external environments Setting risk appetite to provide clarity on the level of risk we are prepared to take Performing stress tests and scenario analysis to assess potential impacts that changes to existing and emerging risks may have on the Group, including on our capital Having appropriate capability, people, data and systems to support effective risk management and decision making Embedding appropriate Frameworks, policies, standards and controls to manage the risks we take Risks are assessed through ongoing monitoring, management, reporting and assurance Appropriate action plans are implemented to improve our risk profile Ensuring that appropriate data, analysis and recommendations flow to appropriate people and forums on a timely basis to support decision making Customers Board approved 23 March 2023 Three Lines of Defence Effective end-to-end risk management with clear accountabilities results in fair customer outcomes. Our Three Lines of Defence (3LoD) Model helps our people to understand their role in actively managing risk. The key principles that form part of the 3LoD Model are set out in the diagram on the following page. The Business, or First Line, is responsible for identifying and owning the risks in all aspects of their activity. The Second Line is the Risk Function, which provides insight, oversight and challenge of first line activities. The Third Line is Group Audit, which provides independent assurance. This year, implementation of the 3LoD was completed through a range of communication and reinforcement activities specifically focused on providing clear delineation of roles, responsibilities and accountabilities between the Lines, that are now commonly understood across the Bank. As embedment continues, each Line of Defence is taking strong ownership of risk outcomes within their roles and all Lines of Defence are working collaboratively to drive actions to continuously reinforce the 3LoD Model. Any perception of ambiguity or a lack of clarity is proactively resolved and engagement and interactions between Lines of Defence, businesses and Divisions is consistently improving. 177

WESTPAC THREE LINES OF DEFENCE The 3LoD work together to deliver effective risk management outcomes. The 3LoD work together to make sound risk-based decisions through: — strong and proactive engagement, communication, trust and collaboration — management information that is reliable, coherent and transparent. There must also be alignment of activities across the 3LoD to avoid unnecessary duplication, overlap or gaps. Third Line Independent Assurance Audit Function Independent and objective assurance: — Group Audit is the Third Line assurance function that provides the Board and Senior Executive with independent and objective evaluation of the adequacy and effectiveness of the Group’s governance, risk management and internal controls. Second Line Insight, Oversight and Challenge Risk Function Insight, oversight and challenge of First Line activities: — An independent function that develops risk management frameworks, defines guardrails, provides objective review and challenge regarding the effectiveness of risk management within the First Line business and executes specific risk management activities where functional independence and/or specific risk capability is required. — Its approach is risk-based and proportionate to First Line activities. First Line Own and manage risk All Divisions and Functions excluding Risk and Audit Functions Owns and manages the risks they originate: — Proactively identifies, evaluates, owns, monitors, manages and controls the existing and emerging risks in its business. It manages business activities within approved risk appetite and policies. — In managing its risk, the First Line establishes and maintains appropriate governance structures, and controls resources and self-assessment processes, including issue identification, recording and escalation procedures. Risk identification: Major risk categories We have defined 11 major risks that impact our business. These major risks represent only the most material risks to the Group and are not exhaustive. Major risk categories 1 Capital Adequacy 2 Funding & Liquidity Risk 3 Credit Risk 4 Market Risk 5 Strategic Risk 6 Risk Culture 7 Operational Risk 8 Compliance & Conduct Risk 9 Financial Crime Risk 10 Cyber Risk 11 Reputational & Sustainability Risk For each major risk category, the Board establishes a risk appetite, which is articulated in the Board Risk Appetite Statement (RAS). The RAS lists the Group’s major risks and the measures and tolerances used to monitor these risks. Most of these measures are monitored by ‘amber’ and ‘red’ tolerances which indicate when risks are close to, or over, the Board’s approved appetite. The following provides an explanation of our major risk categories, considerations for risk appetite and examples of areas of focus which illustrate the operation of the Risk Management Framework. RISK MANAGEMENT 178 WESTPAC GROUP 2023 ANNUAL REPORT

MAJOR RISK CATEGORIES 1 Capital Adequacy The risk that Westpac has an inadequate level or composition of capital to support its normal business activities and to meet its regulatory capital requirements under normal operating environments or stressed conditions. Risk Appetite and Mitigation We seek to maintain a strong balance sheet including in stressed scenarios. We evaluate capital management through our Internal Capital Adequacy Assessment Process, the key features of which include: — capital management strategy — considering economic and regulatory requirements and stakeholder perspectives — stress-testing considerations — target operating range for key capital ratios. Areas of focus include: — continuous monitoring of capital forecasts — consideration of capital headwinds — actively monitoring economic outlook and credit risk arising from serviceability requirements from higher interest rate and inflationary pressures — monitoring volatility in Interest Rate Risk in the Banking Book (IRRBB) RWA. Example of a Risk Appetite measure — Common equity tier 1 (CET 1) ratio – a measure which shows a bank’s capacity to absorb losses. 2 Funding and Liquidity Risk The risk that the Group cannot meet its payment obligations or that it does not have the appropriate amount, tenor and composition of funding and liquidity to support our assets. Risk Appetite and Mitigation We seek to manage our balance sheet such that we: — maintain a diversified, stable and cost-effective funding base — can source funding as and when we need it — have sufficient securable assets to meet our funding and repo requirements — fund new lending growth with stable funding sources. Areas of focus include: — executing the FY24 wholesale funding plan to support balance sheet growth and refinance maturing debt, including the Term Funding Facility — managing liquidity risk to meet regulatory requirements and the Group’s liquidity needs in line with market conditions. Examples of a Risk Appetite measure — Net Stable Funding Ratio (NSFR). — Liquidity Coverage Ratio (LCR). 3 Credit Risk The risk of financial loss where a customer or counterparty fails to meet their financial obligations to Westpac. Risk Appetite and Mitigation We manage credit risk using Program-managed for high-volume homogeneous credit risk and Transaction-managed for individual customer and transactions approaches. We seek to manage credit risk by: — setting boundaries to guide appropriate credit risk conscious strategic choices, including with respect to changes in the operating environment — a range of policies, processes, systems, risk-delegated authorities and Board-approved credit risk limits. Further information on credit risk management and provisioning is contained in Notes 10 and 11 to the financial statements, and in Westpac’s Pillar 3 reports. Areas of focus include: — responding to heightened credit risk from the rapid interest rate tightening cycle, ongoing geopolitical risks, uncertain economic environment and continuing inflationary pressures — climate change and the transition to net-zero emissions — assessing the impact of external events on the adequacy of the overall expected credit loss provision. Example of a Risk Appetite measure — Top 10 exposures to Corporates and Non-Bank Financial Institutions as a % of Total Committed Exposure. 179

RISK MANAGEMENT 4 Market Risk The risk of an adverse impact on the Group’s financial performance or financial position resulting from changes in market factors, such as foreign exchange rates, commodity prices, equity prices, credit spreads and interest rates. This includes interest rate risk in the banking book. Risk Appetite and Mitigation We have appetite for market risk in approved products within our limit framework. We manage market risk through the measurement and monitoring of Board-approved metrics that capture the potential risk of adverse movements in financial markets. The Board has approved a risk appetite for traded and non-traded risks via the measurement of Value at Risk (VaR), Stressed VaR (sVaR), Net Income at Risk (NaR) and specific structural risk limits. The management of market risk is supported by the Market Risk Management Framework and associated policies, processes, systems and delegated authorities. Areas of focus include: — upgrading/replacing market risk systems and supporting infrastructure — implementing regulatory change initiatives related to market risk prudential standards. Example of a Risk Appetite measure — Value at Risk (VaR, $m). 5 Strategic Risk The risk that the Group makes inappropriate strategic choices, does not implement its strategies successfully, or does not respond effectively to changes in the environment. Risk Appetite and Mitigation We seek to grow our business through well-considered strategic initiatives aligned to the Group’s strategic priorities and risk appetite. We seek to manage the impact of threats from changes in the environment, which could significantly impact our ability to implement our strategies. We continually evaluate our performance against our plans and in light of changes in internal and external factors, and we must respond to such factors in a timely manner. Areas of focus include: — progressing our response to the Court enforceable undertaking with APRA and monitoring the sustainability and effectiveness of practices delivered through the CORE program — accelerating our technology simplification and transformation agenda — appropriate funding, resourcing and delivery of regulatory commitments — continuing to invest in our digital and data journey, improving customer experience. Example of a Risk Appetite measure — Actual ROE (tracking against the Target ROE). 180 WESTPAC GROUP 2023 ANNUAL REPORT

6 Risk Culture The risk that our culture does not promote and reinforce behavioural expectations and structures to identify, understand, discuss and act on risks. Risk Appetite and Mitigation We promote a risk culture which supports our purpose, strategy and values and our ability to manage risk effectively. We regularly assess our risk culture and undertake initiatives to continually improve. Areas of focus include: — maintaining and continuing to review and improve our tools and processes to support risk culture, as appropriate — partnering with the business to support Divisional capability uplift across key behavioural change areas, including a particular focus on decision making, ownership, challenge and reinforcement, maturing action planning to drive behavioural change and evolving the deep dive process — continuing to align to the broader organisational culture transformation and driving Group-wide changes at all levels. Example of a Risk Appetite measure — Internal survey results – % of respondents who feel safe calling out risks and/or concerns. 7 Operational Risk The risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. Risk Appetite and Mitigation We seek to be resilient to operational risk and minimise the risk through robust processes and controls. We seek to quickly and effectively remediate material operational issues and incidents. Areas of focus include: — enhancing our Operational Risk Management Framework and practices to strengthen risk management — delivering greater insights and actions to drive better risk outcomes — rationalising the control environment, including greater focus on prevention and automation — reducing open issues and incidents to improve our control environment — strengthening our operational resilience, including managing risks from third parties — ongoing focus on the management of data and records management risks. Example of a Risk Appetite measure — % of key controls assessed as ‘Unsatisfactory’. 181

RISK MANAGEMENT 8 Compliance and Conduct Risk The risk of failing to abide by compliance obligations required of us, or otherwise failing to have behaviours and practices that deliver suitable, fair and clear outcomes for our customers and that support market integrity. Risk Appetite and Mitigation We establish robust controls and systems to manage compliance and conduct risk. We seek to eliminate: — any breaches of regulatory requirements — conduct that causes unsuitable, unfair or unclear customer outcomes or adversely impacts the integrity of markets — complicated systems or processes that could lead to systemic or material breaches of regulatory requirements. We seek to promptly own, investigate and remediate incidents of non-compliance. Areas of focus include: — strengthening the management of our conflicts of interest, product governance and privacy risks — uplifting infrastructure, tools and reporting, improving proactive compliance risk management — enhancing Conduct Risk Maturity across Divisions — improving our tools and processes to support alignment of our business practices to fair customer outcomes and market integrity — applying the simplified Code of Conduct including our ‘Should We?’ Test to deliver better outcomes for our customers, our communities and each other. Example of a Risk Appetite measure — Number of aggregated Level 2 risks rated High/Very High. 9 Financial Crime Risk The risk that the Group fails to prevent financial crime and comply with applicable global financial crime regulatory obligations. Risk Appetite and Mitigation The Group helps prevent financial crime by proactively identifying, assessing, mitigating and reporting financial crime risks and complying with all applicable global and local financial crime regulatory obligations. This means that our financial crime risks must be managed through robust controls and systems, and that we must promptly own, investigate and remediate financial crime incidents where they do occur. Areas of focus include: — strategic Financial Crime Data analytics capabilities — payments modernisation, responding to evolving internal and external requirements. — Divisional Know Your Customer (KYC) strategic solutions, control uplift and back-book remediation. Example of a Risk Appetite measure — Number of high rated Financial Crime issues which haven’t been remediated within the initially agreed timeframe. 182 WESTPAC GROUP 2023 ANNUAL REPORT

10 Cyber Risk The risk that the Group’s or its third parties’ data or technology are inappropriately accessed, manipulated or damaged from cybersecurity threats or vulnerabilities. Risk Appetite and Mitigation We proactively manage our cyber risk exposure, to limit the likelihood of inappropriate access, manipulation or damage to our and third parties’ data and technology. We seek to protect the data of our stakeholders and customers. We seek to ensure that: — we manage our risks within regulatory frameworks — we do not undermine our strategic, financial, reputational or regulatory standing — we implement controls to address potential cyber threats. Areas of focus include: — enhancing cybersecurity capability including data security controls, application protection controls, and identity and access management — embedding a consistent cyber risk management framework across the Group. Examples of a Risk Appetite measure — Control effectiveness against external cyber threats. — Number of employees who acted appropriately during simulated malicious email attacks. 11 Reputational and Sustainability Risk The risk of failing to recognise or address environmental, social or governance (ESG) issues and the risk that an action, inaction, transaction, investment or event will reduce trust in the Group’s integrity and competence by clients, counterparties, investors, regulators, employees or the public. Risk Appetite and Mitigation We seek to maintain the confidence of all stakeholders, including to cultivate trust in our integrity and competence. We seek to balance commerciality of decisions with stakeholder expectations, and with potential impacts on people, communities or the environment, recognising that ESG issues can involve complex, interconnected and at times competing considerations. Areas of focus include: — transitioning our lending portfolio to net-zero by 2050, consistent with our NZBA commitment — maturing our approach to climate and environmental risk management — building our understanding of the nature-related risks, consistent with our Natural Capital Position Statement — our Sustainable Finance Framework that sets out how we assess, monitor, measure and report on financing and facilitation of sustainable activities — continuing to improve the identification and management of social risks including salient human rights risks across our activities. Examples of a Risk Appetite measure — RepTrak standing. — Portfolio measures aligned to NBZA targets. 183

OUR APPROACH TO GOVERNANCE Corporate governance is the framework of systems, policies and processes by which we operate and through which our people are both empowered and accountable for making decisions that affect our business, operations, customers and stakeholders. The framework establishes the roles and responsibilities of Westpac’s Board, management team, employees and suppliers. It also establishes the systems, policies and processes for monitoring and evaluating Board and management performance, and the practices for corporate reporting, disclosure, remuneration, risk management and engagement of security holders. Our approach to corporate governance is based on a set of values and behaviours that underpin our day-to-day activities. Our values and behaviours are designed to promote transparency, fair dealing, and the protection of stakeholder interests, including our customers, our shareholders, our employees and our community. We aspire to the highest standards of corporate governance, which Westpac sees as fundamental to the sustainability of our business and our performance. As Westpac’s principal listing is on the ASX, we have followed the ASX Corporate Governance Principles and Recommendations (fourth edition) (ASXCGC Recommendations) published by the ASX Limited’s Corporate Governance Council (ASXCGC) throughout the year. Westpac’s ordinary shares are also quoted on the NZX Main Board, which is the main board equity security market operated by NZX Limited. BOARD AREAS OF FOCUS IN FY23 This year the Board (including with assistance from its Board Committees) has focused on overseeing: — the continued implementation and embedment of the Customer Outcomes and Risk Excellence (CORE) program to uplift outcomes for customers and our governance of financial and non-financial risk; — the introduction of the Group’s updated purpose – ‘Creating better futures together’ – and refreshed strategy, which is focused on repositioning the Group’s priorities to focus on the future and is framed by four strategic pillars: Customer, Easy, Expert and Advocate; — the delivery of key priorities under the Group’s refreshed strategy including implementing an organisational structure that is designed to drive growth; — the Group’s financial and operating performance; — the management of current and emerging risks arising from the evolving economic, geopolitical, regulatory, and competitive environment; — the Group’s capital position, including changes in regulatory capital requirements; — the programs and processes in place to support our customers experiencing hardship; — considering and assessing the resilience of the Group’s systems and response to potential cyber incidents and data breaches; — the priorities outlined in our Sustainability Strategy and approving our updated Climate Change Position Statement and Action Plan; — the ongoing work to improve Westpac’s management of financial crime risk; — the ongoing consideration of Board and Chair succession, as well as Board Committee composition; — the further simplification of our business and operations through the exit of non-core businesses; and — progress in improving the Group’s expense-to-income ratio relative to peers. 184 WESTPAC GROUP 2023 ANNUAL REPORT

THE BOARD Board of Directors The Board is comprised of nine independent Non-executive Directors and the Managing Director and Chief Executive Officer (CEO). A profile of each Director can be found on our website at: www.westpac.com.au/about-westpac/westpac-group/ board-of-directors/. PETER NASH Independent Non-executive Director AUDETTE EXEL Independent Non-executive Director JOHN MCFARLANE Chairman and Independent Non-executive Director PETER KING Managing Director and Chief Executive Officer NERIDA CAESAR Independent Non-executive Director TIM BURROUGHS Independent Non-executive Director NORA SCHEINKESTEL Independent Non-executive Director MARGARET (MARGIE) SEALE Independent Non-executive Director MICHAEL ULLMER Independent Non-executive Director CHRIS LYNCH Independent Non-executive Director 185

ROLES AND RESPONSIBILITIES The Board The role of the Board is to provide leadership and strategic guidance for Westpac and its related bodies corporate, in addition to overseeing the sound and prudent management of the Westpac Group. The Board Charter outlines the roles and responsibilities of the Board. Key responsibilities are: — approving and overseeing management’s implementation of the strategic direction of the Westpac Group, its business plan and significant corporate strategic initiatives; — appointing the CEO and Chief Financial Officer (CFO), and approving the appointment of Group Executives, the General Manager, Group Audit and any other person the Board determines; — overseeing culture across the Group by setting the tone from the top, approving Westpac Group’s values and receiving reporting on the Group’s culture; — assessing and reviewing the performance of the Board, its Board Committees, the CEO and the Group Executives; — approving the Westpac Director Appointment & Renewal Policy and determining Board size and composition; — approving the Westpac Group Remuneration Policy; — approving, in accordance with the Westpac Group Remuneration Policy, remuneration arrangements, variable remuneration outcomes and adjustments to variable remuneration where appropriate for Group Executives, other employees who are accountable persons under the Banking Executive Accountability Regime (BEAR), any person performing a role specified by the Australian Prudential Regulation Authority (APRA) and any other person the Board determines; — approving the annual financial targets and financial statements, and monitoring financial performance against forecast and prior periods; — determining our dividend policy and the amount, nature and timing of dividends to be paid; — approving the Internal Capital Adequacy Assessment Process, including reviewing Group stress testing outcomes/scenarios, and approving recovery and resolution plans; — considering and approving our overall risk management framework for managing financial and non-financial risk; — approving the Group Risk Management Framework, the Group Risk Management Strategy and the Board Risk Appetite Statement and monitoring the effectiveness of risk management by the Group; — forming a view of our risk culture and overseeing the identification of, and steps taken to address any desirable changes to risk culture; — considering the social, ethical and environmental impact of our activities including the effects of climate change, and setting standards and monitoring compliance with our sustainability policies and practices; — providing oversight of the Group’s technology strategy and the implementation of key technology initiatives; — overseeing and monitoring workplace health and safety (WHS) issues in the Group and considering appropriate WHS reports and information; and — meeting with representatives from our principal regulators on a regular basis. The Board Charter is available on our website at: www.westpac.com.au/about-westpac/westpac-group/ corporate-governance/constitution-board/. WESTPAC’S BOARD AND BOARD COMMITTEE STRUCTURE BOARD COMMITTEES Provide relevant periodic assurances and reports (as appropriate) Provide assurance on the remuneration disclosures in the Remuneration Report Provide assurance on risk components of the annual report and interim financial results announcement Delegation Assurance, Oversight through Reporting Accountability Accountability Delegation Delegation Board Committees will refer matters to the Board or other Board Committees where appropriate. Specific reporting as shown above BOARD Independent Assurance and Advice External Auditors Group Audit Independent Assurance and External Advice Chief Executive Officer Group Executives Remuneration Audit Nominations & Governance Risk 186 WESTPAC GROUP 2023 ANNUAL REPORT

The Board has delegated to the CEO, and through the CEO to the Executive Team, responsibility for the day-to-day management of Westpac’s business. These delegations are subject to the limitations and restrictions contained in the delegation instruments. The Board is assisted in meeting its roles and responsibilities by its four standing Board Committees. Further information about each of the Board Committees is set out in the section titled ‘Role of the Board Committees’. Chairman The Board elects one of the independent Non-executive Directors as Chairman. Our Chairman is John McFarlane1 .. His role includes: — providing effective leadership to the Board in relation to all Board matters; — guiding the agenda and conducting all Board meetings to facilitate discussions, challenge and decision-making; — in conjunction with the Company Secretary, arranging regular Board meetings throughout the year and confirming that minutes of meetings accurately record decisions taken and, as required, the views of individual Directors; — overseeing the process for appraising Directors and the Board as a whole; — overseeing Board succession, including in relation to the Board Chair and Board Committee Chair roles; — acting as a conduit between management and the Board, and being the primary point of communication between the Board and CEO; — representing the views of the Board to the public; and — taking a leading role in creating and maintaining an effective corporate governance system. 1 On 16 October 2023, Westpac announced the appointment of Steven Gregg as a Non-executive Director and Chairman-Elect, effective 7 November 2023. Mr. Gregg will succeed outgoing Chairman John McFarlane following the conclusion of Westpac’s Annual General Meeting on 14 December. CEO Our Managing Director and CEO is Peter King. His role includes: — leadership of the management team and, with the Board, overseeing succession planning for the management team; — developing strategic objectives for the business and achievement of the planned results; and — the day-to-day management of the Westpac Group’s operations, subject to the specified delegations of authority approved by the Board. 187

Board skills, experience and attributes Westpac seeks to maintain a Board of Directors with a broad range of relevant financial and other skills, knowledge, and experience necessary to guide the business of the Group. The Board uses a skills matrix to illustrate the key skills and experience the Westpac Board is seeking to achieve in its membership collectively and the number of Directors with each skill and experience. The skills matrix also assists to identify focus areas for the continuing education and professional development of Directors. For example, in FY23 these focus areas included cyber risk, crisis management, and key environmental, social and governance topics (amongst others). The skills matrix also assists to identify areas where it may be desirable for specialist external expertise to be retained to supplement the Board’s skills and experience. The skills matrix is set out in Figure 1. FIGURE 1 – BOARD SKILLS, EXPERIENCE AND ATTRIBUTES AS AT 30 SEPTEMBER 2023 SKILLS AND EXPERIENCE DESCRIPTION NUMBER OF DIRECTORS Customer focus Experience in developing and overseeing the embedding of a strong customer-focused culture in large and complex organisations, and a demonstrable commitment to achieving customer outcomes Strategy An ability to define strategic objectives, constructively question business plans, oversee the implementation of strategy using commercial judgement and bring a global perspective to bear Financial services Experience working in, or advising, the banking and financial services industry with strong knowledge of its economic drivers and global business perspectives Financial acumen Highly proficient in accounting or related financial management and reporting for businesses of significant size Risk Experience in anticipating, recognising and managing risks, including financial, non-financial and emerging risks, and monitoring risk management frameworks and controls Technology, digital and data Experience in developing or overseeing the application of technology in large and complex businesses, with particular reference to technology-innovation, disruptive technologies, data, cyber-security, digital transformation and customer experience Governance Experience as a Director of a listed entity, with detailed knowledge of governance issues, with particular reference to the legal, compliance, regulatory and voluntary frameworks applicable to listed entities and highly regulated industries Environment and social Experience in understanding and identifying potential risks and opportunities arising from environmental and social issues, including the transition to a climate resilient future, management of biodiversity, and addressing human rights and modern slavery within supply chains People and culture Experience in people matters including workplace health and safety, cultures, morale, inclusion and diversity, management development, succession, remuneration and talent retention initiatives Executive leadership Having held a CEO or a similar senior leadership role in a large complex organisation, and having experience in managing the business through periods of significant change and delivering desired business outcomes Deep experience and knowledge General working experience and knowledge Limited working experience and knowledge In addition to the skills outlined above, the Westpac Board seeks to ensure that it operates as a cohesive team, bringing together a range of perspectives to guide the company and oversee management. The Westpac Board also expects its members to be committed to supporting our Purpose and upholding our Values. 188 WESTPAC GROUP 2023 ANNUAL REPORT

Board diversity A diverse group of skilled Directors helps us be a stronger organisation that makes better decisions. In relation to gender diversity, for 2023, the Board Nominations & Governance Committee confirmed its objective of 40% women, 40% men and 20% any gender for the composition of the Westpac Board. As Westpac has met its 2023 objective for Board gender diversity, the focus is on maintaining alignment with this objective, noting that our performance against it will vary at any given time depending on the timing of Board renewal and Board composition changes. The Board gender diversity as at 30 September 2023 is set out below. NUMBER OF FEMALE DIRECTORS ON THE BOARD (4 OUT OF 10) 40% FEMALE DIRECTORS Independence All Non-executive Directors satisfy our criteria for independence, which aligns with the guidance provided in the ASXCGC Recommendations. The Board assesses the independence of our Non-executive Directors on appointment and annually. Each Non-executive Director provides an annual attestation of their interests and independence. Directors are considered to be independent if they are independent of management and free from any business or other relationship that could materially interfere with, or could reasonably be perceived to materially interfere with: — the exercise of their unfettered and independent judgement; and — their ability to act in the best interests of Westpac as a whole rather than the interests of another party. Materiality is assessed on a case-by-case basis by reference to each Non-executive Director’s individual circumstances rather than by applying general materiality thresholds. Each Non-executive Director is required to disclose any business or other relationship that they have directly, or as a partner, shareholder or officer of a company or other entity that has an interest or a business or other relationship with Westpac or a Group entity. The Board considers information about any such interests or relationships, including any related financial or other details, when it assesses the Non-executive Director’s independence. APPOINTMENT OF DIRECTORS The Board Nominations & Governance Committee considers and makes recommendations to the Board on candidates for appointment as Directors. Such recommendations pay particular attention to: — the mix of skills, experience, expertise, diversity, independence, and other qualities of existing Directors; and — how the candidate’s attributes will balance and complement those skills and qualities, and address any potential skills gaps in relation to the current and future composition of the Board. Subject to the Constitution and ASX Listing Rules, the Board may appoint a Director, either to fill a casual vacancy or as an addition to the existing Directors. Except for the CEO, a Director appointed by the Board holds office only until the close of the next AGM but is eligible for election by shareholders at that meeting. Our Constitution states that a Director (except for the CEO) must not hold office (without re-election) past the third AGM or for more than three years, whichever is longer. Retiring Directors hold office until the conclusion of the meeting at which they retire but are eligible for re-election at that meeting. Our Constitution also provides that at least one Director must stand for election or re-election at each AGM. This requirement could be satisfied by a person standing for election as a new Director; a Director who has been appointed to fill a casual vacancy seeking election; or a Director seeking re-election because of the tenure limitation (referred to in the paragraph above). If there are no such Directors required to stand for election or re-election at the AGM, and no Director volunteers to stand for re-election, the Director who has served the longest in office since their last election or re-election must retire and stand for re-election. The CEO is not required to stand for re-election. Prior to a Director’s appointment or consideration for election or re-election by shareholders, the Board conducts due diligence and considers the results of the Board performance evaluation conducted during the year. Where a Director is seeking election or re-election, Westpac provides shareholders with all material information relevant to a decision on whether or not to elect or re-elect a Director. New Directors receive an induction pack and letter of appointment setting out the expectations of the role, and conditions of appointment including the expected term of appointment and remuneration. This letter aligns to the ASXCGC Recommendations. All new Directors participate in an induction program to familiarise themselves with our business and strategy, culture and values and any current issues before the Board/Board Committees. The induction program includes an opportunity to review key documents and meet with a range of representatives from the organisation, including the Chairman, the CEO, the Board Committee Chairs and each Group Executive. 189

The Westpac Director Appointment & Renewal Policy limits the tenure of office that any Non-executive Directors other than the Chairman may serve to nine years, from the date of first election by shareholders. The maximum tenure for the Chairman is 12 years (which includes any term served as a Director prior to being elected as Chairman), from the date of first election by shareholders. The Board, on an exceptional basis, may extend the maximum terms specified above where it considers it would benefit the Group, on an annual basis, with the Director required to stand for re-election annually. The average Board tenure as at 30 September 2023 is set out below. The length of service of each Director is set out in Section 1 of the Directors’ report. AVERAGE BOARD TENURE 0-3 years 40% 3-6 years 50% 6-9 years 10% 3.3 YEARS AVERAGE BOARD TENURE Conflicts of interest All Directors are required to disclose to the Board any actual, potential or apparent conflicts of interest upon appointment and are required to keep these disclosures up to date. Any Director with a material personal interest in a matter being considered by the Board must declare their interest and may not be present during any related boardroom discussions nor vote on the matter unless the Board resolves otherwise. Continuing education Directors undertake continuing education and training to develop and maintain the skills and knowledge needed to perform their role effectively, including by participating in workshops held throughout the year, attending relevant site visits, and undertaking relevant external education. These activities are planned each year and are included in the Board’s/Board Committees’ calendars. In addition, the Board and Board Committees consider whether additional education and professional development opportunities should be offered as part of the annual Board Effectiveness Review. Access to information All Directors have unrestricted access to company records and information required to perform their duties, and receive regular detailed financial and operational reports from senior management. Each Director also enters into an access and indemnity agreement, which among other things, provides for access to documents for up to seven years after their retirement as a Director. The Chairman and other Non-executive Directors regularly consult with the CEO, CFO and other senior executives, and may consult with, and request additional information from, any of our employees. Access to advice All Directors have access to advice from senior internal legal advisors including the Group General Counsel. The Board collectively, and all Directors individually, can also seek independent professional advice, at our expense, to help them carry out their responsibilities. While the Chairman’s prior approval is needed, it may not be unreasonably withheld. Remuneration framework Information about our remuneration framework, including policies and practices regarding the remuneration of Non-executive Directors, the CEO and other senior executives, is included in the Remuneration Report in the Directors’ report. The Remuneration Report also includes details of Westpac’s hedging policy, which prohibits participants in equity plans from entering into transactions that mitigate the risk associated with the equity award. 190 WESTPAC GROUP 2023 ANNUAL REPORT

PERFORMANCE REVIEWS Board, Board Committees and Directors The Board undertakes ongoing self-assessment as well as an annual performance review, which is periodically conducted by an independent consultant. The review process includes an assessment of the performance of the Board, the Board Committees and each Director, with outputs collected, analysed and presented to the Board. The Board will discuss the results and agree follow-up actions. Actions from the previous review related to matters regarding Board process and priorities, ongoing succession planning and education, and increasing the connection between the Board and the Group’s businesses and operations. Directors separately receive performance feedback collected about them during the review process and this feedback is discussed between the Chairman and each Director (and in the case of the Chairman, between the Chairman and another Board Committee Chair). At the time of this Corporate Governance Statement, the 2023 financial year evaluation of the full Board is being finalised and will be completed prior to the end of the 2023 calendar year. Board assessment of management performance The Board, in conjunction with its Board Remuneration Committee, is responsible for: — selecting, appointing, and determining terms of appointment of, the CEO and the CFO; — determining the CEO’s goals and objectives, and evaluating the CEO’s performance in light of these objectives; — approving the appointment of Group Executives, the General Manager Group Audit, and any other person the Board determines; and — approving individual remuneration arrangements, and adjustments to variable remuneration where appropriate for Group Executives and certain other senior employees, including in light of relevant matters brought to the attention of the Board Remuneration Committee from the CEO, Chief Risk Officer, Group Executive, Human Resources, General Manager Group Audit, and Chairs of the Board Risk Committee and Board Audit Committee. All new senior executives receive an employment contract setting out the terms and conditions of their employment, and those that are Accountable Persons under the Banking Executive Accountability Regime also receive an Accountability Statement for their respective role. Briefing sessions are scheduled to discuss our strategies and operations, and the respective roles and responsibilities of the Board and senior management. Under Westpac’s executive remuneration framework, the performance of senior executives is assessed annually. Management performance evaluations for the financial year ended 30 September 2023 were conducted following the end of the financial year. The process for reviewing the performance of senior executives, as well as further information on Westpac’s executive remuneration framework, FY23 performance objectives and performance achieved, is contained in the Remuneration Report in the Directors’ report. 191

ROLE OF THE BOARD COMMITTEES The Board is assisted by its four standing Board Committees and the key roles, responsibilities, and composition requirements of each of the Board Committees are outlined in their respective Charter and are summarised in the table below. The Board Committee Charters are available on our website at www.westpac.com.au/about-westpac/westpac-group/ corporate-governance/constitution-board/. All of the Board Committees are currently comprised of independent Non-executive Directors. Board Committee members are chosen for the skills and experience they can contribute to the respective Board Committees and their qualifications are set out in Section 1 of the Directors’ report. COMMITTEE KEY RESPONSIBILITIES COMPOSITION REQUIREMENTS MEMBERSHIP Board Risk Committee (BRiskC) To assist the Board to: — review and approve the Group’s overall risk management framework for managing financial and non-financial risks as well as emerging risks; — oversee the risk culture across the Group; — review and approve the Group Risk Management Framework, the Group Risk Management Strategy, and the Board Risk Appetite Statement; and — make its annual declaration to APRA on risk management under APRA prudential standard CPS 220 Risk Management. The Committee is also responsible for: — reviewing and monitoring the risk profile and controls of the Group for consistency with the Board Risk Appetite Statement; — reviewing and approving other risk management frameworks for financial and non-financial risks and reviewing the monitoring of performance under those frameworks (as appropriate); — reviewing and approving the limits and conditions that apply to the delegated credit risk and market risk approval authorities; — reviewing and recommending for approval the Internal Capital Adequacy Assessment Process, including target capital ranges (where appropriate), and reviewing and monitoring capital levels for consistency with the Board Risk Appetite Statement; — reviewing stress testing results, monitoring management responses and, together with the Board, providing recommendations for future scenarios; — reviewing and recommending recovery and resolution plans to the Board for approval, as required; — reviewing Group cyber risk and cybersecurity reporting, including information on the monitoring and performance of the Group’s cyber risk management and controls; — providing oversight of risks associated with the Group’s approach to customer remediation activities, the management of customer complaints and hardship; — providing oversight of the Group’s management of other financial and non-financial risks including financial crime risk, reputation and sustainability risks including climate risk; and — monitoring changes anticipated for the economic and business environment, including consideration of emerging risks and other factors. At least three Non-executive Directors. Majority of Committee members must be independent. An independent Non-executive Director must be the Committee Chairman, who is not the Board Chairman. At least one member of the Board Audit Committee and at least one member of the Board Remuneration Committee must be members. — Audette Exel (Chair) — Tim Burroughs — Peter Nash — Nora Scheinkestel — Michael Ullmer 192 WESTPAC GROUP 2023 ANNUAL REPORT

COMMITTEE KEY RESPONSIBILITIES COMPOSITION REQUIREMENTS MEMBERSHIP Board Audit Committee (BAC) To assist the Board by: — overseeing the integrity of financial statements and financial reporting systems of Westpac and its related bodies corporate; — maintaining oversight of the external audit engagement, including by making recommendations to the Board on the external auditor’s appointment, removal (including the rotation of the lead audit partner), and overseeing the external auditor’s qualifications, performance, independence and fees; — overseeing the performance of the internal audit function; — overseeing the integrity of the Group’s corporate reporting including the Group‘s financial reporting and compliance with prudential regulatory reporting and professional accounting requirements; — reviewing and discussing with management and the external auditor half and full year financial statements, Annual Report disclosures (including sustainability disclosures) and the Climate Report (or any other periodic sustainability reports agreed with the Committee from time to time) and recommending their approval to the Board; and — reviewing and discussing the process by which management assures the integrity of information on Westpac Group earnings and key sustainability metrics. At least three Non-executive Directors. Majority of Committee members must be independent. An independent Non-executive Director must be the Committee Chairman, who is not the Board Chairman. — Peter Nash (Chairman) — Nerida Caesar — Audette Exel — Chris Lynch — Michael Ullmer Board Remuneration Committee (BRemC) To assist the Board by reviewing and making recommendations in relation to: — the Group’s remuneration framework (as articulated in the Group Remuneration Policy), as well as assessing its compliance with laws, regulations and prudential standards; — individual remuneration arrangements and variable remuneration outcomes of the CEO, Group Executives, other accountable persons under BEAR, and any other person the Board determines; — the remuneration framework, policies, and fee levels (including superannuation) for Non-executive Directors on the Board and subsidiary Boards; — remuneration arrangements on a cohort basis (including variable remuneration outcomes) for certain employees; — in conjunction with the Board Chairman, evaluating the performance of the CEO, including their goals and objectives as assessed against the Group Performance Review; and — the design and terms of all Equity Plans. At least three Non-executive Directors. Majority of Committee members must be independent. An independent Non-executive Director must be the Committee Chairman, who is not the Board Chairman. — Nora Scheinkestel (Chair) — Chris Lynch — Margaret Seale Board Nominations & Governance Committee (BNGC) To assist the Board, including by: — recommending candidates for appointment as Non-executive Directors to the Board and the Boards of significant subsidiaries; — reviewing the process for the orientation and continuing education of Directors; — considering succession planning for Non-executive Directors; — assessing the overall skills, experience, expertise and diversity of the Board; — reviewing annually diversity generally within the Group, including approving measurable objectives for achieving diversity and the Group’s progress in achieving such objectives; — reviewing the time required to be committed to Westpac business by Non-executive Directors on the Board, including reviewing the other commitments of those Non-executive Directors; and — reviewing and, where required, approving the Group’s corporate governance policies. At least three Non-executive Directors Majority of Committee members must be independent. The Board Chairman will be the Committee Chairman. — John McFarlane (Chairman) — Peter Nash — Margaret Seale 193

The Board Committee composition changes which have occurred in FY23 are set out in Section 9 of the Directors’ report. From time to time, the Board may form other Committees or request Directors to undertake specific extra duties. In addition, the Board may participate (either directly or through representatives) in due diligence committees in relation to strategic decisions and capital and funding activities. Each Board Committee: — will refer to the Board or other Board Committee any matter that comes to their attention that is relevant for the Board or respective Board Committee; and — is entitled to the resources and information it requires and has direct access to our employees and advisors. Board and Board Committee meetings The number of meetings of the Board and Board Committees for the financial year ended 30 September 2023, and each Director’s attendance is reported in Section 9 of the Directors’ report. Scheduled meetings of the Board Committees occur at least quarterly, with the Board Risk Committee meeting at least five times annually. All Board Committees are able to meet more frequently as necessary. Non-executive Directors regularly meet without management present, so they can discuss issues appropriate to such a forum. Senior executives and other selected employees are invited, where considered appropriate, to participate in Board and Board Committee meetings. They are also available to be contacted by Directors between meetings. All Directors can receive all Board Committee papers and can attend any Board Committee meeting, provided there is no conflict of interest. The CEO attends all Board Committee meetings, except where he has a material personal interest in a matter being considered. Board Audit Committee financial knowledge All Board Audit Committee members have appropriate financial experience, an understanding of the financial services industry and satisfy the independence requirements under the ASXCGC Recommendations, Securities Exchange Act of 1934 (US) (as amended) and its related rules. The Board has determined that Mr Nash is an ‘audit committee financial expert’ and independent in accordance with US securities law. The designation of Mr Nash as an audit committee financial expert does not impose duties, obligations or liability on him that are greater than those imposed on him as a Board Audit Committee member, and does not affect the duties, obligations or liability of any other Board Audit Committee member or Board member. Audit committee financial experts are not deemed as an ‘expert’ for any other purpose. Meeting with Regulators The Directors met with representatives from the Australian Securities and Investments Commission, Australian Prudential Regulation Authority, Australian Transaction Reports and Analysis Centre and the Australian Financial Complaints Authority during the course of the year. Role of the Company Secretary Westpac’s Company Secretary attends Board and Board Committee meetings and is responsible for the operation of the Secretariat function, including advising the Board on governance and, in conjunction with management, giving practical effect to the Board’s decisions. The Company Secretary is accountable to the Board, through the Chairman, on all matters to do with the proper functioning of the Board. A profile for the Company Secretary can be found in the Directors’ report. 194 WESTPAC GROUP 2023 ANNUAL REPORT

DIVERSITY At Westpac we’re focused on building a workplace that fosters a diverse and inclusive workforce where our people feel valued, respected and safe. We seek to embrace everything that makes people unique in their identity like age, cultural background, disability, ethnicity, sex, gender identity, marital or family status, religious belief, sexual orientation or socio-economic background. Our Diversity, Equity & Inclusion Strategy and Policy aims to put people at the heart of everything we do and sets out our objective to encourage a more inclusive workplace for our people to support our customers. We are focused on hiring, developing and retaining diverse talent in a culture that embraces and celebrates differences, and allows people to feel safe at work. Our Diversity, Equity, and Inclusion priorities for FY23-25 Our Executive Team oversees the Group-wide Diversity, Equity, and Inclusion Plan and reviews progress twice a year. Our FY23-25 Plan seeks to create an inclusive environment for all employees by aspiring to: — support our employees in the moments that matter to them in both their career and personal lives; — grow a workforce that takes action and advocates for a more equitable and inclusive society – shifting from being bystanders to upstanders; and — build a workplace where it is safe to be yourself and where your unique identity is celebrated through trusted communities and allies. 1 Includes the full Executive Team other than the CEO. 2 Senior Leadership refers to the proportion of women (permanent and maximum term) in senior leadership roles across the Group. It includes the Executive Team, General Managers, and direct reports to General Managers, excluding administrative or support roles. Making Inclusion happen We expect all employees to foster a culture which values diversity and includes everybody. The Board Nominations & Governance Committee annually reviews diversity within the Group, including approving diversity and inclusion objectives and overseeing progress in achieving these objectives. Westpac is a signatory to the 40:40 Vision, and the Board Nominations & Governance Committee confirmed the Group’s measurable objectives (which were in place for this reporting period) for achieving gender diversity in the composition of the Board, Executive Team, General Managers, and workforce generally as follows: — achieve 40:40:20 on the Westpac Board; — achieve 40:40:20 in our Executive Team1 ; — achieve 40% (+/- 2%) women in our General Manager population; — achieve 50% (+/- 2%) women in our Senior Leadership2; and — maintain at least 50% women in our workforce generally. More information is set out in the table below. % FEMALES SEP-22 SEP-23 TARGET TARGET MET Westpac Board 40 40 40:40:20* Met Executive Team 45 50 40:40:20* Met General Managers 39 40 40 +/- 2% Met Senior Leadership 48 49 50 +/- 2% Met Westpac workforce 55 54 50 Met * 40% women, 40% men and 20% of any gender 195

For FY23 the Board Nominations & Governance Committee approved a change to the measurable objectives for gender diversity to enhance our focus on gender balance in our most senior roles. An objective of 50% (+/- 2%) women in Senior Leadership positions has replaced the ‘Women in Leadership1 ’ positions measurable objective that was in place in previous reporting periods. We aim to achieve gender pay equity, affirming that equal pay must be given for equal work and experience. We undertake a remuneration gap analysis annually to identify issues and take steps to investigate and address any pay gaps. We have also increased transparency around pay allowing employees to openly discuss their pay with other employees if they choose to. We continue to seek to uphold a zero-tolerance approach to sexual harassment. A copy of our Sexual Harassment Policy is available at the following link www.westpac.com. au/about-westpac/inclusion-and-diversity/. This year we also introduced our ‘Upstander’ initiative which aims to grow employee confidence and capability to speak up and take action when they see or hear something that negatively impacts others. We have made progress against our commitments in our fifth Reconciliation Action Plan (RAP) which launched last year. To support our Aboriginal and Torres Strait Islander employees, we have introduced a range of measures. These initiatives align with the commitments outlined in our RAP, including a new Elder in Residence program, a new provision for community break, new leadership capability opportunities and we held our first Indigenous employee summit in FY23. We have introduced online Indigenous cultural learning and face to face options for our people leaders and introduced a suite of inclusive leadership modules that aim to support an inclusive workplace. We believe there is much work to be done to progress reconciliation and move forward together and acknowledge that we may at times fall short of the standards we expect of ourselves. However, where we misstep, we aim to swiftly set things right. 1 The ‘Women in Leadership’ positions objective in place during FY22 refers to the proportion of women (permanent and maximum term) in leadership roles across the Group. It includes the CEO, Group Executives, General Managers, senior leaders with significant influence on business outcomes (direct reports to General Managers and their direct reports, large (3+) team people leaders three levels below General Manager, Bank Managers and Assistant Bank Managers. Our ten Employee Advocacy Groups help us strengthen an inclusive culture by building trusted communities that celebrate and advocate for gender, LGBTIQ+, young and mature-age employees, cultural diversity in leadership, accessibility, Indigenous employees, veterans, skilled volunteering and supporting victims of domestic and family violence. Westpac offers workplace flexibility and provides employees with a variety of leave options such as parental leave (including support for those who experience pregnancy loss), fertility leave, carers’ leave, wellbeing and lifestyle leave, career breaks, purchased leave, uncapped domestic and family violence support leave, gender affirmation leave, Sorry Business leave, volunteer leave and emergency services leave. Further information on our inclusion and diversity programs and performance, as well as a copy of our Diversity, Equity & Inclusion Policy and Westpac’s Workplace Gender Equality Agency (WGEA) report, can be found on our website at www.westpac.com.au/about-westpac/inclusion-and-diversity/. 196 WESTPAC GROUP 2023 ANNUAL REPORT

ETHICAL DECISION MAKING Ethical and responsible decision making is critical to decision-making at Westpac. Our Purpose, Values and Behaviours, together with our Code of Conduct and related policies and frameworks, are focused on instilling and reinforcing an ethical and responsible decision-making culture across the Group. Purpose, Values and Behaviours Westpac’s purpose is creating better futures together. In working to fulfill our purpose, we are guided by our ‘HELPS’ values. Our Purpose, Values and Behaviours set the direction for our culture by providing clarity about what is valued most and what our people need to do. FIGURE 2 – PURPOSE, VALUES AND BEHAVIOURS OUR PURPOSE Creating better futures together OUR PILLARS Customer care at the heart Easy to do business with Expert solutions and tools Advocate for positive change OUR VALUES Helpful Passionate about providing a great customer experience Ethical Trusted to do the right thing Leading Change Determined to make it better and be better Performing Accountable to get it done Simple Inspired to keep it simple and easy OUR BEHAVIOURS > I work as one team for our colleagues and customers > I support our customers in the moments that matter > I always ask ‘Should We?’ > I speak up and constructively challenge > I look for ways to innovate and embrace new ways of working and technologies > I am inclusive and embrace diversity of thought and experience > I am clear on my role and I deliver on my commitments – ‘if I say it I do it’ > I take ownership for proactively managing risk > I always ask ‘can this be simpler?’ > I clear the way to make it easier and quicker Underpinning our values are 10 key behaviours (see Figure 2 above), which are expressed in simple, action-orientated language and address important themes such as risk, ownership, diversity and digital. Westpac’s Purpose, Values and Behaviours have been refreshed to reflect our new strategy. Significant initiatives have been undertaken (with some ongoing) to embed them, including a comprehensive communications agenda, leader-led initiatives and alignment of systems, processes and policies, that impact our day-to-day activities. 197

Code of Conduct The Westpac Group Code of Conduct (Code) sets out a consistent standard and establishes the expectations of our people to do what is right. The Code goes beyond an obligation to comply with laws and policies and is a key aspect of improving conduct to seek to ensure fair outcomes for customers, communities and each other. The Code requires us to apply the ‘Should We?’ Test (see Figure 3 below) when making decisions and encourages our people to speak up when our standards are not being met. We take non-compliance with the Code seriously. Material breaches of the Code are reported to the Board Risk Committee. Supporting the Code are numerous frameworks and policies outlining our commitment to sustainable business practices and behaviours. These include our Purpose, Values and Behaviours, policies and position statements addressing sustainability themes such as human rights, climate change and other environmental and social impacts. The Code is available on our website at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/ principles-policies/. FIGURE 3 – THE ‘SHOULD WE?’ TEST 198 WESTPAC GROUP 2023 ANNUAL REPORT

KEY POLICIES We have a number of key policies that seek to manage our regulatory compliance and human resource requirements. We are also subject to a range of external industry codes, such as the Banking Code of Practice and the ePayments Code. Code of Ethics for Senior Finance Officers Our Code of Accounting Practice and Financial Reporting (COAPFR) complements our Code of Conduct. It is designed to assist our CEO, CFO and other principal financial officers to apply the highest ethical standards to their duties and responsibilities with respect to accounting and financial reporting. The COAPFR requires those officers to: — act honestly and ethically, particularly with respect to conflicts of interest; — provide full, fair, accurate and timely disclosure in reporting and other communications; — comply with applicable laws, rules and regulations; — promptly report violations of the COAPFR; and — be accountable for adherence to the COAPFR. The COAPFR is available on our website at www.westpac. com.au/about-westpac/westpac-group/corporate-governance/principles-policies/. Delegated authority The Delegated Authority Policy Framework outlines the principles Westpac has adopted to govern decision-making within the Westpac Group, including channels of escalation and reporting to the Board. The scope of, and limitations to, authority delegated by the Board to the CEO and through the CEO to other Group Executives is articulated in formal delegation instruments and covers areas such as expenditure, funding and securitisation, and lending. These delegations have been implemented with a view to balancing effective oversight with appropriate empowerment and accountability of management. Any matters or transactions outside the delegations of authority given to management are required to be referred to the Board or relevant Board Committee for approval. Securities trading Westpac’s Group Securities Trading Policy prohibits Directors, employees, secondees and contractors from dealing in any securities and other financial products that they possess inside information on. They are also prohibited from passing on inside information to others who may use that information to trade in securities or from procuring others to trade. In addition, Directors and any employees, secondees or contractors (and their ‘associates’) who, because of their seniority or the nature of their position, may have access to material non-public information about Westpac (known as Prescribed Employees) are subject to further restrictions, including prohibitions on trading prior to and immediately following annual and half year results announcements. The Westpac Group Securities Trading Policy is available in the Corporate Governance section of our website at www.westpac.com.au/about-westpac/westpac-group/ corporate-governance/principles-policies/. Concern reporting and whistleblower protection The Westpac Group Speaking Up Policy encourages our employees, contractors, secondees, former employees, brokers, service providers and suppliers to raise any concerns about our activities or behaviours that may be unlawful or unethical. Our senior management are committed to supporting those who speak up. Westpac does not tolerate detrimental conduct related to a Speaking Up report. A person can raise a concern using our whistleblowing channels, including our reporting system ‘Concern Online’ and our Whistleblower Hotline. Both channels enable anonymous reporting. Westpac’s Whistleblower Protection Officers are responsible for providing protections to whistleblowers who are concerned that they may experience detrimental conduct because of speaking up. They also engage directly with whistleblowers to address risks of reprisal. Whistleblowers may also raise a concern directly with a Whistleblower Protection Officer. The Westpac Group Speaking Up Policy requires that we investigate concerns in a confidential, fair and objective manner. If the investigation shows that wrongdoing occurred, we are committed to taking action, such as changing our processes and imposing consequences on those involved in wrongdoing. Outcomes may also involve reporting the matter to relevant authorities and regulators. The Board Audit Committee, in conjunction with the Board Risk Committee, oversees Westpac’s Whistleblower Program. The Board Risk Committee receives regular reporting on whistleblowing (including key metrics, measures and themes that provide insights into the performance of the Whistleblower Program). Material whistleblower matters reported under the Westpac Group Speaking Up Policy are reported to the Board Risk Committee. The Westpac Group Speaking Up Policy is available on our website at www.westpac.com.au/about-westpac/ westpac-group/corporate-governance/principles-policies/. 199

Anti-Bribery and Corruption The Westpac Group has an Anti-Bribery and Corruption (ABC) Policy, an ABC Standard, and bribery prevention procedures and systems. Material breaches of the ABC Policy are reported to the Board Risk Committee. The ABC Policy is available on our website at www.westpac.com.au/ about-westpac/westpac-group/corporate-governance/ anti-bribery-corruption-policy-procedures/. Westpac has no tolerance for any form of bribery or corruption. This includes a ban on facilitation payments and offering or soliciting secret commissions. Westpac is committed to preventing, detecting and deterring bribery and corruption by managing its bribery and corruption risk and complying with relevant ABC legislation in all jurisdictions in which it operates or has dealings. This includes the Australian Criminal Code Act 1995 (Cth), the Bribery Act 2010 (UK) and the Foreign Corrupt Practices Act 1977 (US). Under the ABC Policy, Westpac expects that its officers, Directors, employees, agents, contractors, service providers and subsidiaries and third parties acting for or on behalf of Westpac will comply with all applicable ABC laws and will not offer, provide, authorise, request or receive a bribe or anything which may be viewed as a bribe. Fit and Proper Person assessments Westpac’s Board-approved Group Fit and Proper Policy (F&P Policy) outlines how we assess the fitness and propriety of our Directors, Accountable Persons under BEAR, and other individuals in key positions of responsibility. The F&P Policy supports Westpac in complying with APRA Prudential Standards CPS 520 and SPS 520, the Banking Act 1959 (Cth) (including BEAR), Superannuation Industry (Supervision) Act 1993 (Cth), relevant ASIC licensing requirements (Australian Financial Services Licence and Australian Credit Licence) and equivalent offshore regulations as applicable. The Chairman of the Board (and in the case of the Chairman, the Board as a collective) is responsible for assessing the fitness and propriety of our CEO and Non-executive Directors. A Fit and Proper Committee is responsible under delegated authority from the Board for undertaking a fit and proper assessment of all other individuals in key positions of responsibility. In all cases, a fit and proper assessment will be undertaken prior to their initial appointment and they will be re-assessed annually. This involves the relevant individual providing a declaration and background checks (including police and bankruptcy checks) being undertaken as appropriate. Conflicts of interest Westpac’s conflicts of interest framework is designed to identify and manage actual, potential and perceived conflicts of interest. The conflicts of interest framework includes the Group Conflicts of Interest Policy, along with supporting policies, standards and procedures. Under our conflicts of interest framework, any person who acts on behalf of the Westpac Group must: — promptly identify, declare, assess, manage and record conflicts of interest appropriately; — discharge their duties concerning conflicts of interest with integrity, fairness, honesty and due skill, care and diligence; — avoid a conflict of interest where it cannot be effectively managed; and — not solicit, accept or offer money, gifts, favours or entertainment that might influence, or might be seen to influence, their professional judgement. Modern Slavery Under the Australian Modern Slavery Act 2018 (Cth) and Modern Slavery Act 2015 (UK), Westpac is required to prepare an annual statement describing the risks of modern slavery in our operations and supply chain, and the actions taken to address the risks. Westpac published a joint statement for FY22 on behalf of itself and certain reporting entities that addressed the requirements of both Acts. The Westpac Group’s 2022 Modern Slavery Statement was published in March 2023 and can be located at www. westpac.com.au/content/dam/public/wbc/documents/ pdf/aw/sustainability/wbc-2022-modern-slavery-statement.pdf. Customer Advocate Westpac’s Customer Advocate provides advice and guidance to our complaints team regarding complaints raised by customers in relation to personal banking and small business matters. In addition, the Customer Advocate recommends changes to bank policies, procedures and processes, arising from the complaints made by customers, and in particular focuses on how we can best support our vulnerable customers. 200 WESTPAC GROUP 2023 ANNUAL REPORT

SUSTAINABILITY We view sustainable and responsible business practices as important for our business, our customers, our community and shareholder value. Sustainability is about managing environmental and social risks and opportunities in a way that seeks to balance the long-term needs of all our stakeholders – our customers, employees, suppliers, investors and community partners – together with the needs of the wider community and the environment. We aim to address the matters that we believe are the most material for our business and stakeholders, now and in the future. We understand that environmental and social risks and opportunities continue to evolve so we seek to monitor and progressively embed the management of sustainability into core business practice. We participate in a number of voluntary initiatives including the Global Reporting Initiative (GRI), the UN Global Compact and the Taskforce on Climate-Related Financial Disclosures (TCFD). We report on the most material sustainability topics, identified in our annual materiality assessment and aligned with the GRI requirement. Material exposure to sustainability risks Westpac is exposed to environmental and social risks such as climate change risk. We seek to manage our material exposures to these risks in accordance with our risk management strategy and frameworks. Further details about the risks we face, and how we seek to manage them, are referred to in Sections 1 and 2. RISK MANAGEMENT Our Risk Management Framework describes our approach for managing the material risks we face, and has nine components underpinned by a strong risk culture and a Three Lines of Defence model with customers at the centre. This is represented in the diagram on page 202. Effective risk management requires all the elements of our framework to operate independently and interactively to provide a complete approach for managing risk and to deliver fair customer outcomes. Westpac remains focused on implementing and embedding our integrated CORE program, which is designed to deliver a sustained uplift in outcomes for customers and how we manage risk. Key elements of the CORE program involve embedding our Risk Management Framework and Three Lines of Defence model and strengthening our risk culture. For further information about the CORE program, refer to the Strategic Review. The Group’s Risk Management Framework, Risk Management Strategy and Board Risk Appetite Statement are reviewed annually by the Board Risk Committee. The Board Risk Committee also oversees that Westpac is operating with due regard to risk appetite. The review of the Risk Management Framework includes consideration of whether the framework continues to be sound. The Risk Management Framework, Risk Management Strategy and Board Risk Appetite Statement were approved by the Board, on the recommendation of the Board Risk Committee, during the financial year ended 30 September 2023. The CEO and Executive Team are responsible for implementing our Risk Management Framework and Risk Management Strategy, and for developing frameworks, policies, controls, processes and procedures for identifying and managing risk in Westpac’s activities. To support our management of risk, Westpac has an Executive Risk Committee (RISKCO) that assists accountable individuals in making risk-related decisions in respect of the Group. It monitors material risk exposures, their alignment to risk appetite approved by the Board and related actions. RISKCO also oversees the implementation and performance of the Risk Management Framework and Risk Management Strategy, as well as required controls and actions. RISKCO is supported by a number of management subcommittees. RISKCO and these subcommittees provide an important channel for senior management to communicate and report on risk matters. 201

RISK MANAGEMENT FRAMEWORK Governance and Management Control Business Strategy Risk Identification Risk Appetite Stress and Scenarios Analysis People and Infrastructure Control Definition and Effectiveness Monitoring and Reporting Actions and Response Westpac’s business plans are shaped considering the risks associated with its strategic objectives Identifying existing and emerging risks in our business from internal and external environments Setting risk appetite to provide clarity on the level of risk we are prepared to take Performing stress tests and scenario analysis to assess potential impacts that changes to existing and emerging risks may have on the Group, including on our capital Having appropriate capability, people, data and systems to support effective risk management and decision making Embedding appropriate Frameworks, policies, standards and controls to manage the risks we take Risks are assessed through ongoing monitoring, management, reporting and assurance Appropriate action plans are implemented to improve our risk profile Ensuring that appropriate data, analysis and recommendations flow to appropriate people and forums on a timely basis to support decision making Customers Board approved 23 March 2023 202 WESTPAC GROUP 2023 ANNUAL REPORT

RISK MANAGEMENT FRAMEWORK Governance and Management Control Business Strategy Risk Identification Risk Appetite Stress and Scenarios Analysis People and Infrastructure Control Definition and Effectiveness Monitoring and Reporting Actions and Response Westpac’s business plans are shaped considering the risks associated with its strategic objectives Identifying existing and emerging risks in our business from internal and external environments Setting risk appetite to provide clarity on the level of risk we are prepared to take Performing stress tests and scenario analysis to assess potential impacts that changes to existing and emerging risks may have on the Group, including on our capital Having appropriate capability, people, data and systems to support effective risk management and decision making Embedding appropriate Frameworks, policies, standards and controls to manage the risks we take Risks are assessed through ongoing monitoring, management, reporting and assurance Appropriate action plans are implemented to improve our risk profile Ensuring that appropriate data, analysis and recommendations flow to appropriate people and forums on a timely basis to support decision making Customers Board approved 23 March 2023 Risk Culture Westpac considers that a strong risk culture is essential for the Group’s Risk Management Framework to operate effectively. Building and maintaining a strong risk culture is a continuing focus of the Board and will help us create a simpler, stronger bank. Westpac continues to work to enhance and improve its risk culture, which APRA had identified as being immature and reactive. As part of this ongoing work, Westpac has developed and implemented processes and tools to continue to improve risk culture, and track progress towards our goal of a risk culture that proactively identifies, manages and mitigates risks, learns from risk events and continuously anticipates new risks and opportunities. We have also implemented a Group-wide learning program which provides an opportunity for employees to spend time on the specifics of risk management. Further information about this work is available in the Strategic review. Three Lines of Defence We have adopted and continue to embed a Three Lines of Defence model which is designed to enable all our people to understand their own role and responsibilities in the active management of risk (see Figure 4 below). FIGURE 4 – WESTPAC THREE LINES OF DEFENCE First Line Own and manage risk All Divisions and Functions excluding Risk and Audit Functions Third Line Independent Assurance Audit Function Second Line Insight, Oversight and Challenge Risk Function 203

FINANCIAL REPORTING AND AUDIT Approach to financial reporting Our approach to financial reporting reflects three core principles: — that our financial reports present a true and fair view of our financial position and performance; — that our accounting methods comply with applicable accounting standards and policies; and — that our external auditor is independent and serves security holders’ interests. The Board, through the Board Audit Committee, has regard to Australian and international developments relevant to these principles when reviewing our practices. The Board delegates oversight responsibility for the integrity of financial statements and financial reporting systems to the Board Audit Committee. The Board Risk Committee provides relevant periodic assurances and reports (as appropriate) to the Board Audit Committee. Similarly, the Board delegates oversight responsibility for the preparation of remuneration reports and disclosures to the Board Remuneration Committee, which recommends remuneration reports and related disclosures, and provides relevant assurances, through the Board Audit Committee to the Board for approval. CEO and CFO assurance The Board receives regular reports from management about our financial condition and operational results, as well as that of our controlled entities. Before the Board approves the half year and full year financial statements, the CEO and the CFO declare to the Board that in all material respects: — Westpac’s financial records: • correctly record and explain its transactions, and financial position and performance; • enable true and fair financial statements to be prepared and audited; and • are retained for seven years after the transactions covered by the records are completed; — the financial statements and notes comply with applicable accounting standards; — the financial statements and notes give a true and fair view of Westpac’s and its consolidated entities’ financial position and of their performance; — any other matters that are prescribed by the Corporations Act 2001 (Cth) and regulations as they relate to the financial statements and notes are satisfied; and — the declarations above have been formed on the basis of a sound system of risk management and internal control, and that the system is operating effectively in all material respects in relation to financial reporting risks. The CEO and CFO have provided such statements for the financial year ended 30 September 2023. External auditor Our external auditor is PricewaterhouseCoopers (PwC), appointed by shareholders at the 2002 AGM. Prior to 2002, individuals who were partners of PwC or its antecedent Firms were our external auditors from 1968. Our PwC lead audit partner is Mr Colin Heath. Mr Heath assumed responsibility for this role in December 2021. The external auditor receives all Board Audit Committee and Board Risk Committee papers, attends all meetings of these committees and is available to Committee members at any time. The external auditor also attends the AGM to answer questions from shareholders regarding the conduct of its audit, the audit report and financial statements and its independence. PwC is required to confirm its independence and compliance with specified independence standards at our half and full financial year, however in practice it confirms its independence on a quarterly basis. We strictly govern our relationship with the external auditor, including restrictions on employment, business relationships, financial interests and use of our financial products by the external auditor. Periodically, the Board Audit Committee consults with the external auditor without the presence of management about internal controls over financial information, reporting and disclosure and the fullness and accuracy of the Group’s financial statements. The Board Audit Committee also meets with the General Manager, Group Audit without other members of management being present. Engagement of the external auditor To avoid possible independence or conflict issues, our ‘Pre-approval of engagement of PwC for audit and non-audit services’ policy (NAS Policy) prohibits the external auditor from carrying out certain types of non-audit services for Westpac. The NAS Policy also limits the extent to which PwC can perform other non-audit services. Use of PwC for any non-audit services must be assessed and approved in accordance with the pre-approval process set out in the NAS Policy. 204 WESTPAC GROUP 2023 ANNUAL REPORT

Group Audit (internal audit) Group Audit is independent of the first and second lines of defence and provides independent assurance and insight on the adequacy and effectiveness of the Group’s governance, risk management and internal controls to the Board, Board Committees, CEO and business units. Group Audit is governed by a charter approved by the Board Audit Committee that sets out its purpose, role, scope and responsibilities. To support the independence and standing of Group Audit, the General Manager, Group Audit has a direct reporting line to the Chairman of the Board Audit Committee and for administrative purposes only, to the CFO. Group Audit has the right to unrestricted and private access to the CEO and Senior Executive team, the Board Chairman and Chairman of the Board Audit Committee, other Board members where relevant and external regulators. Group Audit’s responsibilities include attending and presenting reports, as appropriate, at Board and relevant Board and Management committees. Board Audit Committee dialogue with management, external audit and Group audit The Board Audit Committee maintains an ongoing dialogue with management, the external auditor and Group Audit, including regarding those matters that are likely to be designated as Critical Audit Matters in the external auditor’s report. Critical Audit Matters are those matters which, in the opinion of the external auditor, are of the most significance in their audit of the financial report. As part of its oversight responsibilities, the Board Audit Committee also conducts discussions with a wide range of internal and external stakeholders including: — the external auditor, about our major financial reporting risk exposures and the steps management has taken to monitor and control such exposures; — Group Audit and the external auditor concerning their reports regarding significant findings in the conduct of their audits, and overseeing that any issues identified are rectified by management in an appropriate and timely way or reported to the Board Risk Committee (with the Board Risk Committee overseeing management’s response to rectifying those issues); — management and the external auditor concerning the half year and full year financial statements; — management and the external auditor regarding any correspondence with regulators or government agencies, and any published reports which raise material issues or could impact on matters regarding the Westpac Group’s financial statements or accounting policies; and — the Group General Counsel regarding any legal matters that may have a material impact on, or require disclosure in, the financial statements. MARKET DISCLOSURE AND SHAREHOLDER COMMUNICATION Verification of periodic corporate reports For periodic corporate reports released to the market which are not required to be audited or reviewed by our external auditor, we have verification and approval processes to support the integrity of the information disclosed. The process varies depending on the report and generally involves the individuals with responsibility for the information confirming to the best of their knowledge that the information is accurate and not misleading. The process may also involve review by internal subject matter experts (and as appropriate, our external advisors); and review by and confirmation from the individual responsible for the corporate report that it is appropriate for release. Such periodic corporate reports may also be required to be approved by the Disclosure Committee or the Board under our Market Disclosure Policy – as described below. Market disclosure We seek to provide all investors with equal, timely, accurate, balanced and meaningful information. Consistent with these standards, our Board-approved Market Disclosure Policy governs how we communicate with our shareholders and the investment community. Our Market Disclosure Policy is available on our website at www.westpac.com.au/about-westpac/westpac-group/ corporate-governance/principles-policies/. The policy provides a framework for how we manage our disclosure obligations and satisfy the disclosure requirements of the ASX, NZX, and other relevant offshore securities exchanges, as well as relevant securities and corporations legislation. Under our policy, and in accordance with our obligations, information that a reasonable person would expect to have a material effect on the price or value of our securities must first be disclosed via the ASX unless an exception applies under regulatory requirements. Our Disclosure Committee is responsible for (among other things) determining whether matters within management’s authority should be disclosed publicly under the policy, and for assisting employees in understanding what information may require disclosure to the market on the basis that it is market sensitive. 205

Certain disclosure decisions (for example, relating to matters of fundamental importance to the Group including announcements concerning financial results or material equity raisings, transactions or changes in strategic direction) are the responsibility of the Board. The Disclosure Committee is comprised of the Disclosure Officer (who is the CFO), the Group General Counsel and at least one of the following: the CEO, the Chief Risk Officer, the Group Executive, Customer & Corporate Services, the Company Secretary of Westpac and the General Manager, Investor Relations. The Disclosure Officer is ultimately responsible for all disclosure-related communication with relevant securities exchanges. The Company Secretary or their delegate is authorised to give any documents to the ASX once they have been approved pursuant to the Market Disclosure Policy or by the Board or a Committee of Directors of the Board. A copy of announcements on material issues will also be provided to the Board promptly after release to the ASX, unless previously provided. Before Westpac gives a new and substantive investor or analyst presentation, we will release a copy of that presentation to the market. Once relevant information is disclosed to the market and available to investors, it may also be published on our website. This includes investor discussion packs, and presentations on, and explanations about, our financial results. Our website also contains Annual Reports, results announcements, speeches and support material given at investor conferences or presentations, notices of meetings and key media releases. Shareholder communication and participation We are committed to keeping shareholders fully informed about Westpac in compliance with our obligations – from our strategy, operations and performance, to our governance and sustainability approach. As part of our investor relations program – and consistent with our Market Disclosure Policy – we carry out a range of activities to facilitate two-way communication with shareholders, including: — providing relevant company information online via our Investor Centre on our website; — giving shareholders the option to receive information and communications electronically or via hard copy; — responding to shareholder queries directly via phone, email and mail; and — enabling shareholders to view major market briefings and maintaining that information in our Investor Centre. Our financial calendar in our Investor Centre lists all major market briefings and shareholder meetings. Announcements on these events may also be made on the ASX. Westpac seeks to facilitate shareholder participation at general meetings. We aim to choose a time and venue for meetings that is convenient to shareholders, and we typically move our AGM across capital cities. We also include explanatory notes in the notice of meeting which is sent to shareholders. The meeting is also webcast with a replay available for viewing in our Investor Centre. Westpac engages with shareholders and shareholder groups throughout the year to gather feedback and allow them to ask questions. This feedback assists the Group’s decision making and allows us to address any key themes in our reporting and/or at our meeting. Westpac intends to hold a ‘hybrid AGM’ this year, with shareholders being able to attend the AGM venue in person or participate online or via the telephone. Shareholders taking part in our 2023 AGM online (and their proxies, corporate representatives and attorneys) will be able to ask questions and make comments (either through the AGM Online Platform or via the teleconference) and vote on the resolutions. In addition, shareholders can lodge a direct vote before the AGM. Consistent with our practice for voting at meetings of shareholders, voting on all resolutions is conducted by a poll. 206 WESTPAC GROUP 2023 ANNUAL REPORT

This page has been intentionally left blank. 207

DIRECTORS’ REPORT Our Directors present their report together with the financial statements of the Group for the financial year ended 30 September 2023. Directors The names of the persons who have been Directors, or appointed as Directors, during the period since 1 October 2022 and up to the date of this report are: John McFarlane, Peter King, Tim Burroughs, Nerida Caesar, Audette Exel AO, Michael Hawker AM (appointed as a Director on 1 December 2020 and retired as a Director on 15 July 2023), Christopher Lynch, Peter Marriott (appointed as a Director on 1 June 2013 and retired as a Director on 14 December 2022), Peter Nash, Nora Scheinkestel, Margaret Seale and Michael Ullmer AO. Particulars of the skills, experience, expertise and responsibilities of the Directors at the date of this report, including all directorships of other listed companies held by a Director at any time in the three years immediately before 30 September 2023, and the period for which each directorship has been held, are set out in the following pages. Board Committee Member Key Chairman of each committee is noted with a red icon. Board Nominations & Governance Board Risk Board Remuneration Board Audit Board of Directors John McFarlane MA, MBA Age: 76 CHAIRMAN AND INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since February 2020 and Chairman since April 2020. Board Committees: Chairman of the Board Nominations & Governance Committee. Experience: John is a senior figure in global banking and financial services and has 49 years of experience in the sector. He was formerly Chairman of Barclays plc, Aviva plc and FirstGroup plc, and Chairman of The City UK. He was also a Non-executive Director of Westfield Group/Westfield Corporation, The Royal Bank of Scotland Group, Capital Radio plc and was a council member of The London Stock Exchange. John served as Chief Executive Officer of Australia and New Zealand Banking Group Limited from 1997 to 2007, and as Group Executive Director at Standard Chartered. He also held senior positions at Citicorp including as Managing Director of Citicorp Investment Bank Ltd and Head of Citicorp and Citibank in the UK and Ireland. He began his career at Ford Motor Co. Directorships of listed entities over the past three years: Unibail Rodamco-Westfield SE (June 2018 to May 2023). Other principal directorships and interests: Director of Old Oak Holdings Ltd Board Committees: 208 WESTPAC GROUP 2023 ANNUAL REPORT

Peter King BEc, FCA Age: 53 MANAGING DIRECTOR AND CHIEF EXECUTIVE OFFICER Appointed: Director since December 2019. Board Committees: Nil. Experience: Peter was appointed Westpac Group Chief Executive Officer in April 2020. Peter previously held this role on an acting basis between December 2019 and March 2020. Since joining the Westpac Group in 1994, Peter also held senior finance roles including Chief Financial Officer with responsibility for Westpac’s Finance, Tax, Treasury and Investor Relations functions. He has worked in senior finance roles across the Group including in Group Finance, Business and Consumer Banking, Business and Technology Services, Treasury and Financial Markets. Peter commenced his career at Deloitte Touche Tohmatsu. He has a Bachelor of Economics from Sydney University and completed the Advanced Management Programme at INSEAD. He is currently Chairman of the Australian Banking Association (ABA) and also a Fellow of the Institute of Chartered Accountants. Directorships of listed entities over the past three years: Nil. Other principal directorships and interests: Chairman and Director of the Australian Banking Association Incorporated, Director of the Institute of International Finance, Director of Financial Markets Foundation for Children and Director of Jawun. Board Committees: Nil. Tim Burroughs MA (Hons), B Psy (Hons), FCA, FAICD Age: 69 INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since March 2023. Board Committees: Member of the Board Risk Committee. Experience: Tim has over 40 years’ experience in finance, international banking and mergers and acquisitions. Tim was formerly Chairman of Investment Banking at Goldman Sachs Australia, where he worked for 11 years. Prior to this, Tim held senior positions at Merrill Lynch including Chairman of Mergers and Acquisitions. From 1993 to 1997, Tim was Principal at Centaurus Corporate Finance, a leading independent advisory firm. Over the course of his career, Tim has specialised in providing strategic financial advice to major corporations and their boards. He has advised on capital restructures, capital raisings and more than 100 public company acquisitions. Tim has an engineering degree from Cambridge University and is a Fellow of the Institute of Chartered Accountants. Tim has also studied and taught Psychology at Macquarie University. Directorships of listed entities over the past three years: Nil. Other principal directorships and interests: Panel member of Adara Partners (Australia) Pty Ltd. Board Committees: Nerida Caesar BCom, MBA, GAICD Age: 59 INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since September 2017. Board Committees: Member of the Board Audit Committee. Experience: Nerida has over 35 years of broad ranging commercial and business management experience, with particular depth in technology-led businesses. Nerida was Group Managing Director and Chief Executive Officer, Australia and New Zealand, of Equifax (formerly the ASX-listed Veda Group Limited) and was also a former director of Genome. One Pty Ltd and Stone and Chalk Limited. Before joining Equifax, Nerida held several senior management roles at Telstra, including Group Managing Director, Enterprise and Government and Group Managing Director, Wholesale. Nerida also held several Executive and senior management positions with IBM within Australia and internationally, including as Vice President of IBM’s Intel Server Division for the Asia Pacific region. Directorships of listed entities over the past three years: Nil. Other principal directorships and interests: Chairman of Workplace Giving Australia Limited, Co-Chairman of G2GWGA Pty Ltd, Director of NBN Co Ltd and Director of CreditorWatch. Advisor to startups in the technology sector. Board Committees: 209

Audette Exel AO BA, LLB (Hons) Age: 60 INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since September 2021. Board Committees: Chair of the Board Risk Committee, Member of the Board Audit Committee. Experience: Audette has more than 35 years’ experience in the global financial services markets as a senior executive, a non-executive director and as a social entrepreneur. Audette was formerly the Managing Director of BSX-listed Bermuda Commercial Bank (1993 to 1996), Chair of the Bermuda Stock Exchange (1995 to 1996) and a Director and Chair of the Investment Committee of the Bermuda Monetary Authority (1999 to 2005). She was a Director and Chair of the Investment Committee of Steamship Mutual (1999 to 2017). She began her career as a lawyer specialising in international finance. Audette is the founder and Chair of the Adara Group, a pioneering social enterprise which exists to support people living in extreme poverty and is the Chief Executive Officer of its corporate advice businesses. She is the recipient of numerous awards, including an honorary Order of Australia for service to humanity. Directorships of listed entities over the past three years: Nil. Other principal directorships and interests: Founder and Chair of Adara Development Australia, Adara Development USA, Adara Development Bermuda, Adara Development UK and Adara Development Uganda. CEO and Director of Adara Advisors Pty Limited and Adara Partners (Australia) Pty Limited. Board Committees: Chris Lynch BCom, MBA, FCPA Age: 70 INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since September 2020. Board Committees: Member of the Board Audit and Board Remuneration Committees. Experience: Chris has significant experience in mineral resources and infrastructure, having spent over 30 years, working in these fields globally. Chris was formerly the Global Chief Financial Officer of Rio Tinto Group, based in London, and an Executive Director. Prior to this, he was a Non-executive Director of Rio Tinto Group. Chris was the Chief Executive Officer of Transurban Group, an international toll road developer and manager with interests in Australia and North America from 2008 to 2012. His executive career also included seven years at BHP Billiton where he was Chief Financial Officer and then Executive Director and Group President – Carbon Steel Materials. Chris spent 20 years with Alcoa Inc. where he held a number of executive positions, including Vice-President and Chief Information Officer based in Pittsburgh, USA and Chief Financial Officer of Alcoa Europe in Switzerland. He was also managing director of KAAL Australia Limited, a joint venture company formed by Alcoa and Kobe Steel. Chris was formerly a Commissioner of the Australian Football League from 2008 until 2014. Directorships of listed entities over the past three years: Nil. Other principal directorships and interests: Director of Business for Millennium Development Ltd Board Committees: Peter Nash BCom, FCA, F Fin Age: 61 INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since March 2018. Board Committees: Chairman of the Board Audit Committee. Member of the Board Risk and Board Nominations & Governance Committees. Experience: Peter was formerly a Senior Partner with KPMG, having been admitted to the Australian partnership in 1993. He served as the National Chairman of KPMG Australia and served on KPMG’s Global and Regional Boards. His previous positions with KPMG included Regional Head of Audit for Asia Pacific, National Managing Partner for Audit in Australia and head of KPMG Financial Services. Peter has worked in geographically diverse and complex operating environments providing advice on a range of topics including business strategy, risk management, internal controls, business processes and regulatory change. He has also provided financial and commercial advice to many State and Federal Government businesses. Peter is a former member of the Business Council of Australia and its Economic and Regulatory Committee. Directorships of listed entities over the past three years: Johns Lyng Group Limited (Chairman since October 2017), Mirvac Group (since November 2018) and ASX Limited (since June 2019). Other principal directorships and interests: Director of the General Sir John Monash Foundation. Board member of the Koorie Heritage Trust. Board Committees: DIRECTORS’ REPORT 210 WESTPAC GROUP 2023 ANNUAL REPORT

Nora Scheinkestel LLB (Hons), PhD, FAICD Age: 63 INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since March 2021. Board Committees: Chair of the Board Remuneration Committee. Member of the Board Risk Committee. Experience: Nora is an experienced company director with a background as a senior banking executive in international and project financing. Nora has served as Chairman and Director in a range of companies across various industry sectors and in the public, private and government arena. Previously, Nora was a director of a number of other major ASX-listed companies, was formerly a member of the Takeovers Panel and was an Associate Professor in the Melbourne Business School at Melbourne University. In 2003, Nora was awarded a centenary medal for services to Australian society in business leadership. Directorships of listed entities over the past three years: Brambles Limited (since June 2020), Origin Energy Limited (since March 2022), Telstra Corporation Limited (August 2010 to October 2022), AusNet Services Ltd (November 2016 to February 2022), Atlas Arteria Limited (August 2014 to November 2020) and Atlas Arteria International Limited (April 2015 to November 2020). Other principal directorships and interests: Nil. Board Committees: Margaret (Margie) Seale BA, FAICD Age: 63 INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since March 2019. Board Committees: Member of the Board Remuneration and Board Nominations & Governance Committees. Experience: Margie has more than 25 years’ experience in senior executive roles in Australia and overseas, including in consumer goods, global publishing, sales and marketing, and the successful transition of traditional business models to digital environments. Prior to her non-executive career, Margie was the Managing Director of Random House Australia and New Zealand and President, Asia Development for Random House Inc. Margie was a Director and then Chair of Penguin Random House Australia Pty Limited, and a Director of Ramsay Health Care Limited, Bank of Queensland Limited and the Australian Publishers’ Association. She also served on the Boards of Chief Executive Women (chairing its Scholarship Committee), the Powerhouse Museum, and the Sydney Writers Festival. Directorships of listed entities over the past three years: Scentre Group Limited (since February 2016) and Telstra Corporation Limited (May 2012 to October 2021). Other principal directorships and interests: Director of Westpac Scholars Limited, Seaborn Broughton & Walford Pty Limited, Pinchgut Opera Limited and Jana Investment Advisers Pty Ltd. Board Committees: Michael Ullmer AO BSc, FAICD, FCA, SF Fin Age: 72 INDEPENDENT NON-EXECUTIVE DIRECTOR Appointed: Director since April 2023. Board Committees: Member of the Board Audit and Board Risk Committees. Experience: Michael has more than 40 years’ experience in international banking, finance and professional services. Michael was formerly the Deputy Group Chief Executive Officer of the National Australia Bank (NAB) from 2007 until he retired from the Bank in August 2011. He joined NAB in 2004 as Finance Director and held a number of key positions including Chairman of the subsidiaries Great Western Bank (US) and JB Were. Prior to NAB, Michael was at Commonwealth Bank of Australia, initially as Group Chief Financial Officer and then Group Executive with responsibility for Institutional and Business Banking. Before that, he was a Partner at accounting firms KPMG (1982 to 1992) and Coopers & Lybrand (1992 to 1997). From a philanthropic perspective, throughout his career Michael has been heavily involved in supporting the Arts and Education sectors. Directorships of listed entities over the past three years: Lendlease Corporation Limited (since December 2011) and Woolworths Limited (January 2012 to October 2021). Other principal directorships and interests: Member of the National Gallery of Victoria Foundation Board. Board Committees: 211

Executive Team Nell Hutton BCom (Hons), MPhil, GAICD Age: 47 CHIEF EXECUTIVE, WESTPAC INSTITUTIONAL BANK1 Nell was appointed Chief Executive, Westpac Institutional Bank in October 2023. The Institutional Bank provides a range of banking services to Commercial, Corporate, Institutional and Public Sector customers with connections to Australia, New Zealand, Asia, Europe and US markets. Nell first joined Westpac in February 2021 as Managing Director, Financial Markets, after 21 years at Goldman Sachs in London and Australia, most recently as Head of the Global Markets division in Australia and New Zealand. She holds a Master of Philosophy in Finance and Economics from Cambridge University and a Bachelor of Commerce (First Class Honours) from the University of Sydney. Nell is Deputy Chair of the Australian Financial Markets Association, and a member of the AICD and Chief Executive Women. 1 Commenced as Chief Executive, Westpac Institutional Bank on 1 October 2023. Peter King BEc, FCA. Age: 53 MANAGING DIRECTOR AND CHIEF EXECUTIVE OFFICER, WESTPAC GROUP Peter was appointed Westpac Group Chief Executive Officer in April 2020, after holding the role on an acting basis between December 2019 and March 2020. Since joining Westpac in 1994, Peter has held senior finance roles including Chief Financial Officer with responsibility for Westpac’s Finance, Group Audit, Tax, Treasury and Investor Relations functions. He has worked in senior finance roles across the Group including in Group Finance, Business and Consumer Banking, Business and Technology Services, Treasury and Financial Markets. Peter commenced his career at Deloitte Touche Tohmatsu. He has a Bachelor of Economics from Sydney University and completed the Advanced Management Programme at INSEAD. Peter is currently the Chairman of the Australian Banking Association (ABA) and he is also a Fellow of the Institute of Chartered Accountants. Scott Collary BA, Humanities Age: 59 GROUP CHIEF INFORMATION OFFICER, TECHNOLOGY Scott Collary was appointed as the Group’s Chief Information Officer in August 2023. Prior to this, he held the role of Group Executive, Customer Services & Technology after joining Westpac as Chief Operating Officer in November 2020. Scott has over 35 years’ global banking experience, with a breadth of expertise across technology, operations, risk mitigation and commercial functions. Before joining Westpac, Scott was Chief Information & Operations Officer for North America Consumer Businesses at Bank of Montreal, Canada. Prior to that, Scott held senior executive positions at a number of multinational financial institutions including ANZ, Citibank, Fifth Third Bank and Bank of America. Scott holds a Bachelor’s Degree from the University of Maryland in the United States. Shannon Finch BA (Hons), LLB (Hons), FGIA Age: 53 GROUP GENERAL COUNSEL Shannon joined Westpac in November 2021 and leads Westpac’s legal function globally. Shannon has nearly 30 years' legal experience including with the Commonwealth Attorney General’s Department Corporations Law Simplification Unit, Mallesons Stephen Jaques (now King & Wood Mallesons) in Canberra, London and Sydney, including as head of the Sydney office, and as a senior partner of global corporate law firm Jones Day. Shannon is a member of the Business Law Executive of the Law Council of Australia, the Advisory Committee to the Australian Law Reform Commission’s Review of the Legislative Framework for Corporations and Financial Services Regulation and the AICD Law Committee. Shannon has experience as a Non-executive Director, is a member of the AICD and Chief Executive Women, and is a Fellow of the Governance Institute of Australia. Shannon has a Bachelor of Arts (Hons) and Bachelor of Laws (Hons) from the Australian National University. DIRECTORS’ REPORT 212 WESTPAC GROUP 2023 ANNUAL REPORT

Anthony Miller LLB (Hons), BA Age: 53 CHIEF EXECUTIVE, BUSINESS & WEALTH Anthony Miller first joined Westpac Group in 2020 and was appointed Chief Executive, Business and Wealth in August 2023. He has responsibility for providing a range of banking and wealth services for small to medium and commercial sized businesses, merchants, private wealth, sustainability, Westpac’s Pacific banking business and BT. Previously he was the Chief Executive of Westpac’s Institutional Bank. Before joining Westpac Group, Anthony was CEO of Australia & New Zealand and Co-Head of Investment Bank, Asia Pacific at Deutsche Bank from 2017. Prior to Deutsche Bank, Anthony was a partner at Goldman Sachs based in Hong Kong within the investment banking division and previously held several roles at Goldman Sachs in Australia and New Zealand having joined the organisation in 2001. Before joining Goldman Sachs, Anthony worked at Credit Suisse. Anthony holds a Bachelor of Law (Honours) from Queensland University of Technology, and Bachelor of Arts (Japanese Language, Modern Asian Studies) from Griffith University. Yianna Papanikolaou BSc (Hons), MBA Age: 46 CHIEF TRANSFORMATION OFFICER Yianna Papanikolaou joined Westpac Group as General Manager, Group Transformation in February 2022 and became Chief Transformation Officer in May 2022. She is responsible for the Customer Outcomes and Risk Excellence (CORE) Program, and the Business, Controls and Monitoring Chapter. Yianna has over 20 years of experience in the financial services industry, and has held executive roles and led large-scale transformations for major organisations across the globe. Before joining Westpac, she spent seven years at Deutsche Bank in the United Kingdom where she held several leadership positions, including Managing Director, Chief Transformation Office. Prior to this, she was at Royal Bank of Scotland, as Head of Strategy and Transformation for the Corporate Bank. She began her career in strategy and technology consulting. Yianna holds a bachelor’s degree in Computer Science and Mathematics from Clark University and an MBA from The University of Manchester. Carolyn McCann BBus (Com), BA, GradDipAppFin, GAICD Age: 51 GROUP EXECUTIVE, CUSTOMER & CORPORATE SERVICES Carolyn has been part of the Westpac Group Executive team since 2018 and is currently Group Executive, Customer & Corporate Services, responsible for operations and customer support services. The division brings together customer solutions, financial crime and fraud prevention, customer operations, property, procurement and protective services, corporate affairs and community, HR and Finance Services. Carolyn joined Westpac in 2013, as General Manager, Corporate Affairs and Sustainability. Prior to joining Westpac, Carolyn spent 13 years at Insurance Australia Group in various positions, including Group General Manager, Corporate Affairs and Investor Relations. She began her career in consulting in financial services. Carolyn has a Bachelor of Arts from The University of Queensland, a Bachelor of Business from Queensland University of Technology, and a Graduate Diploma of Applied Finance and Investment from the Securities Institute of Australia. She is a member of the Australian Institute of Company Directors (AICD). Catherine McGrath LLB/BCom Age: 52 CHIEF EXECUTIVE OFFICER, WESTPAC NEW ZEALAND Catherine was appointed Chief Executive Officer of Westpac New Zealand in November 2021. She has more than 25 years’ experience working in financial services, spanning business, operational and people leadership roles to which she has driven significant people, structural, technology and strategic change. Prior to joining Westpac, Catherine led large-scale transformations at some of the world’s best known banks including Barclays Group and Lloyds TSB in the UK. This included various positions such as Head of Channels, Managing Director of Transaction Products and Payments, and Transaction Banking Director. Earlier in her career she worked at BNZ, ASB and the Prudential Group. Catherine was raised in New Zealand. She graduated from Canterbury University with a Bachelor of Law and a Bachelor of Commerce. 213

Ryan Zanin CFA, FICB Age: 61 CHIEF RISK OFFICER Ryan was appointed Chief Risk Officer in April 2022. Ryan is responsible for risk management across the Group, which includes credit risk, operational risk, financial crime, compliance and conduct. Ryan has over 30 years’ experience in financial services specialising in risk management. Prior to joining Westpac Group, Ryan was at Fannie Mae as Executive Vice President and Chief Risk Officer overseeing the company’s governance and strategy for global risk management. Prior to Fannie Mae Ryan held senior positions at GE Capital, Wells Fargo & Company and Deutsche Bank. Ryan has also been on the Board of Fannie Mae and General Electric Capital Corporation. A Canadian, Ryan began his career at the Bank of Montreal in Credit Services before taking on various roles across Citibank Canada and Bankers Trust Company. Ryan is a Chartered Financial Analyst. Christine Parker BGDipBus (HRM) Age: 63 GROUP EXECUTIVE, HUMAN RESOURCES Christine was appointed to Westpac Group’s Executive Team in October 2011. Christine holds leadership responsibility for the Human Resources function across the Westpac Group. She is responsible for the Westpac Group’s human resources strategy and management, including reward and recognition, safety, learning and development, careers and talent, employee relations and employment policy. Christine is also responsible for the office of the Banking Executive Accountability Regime (BEAR) and supports the CEO and Board on culture and conduct. Since joining Westpac in 2007, Christine has held a variety of senior leadership roles including Group General Manager, Human Resources and General Manager, Human Resources for Westpac New Zealand Limited. Before joining Westpac, Christine held senior HR roles in a number of high profile organisations and across a range of industries, including Carter Holt Harvey and Restaurant Brands New Zealand. Christine is currently Chair of the St.George Foundation, Director of the Financial Alliance for Women, a member of Chief Executive Women and was previously a Director of Orygen Youth Mental Health Foundation, Women’s Community Shelters and member of the Veterans’ Employment Industry Advisory Committee. Michael Rowland B.Comm, FCA Age: 62 CHIEF FINANCIAL OFFICER Michael joined Westpac Group as Chief Financial Officer in September 2020. He is responsible for Westpac’s Finance, Group Audit, Investor Relations, Tax, Treasury and Corporate and Business Development functions. Before joining Westpac, Michael was a Partner in Management Consulting at KPMG. Before that he held a number of senior executive positions at ANZ from 1999 to 2013. This included CFO Institutional Banking, CFO Wealth, CFO New Zealand, CFO Personal Financial Services, and business leadership roles as CEO Pacific, Managing Director Mortgages and General Manager, Transformation. Michael commenced his career at KPMG, where he was promoted to become a Tax Partner in 1993. Michael holds a Bachelor of Commerce, University of Melbourne and a Graduate Diploma of Taxation Law, Monash University. He is a Fellow of the Institute of Chartered Accountants in Australia and New Zealand. Jason Yetton B.Comm (Finance & Mktg), GradDipAppFin Age: 52 CHIEF EXECUTIVE, CONSUMER Jason was appointed Chief Executive, Consumer in August 2023. The Consumer segment provides a range of banking products and services including mortgages, credit cards, personal loans and deposits to customers in Australia. Previously he led the Group’s Specialist Businesses Division overseeing a number of business divestments to create a simpler, stronger bank. He has also held a number of Group Executive roles with Westpac at different times for more than 20 years including Group Strategy, Westpac Retail and Business Banking, and senior positions in BT Financial Group. Outside of Westpac, Jason has been Chief Executive Officer NewCo, CBA, where he was appointed to lead the demerger of its wealth management and mortgage broking businesses. Prior to that, he was Chief Executive Officer and Managing Director, SocietyOne, an early financial services disrupter and consumer finance marketplace lender. Jason holds a Bachelor of Commerce (Marketing and Finance) from the University of New South Wales and a Graduate Diploma in Applied Finance and Investment from the Securities Institute of Australia. DIRECTORS’ REPORT 214 WESTPAC GROUP 2023 ANNUAL REPORT

Ryan Zanin CFA, FICB Age: 61 CHIEF RISK OFFICER Ryan was appointed Chief Risk Officer in April 2022. Ryan is responsible for risk management across the Group, which includes credit risk, operational risk, financial crime, compliance and conduct. Ryan has over 30 years’ experience in financial services specialising in risk management. Prior to joining Westpac Group, Ryan was at Fannie Mae as Executive Vice President and Chief Risk Officer overseeing the company’s governance and strategy for global risk management. Prior to Fannie Mae Ryan held senior positions at GE Capital, Wells Fargo & Company and Deutsche Bank. Ryan has also been on the Board of Fannie Mae and General Electric Capital Corporation. A Canadian, Ryan began his career at the Bank of Montreal in Credit Services before taking on various roles across Citibank Canada and Bankers Trust Company. Ryan is a Chartered Financial Analyst. Christine Parker BGDipBus (HRM) Age: 63 GROUP EXECUTIVE, HUMAN RESOURCES Christine was appointed to Westpac Group’s Executive Team in October 2011. Christine holds leadership responsibility for the Human Resources function across the Westpac Group. She is responsible for the Westpac Group’s human resources strategy and management, including reward and recognition, safety, learning and development, careers and talent, employee relations and employment policy. Christine is also responsible for the office of the Banking Executive Accountability Regime (BEAR) and supports the CEO and Board on culture and conduct. Since joining Westpac in 2007, Christine has held a variety of senior leadership roles including Group General Manager, Human Resources and General Manager, Human Resources for Westpac New Zealand Limited. Before joining Westpac, Christine held senior HR roles in a number of high profile organisations and across a range of industries, including Carter Holt Harvey and Restaurant Brands New Zealand. Christine is currently Chair of the St.George Foundation, Director of the Financial Alliance for Women, a member of Chief Executive Women and was previously a Director of Orygen Youth Mental Health Foundation, Women’s Community Shelters and member of the Veterans’ Employment Industry Advisory Committee. Michael Rowland B.Comm, FCA Age: 62 CHIEF FINANCIAL OFFICER Michael joined Westpac Group as Chief Financial Officer in September 2020. He is responsible for Westpac’s Finance, Group Audit, Investor Relations, Tax, Treasury and Corporate and Business Development functions. Before joining Westpac, Michael was a Partner in Management Consulting at KPMG. Before that he held a number of senior executive positions at ANZ from 1999 to 2013. This included CFO Institutional Banking, CFO Wealth, CFO New Zealand, CFO Personal Financial Services, and business leadership roles as CEO Pacific, Managing Director Mortgages and General Manager, Transformation. Michael commenced his career at KPMG, where he was promoted to become a Tax Partner in 1993. Michael holds a Bachelor of Commerce, University of Melbourne and a Graduate Diploma of Taxation Law, Monash University. He is a Fellow of the Institute of Chartered Accountants in Australia and New Zealand. Jason Yetton B.Comm (Finance & Mktg), GradDipAppFin Age: 52 CHIEF EXECUTIVE, CONSUMER Jason was appointed Chief Executive, Consumer in August 2023. The Consumer segment provides a range of banking products and services including mortgages, credit cards, personal loans and deposits to customers in Australia. Previously he led the Group’s Specialist Businesses Division overseeing a number of business divestments to create a simpler, stronger bank. He has also held a number of Group Executive roles with Westpac at different times for more than 20 years including Group Strategy, Westpac Retail and Business Banking, and senior positions in BT Financial Group. Outside of Westpac, Jason has been Chief Executive Officer NewCo, CBA, where he was appointed to lead the demerger of its wealth management and mortgage broking businesses. Prior to that, he was Chief Executive Officer and Managing Director, SocietyOne, an early financial services disrupter and consumer finance marketplace lender. Jason holds a Bachelor of Commerce (Marketing and Finance) from the University of New South Wales and a Graduate Diploma in Applied Finance and Investment from the Securities Institute of Australia. DIRECTORS’ REPORT Executive Team NAME POSITION YEAR JOINED GROUP YEAR APPOINTED TO POSITION Peter King Managing Director & Chief Executive Officer 1994 2020 Scott Collary Group Chief Information Officer, Technology 2020 2023 Shannon Finch Group General Counsel 2021 2021 Nell Hutton Chief Executive, Westpac Institutional Bank 2021 2023 Carolyn McCann Group Executive, Customer & Corporate Services 2013 2023 Catherine McGrath Chief Executive Officer, Westpac New Zealand 2021 2021 Anthony Miller Chief Executive, Business & Wealth 2020 2023 Yianna Papanikolaou Chief Transformation Officer 2022 2022 Christine Parker Group Executive, Human Resources 2007 2011 Michael Rowland Chief Financial Officer 2020 2020 Jason Yetton Chief Executive, Consumer 2020 2023 Ryan Zanin Chief Risk Officer 2022 2022 There are no family relationships between or among any of our Directors or Executive Team. Tim Hartin LLB (Hons.) Age: 48 COMPANY SECRETARY Tim was appointed Company Secretary in November 2011. Before that appointment, Tim was Head of Legal – Risk Management & Workouts, Counsel & Secretariat and prior to that, he was Counsel, Corporate Core. Before joining Westpac in 2006, Tim was a Consultant with Gilbert + Tobin, where he provided corporate advisory services to ASX-listed companies. Tim was previously a lawyer at Henderson Boyd Jackson W.S. in Scotland and in London in Herbert Smith’s corporate and corporate finance division. 215

216 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report Directors’ report 3. Operating and financial review a) Principal activities The principal activities of the Group during the financial year ended 30 September 2023 were the provision of financial services including lending, deposit taking, payments services, investment platforms, superannuation and funds management, leasing finance, general finance, interest rate risk management and foreign exchange services. During the period, Westpac merged its BT personal and corporate superannuation funds with Mercer Super Trust and sold Advance Asset Management Limited to Mercer (Australia). Other than these changes, there have been no significant changes in the nature of the principal activities of the Group during 2023. b) Operations and financial performance Net profit for 2023 was $7,195 million, an increase of 26% compared to 2022, and resulting in an increase of 28% in our basic earnings per share. The growth in net profit reflects higher income, tempered by an increase in provisions for loan losses. The following is a summary of the movements in major line items in net profit for 2023 compared to 2022. Net interest income increased by $1,156 million or 7% driven by a 2 basis point increase in net interest margin and growth in average interest earning assets of 6%. Key movements in net interest margin included: • Wider deposit spreads and higher earnings on hedged deposits; • Benefits from the investment of capital in a rising rate environment; • Lower spreads on loans reflecting intense competition; and • An unrealised loss of $113 million on fair value movements of non-hedge accounted economic hedges in 2023, compared to an unrealised gain of $633 million in 2022. Non-interest income was $883 million or 36% higher. The key movements included: • A gain on sale of businesses in 2023 of $268 million compared to a net loss of $823 million in 2022. The loss in 2022 was largely from the sale of our Australian life insurance business of $1,112 million; and • Lower contribution from our wealth management business following sales in 2022 and 2023. Operating expenses were $110 million or 1% lower. The key movements included: • A reduction in asset impairments of $192 million; • Lower costs related to businesses sold; • Reduced use of third-party services; • Lower impairment of goodwill as 2022 included a $122 million impairment related to the Superannuation business; • Higher staff expenses from wage inflation, higher restructuring and leave entitlement costs; and • Higher technology services, and software maintenance and licensing costs from inflationary pressure and higher software amortisation as projects were completed in the period. Credit impairment charges of $648 million represented 9 basis points of average gross loans compared to 5 basis points of average gross loans in 2022. The increase reflected some deterioration in credit quality metrics with stressed exposures up 19 basis points. The effective tax rate was 30.12% in 2023, broadly in line with the Australian corporate tax rate of 30%. The effective tax rate was higher in 2022 due to non-deductible items including goodwill write-downs not repeated in 2023. A review of the operations of the Group and its segments and their results for the financial year ended 30 September 2023 is set out in Section 2 of the Annual Report under the sections ‘Group Performance’, ‘Segment Reporting’, and Review of Earnings: 2022 vs 2021 (see pages 302 to 303), which form part of this report. Further information about our financial position and financial results is included in the financial statements in Section 3 of this Annual Report (see pages 1 to 127), which form part of this report. c) Dividends Westpac has announced a final ordinary dividend of 72 cents per Westpac ordinary share, totalling approximately $2,527 million for the year ended 30 September 2023. The dividend will be fully franked and will be paid on 19 December 2023. In 2023, an interim ordinary dividend of 70 cents per Westpac ordinary share totalling $2,456 million was paid as a fully franked dividend on 27 June 2023 (2022: 61 cents totalling to $2,136 million was paid as interim ordinary dividend in 2022). For the year ended 30 September 2022, a fully franked final dividend of 64 cents per ordinary share totalling $2,240 million was paid on 20 December 2022.

217 d) Significant changes in state of affairs and events during and since the end of the 2023 financial year Significant changes in the state of affairs of the Group during the financial year ended 30 September 2023, or that have occurred since that date, were: • Implementing changes to the Group’s structure and executive team to support the Group’s next strategic phase and position the company for growth. • Ongoing implementation of the CORE Program, which is delivering the Integrated Plan required by the 2020 enforceable undertaking with APRA in relation to our risk governance remediation, and supporting the strengthening of our risk governance, accountability, and culture. Following the completion of the Integrated Plan, expected by 31 December 2023, we will continue to focus on sustainability and effectiveness of the uplift delivered by the Integrated Plan through a transition period, expected to be calendar year 2024 with assurance by Promontory Australia. • The announcement by John McFarlane, Chairman of the Board, of his intention to retire in December 2023 at the conclusion of the 2023 AGM, and the announcement on 16 October 2023 of the appointment of Steven Gregg as Non-executive Director and Chaiman-elect effective 7 November 2023. Mr Gregg, if elected at the AGM, will succeed Mr McFarlane as Chairman of the Board at the conclusion of the AGM on 14 December 2023. For a discussion of these changes and other significant developments, please refer to ‘Significant developments’ in Section 1 of the Annual Report, which forms part of this report (see pages 249 to 251). The Directors are not aware of any other matter or circumstance that has occurred since 30 September 2023 that has significantly affected or may significantly affect the operations of the Group, the results of these operations or the state of affairs of the Group in subsequent financial years. e) Business strategies, developments and expected results Our business strategies, prospects and likely major developments in the Group’s operations in future financial years and the expected results of those operations are discussed in the Strategic Review (see pages 142 to 206) and in ‘Significant developments’ in Section 1 of the Annual Report (see pages 249 to 251), which forms part of this report. Further information on our business strategies and prospects for the future financial years and likely developments in our operations and the expected results of operations have not been included in this report because the Directors believe it would be likely to result in unreasonable prejudice to us. f) Risks to our financial performance, position and our operations Our financial position, our future financial results, our operations and the success of our strategy are subject to a range of risks. These risks are set out and discussed in Section 2 of this Annual Report under the section ‘Risk factors’, which forms part of this report (see pages 304 to 316).

218 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 4. Directors’ interests a) Directors’ interests in securities The following particulars for each Director are set out in the Remuneration Report in Section 10 of the Directors’ report for the year ended 30 September 2023 and in the table below: • Their relevant interests in our shares or the shares of any of our related bodies corporate; • Their relevant interests in debentures of, or interests in, a registered scheme made available by us or any of our related bodies corporate; • Their rights or options over shares in, debentures of, or interests in, any registered scheme made available by us or any of our related bodies corporate; and • Any contracts: – To which the Director is a party or under which they are entitled to a benefit; and – That confer a right to call for or deliver shares in, debentures of, or interests in, a registered scheme made available by us or any of our related bodies corporate. Directors’ interests in Westpac and related bodies corporate as at 5 November 2023 Number of Relevant Interests in Westpac Ordinary Shares Number of Westpac Share Rights Westpac Banking Corporation Current Directors John McFarlane 45,000 - Peter King 213,5271 481,6872 Tim Burroughs 67,302 - Nerida Caesar 13,583 - Audette Exel 11,562 - Chris Lynch3 13,090 - Peter Nash 15,260 - Nora Scheinkestel 14,874 Margaret Seale4 10,438 - Michael Ullmer5 12,570 - Former Directors Michael Hawker6 32,432 Peter Marriot7 22,110 - 1. Peter King’s interest in Westpac ordinary shares includes 20,744 restricted shares held under the Restricted Share Plan. 2. Share rights issued under the Long Term Variable Reward Plan. 3. Chris Lynch and his related bodies corporate also hold relevant interests in 1,137 Westpac Capital Notes 5 (ASX: WBCPH). 4. Margaret Seale and her related bodies corporate also hold relevant interests in 100 Westpac Capital Notes 7 (ASX: WBCPJ). 5. Michael Ullmer and his related bodies corporate also hold relevant interests in 800 Westpac Capital Notes 5 (ASX:WBCPH), 1,000 Westpac Capital Notes 6 (WBCPI), 300 Westpac Capital Notes 9 (WBCPL) and 1,000 Westpac Subordinated Notes (WBCHA). 6. Figure displayed is as at Michael Hawker’s retirement date of 15 July 2023. 7. Figure displayed is as at Peter Marriot’s retirement date of 14 December 2022. Note: Certain subsidiaries of Westpac offer a range of registered schemes. The Directors may from time to time invest in these schemes and are required to provide a statement to the ASX when any of their interests in these schemes change. ASIC has exempted each Director from the obligation to notify the ASX of a relevant interest in a security that is an interest in BT Cash Management Trust (ARSN 087 531 539), BT Premium Cash Fund (ARSN 089 299 730), Westpac Cash Management Trust (ARSN 088 187 928) or Advance Cash Multi-Blend Fund (ARSN 094 113 050).

219 b) Indemnities and insurance Under the Westpac Constitution, unless it is forbidden or would be made void by statute, we indemnify any person who is or has been a Director or Company Secretary of Westpac and of each of our related bodies corporate (except related bodies corporate listed on a recognised stock exchange), any person who is or has been an employee of Westpac or our subsidiaries (except subsidiaries listed on a recognised stock exchange), and any person who is or has been acting as a responsible manager under the terms of an Australian Financial Services Licence of any of Westpac’s wholly-owned subsidiaries against every liability (other than a liability for legal costs) incurred by each such person in their capacity as director, company secretary, employee or responsible manager, as the case may be; and all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity. Each of the Directors named in this Directors’ report and the Company Secretary of Westpac has the benefit of this indemnity. Consistent with shareholder approval at the 2000 Annual General Meeting, Westpac has entered into a Deed of Access and Indemnity with each of the Directors, which includes indemnification in identical terms to that provided in the Westpac Constitution. Westpac also executed a deed poll in September 2009 providing indemnification equivalent to that provided under the Westpac Constitution to individuals who are or have been acting as: • statutory officers (other than as a director) of Westpac; • directors and other statutory officers of wholly- owned subsidiaries of Westpac; and • directors and statutory officers of other nominated companies as approved by Westpac in accordance with the terms of the deed poll and Westpac’s Contractual Indemnity Policy. Some employees of Westpac’s related bodies corporate and responsible managers of Westpac and its related bodies corporate are also currently covered by a deed poll that was executed in November 2004, which is on similar terms to the September 2009 deed poll. The Westpac Constitution also permits us, to the extent permitted by law, to pay or agree to pay premiums for contracts insuring any person who is or has been a Director or Company Secretary of Westpac or any of its related bodies corporate against liability incurred by that person in that capacity, including a liability for legal costs, unless: • we are forbidden by statute to pay or agree to pay the premium; or • the contract would, if we paid the premium, be made void by statute. Under the September 2009 deed poll, Westpac also agrees to provide directors’ and officers’ liability insurance to Directors of Westpac and Directors of Westpac’s wholly-owned subsidiaries (except wholly- owned subsidiaries listed on a recognised stock exchange). For the year ended 30 September 2023, the Group has insurance cover which, in certain circumstances, will provide reimbursement for amounts which we have to pay under the indemnities set out above. That cover is subject to the terms and conditions of the relevant insurance, including but not limited to the limit of indemnity provided by the insurance. The insurance policies prohibit disclosure of the premium payable and the nature of the liabilities covered. c) Share rights outstanding As at the date of this report there are 4,063,962 share rights outstanding in relation to Westpac ordinary shares, held by 103 holders. The latest dates for exercise of the share rights range between 17 December 2024 and 1 October 2037. Holders of outstanding share rights in relation to Westpac ordinary shares do not have any rights under the share rights to participate in any share issue or interest of Westpac or any other body corporate. d) Proceedings on behalf of Westpac No application has been made and no proceedings have been brought or intervened in, on behalf of Westpac under section 237 of the Corporations Act.

220 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 5. Environmental disclosure The Westpac Group’s environmental disclosure is summarised in this Annual Report and detailed in our 2023 Climate Report. Our disclosure in these reports is aligned to Taskforce on Climate-Related Disclosures (TCFD) covering governance, strategy, risk management, and metrics. The Climate Report includes our Climate Change Position Statement and Action Plan, outlining our strategy and actions. Additional disclosure on environmental matters includes: • Natural Capital Position Statement, which looks at how we are considering the risks and opportunities associated with nature; and • Sustainable Finance Framework, outlining how we categorise green, transition, social and sustainability finance. We also reference climate in a range of other policies and principles including: • Positions on lending to certain sensitive sectors. • Responsible Sourcing Code of Conduct. • Reconciliation Action Plan. We participate in a number of voluntary sustainability initiatives including the Global Reporting Initiative (GRI), the Equator Principles, the Principles for Responsible Banking, the Net-Zero Banking Alliance, the United Nations Global Compact, the RE100, the Sustainability Accounting Standards Board (SASB), the Taskforce on Nature-related Financial Disclosures (TNFD) and the Australian Government Climate Active Carbon Neutral Standard for Organisations. In Australia we publicly report our scope 1 and 2 greenhouse gas emissions, energy consumption and production under the National Greenhouse and Energy Reporting (NGER) scheme for the period 1 July through 30 June each year. Our operations are not materially affected by any other significant environmental regulation under any law of the Commonwealth of Australia or of any State or Territory of Australia. We may, however, become subject to environmental regulation as a result of our activities in the ordinary course of business and we have policies in place to ensure that this potential risk is addressed as part of our normal processes. We are not aware of the Group incurring any material liability (including for rectification costs) under any environmental legislation. Westpac’s environment disclosures are available in sections 1 (see pages 172 to 175) and 2 (see pages 317 to 324) of this Annual Report, and in our Climate Report. Additional information about our environmental performance, is on our website at https://www.westpac. com.au/about-westpac/sustainability/. 6. Human rights disclosure Westpac’s overall approach to human rights is set out in our Human Rights Position Statement and 2026 Action Plan. This lays out the principles and actions that guide our approach and commitment to respecting and advancing human rights in our role as a financial services provider, lender, purchaser of goods and services, employer, and supporter of communities. For example, our Responsible Sourcing Program, including the Responsible Sourcing Code of Conduct and risk assessment methodology is the primary framework for identifying and addressing human rights risk in our supply chain. Under the Modern Slavery Act 2018 (Cth) and Modern Slavery Act 2015 (UK), Westpac is required to prepare an annual statement describing the risks of modern slavery in our operations and supply chain, and the actions taken to address the risks. Westpac published a joint statement for FY22 on behalf of itself and certain reporting entities that addressed the requirements of both Acts. The Westpac Group’s 2022 Modern Slavery Statement was published in March 2023 and can be located at www. westpac.com.au/content/dam/public/wbc/ documents/ pdf/aw/sustainability/wbc-2022-modernslavery-statement. pdf. We will release the Group’s FY23 Modern Slavery Statement in March 2024. 7. Rounding of amounts Westpac is an entity to which ASIC Corporations Instrument 2016/191 dated 24 March 2016, relating to the rounding of amounts in directors’ reports and financial reports, applies. Pursuant to this Instrument, amounts in this Directors’ report and the accompanying financial report have been rounded to the nearest million dollars, unless indicated to the contrary. 8. Political engagement In line with Westpac policy, no cash donations were made to political parties during the financial year ended 30 September 2023. Westpac does participate in political engagement activities assessed as directly relevant to the bank and or the banking industry. Such activities include business observer programs attached to annual party conferences, policy dialogue forums and other political engagement activities, such as speeches and events with industry participants. Westpac attends these events to put forward its position on policy matters of importance to our customers, suppliers, shareholders and our employees. Political expenditure on these events in Australia for the financial year ended 30 September 2023 was $183,800. In New Zealand, political expenditure for the financial year ended 30 September 2023 was NZD $6,573. This year, Westpac also donated $1.75m to the Yes23 and Uluru Dialogues Voice to Parliament campaigns, linked to the Voice referendum. We also provided in-kind support, such as seconding 14 employees. The donations and in-kind support are considered ‘referendum expenditure’ provided to ‘referendum entities’ and are due to be disclosed to the Australian Electoral Commission.

221 9. Directors’ meetings The Westpac Banking Corporation Board met 15 times during the financial year ended 30 September 2023. In addition, Directors attended Board strategy sessions and special purpose committee meetings during the financial year. The following table includes: • Names of the Directors that held office at any time during, or since the end of, the financial year. • The number of Board and Board Committee meetings held during the financial year that each Director, as a member of the Board or Board Committee, was eligible to attend, and the number of meetings attended by each Director. The table excludes the attendance of those Directors who attended meetings of Board Committees of which they are not a member. Scheduled meetings Unscheduled meetings3 Risk Audit Remuneration Nominations & Governance Held1 Attended2 Held1 Attended2 Held1 Attended2 Held1 Attended2 Held1 Attended2 Held1 Attended2 Director John McFarlane4 8 8 7 7 n/a n/a n/a n/a n/a n/a 4 4 Peter King 8 8 7 7 n/a n/a n/a n/a n/a n/a n/a n/a Tim Burroughs5 5 5 3 3 5 4 n/a n/a n/a n/a n/a n/a Nerida Caesar6 8 8 7 7 n/a n/a 4 4 n/a n/a n/a n/a Audette Exel7 8 8 7 7 7 7 4 4 n/a n/a n/a n/a Chris Lynch8 8 8 7 6 n/a n/a 6 6 10 10 n/a n/a Peter Nash9 8 8 7 5 7 7 6 6 n/a n/a 4 4 Nora Scheinkestel10 8 8 7 7 7 7 n/a n/a 10 9 n/a n/a Margaret Seale11 8 8 7 7 6 5 n/a n/a 10 10 4 4 Michael Ullmer12 4 4 3 3 1 1 3 3 n/a n/a n/a n/a Former Director Michael Hawker13 6 6 4 4 4 4 n/a n/a n/a n/a n/a n/a Peter Marriott14 2 2 4 4 2 2 2 2 n/a n/a n/a n/a 1. The number of meetings held during the time the Director was a member of the Board or Board Committee. 2. The number of Board Committee meetings that the Director attended as a member. 3. Out of cycle meetings normally called for a special purpose that do not form part of the Board’s forward agenda. 4. Chairman of the Board and Chairman of the Board Nominations & Governance Committee. 5. Appointed as a Director and a member of the Board Risk Committee on 10 March 2023. 6. Appointed as a member of the Board Audit Committee following the completion of the 2022 Annual General Meeting. 7. Member of the Board Risk Committee. Appointed as Chair of the Board Risk Committee and member of the Board Audit Committee following the completion of the 2022 Annual General Meeting. 8. Member of the Board Audit Committee and Board Remuneration Committee. 9. Chairman of the Board Audit Committee and member of the Board Risk Committee and Board Nominations & Governance Committee. 10. Chair of the Board Remuneration Committee and member of the Board Risk Committee. 11. Member of the Board Nominations & Governance Committee and Board Remuneration Committee. Retired as a member of the Board Risk Committee on 10 August 2023. 12. Appointed as a Director and member of the Board Audit Committee on 3 April 2023. Appointed as a member of the Board Risk Committee on 10 August 2023. 13. Retired as a Director on 15 July 2023. 14. Retired as a Director following the completion of the 2022 Annual General Meeting.

Dear shareholders, 2023 has been a year of continuing improvement against a backdrop of a highly competitive banking market. Net profit after tax (excluding Notable Items) (NPAT) increased 12% on prior year and return on tangible equity (excluding Notable Items) (ROTE), improved from 10.6% to 11.7%, assisted by the share buyback last year. We grew the balance sheet, managed margins and maintained strong credit quality. Impairments were up but lower than expected. Against an economic environment where our customers had to withstand 12 increases in official interest rates since May 2022, we maintained balance sheet strength with key metrics such as common equity tier 1 capital ratio (CET1), net stable funding ratio (NSFR) and liquidity coverage ratio (LCR) all above target. We have substantially completed the Integrated Plan phase of our Customer Outcomes and Risk Excellence (CORE) program with all key milestones on track to be delivered by calendar year end. We aim to move into a transition phase in 2024 to ensure that improvements in risk management and culture as well as processes and systems implemented through CORE are now truly embedded and sustained. As our risk maturity has increased, we’ve made efforts to ensure good risk behaviour is recognised as well as ensuring appropriate consequences for risk management failures. Not everything went to plan. We still have too high a cost base compared to our peers and we have yet to make the step change in customer service we desire. Our Net Promoter Score (NPS) measures, key indicators of customer satisfaction, improved. The increase in Consumer NPS was better than major bank average and therefore achieved target. However we still have much to do and Business NPS remains below peers and did not meet our target ambitions. Executive performance and remuneration outcomes It was a year of material improvement in financial results, strategic execution and risk management but with disappointing progress on serving customers and cost efficiency. The Board therefore assessed performance under the Group Short Term Variable Reward (STVR) Scorecard as below target but towards the upper end of the threshold band at 90% of target. This represents 60% of maximum and is an improvement on last year’s result of 78% of target or 52% of maximum. The 2023 Group STVR Scorecard reflected our refreshed strategy and was structured focusing on five key priority areas: financial performance, risk management, serving customers, strategic execution and people. Details of the assessment are detailed in Section 4.3. The Group STVR Scorecard result is also reflected in the Board’s assessment of the 2023 STVR for the CEO. Peter King’s total remuneration outcomes for 2023 are as follows: • Fixed remuneration increased due to the superannuation guarantee increase on 1 July 2023. • STVR was 90% of his target opportunity and 60% of maximum opportunity. Of this, 50% will be paid in cash and 50% will be deferred up to two years. • 2020 Long Term Variable Remuneration (LTVR) did not vest as it did not meet the relative total shareholder return (TSR) hurdle. This is the 8th consecutive year that the LTVR has failed to vest, reflecting the poor TSR performance which shareholders have experienced. For Group Executives, STVR outcomes ranged from 60% to 104% of target or 40% to 69% of maximum, reflecting the differentiation of performance outcomes for their respective divisions and individual performance. We have applied a positive modifier to STVR Scorecard outcomes for two Group Executives for significantly above expectations performance for risk and compliance. There was also one downward remuneration adjustment for a Group Executive for a risk and compliance matter. Refer to Sections 1 and 4 for further details of performance and remuneration outcomes. LETTER FROM THE CHAIR of the Board Remuneration Committee Directors’ report 10. Remuneration Report 222 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report

Organisational changes In July 2023, Westpac announced a restructure to support the Group's next strategic phase. The changes followed a period of simplification and position the Company for growth. The new executive leadership team features separate dedicated divisions for Consumer banking (led by Jason Yetton) and for Business banking and Wealth (led by Anthony Miller). An expanded Shared Services division incorporating Customer Operations is now led by Carolyn McCann and a separate dedicated division for Technology is led by Scott Collary. Nell Hutton was appointed to lead Westpac Institutional Bank from 1 October 2023. The Specialist Businesses division was disbanded, having largely completed its work. Further details on executive changes are set out in Section 3. New executive remuneration framework for 2024 With the introduction of APRA’s new Prudential Standard CPS 511 Remuneration (CPS 511) and the refresh of our strategy, the Board has made changes to our executive remuneration framework in line with market developments. The new framework is effective from 1 October 2023. The key changes are: • Reduction of the maximum remuneration opportunity for the CEO and Group Executives. • Increased LTVR deferral periods. • Splitting the LTVR into two components: one remains tied to relative TSR performance whilst the new restricted rights component is subject to an assessment of risk culture at grant and at vesting. • Rebalancing the remuneration mix to focus on the long term. Our CEO and Group Executives have been on different remuneration mixes. Our objective over time is to move everyone to the same remuneration mix. For the year ahead, we have aligned the pay mix of the CEO and business roles. We benchmarked remuneration for all roles against market comparators and made some adjustments to fixed remuneration as part of the move to the new executive remuneration framework, as well as recognising role changes as outlined above. For the CEO, the move to the new framework has resulted in: • Maximum remuneration opportunity reduced by 12%. • Fixed remuneration reduced to $2.5m. • The remuneration mix being re-weighted to the long term. • Total target remuneration aligned to the CEOs of other major banks which have a comparable framework. Throughout the year, we met with a number of key stakeholders to explain the rationale of the new framework and seek feedback, and thank those who gave us their time and input in that process. We have also simplified the 2024 Group STVR Scorecard with focus on financial and non-financial measures targeted to the areas of greatest impact and importance for our strategy. This includes measures to support the implementation of our climate transition plan and the technology transformation of the bank. Refer to Section 2 for the Executive remuneration framework for 2024 for further detail. Recognising risk performance of our people Strengthening risk culture is an ongoing priority. One of the ways we reinforce expectations is through recognising employees every day for living our values, using our recognition platform Great Employee Moments (GEM). The platform allows our employees to publicly celebrate their colleagues. Since May 2023, our people have recognised almost 34,000 instances of positive risk management behaviour. Managers can also recognise great customer outcomes and risk excellence by recommending increased variable reward. In early 2023 (based on 2022 performance), 313 employees received increased variable reward for delivering exceptional risk outcomes and we applied 299 downward remuneration adjustments where our people fell short of risk, compliance or conduct expectations. Our people are vital to everything we do and shape the experience of customers. We are investing to build their capabilities and to strengthen our workplace and culture. Refer to the 'Creating value for our people' section of the Annual Report for further detail. On behalf of the Board, I encourage you to read the report in full and we welcome your feedback. Nora Scheinkestel CHAIR BOARD REMUNERATION COMMITTEE 223 Remuneration Report CONTENTS 1. Snapshot of remuneration for 2023 224 5. Remuneration governance 236 2. Executive remuneration framework for 2024 226 6. Further detail on executive remuneration arrangements 237 3. Key Management Personnel 230 7. Non-executive Director remuneration 240 4. 2023 remuneration outcomes and alignment to performance 231 8. Statutory remuneration details 241

Facilitating share ownership by the CEO and Group Executives is important for alignment with shareholders. In addition to the variable remuneration equity components, the minimum shareholding requirement for the CEO is equivalent to two times fixed remuneration and for the Group Executives is one times fixed remuneration. LTVR is not included in the calculation until the performance condition is met. Refer to Section 6 for further detail on remuneration arrangements for 2023. Target remuneration mix for 2023 The remuneration mix is designed with a significant proportion of variable remuneration which is at risk and based on performance. The graphic below sets out the approximate remuneration mix. Variations for individuals may apply from time to time and the aggregate variable remuneration opportunity for 2023 ranged from 67% to 74%. Business roles typically lead the revenue generating businesses. Functional roles enable the organisation. Business roles Chief Executive O cer Group Executives Functional roles 32% 26% 30% 24% 26% 30% 44% 48% 40% Fixed remuneration STVR target LTVR performance rights Our remuneration strategy is to attract and retain talented employees. We reward them for achieving high performance and delivering superior long term results for our customers and shareholders. Promote our purpose, values and behaviours Align with our strategy and create sustainable shareholder value Offer market competitive and equitable pay Reward financial and non-financial performance, including customer outcomes and risk excellence Reinforce our risk and conduct expectations OUR REMUNERATION STRATEGY AND PRINCIPLES OUR EXECUTIVE REMUNERATION FRAMEWORK FOR 2023 224 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 1. Snapshot of remuneration for 2023 Component Purpose Year 1 Year 2 Year 3 Year 4 FIXED REMUNERATION 100% cash (including superannuation) Provide market competitive remuneration reflecting role scope and accountabilities. Salary and superannuation SHORT TERM VARIABLE REWARD 50% cash 50% restricted shares Reward executives for delivering financial and non-financial annual objectives. Performance assessed against a balanced scorecard 50% restricted shares vesting at Year 2 50% restricted shares vesting at Year 3 LONG TERM VARIABLE REWARD 100% performance rights Reward executives for creating shareholder value over the long term. Performance assessed against relative total shareholder return (TSR) at Year 4 Vesting point Grant Performance assessment Performance assessment and grant

Financial performance • Pre-provision profit (excluding Notable Items) grew year on year but failed to meet target. NPAT (excluding Notable Items) was just below target. Growth in core businesses while maintaining balance sheet strength with all liquidity and capital ratios above target. • Impairments higher than prior year but lower than expected. Expenses remained high driven by persistent inflation, wage growth and higher operational costs. Risk management • CORE program is tracking to plan. 51% reduction in high-rated issues, good progress in resolving outstanding regulatory matters. • We aim to move into a transition phase to ensure culture, practices and processes implemented through CORE are embedded sustainably. Serving customers • Consumer NPS improved. Business NPS improved, but did not meet the target and still performing below peers. Digital capabilities improving with the Westpac mobile app rated as the #1 Australian mobile app for 2023 by Forrester, digitally active customers increasing and service speeds improving. Strategic execution • Return to growth in core markets with mortgages above target and business lending at target. Material progress on payments transformation in Westpac Institutional Bank. • Continued progress on climate transition planning with new and updated targets covering approximately 48% of financed emissions. People • Supporting strategy refresh and greater external orientation, executive team reorganised around four key customer segments with dedicated Group Executives for each. • Organisational health index was 75 which was flat year on year, however was achieved in context of significant organisational change and is one point below the global top quartile. Further detail on performance against all measures of the Group STVR Scorecard is set out in Section 4.3. $7,368M NPAT 11.7% ROTE 94% CORE activities complete Up 12% on 2022. Excludes Notable Items. 10.6% in 2022. Excludes Notable Items. in the Integrated Plan. 90% CEO'S 2023 STVR outcome 60% TO 104% Group Executive STVR outcomes 0% LTVR vesting outcome as a % of target, or 60% as a % of maximum. Range of STVR outcomes as a % of target, or 40% to 69% as % of maximum. 2020 LTVR vesting outcome. 8th consecutive year that LTVR has not vested. PERFORMANCE SNAPSHOT REMUNERATION OUTCOMES 225 Net profit after tax (excluding Notable Items) ($m) CEO STVR outcome (% of maximum) CEO STVR outcome (% of target) 0% 20% 40% 60% 80% 100% CEO STVR outcome 0 2,000 4,000 6,000 8,000 Net profit after tax (excluding Notable Items) ($m) 2019 2020 2021 2022 2023 TSR over 4 years (percentile rank) LTVR award (% vested) 0% 20% 40% 60% 80% 100% 0% LTVR award (% vested) 40% 20% 60% 80% 100% TSR over 4 years 2019 2020 2021 2022 2023 Net profit after tax (excluding Notable Items) CEO STVR outcome (% of maximum) CEO STVR outcome (% of target) TSR over 4 years (percentile rank) LTVR award (% vested) Net profit after tax (excluding Notable Items) and CEO STVR outcome TSR and LTVR vesting outcome (percentile rank over the prior four year period) STVR outcomes are aligned with our annual performance which has varied year on year, as shown below. LTVR outcomes are aligned with shareholder experience over the long term, as shown below. Threshold Target Stretch

1. Dividend equivalent payments are payable to the extent that LTVR vests. For LTVR restricted rights, these are accrued for the performance period and the further deferral period after the performance period, and paid at the end of the deferral period. For LTVR performance rights, these are only accrued for the further deferral period after the performance period and paid at the end of the deferral period. 2. Executives have two years after the vesting date to exercise their rights and convert them to shares. OBJECTIVES OF THE NEW FRAMEWORK KEY CHANGES AT A GLANCE OVERVIEW OF THE NEW FRAMEWORK FOR 2024 226 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report Component Purpose Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 FIXED REMUNERATION 100% cash (including superannuation) Provide market competitive remuneration reflecting role scope and accountabilities. Salary and superannuation SHORT TERM VARIABLE REWARD 50% cash 50% restricted shares Reward executives for delivering financial and non-financial annual objectives. Performance assessed against a balanced scorecard 50% restricted shares vesting at Year 2 50% restricted shares vesting at Year 3 LONG TERM VARIABLE REWARD 50% restricted rights1 Reward executives for sustainable risk culture and for creating shareholder value over the long term. Performance assessed against risk culture at grant and at Year 4 CEO: 50% vesting² at Year 4 and 50% at Year 5 Group Executives: 100% vesting² at Year 4 LONG TERM VARIABLE REWARD 50% performance rights1 Reward executives for creating shareholder value over the long term. Performance assessed against relative total shareholder return (TSR) at Year 4 CEO: 100% vesting² at Year 6 Group Executives: 100% vesting² at Year 5 2. Executive remuneration framework for 2024 Minimum shareholding requirement for the CEO is equivalent to two times fixed remuneration and for the Group Executives is one times fixed remuneration. LTVR is not included in the calculation until the performance conditions are met. Create sustainable shareholder value Attract and retain talented executives Reinforce our risk and conduct expectations Grant Performance assessment Pre-grant assessment Pre-vest assessment What: Reduced maximum remuneration opportunity Introduced a new LTVR restricted rights component Increased LTVR deferral periods Reduced maximum STVR opportunity Why: To offset the greater certainty of the new LTVR restricted rights component To focus on risk culture and provide a material weight to non-financial measures, meeting CPS 511 requirements To support a greater focus on the long term To rebalance the remuneration mix to focus on the long term Performance assessment and grant Vesting point New LTVR restricted rights component Extended deferral for LTVR performance rights A revised executive remuneration framework is effective from 1 October 2023. It is designed to align with our strategy, market developments, investor expectations and compliance with CPS 511. Performance period Further deferral period

1. The range of reductions for 2024 does not include Carolyn McCann whose remuneration mix was changed upon appointment to an expanded role. 2. Scott Collary received a 4% increase to fixed remuneration as part of the new framework effective 1 October 2023. 3. Carolyn McCann received a 4% increase to fixed remuneration upon appointment to her new role from 1 August 2023 which did not flow through to 2023 variable remuneration targets. Target STVR and LTVR opportunity was increased for 2024 to recognise her new role. Prior to this, her fixed remuneration was $1,019,182. Refer to Section 3 for further detail. 4. Catherine McGrath received a 4% increase to fixed remuneration as part of the new framework and a further 4.8% increase to fixed remuneration to align to market effective 1 October 2023. 5. Anthony Miller (formerly Chief Executive, Westpac Institutional Bank) and Jason Yetton received a 7% increase to fixed remuneration upon appointment to their new roles from 1 August 2023 which did not flow through to 2023 variable remuneration targets. Prior to this, both received fixed remuneration of $1,191,095. Refer to Section 3 for further detail. Nell Hutton was appointed as Chief Executive, Westpac Institutional Bank and commenced in the role on 1 October 2023. 6. Christine Parker received a 2.5% increase to fixed remuneration increase when moving to the new framework having regard to her prior remuneration mix and market benchmarks. MAXIMUM REMUNERATION OPPORTUNITY REDUCED BETWEEN 12% AND 19%1 STVR • Maximum STVR opportunity reduced from 150% to 125% of target, or 94% of fixed remuneration, for all roles. • Target STVR opportunity reduced from approx 100% to 75% of fixed remuneration for business roles, and maintained at 75% for functional roles. • STVR for the CEO reduced and LTVR increased to re-weight the remuneration mix to the long term. LTVR • LTVR opportunity reduced given the increased likelihood of vesting of the new restricted rights component. • LTVR opportunity reduced from approx 180% to 140% of fixed remuneration for Group Executives leading business units, and from approx 135% to 110% for functional roles, split into two equally weighted components. • CEO LTVR increased to 140% of fixed remuneration to align with Group Executives leading business units. 227 2024 maximum 2023 maximum 8,344 9,523 Peter King Managing Director & Chief Executive Officer 2,500 2,344 1,750 1,750 2,523 3,750 3,250 2024 maximum 2023 maximum 4,310 5,329 Scott Collary2 Chief Information Officer 1,291 1,211 904 904 1,242 1,838 2,250 2024 maximum 2023 maximum 3,538 3,590 Carolyn McCann3 Group Executive, Customer & Corporate Services 1,060 994 742 742 1,060 1,140 1,390 2024 maximum 2023 maximum 3,454 4,125 Catherine McGrath4 Chief Executive Officer, Westpac New Zealand (NZD) 1,035 970 725 725 950 1,425 1,750 2024 maximum 2023 maximum 4,255 5,188 Anthony Miller5 Chief Executive, Business & Wealth 1,275 1,195 893 893 1,275 1,763 2,150 2024 maximum 2023 maximum 3,156 3,776 Christine Parker6 Group Executive, Human Resources 1,039 974 572 572 1,014 1,200 1,562 2024 maximum 2023 maximum 3,862 4,436 Michael Rowland Chief Financial Officer 1,271 1,192 699 699 1,271 1,425 1,740 2024 maximum 2023 maximum 4,255 5,188 Jason Yetton5 Chief Executive, Consumer 1,275 1,195 893 893 1,275 1,763 2,150 2024 maximum 2023 maximum 5,149 5,895 Ryan Zanin Chief Risk Officer 1,695 1,589 932 932 1,695 1,890 2,310 Fixed remuneration STVR maximum LTVR restricted rights LTVR performance rights ($000) Fixed remuneration • Fixed remuneration for the CEO is reduced. • Fixed remuneration for the Group Executives benchmarked and adjustments made where there has been a role change or to align to market as footnoted below. We reviewed the framework and determined changes to fixed remuneration, STVR and LTVR including benchmarking against market comparators. We intend to transition to the same remuneration mix for all Group Executives over time and our STVR Scorecard measures will continue to be differentiated for individual roles. CEO and business role remuneration mix Functional role remuneration mix

Pre-grant and pre-vest assessment We are introducing the new restricted rights component to reinforce our focus on maintaining or improving Group risk culture. We believe a great Group risk culture is a necessary foundation for a successful bank and the creation of long term value for all of our stakeholders. A pre-grant assessment will determine the number of restricted rights granted and a pre-vest assessment will determine the number of rights that vest. For transparency, provided below is an overview of the approach which applies to both assessments. The assessment will be primarily based on the collective Group risk culture assessed as part of the Board's annual attestation to APRA required under Prudential Standard CPS 220 Risk Management, which is a multi factorial, evidence based process. A prudential soundness gate applies. The Board will also consider if there have been any significant risk outcomes or any serious misconduct that have not been sufficiently addressed through performance management or STVR outcomes. LONG TERM VARIABLE REWARD RESTRICTED RIGHTS 228 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report Prudential soundness gate Collective assessment Group risk culture Collective assessment Significant risk outcomes Collective or individual assessment Serious misconduct Collective or individual assessment Process Outputs Review process leveraging the risk culture component of the risk management declaration, which we provide to APRA under Prudential Standard CPS 220 Risk Management. The process involves: • Data reviews, workshops and interviews with a range of stakeholders • Independent review by second line Risk function • Board workshop • External audit triennially Board assessment of Group risk culture on the scale below: Ratings assigned: RED Systemic weakness AMBER Weaknesses GREEN No weaknesses Attestation to APRA including the Board’s view of Group risk culture Has Westpac remained safe and secure, taking into account capital position and liquidity? Prudential soundness is measured through the common equity tier 1 (CET1) capital ratio, liquidity coverage ratio (LCR) and the net stable funding ratio (NSFR). Has Group risk culture maturity been maintained or improved, considering both executive actions or inactions? Have risk outcomes arisen that have a significant and material impact on the Group, not sufficiently addressed elsewhere? Has Westpac suffered from a serious misconduct issue, not sufficiently addressed elsewhere? 1 2 3 4 Group risk culture assessment overview Step 1: Assessment Step 2: Consider Board discretion Following the assessment outlined in Step 1, the Board will consider applying discretion. Considerations to guide the application of discretion and the overall assessment include: • The materiality of the adverse impact on Westpac’s financial position, or reputation, or customers, or shareholders, or employees or regulatory standing. • Whether the outcome was specific to Westpac, the banking industry or the broader market. • The extent to which performance and reward outcomes are already impacted (e.g. through remuneration adjustments), at a collective or individual level. • Whether any adjustment should be made on a collective or individual basis. Given the focus on maintaining or improving Group risk culture over the performance period, adjustments are unlikely at the pre-grant assessment and any potential adjustment is more likely at the pre-vest assessment. Inputs Risk culture reporting and surveys Root cause analysis Prudential attestations Audit and assurance findings Regulatory reviews and notifications Risk management framework maturity assessment

Pre-grant assessment for 2024 The first pre-grant assessment for the 2024 LTVR restricted rights was undertaken in October 2023. The Board determined that no adjustment was required and the 2024 LTVR restricted rights will be granted in full. The prudential soundness gate was satisfied by reviewing the key capital and liquidity ratios, including CET1, LCR and NSFR. The ratios are all above minimum prudential requirements. Group risk culture maturity was assessed as 'Maintained' having regard to a number of inputs: • Risk culture behaviour ratings in line with or above target state of 'Proactive', increasing from 46% in 2022 to 59% in 2023; • There were no findings which indicated a deterioration in Group-wide risk culture arising from root cause analyses completed for material incidents, audit and assurance findings or regulatory reviews; and • Material compliance for 100% of Prudential Standard attestations as assessed by the Risk function. There were no significant risk outcomes or serious misconduct issues that arose that were not sufficiently addressed elsewhere. We have had risk, compliance and conduct matters which have arisen in parts of our business. We addressed these through other remuneration adjustments in line with our regular review processes. The restricted rights remain subject to the pre-vest assessment after the four year performance period ending 1 October 2027. The restricted rights also remain subject to remuneration adjustments during and after this period. Pre-grant assessment Outcome Step 1: Assessment Prudential soundness gate: Has Westpac remained safe and secure, taking into account capital position and liquidity? Met Group risk culture: Has Group risk culture maturity been maintained or improved, considering both executive actions or inactions? Maintained Significant risk outcomes: Have risk outcomes arisen that have a significant and material impact on the Group, not sufficiently addressed elsewhere? No adjustment Serious misconduct: Has Westpac suffered from a serious misconduct issue, not sufficiently addressed elsewhere? No adjustment Step 2: Consider Board discretion No adjustment Overall pre-grant assessment Grant in full LONG TERM VARIABLE REWARD RESTRICTED RIGHTS 229

230 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 3. Key Management Personnel The remuneration of KMP is disclosed in this Report. Disclosures related to former KMP that ceased prior to 1 October 2022 are included in the 2022 Remuneration Report. KMP is defined as those persons that have the authority and responsibility for planning, directing and controlling the activities of an entity, directly or indirectly, including any director (whether executive or otherwise) of that entity. Name Position Term as KMP Managing Director & Chief Executive Officer Peter King Managing Director & Chief Executive Officer Full Year Group Executives1 Scott Collary2 Chief Information Officer Full Year Carolyn McCann3 Group Executive, Customer & Corporate Services Full Year Catherine McGrath Chief Executive Officer, Westpac New Zealand Full Year Anthony Miller4 Chief Executive, Business & Wealth Full Year Christine Parker Group Executive, Human Resources Full Year Michael Rowland Chief Financial Officer Full Year Jason Yetton5 Chief Executive, Consumer Full Year Ryan Zanin Chief Risk Officer Full Year Former Group Executives Chris de Bruin Chief Executive, Consumer & Business Banking Ceased on 31 July 2023 Current Non-executive Directors John McFarlane Chairman Full Year Tim Burroughs Director Commenced on 10 March 2023 Nerida Caesar Director Full Year Audette Exel AO Director Full Year Chris Lynch Director Full Year Peter Nash Director Full Year Nora Scheinkestel Director Full Year Margaret Seale Director Full Year Michael Ullmer AO Director Commenced on 3 April 2023 Former Non-executive Directors Michael Hawker AM Director Retired on 15 July 2023 Peter Marriott Director Retired on 14 December 2022 following completion of the 2022 Annual General Meeting 1. References to Group Executives in this Report refer to Group Executives who are in KMP roles. 2. Scott Collary's role was changed from Group Executive, Customer Services & Technology to Chief Information Officer on 1 August 2023. Scott's total target remuneration was not changed. 3. Carolyn McCann's role was changed from Group Executive, Corporate Services to Group Executive, Customer & Corporate Services on 1 August 2023. Carolyn's fixed remuneration was increased by 4% to reflect the expanded scope of role and responsibilities. 4. Anthony Miller's role was changed from Chief Executive, Westpac Institutional Bank to Chief Executive, Business & Wealth on 1 August 2023. Anthony's fixed remuneration was increased by 7% to reflect the new responsibilities and change in role. Nell Hutton was appointed as Chief Executive, Westpac Institutional Bank and commenced in the role on 1 October 2023. Nell was not a KMP for 2023. 5. Jason Yetton's role was changed from Chief Executive, Specialist Businesses to Chief Executive, Consumer on 1 August 2023. Jason's fixed remuneration was increased by 7% to reflect the new responsibilities and change in role. 6. Refer to Section 6.6 for an overview of employment agreements including termination provisions. Refer to Section 8.2 for payments on termination of employment. Former Group Executives Exit arrangements6 Chris de Bruin Chief Executive, Consumer & Business Banking • Received contractual requirements in line with retrenchment. • Unvested equity was retained. • Eligible for 2023 STVR.

1. Refer to the 'Additional information for non-AAS financial measures' section of the Annual Report for a reconciliation of this measure. 231 4. 2023 remuneration outcomes and alignment to performance 4.1. Group performance The table below summarises variable reward outcomes and Group performance over the last five years. Years ended 30 September 2023 2022 2021 2020 2019 CEO STVR outcome (% of maximum) 60% 52% 47% 0% 0% CEO STVR outcome (% of target) 90% 78% 70% 0% 0% Average Group Executive STVR outcome (% of maximum) 60% 53% 48% 0% 37% Average Group Executive STVR outcome (% of target) 89% 79% 73% 0% 56% LTVR outcome (% vested) 0% 0% 0% 0% 0% Net profit after tax attributable to owners of WBC ($m) 7,195 5,694 5,458 2,290 6,784 Net profit after tax (excluding Notable Items)¹ ($m) 7,368 6,568 6,953 5,227 7,896 Return on tangible equity (ROTE) (statutory basis) 11.40% 9.17% 8.82% 3.92% 12.54% Return on tangible equity (ROTE) (excluding Notable Items)¹ 11.67% 10.58% 11.23% 8.95% 14.59% TSR – four years (9.27%) (11.15%) (1.95%) (27.28%) 14.44% TSR – five years (4.05%) (13.82%) 10.34% (27.87%) 14.58% Dividends per Westpac share (cents) 142 125 118 31 174 Share price – high $24.50 $26.44 $27.12 $29.81 $30.05 Share price – low $20.03 $18.80 $16.51 $13.47 $23.30 Share price – close $21.15 $20.64 $26.00 $16.84 $29.64 Net profit after tax (excluding Notable Items) ($m) CEO STVR outcome (% of maximum) CEO STVR outcome (% of target) 0% 20% 40% 60% 80% 100% CEO STVR outcome 0 2,000 4,000 6,000 8,000 Net profit after tax (excluding Notable Items) ($m) 2019 2020 2021 2022 2023 0% 20% 40% 60% 80% 100% CEO STVR outcome 0 4% 2% 6% 10% 8% 14% 12% ROTE (excluding Notable Items) 2019 2020 2021 2022 2023 ROTE (excluding Notable Items) CEO STVR outcome (% of maximum) CEO STVR outcome (% of target) Net profit after tax (excluding Notable Items) and CEO STVR outcome ROTE (excluding Notable Items) and CEO STVR outcome -60% -20% 0% 20% 40% 80% 60% TSR Oct 19 Oct 20 Oct 21 Oct 22 Oct 23 Peer 1 Peer 2 Peer 3 Westpac -40% TSR 4.2 2020 LTVR vesting outcome We tested the 2020 LTVR on 1 October 2023. It did not meet the performance hurdle and did not vest. Performance hurdle Performance start date Test date Performance range Threshold Maximum Outcome % Vested % Lapsed TSR (100% of award) 1 October 2019 1 October 2023 Equal to composite TSR index Exceeds composite TSR index by 21.55 (i.e. 5% CAGR) Westpac: -9.26% Index: 15.05% 0% 100% TSR over 4 years (percentile rank) LTVR award (% vested) 0% 20% 40% 60% 80% 100% 0% LTVR award (% vested) 40% 20% 60% 80% 100% TSR over 4 years 2019 2020 2021 2022 2023 TSR and LTVR vesting outcome (percentile rank over the prior four year period)

1. Refer to the 'Additional information for non-AAS financial measures' section of the Annual Report for a reconciliation of this measure. 2. Net profit after tax excluding Notable Items (long-term average credit loss basis) is a non-AAS measure. It is defined as net profit excluding Notable Items whereby impairment charges for the year are adjusted to reflect long-term average loss rates. 232 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report Key priority Measure Outcome Commentary Financial performance (40%) Deliver financial performance relative to plan and peers: • Pre provision profit (excluding Notable Items)1 -5% $11,616m +5% $11,310m result was below target. Planned for 19% increase, delivered 16% increase. • Net profit after tax (excluding Notable Items)1 -5% $7,385m +5% $7,368m result was just below target. • Net profit after tax excluding Notable Items (long-term average credit loss basis)1,2 -5% $7,350m +5% $7,085m result was below target. Planned for 21% increase, delivered 16% increase. • Return on tangible equity (excluding Notable Items)1 -5% 11.8% +5% 11.7% result was below target. Planned for 12% increase, delivered 11% increase. Maintain a strong balance sheet Capital and liquidity ratios Appropriately managed the balance sheet above plan. CET1: 12.4%, NSFR: 115%, LCR: 134% Risk management (30%) Deliver our Customer Outcomes and Risk Excellence (CORE) program outcomes and critical risk priorities Threshold Target Stretch 94% of activities completed by Westpac. Good progress on critical risk priorities. However, risk incidents have arisen in parts of our business which are reflected in the outcome. Serving customers (10%) Lift customer advocacy (measured in points relative to major bank average) 0-1 1-3 3-4 Increase in Consumer NPS at target as better than major bank average. However, target in Business NPS not met as increase was less than major bank average. Improve service speed of key products (measured in days) 8-12 7-10 <6-8 Mortgages 1st party time to right, Mortgages 3rd party time to right and Business lending time to decision all improved reflecting improved service speed. Transform using digital and data 10%/5.35m 5%/5.2m 15%/5.5m 20% increase in year on year growth for digital quality sales. 5.3m 30-day digitally active customers. Strategic execution (10%) Progress on target of being a zero emission bank by 2025 and by 2030 for customers -/25% 4/35% 5/45% 7 additional 2030 sector targets set for the most emission-intensive sectors, reaching approximately 48% of estimated financed emissions. Profitably grow mortgages at major bank system 0.7x 0.8x 0.9x Growth was at stretch at 0.9x of major bank system growth, however mortgage margin below target with strong competition. Therefore, outcome at target. Profitably grow target business segments 0.9x 1.0x 1.1x Growth was at target at 1.0x of Australian business lending ADI system growth. Progress on our payments strategy including progress on the digital platform build Threshold Target Stretch Material progress on PayTo and Corporate Cash Management Platform releases. People (10%) Build a high performance culture above global high performing norms 75% 76% 77% Organisational health index (OHI) for core banking businesses was at threshold at 75%. Enhance executive bench strength and succession through targeted development Threshold Target Stretch Group Executive and General Manager roles mapped with emergency, short and long term successors. 4.3. 2023 Group STVR Scorecard The Group’s priorities are set out in the Group STVR Scorecard, which forms part of the CEO’s Scorecard. Common elements appear in Group Executive Scorecards together with individual objectives reflecting Divisional measures. A summary of the performance assessment is provided below and is designed to be read over two pages. Individual measures have been assessed against a 'Threshold', 'Target' and 'Stretch' rating scale as outlined in the key. Each priority has also been assessed in totality using the same key. Key: Threshold 50-99% Stretch 101-125% Target 100%

233 Key priority Measure Outcome Commentary Financial performance (40%) Deliver financial performance relative to plan and peers: • Pre provision profit (excluding Notable Items)1 -5% $11,616m +5% $11,310m result was below target. Planned for 19% increase, delivered 16% increase. • Net profit after tax (excluding Notable Items)1 -5% $7,385m +5% $7,368m result was just below target. • Net profit after tax excluding Notable Items (long-term average credit loss basis)1,2 -5% $7,350m +5% $7,085m result was below target. Planned for 21% increase, delivered 16% increase. • Return on tangible equity (excluding Notable Items)1 -5% 11.8% +5% 11.7% result was below target. Planned for 12% increase, delivered 11% increase. Maintain a strong balance sheet Capital and liquidity ratios Appropriately managed the balance sheet above plan. CET1: 12.4%, NSFR: 115%, LCR: 134% Risk management (30%) Deliver our Customer Outcomes and Risk Excellence (CORE) program outcomes and critical risk priorities Threshold Target Stretch 94% of activities completed by Westpac. Good progress on critical risk priorities. However, risk incidents have arisen in parts of our business which are reflected in the outcome. Serving customers (10%) Lift customer advocacy (measured in points relative to major bank average) 0-1 1-3 3-4 Increase in Consumer NPS at target as better than major bank average. However, target in Business NPS not met as increase was less than major bank average. Improve service speed of key products (measured in days) 8-12 7-10 <6-8 Mortgages 1st party time to right, Mortgages 3rd party time to right and Business lending time to decision all improved reflecting improved service speed. Transform using digital and data 10%/5.35m 5%/5.2m 15%/5.5m 20% increase in year on year growth for digital quality sales. 5.3m 30-day digitally active customers. Strategic execution (10%) Progress on target of being a zero emission bank by 2025 and by 2030 for customers -/25% 4/35% 5/45% 7 additional 2030 sector targets set for the most emission-intensive sectors, reaching approximately 48% of estimated financed emissions. Profitably grow mortgages at major bank system 0.7x 0.8x 0.9x Growth was at stretch at 0.9x of major bank system growth, however mortgage margin below target with strong competition. Therefore, outcome at target. Profitably grow target business segments 0.9x 1.0x 1.1x Growth was at target at 1.0x of Australian business lending ADI system growth. Progress on our payments strategy including progress on the digital platform build Threshold Target Stretch Material progress on PayTo and Corporate Cash Management Platform releases. People (10%) Build a high performance culture above global high performing norms 75% 76% 77% Organisational health index (OHI) for core banking businesses was at threshold at 75%. Enhance executive bench strength and succession through targeted development Threshold Target Stretch Group Executive and General Manager roles mapped with emergency, short and long term successors. Performance assessment Pre-provision profit (excluding Notable Items) improved from $9,724m to $11,310m. Under our revised reporting this reflects what used to be core earnings excluding Notable Items. The improvement was supported by loan growth at 5% and an increase in core net interest margin from 1.75% to 1.87% in a very competitive market, supported by good markets performance. Expenses did not meet target due to higher and more persistent inflation and wage growth, and higher operational costs across the Group. Actions have been implemented to reduce the number of people across the Group with benefits expected to flow into 2024. There was a 4% reduction in full time equivalent employees. Net profit after tax (excluding Notable Items) improved from $6,568m to $7,368m which was just below target, noting that the target was set 12% higher than 2022. Impairments were higher than the prior year. However, reflective of the quality of credit metrics, they were $352m better than target reflecting resilience in the customer base despite cost of living pressures and interest rate increases. Consistent with prior years, we exclude notable items to arrive at underlying performance for remuneration purposes. The Board considers the nature and extent of the notables and whether any adjustment should be applied to the outcome. Return on tangible equity (excluding Notable Items) has improved from 10.6% in 2022 to 11.7% in 2023. While an improvement, returns remain at the lower end of major bank peers. The balance sheet strength was a priority over the year and CET1, NSFR and LCR were all above target operating ranges. We assessed Financial performance in the threshold band. Overall the CORE Integrated Plan is tracking to plan with 94% of total activities completed by Westpac (100% design, 100% implement, 77% embed). End to end risk management practices have improved. This is evidenced through, for example, a 51% reduction in high-rated issues. Employee survey results show good scores for risk-related questions; for example, 94% of our people are clear in how they are expected to manage risks in their roles (up from 93% in 2022). However, we have had risk, compliance and conduct matters which have arisen in parts of our business. We aim to move into a transition phase in 2024 to ensure culture, practices and processes are embedded sustainably. We will continue to work closely with Promontory and APRA as they assess the effectiveness and sustainability of the changes we have made. We assessed Risk management in the threshold band. Our Consumer NPS increased over the year. We improved our ranking to 3rd against the other major banks and we met our target of increasing just above the average increase of major banks. In Business NPS, we improved our absolute score, however we fell in our relative ranking as competitors improved their NPS faster than us. Mobile banking NPS performed above the major bank average. The investment in the mortgage One Bank Platform and process improvements reduced time to right for 1st party mortgages. However 3rd party time to right varied throughout the year as we worked through customer responses to interest rate increases and the migration to the One Bank Platform. We continue to progress on digital and data with digital quality sales up more than 20% over the year. Our digitally active customer base continues to grow and we delivered several new digital capabilities for customers including facial biometrics verification, our digital originations journey and digitised service requests for Business banking. We assessed Serving customers in the threshold band. We progressed our commitments in line with the Net Zero Banking Alliance, operationalising existing targets across five sectors by improving data capture and analysis, engaging with customers and building the capability to manage the targets. We also set targets and developed pathways for seven additional sectors (noting that two sector targets were split into four industry targets and so it aligns with our stretch objective of five targets). The new targets reach approximately 48% of financed emissions. Refer to the Climate Report for further information. We grew Australian mortgages at 0.9x of major bank system growth which was better than target. However our mortgage margin was below target reflecting a very competitive market. This performance is in the context of intense competition in the mortgage market. Business lending grew at target at 1.0x of Australian business lending ADI system growth. Key milestones delivered on our payment strategy include launching PayTo for Payers for Consumer customers which makes it easy and safe to manage recurring and one-off payments. Materially progressed PayTo for Payers-Business and PayTo for Billers (government and large corporates). We also delivered a release of the Corporate Cash Management Platform which will transform the offering for Westpac Institutional Bank customers. We assessed Strategic execution slightly above target. We continued to build the Group's culture to support our purpose of building better futures together. The OHI result was 75% which was flat year on year, however was achieved in the context of significant organisational change and one point below global top quartile results. We rolled out key development programs to invest in our people, such as the digital and data capability uplift program (with 5,000 people enrolled) and an executive leadership program (with 38 General Managers completing the program). We assessed People at the top end of the threshold band. Overall Group Scorecard performance assessment 90% of target 60% of maximum The STVR Scorecard has a modifier that allows the Board to take into account risk and reputation and people management considerations. The Board determined that no further adjustment was required for the Group or the CEO. However, the Board has exercised discretion for certain Group Executives, refer to Section 4.5 for further detail.

234 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 4.4. Total realised remuneration¹ – Chief Executive Officer and Group Executives The table below details the actual remuneration paid and equity that vested2 in 2023 and 2022. It does not include termination payments and buy out awards. This table is not prepared in accordance with Australian Accounting Standards which differs from the disclosure in Section 8. Fixed remuneration Cash STVR payments Vesting of prior year deferred STVR awards Vesting of prior year LTVR awards Total realised remuneration Prior year LTVR lapsed Name $ $ $ $ $ $ Managing Director & Chief Executive Officer Peter King, Managing Director & Chief Executive Officer 2023 2,507,497 1,125,000 861,964 - 4,494,461 1,878,389 2022 2,505,037 975,000 419,839 - 3,899,876 1,925,747 Group Executives Scott Collary, Chief Information Officer3 2023 1,234,741 508,500 458,147 - 2,201,388 - 2022 1,233,073 520,500 222,174 - 1,975,747 - Carolyn McCann, Group Executive, Customer & Corporate Services 2023 1,019,918 380,000 289,602 - 1,689,520 743,801 2022 975,916 324,500 142,456 - 1,442,872 1,043,742 Catherine McGrath, Chief Executive Officer, Westpac New Zealand 2023 890,307 350,356 152,519 - 1,393,182 - 2022 799,221 318,974 - - 1,118,195 - Anthony Miller, Chief Executive, Business & Wealth4 2023 1,198,066 611,000 384,960 - 2,194,026 - 2022 1,182,743 416,500 195,929 - 1,795,172 - Christine Parker, Group Executive, Human Resources 2023 1,007,812 392,000 321,423 - 1,721,235 1,104,203 2022 1,006,590 356,000 159,939 - 1,522,529 1,534,558 Michael Rowland, Chief Financial Officer 2023 1,263,779 446,500 381,624 - 2,091,903 - 2022 1,262,539 394,500 202,433 - 1,859,472 - Jason Yetton, Chief Executive, Consumer 2023 1,198,066 611,000 548,354 - 2,357,420 - 2022 1,182,743 527,500 308,396 - 2,018,639 - Ryan Zanin, Chief Risk Officer5 2023 1,691,361 503,500 102,432 - 2,297,293 - 2022 767,034 228,000 - - 995,034 - Former Group Executives Chris de Bruin, Chief Executive, Consumer & Business Banking6,7 2023 1,087,438 326,904 481,227 - 1,895,569 - 2022 1,308,568 546,000 233,676 - 2,088,244 - 1. Excluding contractual requirements relating to termination as well as cash and equity relating to buy out awards. 2. Equity that vested in October 2023 is included in the 2023 figures. Equity that vested in October 2022 is included in the 2022 figures. The value of deferred STVR and LTVR is based on the number of restricted shares or share rights multiplied by the five day volume weighted average price (VWAP) up to and including the scheduled date of vesting, forfeiture or lapse (as relevant). The value of equity differs from the disclosure in Section 8. 3. In addition, Scott Collary had 29,209 restricted shares vest in December 2022 in relation to a buy out award. 4. In addition, Anthony Miller received deferred cash payments of $372,380 in March 2023 and had 22,149 restricted shares vest in March 2023 in relation to a buy out award. 5. In addition, Ryan Zanin received deferred cash payments of $196,839 in March 2023, $196,839 in June 2023 and $196,839 in September 2023 in relation to a buy out award. 6. In addition, Chris de Bruin had 6,632 restricted shares vest in April 2023 in relation to a buy out award. 7. The information relates to the period the individual was a KMP. Refer to Section 3 for further details. Explanation of total realised remuneration Component Explanation Fixed remuneration Represents salary and superannuation paid during the financial year. Cash STVR payments Represents the cash portion of the STVR outcome for the financial year. This represents 50% of the overall STVR outcome as the remaining 50% is deferred and vests in equal portions over two years. Vesting of prior year deferred STVR awards Represents the portions of STVR that were deferred in prior years and vested during the financial year and on 1 October 2023. Vesting of prior year LTVR awards Represents the LTVR award that was deferred in prior years and vested during the financial year and on 1 October 2023, if the performance conditions were met. Total realised remuneration Sum of the above components. Prior year LTVR lapsed Represents the LTVR awards from prior years that lapsed during the financial year, including on 1 October 2023.

235 4.5. Variable reward awarded for 2023 The table below shows the variable reward awarded to the CEO and Group Executives for 2023, including: • STVR outcomes for 2023 (including the cash and deferred equity components); and • equity granted as 2023 LTVR in December 2022. The 2023 LTVR grants shown at face value in the table below will be tested on 1 October 2026. The final value of equity received will depend on the share price at the time of vesting and the number of restricted shares or share rights that vest subject to performance hurdles (where applicable), service conditions and remuneration adjustments. The value of equity differs from the disclosure in Section 8 which provides the annualised accounting value for unvested equity awards prepared in accordance with Australian Accounting Standards. 2023 STVR award 2023 LTVR award Name Target STVR opportunity (pro rata) ($) Maximum STVR opportunity (pro rata) ($) STVR outcome (% of target) STVR outcome (% of maximum) STVR outcome1 ($) Maximum STVR foregone ($) Face value2 (pro rata) ($) Managing Director & Chief Executive Officer Peter King 2,500,000 3,750,000 90% 60% 2,250,000 1,500,000 3,250,000 Group Executives Scott Collary Chief Information Officer 1,225,000 1,837,500 83% 55% 1,017,000 820,500 2,250,000 Carolyn McCann Group Executive, Customer & Corporate Services 760,000 1,140,000 100% 67% 760,000 380,000 1,390,000 Catherine McGrath Chief Executive Officer, Westpac New Zealand 875,891 1,313,836 80% 53% 700,712 613,123 1,613,483 Anthony Miller Chief Executive, Business & Wealth 1,175,000 1,762,500 104% 69% 1,222,000 540,500 2,150,000 Christine Parker Group Executive, Human Resources 800,000 1,200,000 98% 65% 784,000 416,000 1,562,000 Michael Rowland Chief Financial Officer 950,000 1,425,000 94% 63% 893,000 532,000 1,740,000 Jason Yetton Chief Executive, Consumer 1,175,000 1,762,500 104% 69% 1,222,000 540,500 2,150,000 Ryan Zanin Chief Risk Officer 1,260,000 1,890,000 80% 53% 1,007,000 883,000 2,310,000 Former Group Executives Chris de Bruin3 Chief Executive, Consumer & Business Banking 1,082,740 1,624,110 60% 40% 653,808 970,301 2,400,000 Average Group Executive STVR outcome 89% 60% 1. This includes positive modifier adjustments applied to STVR Scorecard outcomes for two Group Executives for significantly above expectations performance for risk and compliance. There was also one downward remuneration adjustment for a Group Executive for a risk and compliance matter. 2. Calculated by multiplying the number of rights by the five day VWAP up to the commencement of the performance period. The five day VWAP was $21.00 for awards made in December 2022. 3. The information relates to the period the individual was a KMP. Refer to Section 3 for further details.

5. Remuneration governance 5.1. Group remuneration policy The Group remuneration policy sets out the design and management of remuneration arrangements across Westpac. The policy is supported by an established governance structure, plans and frameworks. The policy supports our compliance with legal and regulatory requirements. Remuneration strategy Our remuneration strategy is to attract and retain talented employees. We reward them for achieving high performance and delivering superior long term results for our customers and shareholders. Remuneration principles • Promote our purpose, values and behaviours; • Align with our strategy and create sustainable shareholder value; • Offer market competitive and equitable pay; • Reward financial and non-financial performance, including customer outcomes and risk excellence; and • Reinforce our risk and conduct expectations. 5.2. Group remuneration governance Board The Board has overall accountability for the remuneration framework and its application. As set out in the Board Charter, without limiting its role the Board approves (following recommendation from the Board Remuneration Committee): • the Group remuneration policy; • the size of the annual Group variable reward pool; • performance measures and remuneration outcomes for the CEO; • remuneration arrangements and outcomes for accountable persons, specified roles and any other person the Board determines; and • equity-based plans. The Board has the discretion to defer, adjust or withdraw aggregate and individual variable reward. Further detail is contained in the Board and Committee Charters which are available on Westpac’s website: https://www.westpac.com.au/about-westpac/westpac-group/corporate-governance/constitution-board/ Board Remuneration Committee The Board Remuneration Committee assists the Board to discharge its responsibility by overseeing the design, operation and monitoring of the remuneration framework. Members of the Board Remuneration Committee are independent Non-executive Directors. The Board and the Board Remuneration Committee have free and unfettered access to internal and external personnel in carrying out their respective duties. Further detail is contained in the Board Remuneration Committee Charter which is available on Westpac’s website: https://www.westpac.com.au/about-westpac/westpac-group/corporate-governance/constitution-board/ Other Board Committees Management remuneration oversight The Board Remuneration Committee seeks feedback from and considers matters raised by other Board Committees (as appropriate) with respect to remuneration outcomes, adjustments to remuneration in light of relevant matters and alignment of remuneration with the risk management framework. Cross membership of the Board Remuneration Committee and the Board Risk Committee also supports alignment between risk management and remuneration. Independent input is received from the Chief Risk Officer on risk, compliance and conduct matters that may need to be considered in remuneration outcomes. The Board and the Board Remuneration Committee receive support from internal groups and committees including, but not limited to, the Group Remuneration Oversight Committee and business specific remuneration oversight committees. Remuneration consultants The Board or the Board Remuneration Committee may engage an independent remuneration consultant to directly provide specialist information on remuneration for key management personnel. The Chair of the Board Remuneration Committee oversees the engagement and associated costs. Use of remuneration consultants: In 2023, the Board engaged an advisor to provide specialist information on executive remuneration. Work undertaken by the advisor included the provision of information relating to the review of the executive remuneration framework, benchmarking of CEO and Group Executive remuneration and benchmarking of superannuation practices for Non-executive Directors. No remuneration recommendations as prescribed under the Corporations Act 2001 (Cth) (Corporations Act) were made by Board advisors in 2023. 236 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report

237 6. Further detail on executive remuneration arrangements 6.1. Fixed remuneration The table below sets out the key design features of fixed remuneration. Fixed remuneration Purpose Provide market competitive remuneration reflecting role scope and accountabilities. Opportunity and benchmarking Set with reference to market benchmarks in the financial services industry and large corporates in Australia as appropriate. We also consider the size, responsibilities and complexity of the role, and the skills and experience of the executive. 6.2. Short term variable reward The table below sets out the key design features of the 2023 STVR. Short term variable reward Purpose Reward executives for delivering financial and non-financial annual objectives. Structure and delivery 50% of STVR is awarded in cash and 50% is deferred into equity in the form of restricted shares (or unhurdled share rights for the Group Executive based outside of Australia). One restricted share provides the holder with one ordinary share at no cost subject to trading restrictions until the time of vesting. One unhurdled share right entitles the holder to one ordinary share at the time of vesting with no exercise cost. Dividends are paid on restricted shares from the grant date. Target and maximum opportunity The target opportunity for the CEO and Group Executives is expressed as a percentage of fixed remuneration (including superannuation). This ranges from 99% of fixed remuneration¹ for the CEO and between 72% and 100% of fixed remuneration¹ for Group Executives. The target opportunity is set considering a range of factors including market competitiveness and the nature of the role. Target STVR: awarded for the delivery of agreed targets for financial and non-financial measures. A reduced outcome can be determined for threshold performance. Maximum STVR: up to 150% of target STVR, awarded in circumstances where outcomes are achieved over and above target. Performance measures STVR awards are determined based on meeting minimum behaviour and risk management gate openers, and performance against a scorecard designed to align with shareholder interests. The STVR Scorecard comprises three components: • Values and behaviours assessment: Demonstration of behaviours in line with Westpac's values of 'Helpful, Ethical, Leading change, Performing and Simple'; • Focus areas: Performance is assessed against a balance of financial and non-financial measures that support the effective execution of Westpac’s strategy; and • Modifier: The modifier allows adjustment upwards or downwards (including to zero), for risk and reputation and people management considerations and any other matters as determined by the Board. Further information on the 2023 Group STVR Scorecard is provided in Section 4.3. Deferral period 50% of STVR is deferred into equity for a period of up to two years, which aligns executive remuneration with shareholder interests and acts as a retention mechanism. Deferred STVR vests in equal portions after one and two years, subject to service conditions and adjustment. Delayed vesting The Board has discretion (subject to law) to delay vesting of equity-based awards if the individual is under investigation for adverse risk or conduct events, is the subject of or implicated in legal or regulatory proceedings, if the Board considers it reasonable to delay vesting or if delayed vesting is otherwise required by law. Treatment of awards on cessation of employment Unvested STVR lapses where the CEO or a Group Executive resigns or otherwise leaves the Group (except for the reasons listed below) before vesting occurs unless the Board determines that some of the unvested STVR should remain on foot. If the CEO or a Group Executive ceases employment because of death or total and permanent disability, all unvested STVR immediately vests unless prevented by law. If the CEO or a Group Executive ceases employment because they retire, are retrenched or cease employment by agreed separation, unvested STVR stays on foot subject to any reduction determined by the Board. Remuneration adjustments for prior period matters The Board has discretion to adjust current year STVR. The Board may also adjust unvested deferred STVR downwards, including to zero, in specified circumstances including serious misconduct, if serious circumstances or new information come to light which mean that in the Board’s view all or part of the award was not appropriate, or where required by law or prudential standards. The Board will typically apply the adjustment to unvested deferred STVR where an adjustment to current year STVR is considered insufficient or unavailable. Clawback may also apply to vested STVR, to the extent legally permissible and practicable. Changes for 2024 Refer to Section 2 for the 'Executive framework for 2024' for an outline of the changes to STVR. 1. Includes the increase to the superannuation guarantee rate from 10.5% to 11% effective 1 July 2023.

238 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 6.3. Long term variable reward The table below sets out the key design features of the 2023 LTVR awarded in December 2022. Long term variable reward Purpose Reward executives for creating shareholder value over the long term. Structure and delivery LTVR is awarded in performance share rights which vest after four years subject to the achievement of performance hurdles, service conditions and adjustment. One performance share right entitles the holder to one ordinary share at the time of vesting with no exercise cost. Executives are not eligible to receive dividends on performance share rights. Award opportunity The value of LTVR awarded to the CEO and Group Executives is expressed as a percentage of fixed remuneration. The value of LTVR is set considering a range of factors including market competitiveness and the nature of the role. The face value of the LTVR opportunity for the CEO for 2023 is 129% of fixed remuneration1 , and the face value of LTVR opportunities for the Group Executives ranges between 131% and 184% of fixed remuneration1 .. Allocation methodology The number of performance share rights each executive receives will be determined by dividing the dollar value of the LTVR award by the face value of performance share rights. The face value is the five day VWAP up to the commencement of the performance period (which is 1 October 2022 for the 2023 LTVR grant). Performance hurdle LTVR is subject to a relative TSR performance hurdle that aims to achieve long term growth in shareholder value and support alignment between executive reward and shareholder interests. Relative TSR is a measure of the total return delivered to shareholders over the performance period assuming dividends are reinvested, relative to that of peers. The performance hurdle measures Westpac’s TSR performance against eight Australian financial services companies using a percentile ranking vesting schedule as outlined below. Westpac’s TSR performance Indicative vesting percentage At the 75th percentile or higher 100% Between the median and the 75th percentile Pro-rata vesting between 50% and 100% At the median 50% Below the median 0% The comparator group of companies comprise: AMP Limited, Australia & New Zealand Banking Group Limited, Bank of Queensland Limited, Bendigo and Adelaide Bank Limited, Commonwealth Bank of Australia, Macquarie Group Limited, National Australia Bank Limited and Suncorp Group Limited. The Board retains discretion to amend the comparator group and determine the overall vesting outcome as appropriate. Assessment of performance outcomes The relative TSR result is calculated independently to ensure external objectivity before being provided to the Board to determine the vesting outcome. The Board may exercise discretion in determining the final vesting outcome. Performance share rights subject to relative TSR performance will be tested against the performance hurdle on 1 October 2026. No re-testing There is no re-testing. Awards that have not vested after the measurement period lapse immediately. Early vesting Unvested awards may vest (subject to law) before a test date if the executive is no longer employed by the Group due to death or disability or a change in control. Other than a change in control, vesting is generally not subject to the performance hurdles being met. Delayed vesting The Board has discretion to delay vesting of equity-based awards if the individual is under investigation for misconduct, or the subject of or implicated in legal or regulatory proceedings, if the Board is considering an adjustment or if otherwise required by law. Treatment of awards on cessation of employment Unvested performance share rights lapse where the CEO or a Group Executive resigns or otherwise leaves the Group (except for the reasons listed below) before vesting occurs unless the Board determines that some of the unvested performance share rights should remain on foot. If the CEO or a Group Executive ceases employment because of death or total and permanent disability, all unvested performance share rights immediately vest unless prevented by law. If the CEO or a Group Executive ceases employment because they retire, are retrenched or cease employment by agreed separation, unvested performance share rights stay on foot subject to any reduction determined by the Board. Remuneration adjustments for prior period matters The Board has discretion to adjust the number of performance share rights downwards, including to zero, in specified circumstances including serious misconduct, if serious circumstances or new information come to light which mean that in the Board’s view all or part of the award was not appropriate, or where required by law or prudential standards. The Board will typically apply the adjustment to unvested LTVR where an adjustment to current and deferred STVR is considered insufficient or unavailable. Clawback may also apply to vested LTVR, to the extent legally permissible and practicable. Changes for 2024 Refer to Section 2 for the 'Executive framework for 2024' for an outline of the changes to LTVR. Other LTVR awards currently on foot Test date Performance hurdles Further detail 2021 LTVR award 1 October 2024 Relative TSR performance using a percentile ranking vesting schedule against eight comparator companies (100%) Refer to the 2021 Annual Report 2022 LTVR award 1 October 2025 Relative TSR performance using a percentile ranking vesting schedule against eight comparator companies (100%) Refer to the 2022 Annual Report 1. Includes the increase to the superannuation guarantee rate from 10.5% to 11% effective 1 July 2023.

239 1. Payment in lieu of notice may in certain circumstances be approved by the Board for some or all of the notice period. 2. The maximum aggregate liability for termination benefits in respect of notice periods for the CEO and Group Executives at 30 September 2023 was $11.0 million (2022: $12.0 million). 6.4. Executive minimum shareholding requirements and current compliance The CEO and Group Executives are required to build and maintain a significant Westpac shareholding to strengthen alignment with shareholder interests. As disclosed in the 2022 Remuneration Report, the minimum shareholding requirements were reviewed last year to ensure that shareholder alignment is supported. The requirements effective in 2023 are outlined below. At 30 September 2023, the CEO and Group Executives comply with or are on track to meet the requirements. Aspect of the requirements Description Requirement level CEO: Two times fixed remuneration including superannuation. Group Executives: One times fixed remuneration including superannuation. Sale restrictions Executives are restricted from selling vested equity, other than for the purpose of meeting tax obligations, as follows: • For LTVR awards from 2022 onwards, until the required shareholding level is met; and • For STVR awards, where the required shareholding level is not met at the end of the accumulation period. Accumulation period Within five years of 1 October 2022 (i.e. by 1 October 2027), or appointment to their role, whichever is later. The Board Remuneration Committee retains discretion to make adjustments in exceptional circumstances. Calculation of shareholdings Unvested performance share rights (including LTVR) are not included in the calculation of shareholdings. Other shareholdings are recognised. This includes: • Shares held in an employee share plan (including deferred STVR); • Shares held outright in the individual’s name either solely or jointly with another person; and • Shares held in a family trust or a self-managed superannuation fund. 6.5. Hedging policy Participants in Westpac’s equity plans are prohibited from entering, either directly or indirectly, into hedging arrangements for unvested awards. No financial products may be used to mitigate the risk associated with these awards. Any attempt to hedge awards will result in forfeiture and the Board may consider other disciplinary action. These restrictions satisfy the requirements of the Corporations Act which prohibits hedging of unvested awards. 6.6. Employment agreements The remuneration and other terms of employment for the CEO and Group Executives are formalised in their employment agreements. Each agreement provides for the payment of fixed remuneration (including superannuation contributions), variable reward and other benefits such as death and disablement insurance cover. The table below details the key terms including termination provisions of the employment agreements for the CEO and Group Executives. Term Conditions Duration of agreement • Ongoing until notice given by either party Notice (by the executive or the Group) to terminate employment • Twelve months1 Termination payments on termination without cause2 • Deferred STVR (which may be awarded on a pro rata basis for the part year served) and unvested LTVR will be treated in accordance with the applicable equity plan rules, and will remain subject to remuneration adjustments if the award is retained. Termination for cause • Deferred STVR and LTVR is forfeited, noting the Board has discretion to determine otherwise • Occurs immediately for misconduct • Three months notice for poor performance Post-employment restraints • Twelve month non-compete and non-solicitation restraints

240 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 7. Non-executive Director remuneration 7.1. Structure and policy Non-executive Director fees are not related to Westpac’s results. Fees are paid in cash and no discretionary payments are made for performance. Non-executive Directors are required to build and maintain a minimum shareholding from their own funds to align their interests with those of shareholders (refer to Section 7.3 for further details). The table below sets out the components of Non-executive Director remuneration. Non-executive Director remuneration Base fees Relate to service on the Westpac Banking Corporation Board. The base fee for the Chairman covers all responsibilities, including for Board Committees. Committee fees Additional fees are paid to Non-executive Directors (other than the Board Chairman) for chairing or participating in Board Committees other than the Board Nominations & Governance Committee. Employer superannuation contributions Reflects statutory superannuation contributions which are capped at the superannuation maximum contributions base as prescribed under the Superannuation Guarantee legislation. 7.2. Non-executive Director remuneration in 2023 The table below sets out the annual Board and standing Committee fees (inclusive of superannuation). Changes in Board and Committee composition during the year are set out in the overview of Directors' meetings in Section 9 of the Directors' report. For 2023, $3.3 million (73%) of the fee pool was used. The fee pool of $4.5 million per annum was approved by shareholders at the 2008 Annual General Meeting and includes employer superannuation contributions. The members of the Nominations & Governance Committee do not receive any additional fees for their roles on that Committee. Base and Committee fees Annual fee ($) (inclusive of superannuation) Chairman 850,000 Other Non-executive Directors 240,000 Committee Chair fees Board Audit Committee 70,000 Board Risk Committee 70,000 Board Remuneration Committee 60,000 Committee membership fees Board Audit Committee 32,000 Board Risk Committee 32,000 Board Remuneration Committee 29,000 7.3. Non-executive Director minimum shareholding requirement Non-executive Directors are required to build and maintain a holding in Westpac ordinary shares with a value not less than the Board base fee, within five years of appointment to the Board. In 2022, the Chairman's minimum shareholding requirement was increased from one times the Non-executive Director fee to one times the Chairman's fee. At 30 September 2023, all Non-executive Directors comply with or are on track to meet the requirement.

241 1. Includes base fees and Committee fees. 2. Non-monetary benefits are determined on the basis of the cost to the Group including associated fringe benefits tax (FBT) where applicable and includes bank funded car parking. 3. The information relates to the period the individual was a KMP. Refer to Section 3 for further details. 4. Total fees for 2022 shown as reported in the 2022 Annual Report. The total fees for 2022 include individuals that are not KMP in 2023 and therefore their individual remuneration is not included in the above table. 8. Statutory remuneration details 8.1. Details of Non-executive Director remuneration The table below details Non-executive Director remuneration. Short-term benefits Post-employment benefits Westpac Banking Corporation Board fees1 Additional, Subsidiary and Advisory Board fees Non-monetary benefits2 Superannuation Total Name $ $ $ $ $ Current Non-executive Directors John McFarlane, Chairman 2023 824,177 - 8,335 25,909 858,421 2022 884,530 - 8,298 24,286 917,114 Tim Burroughs3 2023 138,123 - - 14,163 152,286 2022 ---------------------------------------------- Not a KMP in 2022 ---------------------------------------------- Nerida Caesar 2023 240,392 - - 24,901 265,293 2022 268,054 - - 23,637 291,691 Audette Exel AO 2023 302,177 - - 26,020 328,197 2022 273,871 - - 24,064 297,935 Chris Lynch 2023 275,177 - - 25,846 301,023 2022 286,171 - - 24,111 310,282 Peter Nash 2023 316,177 - - 25,851 342,028 2022 332,140 12,000 - 24,079 368,219 Nora Scheinkestel 2023 306,951 - - 25,076 332,027 2022 312,989 - - 24,192 337,181 Margaret Seale 2023 270,731 - - 25,452 296,183 2022 344,088 - - 23,987 368,075 Michael Ullmer AO3 2023 134,764 - - 6,323 141,087 2022 ---------------------------------------------- Not a KMP in 2022 ---------------------------------------------- Former Non-executive Directors Michael Hawker AM3 2023 209,475 - - 5,725 215,200 2022 286,694 - - 24,039 310,733 Peter Marriott3 2023 64,560 - - 5,556 70,116 2022 387,409 - - 24,003 411,412 Total fees 2023 3,082,704 - 8,335 210,822 3,301,861 20224 3,463,097 12,000 8,298 223,861 3,707,256

242 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 8.2. Remuneration details – Chief Executive Officer and Group Executives The table below details remuneration for the CEO and Group Executives prepared and audited in accordance with Australian Accounting Standards. Short term benefits Post-employment benefits Other long term benefits Share-based payments Fixed remuneration1 Cash STVR award2 Non-monetary benefits3 Other short term benefits4 Superannuation benefits5 Long service leave Restricted shares6 Share rights7 Total8 $ $ $ $ $ $ $ $ $ Managing Director & Chief Executive Officer Peter King, Managing Director & Chief Executive Officer 2023 2,437,773 1,125,000 30,873 - 45,676 37,773 982,267 1,084,059 5,743,421 2022 2,402,724 975,000 31,649 - 42,927 75,688 755,346 734,934 5,018,268 Group Executives Scott Collary, Chief Information Officer 2023 1,187,292 508,500 19,658 - 33,161 18,593 806,081 631,647 3,204,932 2022 1,204,267 520,500 70,863 68,384 33,378 18,669 937,653 318,477 3,172,191 Carolyn McCann, Group Executive, Customer & Corporate Services 2023 1,014,216 380,000 5,631 - 29,927 21,684 329,981 449,375 2,230,814 2022 1,049,737 324,500 4,765 - 29,048 28,997 253,793 308,040 1,998,880 Catherine McGrath, Chief Executive Officer, Westpac New Zealand 2023 816,255 350,356 11,050 - 114,168 - - 589,972 1,881,801 2022 708,147 318,974 9,159 - 101,654 - - 195,278 1,333,212 Anthony Miller, Chief Executive, Business & Wealth 2023 1,195,992 611,000 4,489 404,713 35,432 21,539 851,380 610,124 3,734,669 2022 1,162,351 416,500 3,994 815,369 34,891 17,908 1,061,788 310,873 3,823,674 Christine Parker, Group Executive, Human Resources 2023 995,877 392,000 3,306 - 30,305 15,183 353,590 534,136 2,324,397 2022 957,683 356,000 2,806 - 29,764 (12,784) 281,419 398,991 2,013,879 Michael Rowland, Chief Financial Officer 2023 1,207,072 446,500 4,888 - 31,278 19,038 404,955 494,888 2,608,619 2022 1,230,296 394,500 3,994 - 31,489 19,957 332,668 252,702 2,265,606 Jason Yetton, Chief Executive, Consumer 2023 1,175,407 611,000 4,489 - 35,495 22,119 559,508 702,392 3,110,410 2022 1,195,337 527,500 2,806 - 34,709 17,869 476,229 403,141 2,657,591 Ryan Zanin, Chief Risk Officer 2023 1,737,772 503,500 81,424 594,277 9,482 25,453 319,974 429,219 3,701,101 2022 814,140 228,000 147,076 328,925 2,510 11,378 56,394 48,684 1,637,107 Former Group Executives Chris de Bruin, Chief Executive, Consumer & Business Banking9,10,11 2023 1,108,467 326,904 43,467 1,187,215 25,936 (34,292) 777,010 2,584,117 6,018,824 2022 1,313,505 546,000 61,374 169,090 30,383 19,802 883,662 361,354 3,385,170

243 1. Fixed remuneration is the total cost of cash salary, salary sacrificed benefits and an accrual for annual leave. Superannuation in excess of the maximum contribution base that is paid as cash is also included. 2. The cash STVR award is typically paid in December following the end of the financial year. 3. Non-monetary benefits are determined on the basis of the cost to the Group (including associated FBT, where applicable) and include annual health checks, provision of taxation advice, bank funded car parking, executive life insurance as well as relocation costs and allowances. Cash relocation allowances are recognised as an expense from the commencement date as a KMP to the end of a clawback period. 4. Includes payments on termination of employment for former KMP (which for Chris de Bruin was 12 months notice in line with contractual requirements) or other contracted amounts for current KMP. The cash portion of buy out arrangements is recognised as an expense from commencement date as a KMP to the end of the vesting period. For Anthony Miller, the cash buy out arrangement was agreed on 25 March 2021, 11% of the cash portion of the buy out was paid in 2023 and the remaining cash portions of the award are due to be paid through to March 2025. For Ryan Zanin, the cash buy out arrangement was agreed on 30 August 2022, 56% of this award was paid in 2023 and the remaining portions of the award are due to be paid through to December 2024. 5. Includes Group life and salary continuance insurance cover provided at no cost to the individual. Superannuation benefits have been calculated consistent with AASB 119 Employee Benefits. 6. The amortisation approach for restricted shares commences from the service period when the award was earned through to the end of the vesting period. A portion of the restricted shares held by Scott Collary, Chris de Bruin and Anthony Miller represent an allocation made to compensate them for remuneration foregone from their previous employer on resignation to join Westpac. The restricted shares replicate the vesting periods of the equity foregone. 7. Equity-settled remuneration is based on the amortisation over the performance and vesting period (between two and four years). It is calculated using the fair value at the grant date of hurdled and unhurdled share rights granted during the period up to 30 September 2023. Fair value is calculated using an external valuation based on the invitation opt out date. The 2023 value for Catherine McGrath includes 48% attributed to deferred STVR awards. 8. The table includes remuneration details of individuals that are KMP for 2023, whereas the totals presented in Note 34 to the financial statements includes former KMP who ceased as KMP in 2022. The 2022 totals for Catherine McGrath and Ryan Zanin reflect their time as a KMP for part of the year in 2022, from November 2021 and April 2022 respectively. The percentage of total remuneration which is performance related (i.e. cash STVR awards plus share-based payments) was: Peter King 56%, Scott Collary 61%, Carolyn McCann 52%, Catherine McGrath 50%, Anthony Miller 55%, Christine Parker 55%, Michael Rowland 52%, Jason Yetton 60%, Ryan Zanin 34% and Chris de Bruin 61%. The percentage of total remuneration delivered in the form of options or share rights was: Peter King 19%, Scott Collary 20%, Carolyn McCann 20%, Catherine McGrath 31%, Anthony Miller 16%, Christine Parker 23%, Michael Rowland 19%, Jason Yetton 23%, Ryan Zanin 12% and Chris de Bruin 43%. 9. The information relates to the period the individual was a KMP. Refer to Section 3 for further details. 10. From 1 August 2023 to 30 September 2023, Chris de Bruin acted as an advisor to the Group and received fixed remuneration of $223,014 (including superannuation). In addition, Chris was awarded his STVR outcome for the full year which included the two months that he acted as an advisor. The pro-rated STVR outcome for the two months was $131,192. These amounts have been excluded from the table above, Section 4.4 and Section 4.5 on the basis that they do not relate to his KMP role. 11. The share-based payment values for Chris de Bruin reflect the accruals for unvested equity up to the end of each performance period. While the full value is being accrued in 2023 for all unvested equity, the awards may or may not vest subject to the relevant performance hurdles. Refer to Section 3 for details of Chris de Bruin's exit arrangement.

244 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 8.3. Movement in equity-settled instruments during the year The table below shows the movements in the number and value of equity instruments for the CEO and Group Executives during 2023. Name Type of equity-based instrument Number granted1 Number vested2 Number exercised3 Value granted4 $ Value exercised5 $ Value forfeited or lapsed5 $ Managing Director & Chief Executive Officer Peter King Restricted shares 41,489 20,076 - 974,992 - - Performance share rights 154,761 - - 1,841,656 - 2,201,776 Group Executives Scott Collary Restricted shares 22,148 39,833 - 520,478 - - Performance share rights 107,142 - - 1,274,990 - - Carolyn McCann Restricted shares 13,808 6,812 - 324,488 - - Performance share rights 66,190 - - 787,661 - 1,193,348 Catherine McGrath Unhurdled share rights 14,874 - - 326,011 - - Performance share rights 77,217 - - 918,882 - - Anthony Miller Restricted shares 17,723 31,518 - 416,491 - - Performance share rights 102,380 - - 1,218,322 - - Christine Parker Restricted shares 15,148 7,648 - 355,978 - - Performance share rights 74,380 - - 885,122 - 1,754,516 Michael Rowland Restricted shares 16,787 9,680 - 394,495 - - Performance share rights 82,857 - - 985,998 - - Jason Yetton Restricted shares 22,446 14,747 - 527,481 - - Performance share rights 102,380 - - 1,218,322 - - Ryan Zanin Restricted shares 9,702 - - 227,997 - - Performance share rights 110,000 - - 1,309,000 - - Former Group Executives Chris de Bruin6 Restricted shares 23,234 17,806 - 545,999 - - Performance share rights 114,285 - - 1,359,992 - - 1. Performance share rights granted to the CEO are approved by shareholders at the Annual General Meeting each year under ASX Listing Rule 10.14. We do not grant performance options. We award deferred STVR in the form of restricted shares (or unhurdled share rights for KMP in New Zealand) in December each year. 2022 deferred STVR was awarded on 15 December 2022 for the CEO and Group Executives, the vesting period commenced on 1 October 2022, 50% of the award vested on 1 October 2023 and 50% will vest on 1 October 2024 (subject to service conditions and adjustment). 2. No hurdled share rights granted in 2018 vested in October 2022 when assessed against the relative TSR and cash ROE performance hurdles. 100% of the deferred STVR due to vest in 2023 vested at the end of the deferral period. For Scott Collary, 29,209 of the 39,833 restricted shares that vested were in relation to a buy out award which represents 39% of the total number of shares allocated for that award and the remaining portions of the award are due to vest through to December 2023. For Chris de Bruin, 6,632 of the 17,806 restricted shares that vested were in relation to a buy out award which represents 11% of the total number of shares allocated for that award and the remaining portions of the award are due to vest through to December 2023. For Anthony Miller, 22,149 of the 31,518 restricted shares that vested were in relation to a buy out award which represents 18% of the total number of shares allocated for that award and the remaining portions of the award are due to vest through to March 2025. 3. Vested share rights may be exercised up to a maximum of 15 years from the commencement date of their performance period. The exercise price for share rights is zero. 4. For performance share rights, the value granted represents the number of securities granted multiplied by the fair value per instrument as set out in the table in the sub-section titled ‘Fair value of LTVR awards made during the year’ below. For restricted shares, the value granted represents the number of ordinary shares granted multiplied by the closing price of a Westpac ordinary share on the date the shares were granted ($23.50). These values, which represent the full value of the equity-based awards made to the CEO and Group Executives in 2023, do not reconcile with the amount shown in the table in Section 8.2 which shows the amount amortised in the current year. The minimum total value of the grants for future financial years is zero and an estimate of the maximum possible total value in future financial years is the fair value, as shown above. 5. The value of each share right exercised, forfeited or lapsed is calculated based on the closing price of a Westpac ordinary share on the date of exercise (or forfeiture or lapse). The overall values reflect forfeitures or lapses as a result of a failure to meet performance conditions. 6. The information relates to the period the individual was a KMP. Refer to Section 3 for further details.

245 Fair value of LTVR per instrument In accordance with AASB 2 Share-based Payment, the table below provides a summary of the fair value of LTVR per instrument granted to the CEO and Group Executives in December 20221 .. LTVR awards will only vest if performance hurdles are achieved and service conditions are met in future years. Award name Granted to Performance hurdle Grant date Commencement date Performance test date Expiry Fair value per instrument2 LTVR CEO and Group Executives Relative TSR 15 December 2022 1 October 2022 1 October 2026 1 October 2037 $11.90 The value granted to executives for remuneration purposes differs from the fair value used for accounting purposes. At grant, the allocation is determined by dividing the dollar value of the LTVR award by the face value of performance share rights. The face value is the five day VWAP up to the commencement of the performance period. Refer to Section 6.3 for further detail. 8.4. Details of Westpac equity holdings of Non-executive Directors The table below sets out details of relevant interests in Westpac ordinary shares held by Non-executive Directors (including their related parties) during the year ended 30 September 20233. Number held at start of the year Changes during the year Number held at end of the year Current Non-executive Directors John McFarlane 50,000 - 50,000 Tim Burroughs4 n/a - 67,302 Nerida Caesar 13,583 - 13,583 Audette Exel AO 10,898 664 11,562 Chris Lynch5 13,090 - 13,090 Peter Nash 15,360 - 15,360 Nora Scheinkestel 9,709 5,165 14,874 Margaret Seale6 26,158 - 26,158 Michael Ullmer AO4,7 n/a - 12,570 Former Non-executive Directors Michael Hawker AM4 34,034 - n/a Peter Marriott4,8 40,311 - n/a 1. These grants have a commencement date of 1 October 2022, a performance test date of 1 October 2026 and an expiry date of 1 October 2037. 2. The fair values of performance share rights granted during the year have been independently calculated at their respective grant dates based on the requirements of AASB 2 Share-based Payment by PFS Consulting. The fair value of performance share rights with hurdles based on TSR performance relative to a group of comparator companies takes into account the average TSR outcome determined using a Monte Carlo simulation pricing model. 3. Other than as disclosed below, no share interests include non-beneficially held shares. 4. The information relates to the period the individual was a KMP. Refer to Section 3 for further details. 5. In addition to holding ordinary shares, Chris Lynch and his related parties held interests in 1,137 Westpac Capital Notes 5 at year end. 6. In addition to holding ordinary shares, Margaret Seale and her related parties held interests in 100 Westpac Capital Notes 7 at year end. 7. In addition to holding ordinary shares, Michael Ullmer AO and his related parties held interests in 800 Westpac Capital Notes 5, 1,000 Westpac Capital Notes 6, 300 Westpac Capital Notes 9, and 1,000 Westpac Subordinated Notes at year end. 8. In addition to holding ordinary shares, Peter Marriott and his related parties held interests in 563 Westpac Capital Notes 2.

246 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report 8.5. Details of Westpac equity holdings of Executive Key Management Personnel The table below details Westpac equity held and movement in that equity by the CEO and Group Executives (including their related parties) for the year ended 30 September 20231 .. Name Type of equity-based instrument Number held at start of the year Number granted during the year as remuneration Received on exercise and/or exercised during the year Number forfeited or lapsed during the year2 Other changes during the year Number held at end of the year Number vested and exercisable at end of the year Managing Director & Chief Executive Officer Peter King Ordinary shares 172,038 41,489 - - - 213,527 - Performance share rights 507,969 154,761 - (92,086) - 570,644 - Group Executives Scott Collary Ordinary shares 96,335 22,148 - - (39,833) 78,650 - Performance share rights 208,814 107,142 - - - 315,956 - Carolyn McCann Ordinary shares 80,798 13,808 - - - 94,606 - Performance share rights 213,994 66,190 - (49,910) - 230,274 - Catherine McGrath Ordinary shares - - - - - - - Unhurdled share rights - 14,874 - - - 14,874 - Performance share rights 56,266 77,217 - - - 133,483 - Anthony Miller Ordinary shares 142,033 17,723 - - - 159,756 - Performance share rights 204,772 102,380 - - - 307,152 - Christine Parker Ordinary shares 40,253 15,148 - - (2,000) 53,401 - Performance share rights 278,248 74,380 - (73,380) - 279,248 - Michael Rowland Ordinary shares 19,359 16,787 - - (9,680) 26,466 - Performance share rights 167,623 82,857 - - - 250,480 - Jason Yetton Ordinary shares 29,493 22,446 - - - 51,939 - Performance share rights 264,481 102,380 - - - 366,861 - Ryan Zanin Ordinary shares - 9,702 - - - 9,702 - Performance share rights 40,934 110,000 - - - 150,934 - Former Group Executives Chris de Bruin3 Ordinary shares 83,393 23,234 - - - n/a n/a Performance share rights 194,756 114,285 - - - n/a n/a 1. The highest number of shares held by an individual in the table is 0.0061% of total Westpac ordinary shares outstanding as at 30 September 2023. 2. Forfeitures or lapses during the year are as a result of a failure to meet performance conditions. 3. The information relates to the period the individual was a KMP. Refer to Section 3 for further details.

247 8.6. Loans to Non-executive Directors and Executive Key Management Personnel Financial instrument transactions are provided in the ordinary course of business. These transactions are at arm's-length on terms and conditions as they apply to all employees. The table below details loans to Non-executive Directors, the CEO and Group Executives (including their related parties) of the Group. Balance at start of the year¹ $ Interest paid and payable for the year $ Interest not charged during the year $ Balance at end of the year $ Number in Group at end of the year Non-executive Directors 7,136,750 241,136 - 4,507,501 4 CEO and Group Executives 14,001,551 500,678 - 15,925,789 6 Total 21,138,301 741,814 - 20,433,290 10 The table below details KMP (including their related parties) with loans above $100,000 during 2023. Balance at start of the year¹ $ Interest paid and payable for the year $ Interest not charged during the year $ Balance at end of the year $ Highest indebtedness during the year $ Non-executive Directors John McFarlane 3,283,970 70,148 - - 3,355,291 Chris Lynch 2,832,121 68,679 - 1,522,238 2,832,516 Peter Nash 400,217 77,252 - 2,364,821 2,582,443 Margaret Seale 620,442 25,057 - 620,442 622,776 CEO and Group Executives Peter King 1,158,000 25,959 - 1,158,000 1,162,000 Scott Collary 2,393,110 55,757 - 2,294,958 2,393,110 Carolyn McCann 580,146 81,729 - 3,390,503 3,449,407 Anthony Miller 2,468,236 5,052 - 2,273,083 2,468,236 Christine Parker 5,458,059 239,419 - 5,434,245 5,506,803 Jason Yetton 1,944,000 92,762 - 1,375,000 1,944,000 1. Balances at the start of the year have been revised for an updated balance to a loan amount during the reporting period.

248 WESTPAC GROUP 2023 ANNUAL REPORT Directors’ report Directors’ report 11. Auditor a) Non-audit services We may decide to engage PwC on assignments additional to their statutory audit duties where their expertise or experience with Westpac or a controlled entity is important. Details of the non-audit service amounts paid or payable to PwC for non-audit services provided during the 2023 and 2022 financial years are set out in Note 33 to the financial statements. PwC also provides audit and non-audit services to non-consolidated entities, non-consolidated trusts of which a Westpac Group entity is trustee, manager or responsible entity and non-consolidated superannuation funds or pension funds. The fees in respect of these services were approximately $8.7 million in total (2022: $9.3 million). PwC may also provide audit and non-audit services to other entities in which Westpac holds a minority interest and which are not consolidated. Westpac is not aware of the amount of any fees paid to PwC by those entities. Westpac has a policy on engaging PwC, details of which are set out in its Corporate Governance Statement in the section ‘Engagement of the external auditor’. The Board has considered the position and, in accordance with the advice received from the Board Audit Committee, is satisfied that the provision of the non-audit services during 2023 by PwC is compatible with the general standard of independence for auditors imposed by the Corporations Act. The Directors are satisfied, in accordance with advice received from the Board Audit Committee, that the provision of non-audit services by PwC, as set out above, did not compromise the auditor independence requirements of the Corporations Act for the following reasons: • all non-audit services provided by PwC for the year have been reviewed by the Board Audit Committee, which is of the view that they do not impact the impartiality and objectivity of PwC; and • based on Board quarterly independence declarations made by PwC to the Board Audit Committee during the year, none of the services undermine the general principles relating to auditor independence including reviewing or auditing PwC’s own work, acting in a management or a decision-making capacity for the company, acting as advocate for the company or jointly sharing economic risk and rewards. The Directors’ Report is signed in accordance with a resolution of the Board of Directors. John McFarlane Peter King Chairman Managing Director & Chief Executive Officer 5 November 2023 5 November 2023

249 Information on Westpac Significant developments Westpac significant developments - Australia Changes to Board of Directors On 14 December 2022, John McFarlane, Chairman of the Board, announced his intention to retire in December 2023 at the conclusion of the 2023 AGM. On 16 October 2023, Westpac announced the appointment of Steven Gregg as Non-executive Director and Chaiman-elect effective 7 November 2023. Mr Gregg will succeed Mr McFarlane as Chairman of the Board at the conclusion of the AGM on 14 December 2023. On 15 July 2023, independent Non-executive Director Michael Hawker AM retired from the Board. On 24 October 2023, Westpac announced that independent Non-executive Director Chris Lynch will retire from the Board at the conclusion of the AGM on 14 December 2023. Changes to structure and executive team In July 2023, we announced changes to the Group’s operating structure and executive team to support the Group’s next strategic phase and position the company for growth. The restructure involved separating Consumer & Business Banking, integrating remaining core businesses of the Specialist Business division into a new Business and Wealth division, establishing a stand-alone function to accelerate Technology simplification and moving Operations to Corporate Services thereby creating an expanded shared services platform. Accordingly, the following Executive Team portfolio changes were confirmed: Jason Yetton as Chief Executive, Consumer; Anthony Miller as Chief Executive, Business and Wealth; Scott Collary as Chief Information Officer and Carolyn McCann as Group Executive, Customer & Corporate Services; and the appointment of Nell Hutton as Chief Executive, Westpac Institutional Bank (from 1 October 2023). The organisational changes took effect on 1 August 2023 (unless otherwise stated) and will be reflected in the 2024 financial results. Since the formation of the Specialist Business division in May 2020, Westpac has completed 10 divestments with the final transaction, being the transition of the Private Portfolio Management business to Mercer (Australia) Ltd, completing on 1 October 2023. During the year, the Group announced that it would retain its Platforms business. Westpac has also decided to retain its businesses in PNG and Fiji. As we continue embedding the new operating structure we are exploring strategic options for our RAMS business. On-market buy-back On 6 November 2023, Westpac announced its intention to undertake an on-market share buy-back of up to $1.5bn of Westpac shares. Westpac reserves the right to vary, suspend or terminate the buy-back at any time. Regulatory and risk developments Enforceable undertaking on risk governance remediation, Integrated Plan and CORE program Our CORE program is delivering the Integrated Plan required by the enforceable undertaking (EU) entered into with APRA in December 2020 in relation to our risk governance remediation and supporting the strengthening of our risk governance, accountability and culture. Execution of the CORE program is ongoing and, as at 30 September 2023, the Independent Reviewer has assessed 88% of the activities in the Integrated Plan as complete and effective. Following the completion of the Integrated Plan by Westpac, expected by 31st December 2023 (to be subsequently assessed by the Independent Reviewer), Westpac will continue to focus on sustainability and effectiveness of the uplift delivered by the Integrated Plan through a 12 month transition phase with assurance by Promontory Australia. Promontory Australia, as the appointed Independent Reviewer, provides quarterly reports to APRA on our compliance with the EU and Integrated Plan. Promontory Australia has provided eleven reports to APRA so far. These reports are published on our website every six months at https://www.westpac.com.au/about-westpac/ media/core/ with the latest reports released on 6 November 2023. Risk management We are continuing to invest in strengthening our end-to-end management of risk, and our focus is to ensure changes are sustainable and enduring. A range of shortcomings and areas for improvement in our risk governance have been highlighted in reviews concluded in prior years. These include embedding our risk management framework, policies, systems, data quality and management, product governance, prudential compliance management, reporting to regulators and our risk capabilities. Further information about our risk management is set out in the ‘Risk Management’ section in this Annual Report APRA releases final Prudential Standard CPS190 Recovery and Exit Planning On 1 December 2022, APRA released the final version of the Prudential Standard CPS 190 Recovery and Exit Planning (CPS 190) which will come into effect from 1 January 2024 for banks and insurers, and from 1 January 2025 for Registrable Superannuation Entity licensees. CPS 190 will require these entities to develop and maintain a recovery and exit plan, and capabilities to anticipate, manage and respond to periods of stress. APRA releases final Prudential Standard CPS230 Operational Risk Management On 17 July 2023, APRA released the final version of the Prudential Standard CPS 230 Operational Risk Management which will come into effect from 1 July 2025. CPS 230 brings new and enhanced requirements for our operational risk management, service provider management and business continuity planning. Information on Westpac

250 WESTPAC GROUP 2023 ANNUAL REPORT Information on Westpac Financial crime We continue to make progress on improving our financial crime risk management, as we implement a significant multi-year program of work (including AML/CTF, Sanctions, Anti-Bribery and Corruption, the US Foreign Account Tax Compliance Act (FATCA) and Common Reporting Standard (CRS)). Through this work, we continue to undertake activities to remediate and improve our financial crime controls in multiple areas including: initial, enhanced and ongoing customer due diligence and associated record keeping; upgrading customer and payment screening and transaction monitoring solutions; improving Electronic Funds Transfer Instruction processes; establishing data reconciliations and checks to ensure the completeness of data feeding into our financial crime systems; and improving regulatory reporting, including in relation to International Funds Transfer Instructions, Threshold Transaction Reports, Suspicious Matter Reports (including ‘tipping off’ controls), and FATCA and CRS reporting and equivalent reports in jurisdictions outside Australia. With increased focus on financial crime, further areas of potential non-compliance have been, and may be identified, and we continue to liaise with AUSTRAC and the ATO and local regulators in jurisdictions outside Australia, as appropriate including to remediate adverse findings and adopt recommendations from regulators. We continue to prioritise strengthening our AML/CTF program, including our transaction monitoring program. Details about the consequences of failing to comply with financial crime obligations are set out in the ‘Risk factors’ section in this Annual Report. Scams The National Anti-Scam Centre launched on 1 July 2023 to coordinate scam disruption and prevention activity across industry sectors and government. On 3 August 2023, the ACCC granted an interim authorisation for Australian Banking Association Ltd and its members to discuss and develop an industry standard to prevent, detect and disrupt scams affecting individual and small business customers. APRA capital requirements Operational risk capital overlays The following additional capital overlays are currently applied by APRA to our operational risk capital requirement: • $500 million in response to Westpac’s Culture, Governance and Accountability self-assessment (this overlay has applied since 30 September 2019); and • $500 million in response to the magnitude and nature of issues that were the subject of the AUSTRAC proceedings (this overlay has applied since 31 December 2019). These overlays have been applied through an increase in risk weighted assets (RWA). The impact on our Level 2 common equity Tier 1 (CET1) capital ratio at 30 September 2023 was a reduction of 35 basis points. Additional loss absorbing capacity On 2 December 2021, APRA announced a requirement for domestic systemically important banks (D-SIBs), including Westpac, to increase total capital requirements by 4.5 percentage points of RWA to meet additional loss absorbing capacity. This includes an interim total capital requirement of 16.75% from 1 January 2024 and a final total capital requirement from 1 January 2026 of 18.25%. The increase in total capital is expected to be met through additional Tier 2 capital. APRA Consultation: Enhancing Bank Resilience-Additional Tier 1 Capital in Australia On 21 September 2023, APRA released a discussion paper seeking feedback on potential policy options aimed at improving the effectiveness of Additional Tier 1 (AT1) capital instruments and ensuring that such instruments are operating as intended. APRA has identified potential areas of concern or challenges with how AT1 capital instruments have performed or could perform in times of stress, reflecting on significant challenges internationally in using AT1 capital instruments to absorb losses. APRA is seeking feedback on the range of potential policy options outlined ahead of a formal consultation in 2024 on any proposed amendments to prudential standards. APRA Consultation: Interest Rate Risk in the Banking Book In November 2022, APRA released a consultation paper on changes to the calculation of interest rate risk in the banking book (IRRBB). The consultation closed in March 2023, and we are awaiting APRA’s response. The changes to the calculation of IRRBB are currently expected to come into effect in 2025. Westpac significant developments - New Zealand Reviews required under section 95 of the Banking (Prudential Supervision) Act 1989 On 23 March 2021, the Reserve Bank of New Zealand (RBNZ) issued two notices to Westpac New Zealand Limited (WNZL) under section 95 of the Banking (Prudential Supervision) Act 1989 (NZ) requiring WNZL to supply two external reviews to the RBNZ. One review related to risk governance, and the other related to liquidity risk management and culture. These reviews only applied to WNZL and not to Westpac in Australia nor its New Zealand branch. Both reviews were completed during 2021 and 2022, and work arising from the reviews has been delivered to the satisfaction of the WNZL Board. From 31 March 2021, the RBNZ amended WNZL’s conditions of registration, requiring WNZL to discount the value of its liquid assets by approximately 14%. The RBNZ subsequently reduced the overlay quantum to approximately 7% from 15 August 2022; and removed the remaining overlay from 15 September 2023.

251 RBNZ review of overseas bank branches On 20 October 2021, the RBNZ announced it is reviewing its policy for branches of overseas banks (including Westpac Banking Corporation’s New Zealand branch), with a view to creating a simple, coherent and transparent policy framework for branches of overseas banks. On 24 August 2022, the RBNZ released a second and final consultation paper (consultation closed 16 November 2022), outlining its preferred approach to the regulation of overseas bank branches, including: • restricting overseas bank branches to engaging in wholesale business only (meaning they could not take retail deposits or offer products or services to retail customers), and limiting the maximum size of a branch to NZ$15 billion in total assets; and • requiring dual-registered branches (such as Westpac’s New Zealand branch) to only conduct business with customers with a consolidated turnover greater than NZ$50 million. In addition, the branch must be sufficiently separate from the relevant subsidiary with any risks mitigated by specific conditions of registration. Westpac’s New Zealand branch currently provides financial markets, trade finance and international payment products and services to customers referred by WNZL. Final policy decisions are expected to be announced by the RBNZ in the last quarter of 2023. Deposit Takers Act The Deposit Takers Act 2023 (NZ) received Royal Assent on 6 July 2023. The Act creates a single regulatory regime for banks and non-bank deposit takers in New Zealand and will introduce a depositor compensation scheme to protect up to NZ$100,000 per eligible depositor, per institution, if a payout event is triggered. The scheme is expected to be fully funded by levies and with a Crown backstop. Initial implementation of the depositor compensation scheme is expected in late 2024, with the remainder of the Act to be implemented following the development of secondary legislation. General regulatory changes affecting our businesses Cyber security Regulators have continued their focus on cyber security, given the increasing number of high profile cyber-related incidents. APRA is seeking to ensure that regulated entities improve their cyber security practices and has been focusing on the effective implementation of Prudential Standard CPS 234 Information Security. ASIC has similarly indicated a focus on improving cybersecurity at the companies it regulates. We will continue to engage with regulators and the government more broadly as it relates to cyber-related regulation, legislation and policy (including the 2023-2030 Australian Cyber Security Strategy). We continue to work on enhancing our systems and processes to mitigate cyber security risks, including in relation to third parties, and to respond to changes in regulation. Reforms to the Privacy Act On 28 September 2023, the Australian Government released its response to the Privacy Act Review Report (Report). The Government ‘agrees’ or ‘agrees-in-principle’ with most of the proposed reforms in the Report, including: • the creation of a direct right of action to permit individuals to apply to the courts for remedies for breaches of the Privacy Act, and introduction of a statutory tort for serious invasions of privacy; • the creation of new statutory rights for individuals with respect to the handling of their personal information by entities, including the right for individuals to request meaningful information about how substantially automated decisions with legal or similarly significant effect are made; and • new enforcement powers for the Australian Information Commissioner and the introduction of new low-level and mid-tier civil penalties for privacy breaches. The Attorney-General’s Department will conduct an impact analysis and work with stakeholders to inform the development of legislation and guidance material in this term of Parliament for the ‘agreed’ proposals. Litigation and regulatory proceedings Our entities are parties to legal proceedings from time to time arising from the conduct of our business. Material legal proceedings are described below and as required in Note 25 to the financial statements in this Annual Report. Regulatory proceedings Information on ASIC’s civil proceedings against Westpac relating to: • interest rate hedging activity in connection with to the 2016 Ausgrid privatisation transaction; and • system and operational failures concerning applications for hardship assistance between 2015 and 2023, are set out in Note 25 to the financial statements in this Annual Report. Class actions Information relating to class actions (including settled class actions and potential class actions) is set out in Note 25 to the financial statements in this Annual Report. Supervision and regulation Australia Within Australia, we are subject to supervision and regulation by seven principal agencies and bodies: the Australian Prudential Regulation Authority (APRA); the Reserve Bank of Australia (RBA); the Australian Securities and Investments Commission (ASIC); the Australian Securities Exchange (ASX); the Australian Competition and Consumer Commission (ACCC); the Australian Transaction Reports and Analysis Centre (AUSTRAC) and the Office of the Australian Information Commissioner (OAIC).

252 WESTPAC GROUP 2023 ANNUAL REPORT Information on Westpac APRA is the prudential regulator of the Australian financial services industry. As an ADI, we report prudential information to APRA, including information in relation to capital adequacy, large exposures, credit quality and liquidity. The RBA is responsible for monetary policy, maintaining financial system stability and promoting the safety and efficiency of the payments system. The RBA is an active participant in the financial markets, manages Australia’s foreign reserves, issues Australian currency notes and serves as banker to the Australian Government. ASIC is the national regulator of Australian companies and consumer protection within the financial sector. ASIC is Australia’s corporate, markets, financial services and consumer credit regulator. ASIC is an independent Australian government body and is established under the Australian Securities and Investments Commission Act 2001 (Cth). It carries out most of its regulatory functions and supervision under the Corporations Act 2001 (Cth). The ASX operates Australia’s primary national market for trading of securities issued by listed companies. Some of our securities (including our ordinary shares) are listed on the ASX and we therefore have obligations to comply with the ASX Listing Rules, which have statutory backing under the Corporations Act 2001 (Cth). The ACCC is the federal regulator responsible for the regulation and prohibition of anti-competitive and unfair market practices and mergers and acquisitions in Australia. Its broad objective is to administer the Competition and Consumer Act 2010 (Cth) and related legislation to bring greater competitiveness, fair trading, consumer protection and product safety to the Australian economy. AUSTRAC oversees the compliance of Australian reporting entities (including Westpac) with the requirements under the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and the Financial Transaction Reports Act 1988 (Cth). These requirements include: • implementing programs for identifying and monitoring customers, and for managing the risks of money laundering and terrorism financing; • reporting suspicious matters, threshold transactions and international funds transfer instructions; and • submitting an annual compliance report. The OAIC is responsible for the regulation of privacy and information rights, including under the Privacy Act 1988 (Cth) (Privacy Act). Its functions include handling complaints about the handling of personal information and conducting investigations and enforcement actions in relation to potential breaches of the Privacy Act. New Zealand The Reserve Bank of New Zealand (RBNZ) is responsible for supervising New Zealand registered banks and protects the financial stability of New Zealand through the application of minimum prudential obligations. The New Zealand prudential supervision regime requires that registered banks publish disclosure statements, which contain information on financial performance and risk positions as well as attestations by the directors about the bank’s compliance with its conditions of registration and certain other matters. The Financial Markets Authority (FMA) and the New Zealand Commerce Commission (NZCC) are the two primary conduct and enforcement regulators. The FMA and NZCC are responsible for ensuring that markets are fair and transparent and are supported by confident and informed investors and consumers. Regulation of markets and their participants is undertaken through a combination of market supervision, corporate governance and licensing approvals. In New Zealand, other relevant regulator mandates include those relating to taxation, privacy and foreign affairs and trade. Banks in New Zealand are also subject to a number of self-regulatory regimes. Examples include Payments NZ, the New Zealand Bankers’ Association (NZBA) and the Financial Services Council (FSC). Examples of industry agreed codes include the NZBA’s Code of Banking Practice and FSC’s Code of Conduct. United States Our New York branch is a US federally licensed branch and therefore is subject to supervision, examination and regulation by the US Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System (the US Federal Reserve) under the US International Banking Act of 1978 (IBA) and related regulations. A US federal branch must maintain, with a US Federal Reserve member bank, a capital equivalency deposit as prescribed by the US Comptroller of the Currency, which is at least equal to 5% of its total liabilities (including acceptances, but excluding accrued expenses, and amounts due and other liabilities to other branches, agencies and subsidiaries of the foreign bank). In addition, a US federal branch is subject to periodic on-site examination by the US Comptroller of the Currency. Such examination may address risk management, operations, asset quality, compliance with the record-keeping and reporting, and any additional requirements prescribed by the US Comptroller of the Currency from time to time. A US federal branch of a foreign bank is, by virtue of the IBA, subject to the receivership powers exercisable by the US Comptroller of the Currency. As of 22 June 2016, we elected to be treated as a financial holding company in the US pursuant to the Bank Holding Company Act of 1956 and Federal Reserve Board Regulation Y. Our election will remain effective so long as we meet certain capital and management standards prescribed by the US Federal Reserve. Westpac and some of its affiliates are engaged in various activities that are subject to regulation by other US federal regulatory agencies, including the US Securities and Exchange Commission, US Financial Industry Regulatory Authority, the US Commodity Futures Trading Commission and the National Futures Association. Section 219 of the Iran Threat Reduction and Syria Human Rights Act of 2012 added Section 13(r) to the U.S. Securities Exchange Act of 1934, as amended, requiring each SEC reporting issuer to disclose in its annual and, if applicable, quarterly reports whether it or any of its affiliates have knowingly engaged in specified

253 activities, transactions or dealings relating to Iran or with the Government of Iran or certain designated persons or entities involved in terrorism or the proliferation of weapons of mass destruction during the period covered by the report. Section 219 requires disclosure even of certain activities not prohibited by U.S. or other law and even if such activities were conducted outside the United States by non-U.S. affiliates in compliance with local law. Westpac and WNZL have engaged in activity that is relevant for this purpose. WBC and WNZL (as a wholly owned subsidiary) maintain compliance policies and procedures to comply with all applicable economic sanctions laws and regulations. In that context, and only after confirming that such transactions did not involve prohibited or sanctionable activity under U.S. or other economic sanctions, the above Westpac Group entities outside the United States engaged in a limited number of activities reportable under Section 219 during the period covered by this annual report, as described below. No U.S. persons or entities, or entities owned or controlled by U.S. persons were involved in these activities. There are two matters requiring disclosure for this reporting period 1 October 2022 to 30 September 2023: (1) Payments to the Embassy of Iran in Australia During 01 October 2022 to 30 September 2023, retail customers of WBC remitted AUD payments from their accounts at WBC to accounts of the Embassy of Iran in Australia at an unaffiliated bank in Australia. It was observed that the purpose of these transactions was generally related to consular purposes of the Embassy, such as obtaining travel visas or mandatory travel insurance for travel to Iran. WBC is not a U.S. person or owned or controlled by U.S. persons and therefore its transactions that do not include any U.S. jurisdictional elements are not subject to the Iranian Transactions and Sanctions Regulations (“ITSR”) at Part 560 of title 31, Code of Federal Regulations, issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control. In addition, transactions that are “ordinarily incident to travel to” Iran are exempt from the ITSR (at 31 Code of Federal Regulations Section 560.210(d). All payments were facilitated through the NPP domestic payments platform. This activity contributed an insignificant amount of gross revenues and net profit to the Westpac Group. (2) Payments to the Embassy of Iran in New Zealand During 1 October 2022 to 30 September 2023, a New Zealand government customer of WNZL remitted a limited number of NZD payments to accounts of the Embassy of Iran in New Zealand at an unaffiliated bank in New Zealand, for the purpose of maintaining the diplomatic mission in New Zealand. This activity contributed an insignificant amount of gross revenues and net profit to the Westpac Group. This customer of the Westpac subsidiary in New Zealand has an approved exception from the Westpac Group Sanctions Policy and is subject to annual approvals and heightened due diligence and controls. Westpac and WNZL intend to continue to process payments to the Embassies of Iran in Australia and New Zealand only under limited circumstances where Westpac Group believes the funds transfers conform to its compliance policies and procedures and all applicable sanctions laws and regulations. Anti-money laundering regulation and related requirements Australia Westpac has a Group-wide program to manage its obligations under the Anti-Money Laundering and Counter- Terrorism Financing Act 2006 (Cth). We continue to actively engage with the regulator, AUSTRAC, on our activities. Our Anti-Money Laundering and Counter-Terrorism Financing Policy (AML/CTF Policy) sets out how the Westpac Group complies with its legislative obligations. The AML/CTF Policy applies to all business segments and employees (permanent, temporary and third party providers) working in Australia, New Zealand and overseas. United States The USA PATRIOT Act of 2001 requires US financial institutions, including the US branches of foreign banks, to take certain steps to prevent, detect and report individuals and entities involved in international money laundering and the financing of terrorism. The required actions include verifying the identity of financial institutions and other customers and counterparties, terminating correspondent accounts for foreign ‘shell banks’ and obtaining information about the owners of foreign bank clients and the identity of the foreign bank’s agent for service of process in the US. The anti-money laundering compliance requirements of the USA PATRIOT Act include requirements to appoint a qualified BSA Officer, adopt and implement an effective anti-money laundering program, report suspicious transactions or activities, and implement due diligence procedures for correspondent and other customer accounts in line with the CDD rule. Westpac’s New York Branch and Westpac Capital Markets LLC maintain an anti-money laundering compliance program designed to address US legal requirements. US economic and trade sanctions, as administered by the Office of Foreign Assets Control (OFAC), prohibit or significantly restrict US financial institutions, including the US branches and operations of foreign banks, and other US persons from doing business with certain persons, entities and jurisdictions. Westpac’s New York Branch and Westpac Capital Markets LLC maintain compliance programs designed to comply with OFAC sanctions programs, and Westpac has a Group-wide program to ensure adequate compliance. Legal proceedings Our entities are defendants from time to time in legal proceedings arising from the conduct of our business. Material legal proceedings, if any, are described in Note 25 to the financial statements and/or under ‘Significant developments’ above. Where appropriate as required by the accounting standards, a provision has been raised in respect of these proceedings and disclosed in the financial statements.

254 WESTPAC GROUP 2023 ANNUAL REPORT PERFORMANCE REVIEW READING THIS REPORT GROUP PERFORMANCE Performance summary Key financial information Impact of Notable Items Review of earnings Credit quality Balance sheet and funding Capital and dividends SEGMENT REPORTING RISK FACTORS SUSTAINABILITY GOVERNANCE Overview of sustainability governance and oversight structure TCFD Index OTHER WESTPAC BUSINESS INFORMATION

255 Reading this report Reading this report Disclosure regarding forward-looking statements This Annual Report contains statements that constitute ‘forward-looking statements’ within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this Annual Report and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. Words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’ or other similar words, are used to identify forward-looking statements. These statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents, and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon Westpac. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this Annual Report. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this document. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to: • information security breaches, including cyber attack events • the effect of, and changes in, laws, regulations, regulatory policy, taxation or accounting standards or practices, and government and central bank monetary policies, particularly changes to liquidity, leverage and capital requirements • regulatory investigations, reviews (including industry reviews) and other actions, inquiries, litigation, fines, penalties, restrictions or other regulator-imposed conditions, including from our actual or alleged failure to comply with laws, regulations or regulatory policy • the effectiveness of our risk management practices, including our framework, policies, processes, systems and employees • the reliability and security of Westpac’s technology and risks associated with changes to technology systems • changes to the external business environment, including geopolitical, social or environmental risks, events or other changes in countries in which Westpac or its customers or counterparties operate • climate-related risks (including physical and transition risks) that may arise from changing climate patterns, and risks associated with the transition to a lower carbon economy (including Westpac’s ambition to become a net-zero, climate resilient bank) or other sustainability factors such as human rights and natural capital • the failure to comply with financial crime obligations (including anti-money laundering and counter-terrorism financing laws, anti-bribery and corruption laws, sanctions laws and tax transparency laws), which has had, and could further have, adverse effects on our business and reputation • internal and external events which may adversely impact our reputation • litigation and other legal proceedings and regulator investigations and enforcement actions (including the liability of Westpac to pay significant monetary settlements and legal costs in order to resolve a dispute) • market volatility and disruptions, including uncertain conditions in funding, equity and asset markets and any losses or business impacts we or our customers or counterparties may experience • the incidence of inadequate capital levels under stressed conditions • changes in economic conditions, consumer or business spending, saving and borrowing habits in Australia, New Zealand and other countries in which we or our customers or counterparties operate and our ability to maintain or to increase market share, margins and fees, and control expenses • adverse asset, credit or capital market conditions or an increase in defaults, impairments and provisioning because of a deterioration in economic conditions • sovereign risks, including the risk that governments will default on their debt obligations, fail to perform contractual obligations, or be unable to refinance their debts • changes to Westpac’s credit ratings or the methodology used by credit rating agencies • the effects of market competition and competition regulatory policy impacting the areas in which we operate • operational risks resulting from ineffective processes and controls • levels of inflation, interest rates, exchange rates and market and monetary fluctuations and volatility • poor data quality, data availability or data retention • failure to recruit and retain key executives, employees and Directors

256 WESTPAC GROUP 2023 ANNUAL REPORT Reading this report • strategic decisions including diversification, innovation, divestment, acquisitions, expansion activity and integration • changes to our critical accounting estimates and judgements and changes to the value of our intangible assets; and • various other factors beyond Westpac’s control. The above list is not exhaustive. For certain other factors that may impact on forward-looking statements made by Westpac, refer to ‘Risk factors’ in this Annual Report. When relying on forward-looking statements to make decisions with respect to Westpac, investors and others relying on information in this Annual Report should carefully consider the foregoing factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements in this Annual Report, whether from new information, future events, conditions, or otherwise, after the date of this Annual Report. Further important information regarding climate change and sustainability-related statements This Annual Report contains forward-looking statements and other representations relating to ESG topics, including but not limited to climate change, net zero, climate resilience, natural capital, emissions intensity, human rights and other sustainability-related statements, commitments, targets, projections, scenarios, risk and opportunity assessments, pathways, forecasts, estimated projections and other proxy data. These are subject to known and unknown risks, and there are significant uncertainties, limitations, risks and assumptions in the metrics and modelling on which these statements rely. In particular, the metrics, methodologies and data relating to climate and sustainability are rapidly evolving and maturing, including variations in approaches and common standards in estimating and calculating emissions, and uncertainty around future climate- and sustainability-related policy and legislation. There are inherent limits in the current scientific understanding of climate change and its impacts. Some material contained in this Annual Report may include information including, without limitation, methodologies, modelling, scenarios, reports, benchmarks, tools and data, derived from publicly available or government or industry sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of such information. There is a risk that the estimates, judgements, assumptions, views, models, scenarios or projections used by Westpac may turn out to be incorrect. These risks may cause actual outcomes, including the ability to meet commitments and targets, to differ materially from those expressed or implied in this Annual Report. The climate- and sustainability-related forward-looking statements made in this Annual Report are not guarantees or predictions of future performance and Westpac gives no representation, warranty or assurance (including as to the quality, accuracy or completeness of these statements), nor guarantee that the occurrence of the events expressed or implied in any forward-looking statement will occur. There are usually differences between forecast and actual results because events and actual circumstances frequently do not occur as forecast and these differences may be material. Westpac will continue to review and develop its approach to ESG as this subject area matures. Currency of presentation, exchange rates and certain definitions In this Annual Report, ‘financial statements’ means our audited consolidated balance sheets as at 30 September 2023 and 30 September 2022 and income statements, statements of comprehensive income, changes in equity and cash flows for each of the years ended 30 September 2023, 2022 and 2021 together with accompanying notes which are included in this Annual Report. Our financial year ends on 30 September. As used throughout this Annual Report, the financial year ended 30 September 2023 is referred to as 2023 and other financial years are referred to in a corresponding manner. All dollar values in this report are in Australian dollars unless otherwise noted or the context otherwise requires, references to ‘dollars’, ‘dollar amounts’, ‘$’, ‘AUD’ or ‘A$’ are to Australian dollars. References to ‘US$’, ‘USD’ or ‘US dollars’ are to United States dollars, references to ‘NZ$’, ‘NZD’ or ‘NZ dollars’ are to New Zealand dollars and references to GBP are to British Pound Sterling. Refer to Section 4.14 for information regarding the rates of exchange between the Australian dollar and the US dollar applied by the Group as part of its operating activities for 2023, 2022 and 2021. Any discrepancies between totals and sums of components in tables contained in this Annual Report are due to rounding. Percentage (%) movements are shown as % unless otherwise stated to all the tables in this document and represent the percentage change between 2023 and 2022. Information on terms, acronyms and calculations used in this report are provided in the Glossary within Section 4: Shareholder Information of the document. Selected consolidated financial and operating data We have derived the following selected financial information, as of, and for the financial years ended, 30 September 2023, 2022 and 2021 from our consolidated financial statements and related notes. This information should be read together with our audited consolidated financial statements and the accompanying notes included elsewhere in this Annual Report.

257 Non-AAS financial measures The Group’s statutory results are prepared in accordance with AAS and are also compliant with IFRS. In assessing the Group’s performance and that of our operating segments we use a number of financial measures, including amounts, measures and ratios that are presented on a non-AAS basis, as described below. Non-AAS financial measures and ratios do not have standardised meanings under AAS. As such they are unlikely to be directly comparable to similar measures presented by other companies and should not be viewed in isolation from, or as a substitute for, the AAS results. Our non-AAS measures fall within the following categories: Measure/ratio Description Further information Performance measures excluding the impact of Notable Items, businesses sold and/or held-for-sale profit The net interest income, non-interest income, operating expenses and segment reporting sections of this report include performance measures that exclude Notable Items, businesses sold and/or held-for-sale profit. Notable Items are items that management believes are not reflective of the Group’s ongoing business performance. Businesses sold reflect the contribution to the Group’s results in the period of businesses sold prior to their sale. It also includes any gains/ losses related to their sale but excludes items that have been identified as Notable Items. Held-for-sale profit reflects the contribution to the Group’s results in the period of businesses that are held-for-sale. For the period ending 30 September 2023 there were no businesses held-for-sale and therefore no held-for-sale profit. Performance measures which are adjusted for one or more of these items include: • Net interest income • Non-interest income (including net fee income, net wealth management and insurance income, trading income and other income) • Operating expenses (including staff expenses, occupancy expenses, technology expenses and other expenses) • Pre-provision profit • Net profit • Return on tangible ordinary equity Management considers this information useful as these measures provide a view that reflects the Group’s ongoing business performance. Sections 1, 2.3, 2.4.1, 2.4.6, 2.4.7, 2.8, and 4.18 Pre-provision profit Pre-provision profit is net profit/(loss) excluding credit impairment (charges)/benefits and income tax (expense)/benefit. This is calculated as net interest income plus non-interest income less operating expenses. This includes (charges)/benefits relating to provisions and impairment other than from expected credit losses. Management considers this information useful as this measure provides readers with a view of the impact of the operating performance of the Group. Section 1, 2.8, and 4.18 Core net interest income and Core NIM Core net interest income is calculated as net interest income excluding Notable Items, and Treasury and Markets net interest income. Core NIM is calculated as Core net interest income (annualised where applicable) divided by average interest earning assets. Management considers this information useful as this measure provides a view of the underlying performance of the Group’s net interest margin for lending, deposit and funding. Sections 1, 2.2. and 2.4.1 Dividend payout ratio (excluding Notable Items) Calculated as ordinary dividend paid/declared on issued shares (net of Treasury shares) divided by the net profit attributable to owners of WBC excluding Notable Items. Management considers this information useful as this measure provides a view of the dividend payout ratio based on the ongoing business performance of the Group. Section 1 and 4.18

258 WESTPAC GROUP 2023 ANNUAL REPORT Reading this report Measure/ratio Description Further information Expense to income ratio (excluding Notable Items) Calculated as operating expenses excluding Notable Items divided by net operating income excluding Notable Items. Management considers this information useful as this measure provides a view of the efficiency of the ongoing business performance of the Group. Sections 1, 2.2, 2.4.7, and 4.18 Average tangible ordinary equity and Return on average tangible ordinary equity (ROTE) Average tangible ordinary equity is calculated as average ordinary equity less average goodwill and other intangible assets (excluding capitalised software). Return on average tangible ordinary equity is calculated as net profit attributable to owners of WBC (annualised where applicable) divided by average tangible ordinary equity. Management considers this information useful as these measures are commonly used internally as well as by investors, analysts and others in assessing the Group’s use of equity. Sections 1, 2.2, and 4.18 In addition to the above non-AAS measures, the Remuneration Report (in Section 1) refers to a non-AAS measure used in the 2023 Group STVR Scorecard. The non-AAS measure is Net profit after tax excluding Notable Items (long-term average credit loss basis) which is defined as net profit excluding Notable Items whereby impairment charges for the year are adjusted to reflect long-term average loss rates. A reconciliation of this measure is provided in Section 4.18. Presentation changes In 2022 and earlier reporting periods, the Group reported a non-AAS measure of profit referred to as “cash earnings” in internal management reporting. Since AASB 8 Segment Reporting requires the measure of financial performance reported internally to the Group’s key decision makers to be reported in the segment disclosures of the financial statements, cash earnings were presented in segment related disclosures in Section 2: Performance Review and in Note 2 Segment reporting of the financial statements. In addition to cash earnings, the Group also reported “Notable Items” and a further non-AAS profit measure excluding Notable Items in both internal management reporting and external segment reporting. Cash earnings excluding Notable Items were historically reported in Section 2: Performance Review. In 2023, the Group ceased reporting cash earnings and cash earnings excluding Notable Items in internal reporting to key decision makers, with net profit attributable to owners of WBC after tax (net profit) now the Group’s key measure of performance. Comparatives in Section 2: Performance Review and in Note 2 Segment reporting of the financial statements have been revised accordingly. To assist in explaining the Group’s financial performance, the Group reports Notable Items which represent certain items that management believe are not reflective of the Group’s ongoing business performance. Cash earnings adjustments to segment net profit in prior periods included: • Fair value (gain)/loss on economic hedges (which do not qualify for hedge accounting under AAS) which may create a material timing difference on reported results but do not affect the Group’s earnings over the life of the hedge; and • The net ineffectiveness on qualifying hedges arises from the fair value movement in these hedges which reverses over time and therefore does not affect the Group’s profits over time. These items are now reported as Notable Items and comparatives have been revised accordingly. Notable Items are explained further in Section 2.3. References to websites Information contained in or accessible through the websites mentioned in this Annual Report does not form part of this Annual Report unless we specifically state that it is incorporated by reference and forms part of this Annual Report. All references in this Annual Report to websites are inactive textual references and are for information only.

259 Group performance 2.1 Performance summary $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 18,317 17,161 16,858 7 Non-interest income 3,328 2,445 4,364 36 Net operating income 21,645 19,606 21,222 10 Operating expenses (10,692) (10,802) (13,311) (1) Pre-provision profit 10,953 8,804 7,911 24 Impairment (charges)/benefits (648) (335) 590 93 Profit before income tax expense 10,305 8,469 8,501 22 Income tax expense (3,104) (2,770) (3,038) 12 Profit after income tax expense 7,201 5,699 5,463 26 Profit attributable to non-controlling interests (NCI) (6) (5) (5) 20 Net profit attributable to owners of WBC 7,195 5,694 5,458 26 Notable Items (post tax) (173) (874) (1,495) (80) Effective tax rate 30.12% 32.71% 35.74% (259 bps) 2.2 Key financial information1 2023 2022 2021 % Mov’t 2023 - 2022 Shareholder value Basic earnings per ordinary share (cents) 205.3 159.9 149.4 28 Diluted earnings per ordinary share (cents) 195.2 152.4 137.8 28 Weighted average ordinary shares (millions) 3,502 3,559 3,653 (2) Fully franked dividends per ordinary share (cents) 142 125 118 14 Dividend payout ratio2 69.20 76.79% 79.25% large Return on average ordinary equity 10.09% 8.10% 7.70% 199 bps Return on average tangible ordinary equity 11.40% 9.17% 8.82% 223 bps Average ordinary equity ($m) 71,229 70,268 70,849 1 Average tangible ordinary equity ($m) 63,117 62,078 61,900 2 Average total equity ($m) 71,274 70,323 70,899 1 Net tangible asset per ordinary share ($) 17.58 17.18 16.90 2 Business performance Group NIM 1.95% 1.93% 2.06% 2 bps Core NIM 1.87% 1.75% 1.91% 12 bps Treasury & markets impact on NIM 0.09% 0.12% 0.12% (3 bps) Notable Items impact on NIM (0.01%) 0.06% 0.03% large Average interest-earning assets ($m) 941,376 886,971 819,456 6 Return on average assets (%) 0.70% 0.58% 0.60% 12 bps Expense to income ratio (%) 49.40% 55.10% 62.72% large Expense to income ratio (ex Notable Items) (%) 47.50% 51.15% 53.67% (365 bps) Full time equivalent employees (FTE) 36,146 37,476 40,143 (4) Revenue per FTE ($’000’s) 577 508 549 14 1. Further information on Non-AAS financial measures included in this table are provided in the "Reading this Report" and Section 4.18. 2. Excludes the dividend component of the off-market share buy-back in 2022. Group performance

260 WESTPAC GROUP 2023 ANNUAL REPORT Group performance 2.2 Key financial information (continued) 2023 2022 2021 % Mov’t 2023 - 2022 Capital, funding and liquidity Level 2 common equity Tier 1 capital ratio: - Australian Prudential Regulation Authority (APRA) 12.38% 11.29% 12.32% 109 bps - Internationally comparable 18.73% 17.57% 18.17% 116 bps Credit RWA ($m) 339,758 362,098 357,295 (6) Total risk weighted assets (RWA) ($m) 451,418 477,620 436,650 (5) LCR1 134% 132% 129% 201 bps NSFR1 115% 121% 125% large Deposit to loan ratio 82.89% 82.85% 81.64% 4 bps Credit quality and impairment charges1 Gross impaired exposures to gross loans 0.17% 0.20% 0.30% (3 bps) Gross impaired exposures provisions to gross impaired exposures 43.47% 47.95% 54.44% large Collectively assessed provisions to credit RWA 135 bps 116 bps 117 bps 19 bps Total provisions to credit RWA 145 bps 128 bps 140 bps 17 bps Total committed exposure (TCE) ($bn) 1,218 1,186 1,125 3 Total stressed exposures as a % of TCE2 1.26% 1.07% 1.36% 19 bps Mortgages 90+ day delinquencies 0.81% 0.69% 0.99% 12 bps Other consumer loans 90+ day delinquencies 1.28% 1.56% 1.75% (28 bps) Impairment charges/(benefits) to average loans 9 bps 5 bps (8 bps) 4 bps Balance sheet ($m) Loans 773,254 739,647 709,784 5 Total assets 1,029,774 1,014,198 935,877 2 Customer deposits 640,951 612,834 580,317 5 1. Includes balances presented as held for sale. 2. Westpac applied amendments to APS 220 Credit Risk Management in relation to the definition of non-performing loans. As a result, the ratio at 30 September 2023 is not directly comparable to past periods. On adoption of the new definition, the impact to the ratio was a 4bps increase, largely due to changes relating to an extension of the period over which exposures remain classified as non-performing before potential reclassification to performing. 2.3 Impact of Notable Items Notable Items broadly fall into the following categories: • Hedging items, which include: – Unrealised fair value gains/losses on economic hedges that do not qualify for hedge accounting – Net ineffectiveness on qualifying hedges • Large items that are not reflective of the Group’s ordinary operations. In individual reporting periods such items may include: – Provisions for remediation, litigation, fines and penalties – The impact of asset sales and revaluations – The write-down of assets (including goodwill and capitalised software) – Restructuring costs In determining dividends, the impact of Notable Items is typically excluded. Notable Items reduced net profit after tax in 2023 by $173 million (2022: $874 million; 2021: $1,495 million).

261 2.3 Impact of Notable Items (continued) Details of Notable Items (post tax) impacting on 2023 and 2022 results are presented below: Category Net profit impact Detail (pre-tax) 2023 The impact of asset sales and revaluations $256m benefit • Gain on the sale of Advance Asset Management Limited (AAML) of $243 million. This also includes a tax refund related to transaction and separation costs. Provision for remediation, litigation, fines and penalties $176m reduction • Net operating income - $103m – Decrease in revenue due to additional repayments to institutional, business and superannuation customers. • Expenses - $132m – An increase in provisions for costs associated with customer remediation programs, regulatory investigations and litigation of $90m. – Estimated costs for the one-off levy for the Commonwealth’s Compensation Scheme of Last Resort of $42m. Restructuring costs $140m reduction • Costs associated with accelerating organisation simplification and the discontinuance of specialist businesses. The write-down of assets $87m reduction • The write-down of property assets and costs related to the reduction in corporate office space and accelerated consolidation of branches. Hedging items $26m reduction • The unrealised fair value gains/losses on economic hedges of accrual accounted term funding transactions for the period and the net ineffectiveness on qualifying hedges. There is no impact to the Group’s profit over time as the hedges reverse. Total Notable Items $173m reduction 20221 Provision for remediation, litigation, fines and penalties $133m reduction • Additional provisions for estimated customer refunds: – remediation for premium increases on certain life insurance products issued by Australian life insurance; and – additional wealth related remediation; partly offset by release of provisions for customer remediation in Westpac New Zealand. • Additional costs for our customer remediation program; and • Increase in litigation provisions. The write-down of assets $283m reduction • Write-down of assets related to our superannuation business in preparation for its exit. This included all goodwill attributable to the business along with some capitalised software of $167 million in costs, $154 million after tax; • Write-down of assets from a reduction in corporate office space required. Reduced space requirements are from business sales, reduced headcount, and more flexible working. The write-down considers the capitalised value of the remaining term of the lease less likely sublease income, $118 million in costs, $82 million after tax; and • Expenses associated with the accelerated consolidation of branches that has progressed more rapidly than recent years of $66 million in costs, $47 million after tax. The impact of asset sales and revaluations $876m reduction • Loss on sale of Australian life insurance of $1,112 million in non-interest income, $1,120 million after tax; • Expenses and revaluations associated with asset sales, including of Advance Asset Management and successor funds transfer of BT’s personal and corporate superannuation funds of $125 million, $101 million after tax; and • Other costs associated with the divestments of the Group’s businesses; partly offset by: • Gain on the sale of NZ life insurance; and • Gain on sale of the Group’s motor vehicle dealer finance and novated leasing business in First Half 2022. This also includes a tax refund in Second Half 2022 related to transaction and separation costs relating to the Group’s motor vehicle dealer finance, novated leasing business and vendor finance businesses. Hedging items $418m addition • The unrealised fair value gains/losses on economic hedges of accrual accounted term funding transactions for the period and the net ineffectiveness on qualifying hedges. There is no impact to the Group’s profit over time as the hedges reverse. Total Notable Items $874m reduction 1. In 2022 and earlier reporting periods, the Group reported a non-AAS measure of profit referred to as “cash earnings” in internal management reporting. In 2023, the Group ceased reporting cash earnings in internal reporting to key decision makers, with net profit attributable to owners of WBC after tax (net profit) now the Group’s key measure of performance. See “Reading This Report–Presentation Changes”.

262 WESTPAC GROUP 2023 ANNUAL REPORT Group performance $m Economic hedges Hedge ineffectiveness Provisions for remediation, litigation, fines and penalties Asset sales and revaluations The write-down of assets Restructuring costs Total 2023 Net interest income (113) 94 (78) - - - (97) Non-interest income (18) - (25) 243 - - 200 Net operating income (131) 94 (103) 243 - - 103 Operating expenses - - (132) - (126) (202) (460) Pre-provision profit (131) 94 (235) 243 (126) (202) (357) Income tax (expense)/benefit and NCI 39 (28) 59 13 39 62 184 Net profit/(loss) (92) 66 (176) 256 (87) (140) (173) 2022 Net interest income 633 (77) (1) - - - 555 Non-interest income 39 - (52) (841) - - (854) Net operating income 672 (77) (53) (841) - - (299) Operating expenses - - (126) (144) (351) - (621) Pre-provision profit 672 (77) (179) (985) (351) - (920) Income tax (expense)/benefit and NCI (202) 25 46 109 68 - 46 Net profit/(loss) 470 (52) (133) (876) (283) - (874) 2021 Net interest income 190 (46) 131 (4) - - 271 Non-interest income 7 - (247) 764 - - 524 Net operating income 197 (46) (116) 760 - - 795 Operating expenses - - (471) (471) (1,405) - (2,347) Pre-provision profit 197 (46) (587) 289 (1,405) - (1,552) Income tax (expense)/benefit and NCI (59) 14 139 (278) 241 - 57 Net profit/(loss) 138 (32) (448) 11 (1,164) - (1,495) 2.3 Impact of Notable Items (continued)

263 2.4 Review of earnings: 2023 vs 2022 performance Sections 2.4 to section 2.7 provides a comparative discussion of the Group’s performance for the financial year ended 30 September 2023 compared to 2022, unless otherwise specified. Factors that relate primarily to a single business segment are discussed in more detail in Section 2.8 Segment Reporting. 2.4.1 Net interest income 2023 2022 2021 % Mov’t 2023 - 2022 Net interest Income ($m) Net interest income 18,317 17,161 16,858 7 Core net interest income 17,602 15,532 15,611 13 Notable Items (97) 555 271 large Treasury1 645 951 878 (32) Markets 167 123 98 36 Average interest earning assets ($m)2 Loans 704,759 677,235 653,366 4 Housing 485,054 470,158 455,149 3 Personal 13,055 15,043 17,367 (13) Business 206,650 192,034 180,850 8 Liquid assets 210,960 191,749 143,846 10 Other interest-earning assets 25,657 17,987 22,244 43 Average interest earning assets 941,376 886,971 819,456 6 NIM (%) Group NIM 1.95% 1.93% 2.06% 2 bps Core NIM 1.87% 1.75% 1.91% 12 bps Treasury & markets impact on NIM 0.09% 0.12% 0.12% (3 bps) Notable Items impact on NIM (0.01%) 0.06% 0.03% large Net interest income increased 7% to $18,317 million. Key drivers included: • Higher core net interest income, up 13% to $17,602 million, due to both higher net interest margin and balance sheet growth; • Notable Items reduced income by $97 million compared to a benefit of $555 million in the prior year; and • Treasury and markets income, down 24% to $812 million. Group average interest-earning assets increased by 6% to $941.4 billion as a result of growth in average loans of 4% attributable to mortgages and business lending. This more than offset the continued run-off in the auto finance book included in Personal loans. Average liquid assets increased by 10% from increased holdings of High Quality Liquid Assets (HQLA) to support the reduction of the CLF earlier in the year. Other interest-earning assets increased by 43% primarily due to relative movements in AUD and USD interest rates, resulting in additional collateral paid to derivative counterparties to offset the decline in valuation of derivatives. 1. Treasury net interest income excludes capital benefit. 2. Includes assets held for sale.

264 WESTPAC GROUP 2023 ANNUAL REPORT Group performance 2.4.2 Net interest margin Group net interest margin movement (%) 1.75 1.87 0.18 0.08 (24bps) (3bps) FY22 (4bps) (7bps) Loans Notable Items3 35bps Deposits Liquid Assets WSF1 (1bp) T&M FY23 2 6bps 1.93 1.95 Capital & Other Group NIM up 2bps Notable Items, Treasury & Markets Core NIM Group net interest margin movement (%) Full Year 2023 – Full Year 2022 Core NIM up 12bps 1. Wholesale Funding Cost. 2. Treasury & Markets contribution. • The Group NIM for Full Year 2023 was 1.95%. Group NIM comprised: 3. Notable items are described in Section 1.4. – Core NIM of 1.87%, up 12 basis points with key drivers described below; – Treasury and Markets of 9 basis points, down 3 basis points driven by market volatility in Treasury and lower gains on the sale of liquid assets; and – Notable Items impact of minus 1 basis point, down 7 basis points mainly due to unrealised fair value losses related to economic hedges of term funding compared to a large unrealised fair value gain in the prior period. • The 12 basis points increase in Core NIM was driven by: – Deposit interest spread: 35 basis point increase supported by wider deposit interest spreads in the First Half. Spreads were down by 1 basis point in the Second Half. Earnings on hedged deposits were higher. A mix shift towards lower spread savings and term deposit products, as customers responded to higher interest rates, reduced margins slightly. Stabilising interest rates in the Second Half resulted in tighter deposit spreads; – Capital & Other: 6 basis point increase primarily from higher earnings on capital balances as a result of rising interest rates; – Loan interest spread: 24 basis point decrease included the impacts of tighter spreads on mortgage lending in Australia and New Zealand from competition for new and existing customers and stronger growth in lower spread owner occupied lending. Spreads on consumer finance products were also slightly tighter; – Liquid assets: 4 basis point decrease from holding of higher HQLA to support the reduction of the CLF; and – Wholesale funding: 1 basis point decrease from higher wholesale funding costs as spreads on new term wholesale funding were wider than the spreads on maturing facilities. 1. Wholesale Funding Cost. 2. Treasury & Markets contribution. 3. Notable items are described in Section 2.3

265 2.4.3 Average Balance Sheet 2023 2022 2021 Average Average Average Average Average Average balance Interest rate balance Interest rate balance Interest rate $m $m % $m $m % $m $m % Assets Interest earning assets Loans 704,759 35,582 5.0 676,820 21,096 3.1 650,400 20,756 3.2 Housing 485,054 22,360 4.6 470,158 13,666 2.9 454,780 13,960 3.1 Personal 13,055 1,104 8.5 15,043 1,200 8.0 17,358 1,438 8.3 Business 206,650 12,118 5.9 191,619 6,230 3.3 178,262 5,358 3.0 Trading securities and financial assets measured at FVIS 30,086 1,143 3.8 22,836 347 1.5 23,791 192 0.8 Investment securities 74,877 2,037 2.7 77,781 1,126 1.4 87,709 1,200 1.4 Other interest earning assets 131,654 4,990 3.8 109,109 676 0.6 53,413 2 - Assets held for sale - - - 425 6 1.4 4,143 128 3.1 Total interest earning assets and interest income 941,376 43,752 4.6 886,971 23,251 2.6 819,456 22,278 2.7 Non-interest earning assets Derivative financial instruments 23,423 23,395 20,305 Life insurance assets - - 226 Assets held for sale - 2,444 4,590 All other assets 58,429 61,953 61,478 Total non-interest earning assets 81,852 87,792 86,599 Total assets 1,023,228 974,763 906,055 Liabilities Interest bearing liabilities Deposits and other borrowings 568,885 16,918 3.0 537,030 3,209 0.6 504,131 1,868 0.4 Certificates of deposit 47,887 1,921 4.0 47,308 395 0.8 39,277 63 0.2 Transactions 140,134 3,228 2.3 139,557 652 0.5 130,941 274 0.2 Savings 209,196 5,366 2.6 212,084 848 0.4 194,402 498 0.3 Term 171,668 6,403 3.7 138,081 1,314 1.0 139,511 1,033 0.7 Repurchase agreements 39,652 556 1.4 37,779 150 0.4 33,586 56 0.2 Loan capital 34,384 1,448 4.2 30,708 1,026 3.3 26,594 849 3.2 Other interest bearing liabilities 176,699 6,513 3.7 158,251 1,705 1.1 143,470 2,635 1.8 Liabilities held for sale - - - - - - 1,335 12 1.0 Total interest bearing liabilities and interest expense 819,620 25,435 3.1 763,768 6,090 0.8 709,116 5,420 0.8 Non-interest bearing liabilities Deposits and other borrowings 106,199 108,171 89,245 Derivative financial instruments 26,353 24,750 20,612 Life insurance liabilities - - 253 Liabilities held for sale - 682 2,728 All other liabilities (218) 7,069 13,202 Total non-interest bearing liabilities 132,334 140,672 126,040 Total liabilities 951,954 904,440 835,156 Shareholders’ equity 71,229 70,268 70,849 Non-controlling interests 45 55 50 Total equity 71,274 70,323 70,899 Total liabilities and equity 1,023,228 974,763 906,055 Loans Australia 607,154 30,164 5.0 582,456 17,694 3.0 558,435 17,896 3.2 New Zealand 91,057 5,028 5.5 88,002 3,203 3.6 85,525 2,735 3.2 Other overseas 6,548 390 6.0 6,362 199 3.1 6,440 125 1.9 Deposits and other borrowings Australia 484,720 13,544 2.8 455,069 2,249 0.5 430,455 1,400 0.3 New Zealand 64,033 2,464 3.8 60,786 765 1.3 60,066 418 0.7 Other overseas 20,132 910 4.5 21,175 195 0.9 13,610 50 0.4

266 WESTPAC GROUP 2023 ANNUAL REPORT Group performance 2.4.4 Loans $m 2023 2022 2021 % Mov’t 2023 - 2022 Australia 674,422 647,122 614,770 4 Housing 485,474 467,382 455,604 4 Personal 11,289 12,832 14,737 (12) Business 181,509 170,636 148,453 6 Provisions (3,850) (3,728) (4,024) 3 New Zealand (A$) 92,854 85,772 88,793 8 New Zealand (NZ$) 99,711 97,393 93,032 2 Housing 65,757 63,827 60,849 3 Personal 1,163 1,202 1,231 (3) Business 33,298 32,764 31,421 2 Provisions (507) (400) (469) 27 Other overseas (A$) 5,978 6,753 6,221 (11) Total loans 773,254 739,647 709,784 5 Loans held for sale - - 1,015 - Total loans (including held for sale) 773,254 739,647 710,799 5 Loans increased by 5% to $773.3 billion. Lending movements included: • Growth in Australian housing loans of 4%, or 0.8x ADI system to $485.5 billion, with growth mainly occurring in the Second Half and predominantly in owner occupied mortgages. During the year, $70 billion of fixed rate mortgages expired of which most were retained. Customers predominantly elected to revert to variable rates, which resulted in fixed rate mortgages declining from 37% of the portfolio to 24%. Investor lending declined by 1%; • Contraction in Australian personal lending of 12% to $11.3 billion. The main driver of the decline was the continued run-off of the auto finance portfolio, down $1.5 billion this year, following the decision to exit this business in March 2022. Excluding this run-off, personal lending balances declined slightly as customers chose alternative personal finance options; • Growth in Australian business lending of 6% to $181.5 billion. Strong loan growth in WIB in the Second Half reflected deepening relationships with existing customers in the property, health and energy sectors. Business segment loan growth was primarily in the diversified, commercial property and agriculture sectors; • Growth in New Zealand lending of 2% to $99.7 billion in NZ$ terms. Mortgages and business lending growth was stronger in the First Half while personal lending balances reduced slightly during the year; and • Contraction in other overseas loan balances by 11% to $6.0 billion. This reflected lower volumes in Asia from the closure of offshore branches and lower trade finance utilisation.

267 2.4.5 Deposits and other borrowings $m 2023 2022 2021 % Mov’t 2023 - 2022 Customer deposits Australia 557,781 535,645 501,010 4 Transactions 119,621 133,390 125,481 (10) Savings 195,325 179,702 184,871 9 Term 144,220 127,921 102,775 13 Non-interest bearing 98,615 94,632 87,883 4 New Zealand (A$) 74,297 68,614 72,462 8 New Zealand (NZ$) 79,783 77,910 75,916 2 Transactions 9,373 10,014 11,253 (6) Savings 19,929 21,232 21,595 (6) Term 38,472 32,273 28,331 19 Non-interest bearing 12,009 14,391 14,737 (17) Other overseas (A$) 8,873 8,575 6,845 3 Total customer deposits 640,951 612,834 580,317 5 Certificates of deposit 47,217 46,295 46,638 2 Australia 32,947 30,507 31,506 8 New Zealand (A$) 2,247 2,588 3,293 (13) Other overseas (A$) 12,023 13,200 11,839 (9) Total deposits and other borrowings (including held for sale) 688,168 659,129 626,955 4 Customer deposits grew by 5% to $641.0 billion. Customer deposit growth comprised the following movements: • Australian deposits up 4% to $557.8 billion mainly from growth in Consumer balances. Rising interest rates saw customers, across all segments, continue to switch from transaction accounts to higher interest bearing products. Strong growth in both savings and term deposits more than outweighed a decline in transactions balances. Non-interest bearing deposits were up 4% primarily due to an increase in mortgage offset account balances; • New Zealand deposits up 2% to $79.8 billion in NZ$ terms, with customers opting for higher interest bearing term deposits; and • Other overseas deposits up 3% to $8.9 billion, primarily in WIB from higher volumes of offshore term deposits supported by increasing interest rates. The Group’s deposit to loan ratio of 82.9% was in line with the prior year.

268 WESTPAC GROUP 2023 ANNUAL REPORT Group performance Loans and deposits market share and system multiple metrics Market share 2023 2022 2021 Australia ADI System (APRA) Housing credit 21% 22% 22% Personal credit cards 21% 21% 22% Business credit1 15% 15% 16% Household deposits 21% 20% 21% Business deposits2 18% 18% 19% Financial system (Reserve Bank of Australia (RBA)) Housing credit 21% 21% 21% Business credit3 15% 15% 15% Retail and business deposits4 19% 20% 20% New Zealand (Reserve Bank of New Zealand (RBNZ))5 Consumer lending 18% 18% 18% Business lending 16% 16% 16% Deposits 18% 18% 18% System multiples 2023 2022 2021 Australia ADI System (APRA) Housing credit 0.8 0.5 0.7 Personal credit cards6 0.5 0.7 n/a Business credit1 0.8 0.9 0.2 Household deposits 1.3 0.7 0.8 Business deposits2,6 n/a 0.8 0.7 Financial system (RBA) Housing credit 0.9 0.5 0.7 Business credit3,6 0.7 0.8 n/a Retail and business deposits4 0.6 0.8 0.6 New Zealand (RBNZ)5 Consumer lending 0.8 1.0 0.9 Business lending6 1.6 0.8 n/a Deposits 0.9 0.5 1.2 1. Westpac Group’s business credit growth rate and multiples are based on ADI System published by APRA in the Monthly ADI statistics, inclusive of Westpac Institutional Bank. Business credit includes loans with Non-Financial businesses and community service organisations. 2. Westpac Group’s business deposit growth rate and multiples are based on ADI System as published in the Monthly ADI statistics by APRA, inclusive of Westpac Institutional Bank. Business deposits include deposits from Non-Financial businesses and Community service organisations. 3. Westpac Group’s business credit growth rate and multiples are based on Financial System as published in the RBA Lending and Credit Aggregates, inclusive of Westpac Institutional Bank. Business credit includes loans with Non-financial businesses, Community service organisations, and select Financial Institutions. 4. Retail deposits include deposits from households, non-financial businesses, and select financial institutions as defined in the RBA Monetary Aggregates. 5. New Zealand comprises New Zealand banking operations. 6. n/a indicates that system growth and/or Westpac growth was negative.

269 2.4.6 Non-interest income1 $m 2023 2022 2021 % Mov’t 2023 - 2022 Net fee income 1,645 1,671 1,482 (2) Net wealth management and insurance income 562 808 1,211 (30) Trading income 717 664 719 8 Other income 404 (698) 952 large Total non-interest income 3,328 2,445 4,364 36 Non-interest income is composed of: $m 2023 2022 2021 % Mov’t 2023 - 2022 Non interest income excluding Notable Items and Businesses sold Net fee income 1,645 1,672 1,616 (2) Net wealth management and insurance income 457 467 464 (2) Trading income 750 620 715 21 Other income 136 148 185 (8) Non-interest income excluding Notable Items and Businesses sold 2,988 2,907 2,980 3 Notable Items Net fee income - (1) (137) (100) Net wealth management and insurance income (10) (51) (106) (80) Trading income (33) 44 4 large Other income 243 (846) 763 large Total non-interest income - Notable Items 200 (854) 524 large Businesses sold1 Net fee income - - 3 - Net wealth management and insurance income 115 392 853 (71) Trading income - - - - Other income 25 - 4 - Total non-interest income - Businesses sold 140 392 860 (64) Total non-interest income 3,328 2,445 4,364 36 Non-interest income increased by 36% to $3,328 million. Excluding notable items and the impact of businesses sold, non-interest income increased by 3% to $2,988 million. Net fee income Net fee income declined by 2% to $1,645 million. Key movements included: • Lower New Zealand cards interchange fees of $22 million due to regulatory changes which came into effect in November 2022; • Lower Australian cards income of $17 million due to higher costs associated with travel insurance, loyalty provisions and scheme fees. Higher spend based fees and scheme incentives provided an offsetting benefit of $82 million; and • Higher Institutional lending fees, primarily from volume related underwriting, guarantee and undrawn line facilities provided a net $20 million benefit. Net wealth management and insurance income Net wealth management and insurance income declined by 30% to $562 million due to Notable Items and impact of businesses sold. Excluding these impacts, net wealth management and insurance income decreased by 2% to $457 million. Drivers included: • Reduced wealth income of $30 million from 3% lower average funds under administration and lower recoveries relating to regulatory programs; • Reduced revenue from run-down of non core products of $8 million; and • Increase of duration cash revenue by $34 million, supported by higher interest rates and a favourable portfolio asset mix shift provided an offsetting benefit. 1. Comparatives has been revised to incorporate the contribution from AAML and BT’s personal and corporate superannuation funds businesses which were divested in 2023. Group performance

270 WESTPAC GROUP 2023 ANNUAL REPORT Group performance Trading income Trading income increased 8% to $717 million. Excluding notable items and the impact of businesses sold, trading income increased by 21% to $750 million due to: • Higher credit and foreign exchange (FX) customer sales volumes reflecting franchise improvements and favourable market conditions, along with tighter credit spreads which provided a net benefit of $80 million; • Derivative valuation adjustments (DVA), reflecting tightening counterparty credit spreads, of $69 million. This compared to a loss of $28 million in the prior year; and • Loss on cross currency swaps of $38 million, driven by unfavourable FX and interest rate movements, absorbed some of the growth in trading income. Other income Other income of $404 million included a $243 million gain on sale of AAML. This compares to a loss of $698 million in the prior year which included the $1,112 million loss on sale of the Australian Life Insurance business. Excluding notable items and the impact of businesses sold, other income declined by 8% to $136 million. This is primarily attributable to the receipt of a one-off general insurance payment in Full Year 2022. Businesses sold The contribution from businesses sold was $140 million in Full Year 2023. For further details of the contribution of each business refer to Section 4.17. Group funds $bn 2023 Inflows Outflows Net flows Other Mov’t 2022 2021 % Mov’t 2023 - 2022 Platforms 135.7 17.9 (22.9) (5.0) 14.0 126.7 139.3 7 Packaged Funds 1.5 1.3 (4.0) (2.7) (36.2) 40.4 47.4 (96) Superannuation - 1.5 (3.9) (2.4) (34.6) 37.0 45.4 (100) Total Australia funds 137.2 20.7 (30.8) (10.1) (56.8) 204.1 232.1 (33) Total NZ funds (A$) 10.6 1.8 (1.9) (0.1) 1.1 9.6 11.5 10 Total Group funds 147.8 22.5 (32.7) (10.2) (55.7) 213.7 243.6 (31) Total NZ funds (NZ$) 11.4 2.0 (2.1) (0.1) 0.6 10.9 12.0 5 As at 30 September 2023, Group funds comprised our Platforms and Packaged Funds businesses provided to Australian and New Zealand customers. Group funds decreased by $65.9 billion (or 31%) compared to 2022, driven by: • $38.5 billion related to the sale of AAML; and • The transfer of the members and benefits of BT Funds Management Limited’s personal and corporate (non-platform) superannuation of $33.4 billion to Mercer Super Trust.

271 Markets related income $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 167 123 99 36 Non-interest income 858 619 773 39 Markets income 1,025 742 872 38 Sales and risk management income 969 773 774 25 Derivative valuation adjustment 56 (31) 98 large Markets income 1,025 742 872 38 Markets income comprises sales and risk management revenue derived from the creation, pricing and distribution of risk management products to the Group’s customers. Dedicated relationship specialists provide product solutions to these customers to help manage their interest rate, foreign exchange, commodity, credit and structured products risk exposures. Markets income increased by 38% to $1,025 million. Sales and risk management income increased by 25% to $969 million. Franchise improvements and more favourable market conditions compared to the prior year resulted in higher credit and FX revenues. DVA contributed $56 million, reflecting tighter counterparty credit spreads. This compared to a loss of $31 million in the prior year. 2.4.7 Operating expenses $m 2023 2022 2021 % Mov’t 2023 - 2022 Staff expenses (6,098) (5,866) (6,034) 4 Occupancy expenses (786) (914) (1,226) (14) Technology expenses (2,302) (2,282) (3,128) 1 Other expenses (1,506) (1,740) (2,923) (13) Total operating expenses (10,692) (10,802) (13,311) (1) Excluding Notable Items Staff expenses (5,863) (5,758) (5,743) 2 Occupancy expenses (722) (788) (951) (8) Technology expenses (2,269) (2,185) (2,478) 4 Other expenses (1,378) (1,450) (1,792) (5) Total operating expenses excluding Notable Items (10,232) (10,181) (10,964) 1 Operating expenses - Businesses sold1 46 (127) (241) large Operating expenses excluding Notable Items and Business sold (10,278) (10,054) (10,723) 2 Full Time Equivalent (FTE) employees Number of FTE 2023 2022 2021 % Mov’t 2023 - 2022 Permanent employees 33,664 33,774 34,975 - Temporary employees 2,482 3,702 5,168 (33) FTE 36,146 37,476 40,143 (4) Average FTE 37,503 38,573 38,633 (3) 1. Comparatives have been revised to incorporate the contribution from AAML and BT’s personal and corporate superannuation funds businesses which were divested in 2023.

272 WESTPAC GROUP 2023 ANNUAL REPORT Group performance The number of FTE employees in each area of business as at 30 September: 2023 2022 2021 % Mov’t 2023 - 2022 Consumer and Business Banking 17,048 17,854 19,187 (5) Westpac Institutional Bank 2,732 2,594 2,596 5 Westpac New Zealand 5,288 5,070 4,830 4 Specialist Businesses 2,711 3,257 4,289 (17) Group Businesses 8,367 8,701 9,241 (4) Total Group 36,146 37,476 40,143 (4) Operating expenses declined 1% to $10,692 million. Excluding Notable Items and businesses sold, operating expenses increased 2% to $10,278 million, with significant increases from persistent inflationary pressures across third party vendor services and salaries and wages more than offsetting substantive Cost Reset outcomes. Staff expenses increased 4% to $6,098 million. Excluding Notable Items staff expenses increased by 2%, due to wage and superannuation increases. FTE decreased by 4% reflecting the impact of businesses sold and the continued benefits of Cost Reset actions. Occupancy expenses decreased 14% to $786 million. Excluding Notable Items, the Cost Reset programs drove occupancy expenses down 8% from a reduction of the Group’s corporate and branch footprint, including the closure of 88 branches and establishment of 55 additional co-locations. Technology expenses increased 1% to $2,302 million. Excluding Notable Items, technology expenses were 4% higher. Software maintenance and license costs increased as inflation contributed to higher third party vendor costs, in addition to higher software amortisation of approximately $80 million related to growth, productivity and regulatory and risk investments. Other Expenses decreased 13% to $1,506 million. Excluding Notable Items other expenses declined 5% supported by the Cost Reset targeted reduction in consulting and third party spend. Businesses sold provided an $46 million benefit in 2023 due to reimbursement of costs related to the BT Superannuation funds successor fund transfer (SFT) which more than offset the operating expenses of the businesses sold. Investment spend 2023 2022 2021 % Mov’t 2023 - 2022 Expensed 816 883 1,222 (8) Capitalised software, fixed assets and prepayments 1,106 1,104 797 - Total 1,922 1,987 2,019 (3) Risk and regulatory 1,194 1,312 1,431 (9) Growth and Productivity 728 675 588 8 Total 1,922 1,987 2,019 (3) There was $1,922 million of investment across the Group in Full Year 2023, 3% lower than the prior year. Of the investment spend, 38% was directed towards growth and productivity and 62% was focused on risk and regulatory initiatives. Growth and productivity investments included: • Roll out of the mortgage origination platform, to third party mortgage brokers. This consolidates Consumer mortgages origination across all brands and channels onto one platform; • Enhancements to the digital mortgage to support joint borrower applications, and adoption of the Open Banking regime to automate income verification; • Roll out of new features in the Westpac App. These include: – Enhanced personal financial management features including voice search, expense splitter and scan a PayID functionality; – Enabling customers to request direct debit cancellation via self-serve, and provide online access to an industry first capability (PayTo) to manage their direct debit arrangements; – Facial biometrics verification capability; and – Carbon footprint tracking integration.

273 • Expanding access for customers to carry out their basic cash transactions in any Westpac Group branch regardless of brand; • Expanding access to “fee-free” cash for customers, enabling access to more than 1,700 atmx ATMs including more than 500 ATMs in regional and rural locations; • Launch of PartPay which allows eligible existing Westpac credit card customers to pay for purchases over $100 in four fortnightly instalments; • Enabling sole trader and existing business customers to open a business transaction account online within 10 minutes; • Launch of EFTPOS Air which allows small business customers to take payments through Android devices and iPhone devices; and • Continued development of the corporate cash management platform. Risk and regulatory investments included: • Delivery of scheduled activities in the CORE program. Of the program’s 354 activities, 310 have been assessed by the Independent Reviewer as complete and effective; • Implementation of APRA’s revised capital framework (Basel III) including updated prudential standards for capital adequacy and credit risk capital; • Progressed implementation of ISO 20022, a new standard format for international and high value domestic payments messaging for banks, providing a common language for payments data around the world that will see faster and more reliable payments with Westpac now live for receipt of payments; • Compliance with RBNZ’s outsourcing policy (BS11) in relation to the outsourcing of functions and services to third parties; • Expansion of scam protection through: – Launch of Westpac Verify which alerts customers when there is a potential mismatch in payment details; – Secure One Time Password and Actionable push notifications for fraud alerts, protecting customers from suspected fraud and scams; and – Implementation of strategic infrastructure and solution for fraud and financial crime detection and analysis. • Maturing of our financial crime capabilities including strengthening of sanctions Investigations, improved technical control environment, streamlined regulatory reporting processes, increased operational efficiency and the continued strategic data integration of transaction monitoring to simplify detection scenarios; • Maintaining New Payments Platform Australia scheme compliance and uplifting payments resilience, stability, and risk; and • Strengthening our data oversight and governance and addressing the requirements of APRA’s strategic direction for data. Capitalised software $m 2023 2022 2021 % Mov’t 2023 - 2022 Balance as at beginning of the year 2,264 1,840 2,430 23 Total additions 1,141 1,101 740 4 Amortisation expense (621) (545) (755) 14 Impairment expense (8) (110) (485) (93) Other adjustments 21 (22) (90) large Balance as at end of the year 2,797 2,264 1,840 24 Average amortisation period (years) 3.6 3.2 2.6 0.4 years Capitalised software increased $533 million or 24% compared to 30 September 2022. The increase mainly reflects additional investment in the mortgage origination platform, WNZL regulatory requirements and uplifts in the payments & data infrastructure. This was partly offset by higher amortisation as key strategic projects were completed during the year.

274 WESTPAC GROUP 2023 ANNUAL REPORT Group performance 2.4.8 Credit impairment charges $m 2023 2022 2021 % Mov’t 2023 - 2022 Individually assessed provisions (IAPs) New IAPs (197) (220) (610) (10) Write-backs 127 115 155 10 Recoveries 191 189 242 1 Total IAPs, write-backs and recoveries 121 84 (213) 44 Collectively assessed provisions (CAPs) Write-offs (440) (446) (614) (1) Other changes in CAPs (329) 27 1,417 large Total new CAPs (769) (419) 803 84 Total impairment (charges)/benefits (648) (335) 590 93 Impairment charges/(benefits) to average loans 9 bps 5 bps (8 bps) 4 bps Net write-offs to average gross loans 5 bps 10 bps 8 bps (5 bps) The impairment charge of $648 million represented 9 basis points of average loans, up from 5 basis points in the prior year. The rise in impairment charges was mainly from a higher CAP charge of $769 million more than offsetting an IAP benefit of $121 million. This compared to a CAP charge of $419 million and an IAP benefit of $84 million in the prior year. The CAP charge of $769 million comprised other changes in CAP of $329 million and write-offs of $440 million. The other changes in CAP were due to: • Some deterioration of portfolio credit risk metrics, particularly in the mortgage portfolios from higher interest rates and inflationary pressures and an increase in exposure flowing through to watchlist; • Less favourable forward-looking economic indicators; and • A decrease in overlays reflecting the partial release of mortgage portfolio and construction industry overlays reduced the overall CAP charge. The IAP benefit of $121 million comprised: • Recoveries of $191 million, including a benefit from a large corporate exposure which had previously been written off; • Write-backs of $127 million, mostly within Business; and • New IAPs of $197 million mostly in Business, Consumer and the New Zealand segments reduced the overall IAP benefit. 2.4.9 Income tax expense The effective tax rate of 30.12% in 2023 (2022: 32.71%) is slightly above the Australian corporate tax rate of 30%. The higher effective rate in 2022 was due to the accounting losses on the sale of the Australian life insurance business that was non-deductible for tax purposes. 2.4.10 Non-controlling interests Non-controlling interests represent results of non-wholly owned subsidiaries attributable to shareholders other than Westpac. This predominantly include profits attributable to the 10.1% shareholding in Westpac Bank-PNG-Limited that are not owned by Westpac. Group performance

275 2.5 Credit quality Credit quality key metrics 2023 2022 2021 % Mov’t 2023 - 2022 Stressed exposures by credit grade as a % of TCE: Impaired 0.11% 0.13% 0.19% (2 bps) Non-performing, 90+ days past due1 0.39% 0.32% 0.47% 7 bps Non-performing, less than 90 days past due 0.22% 0.19% 0.21% 3 bps Watchlist and substandard 0.54% 0.43% 0.49% 11 bps Total stressed exposures 1.26% 1.07% 1.36% 19 bps Gross impaired exposures to TCE for business and institutional: Business Australia 0.44% 0.55% 0.72% (11 bps) Business New Zealand 0.12% 0.16% 0.20% (4 bps) Institutional 0.02% 0.05% 0.16% (3 bps) Mortgage 90+ day delinquencies: Group 0.81% 0.69% 0.99% 12 bps Australia 0.86% 0.75% 1.07% 11 bps New Zealand 0.33% 0.22% 0.30% 11 bps Other consumer loans 90+ day delinquencies: Group 1.28% 1.56% 1.75% (28 bps) Australia 1.32% 1.60% 1.76% (28 bps) New Zealand 0.92% 1.03% 1.65% (11 bps) Other: Gross impaired exposures to gross loans 0.17% 0.20% 0.30% (3 bps) Gross impaired exposure provisions to gross impaired exposures 43.47% 47.95% 54.44% large Total provisions to gross loans 63 bps 62 bps 70 bps 1 bps Collectively assessed provisions to credit risk weighted assets 135 bps 116 bps 117 bps 19 bps Total provisions to credit risk weighted assets 145 bps 128 bps 140 bps 17 bps Movement in gross impaired exposures $m 2023 2022 2021 % Mov’t 2023 - 2022 Balance as at beginning of the year 1,514 2,142 2,779 (29) New and increased - individually managed 367 430 836 (15) Write-offs (601) (934) (836) (36) Returned to performing or repaid (449) (436) (591) 3 Portfolio managed - new/increased/returned/repaid 468 296 (39) 58 Exchange rate and other adjustments 3 16 (7) (81) Balance as at end of the year 1,302 1,514 2,142 (14) 1. Previously disclosed as 90 day past due and not impaired. In 2023, Westpac applied amendments to APS 220 Credit Risk Management in relation to the definition of non-performing loans. As a result, the ratio in 2023 is not directly comparable to past periods. On adoption of the new definition, the impact to the ratio was a 4bps increase, largely due to changes relating to an extension of the period over which exposures remain classified as non-performing before potential reclassification to performing.

276 WESTPAC GROUP 2023 ANNUAL REPORT Group performance Loan quality Housing and personal loans that were past due can be disaggregated based on days overdue as follows: Consolidated 2023 2022 $m 30-89 days 90+ days Total 30-89 days 90+ days Total Loans Loans - housing 3,644 4,385 8,029 2,319 3,597 5,916 Loans - personal 128 144 272 147 195 342 Total 3,772 4,529 8,301 2,466 3,792 6,258 Credit quality remained resilient, notwithstanding a rise in stressed exposures as a percentage of total committed exposures (TCE) of 19 basis points to 1.26% at 30 September 2023. The composition and drivers of stressed exposures were: • Impaired exposures of 11 basis points: a 2 basis points decline reflecting lower impaired exposures in WIB and Business; • Non-performing, 90 days past due and not impaired exposures of 39 basis points: a 7 basis points increase reflecting higher mortgage 90+ day delinquencies; • Non-performing not 90 days past due and not impaired exposures of 22 basis points: a 3 basis points increase reflecting the impact of APS 220 Credit Risk Management regulatory changes relating to an extension of the period over which exposures remain classified as non-performing before they can be reclassified to performing; and • Watchlist and substandard exposures of 54 basis points: an 11 basis points increase, driven by exposures in WIB, Business and New Zealand. Gross impaired exposures to gross loans were 3 basis points lower at 0.17%, reflecting lower impaired exposures in WIB and Business. The provision coverage of the impaired portfolio was 43%, down from 48% at 30 September 2022 due to write-backs of a small number of large exposures. Impaired exposures have an appropriate level of provision cover. Portfolio segments Stressed exposures in WIB increased 23 basis points to 0.58% of TCE. This deterioration was due to an increase in watchlist exposures mainly in the construction and trade sectors. Impaired exposures as a percentage of TCE reduced 6 basis points to 0.04%. Stressed exposures in the Australian Business segment declined 1 basis point to 4.94% of TCE, mostly due to a decline in impaired exposures across several industries. There was an increase in watchlist exposures, mostly in the property sector. Australian mortgage 90+ day delinquencies increased 11 basis points to 0.86% due to rising interest rates and inflationary pressures. Hardship increased by 20 basis points to 0.71% as customers requested additional assistance. Properties in possession were 210, a decrease of 14 reflecting a buoyant property market. Realised Australian mortgage losses remained low at $32 million, accounting for 1 basis point of Australian mortgages. Australian other consumer 90+ day delinquencies declined 28 basis points to 1.32%, driven by enhanced collections processes across the credit cards and personal loans portfolios. In New Zealand, credit quality is showing signs of deterioration across most portfolios. Stressed exposure to TCE rose 52 basis points to 1.49%. The increase in stress was driven by downgrades to watchlist and substandard in property, and agriculture, forestry and fishing. Impaired exposures to TCE remained stable at 0.06%. New Zealand 90+ day mortgage delinquencies were up 11 basis points to 0.33%. The increase reflected the impact of higher interest rates combined with cost of living pressures. Other consumer 90+ day delinquencies were 11 basis points lower at 0.92%, mostly due to improved performance within the hardship segment in credit card and personal loan portfolios.

277 Provisioning $m 2023 2022 2021 % Mov’t 2023 - 2022 Provision for expected credit losses (ECL) on loans and credit commitments Collectively assessed provisions Modelled provision 4,147 3,473 3,520 19 Overlays 432 700 647 (38) Total collectively assessed provisions 4,579 4,173 4,167 10 Individually assessed provisions 351 452 832 (22) Total provision for ECL on loans and credit commitments 4,930 4,625 4,999 7 Provision for ECL on debt securities at amortised cost 6 6 3 - Provision for ECL on debt securities at FVOCI1 5 4 5 25 Total provision for ECL 4,941 4,635 5,007 7 Total provisions increased 7% to $4,941 million. The increase was driven by higher CAP of $406 million, which was partly offset by lower IAP of $101 million. The increase in CAP was due to: • A rise in the mortgage portfolio 90+ day delinquencies; • Higher watchlist and substandard exposures in Business, WIB and New Zealand portfolios; and • Weakening of forward-looking economic inputs in the provisioning calculation. This was partly offset by a $268 million reduction in overlays as the expected risk did not materialise or is now reflected in modelled outcomes. The reduction reflects partial releases of mortgage portfolio and construction industry overlays. The IAP release of $101 million reflected the combined impact of write-offs and write-backs in predominately Business and WIB portfolios more than offsetting new IAP. The economic scenario weights, which underpin the provisions for expected credit losses, remain unchanged from 2022 and reflect residual uncertainty. Scenario weightings (%) 2023 2022 2021 Upside 5 5 5 Base 50 50 55 Downside 45 45 40 1. FVOCI represents fair value through other comprehensive income.

278 WESTPAC GROUP 2023 ANNUAL REPORT Group Performance 2.6 Balance sheet and funding 2.6.1 Balance sheet The detailed components of the balance sheet are set out in the notes to the financial statements. $m 2023 2022 2021 % Mov’t 2023 - 2022 Assets Loans 773,254 739,647 709,784 5 Housing 547,074 523,952 514,055 4 Personal 12,379 13,897 15,919 (11) Business 218,234 206,004 184,399 6 Provision for expected credit losses (4,433) (4,206) (4,589) 5 Liquid assets 196,720 194,058 160,936 1 Assets held for sale - 75 4,188 (100) All other assets 59,800 80,418 60,969 (26) Total assets 1,029,774 1,014,198 935,877 2 Liabilities Customer deposits 640,951 612,834 580,317 5 Transactions 129,139 143,145 136,892 (10) Savings 214,886 199,347 206,565 8 Term 185,770 161,858 133,992 15 Non-interest bearing 111,156 108,484 102,868 2 Certificates of deposit 47,217 46,295 46,638 2 Debt issues 156,573 144,868 128,779 8 Term funding from central banks 16,586 33,277 31,784 (50) Loan capital 33,176 31,254 29,067 6 Liabilities held for sale - 32 837 (100) All other liabilities 62,732 75,129 46,363 (17) Total liabilities 957,235 943,689 863,785 1 Equity Total equity attributable to owners of WBC 72,495 70,452 72,035 3 Non-controlling interests 44 57 57 (23) Total equity 72,539 70,509 72,092 3 Group Performance

279 2.6.2 Funding and liquidity risk management Liquidity risk is the risk that the Group will be unable to fund assets and meet obligations as they become due. This risk is inherent for all banks as intermediaries between depositors and borrowers. The Group has a Liquidity Risk Management Framework which seeks to meet our cash flow obligations under a wide range of market conditions and scenarios, as well as meeting the requirements of the LCR and NSFR. The Group’s Liquidity Risk Management Framework is approved by the Board and sets out the Group’s funding and liquidity risk appetite. It also determines the roles and responsibilities of key people managing funding and liquidity risk, risk reporting and control processes. In addition, it sets out the limits and targets used to manage Westpac’s balance sheet, including wholesale funding limits, liquidity risk limits and stress testing. Westpac maintained a strong liquidity position and conservative funding profile throughout the 2023 Financial Year, with key ratios and metrics comfortably above minimum regulatory requirements. LCR $m 2023 2022 2021 % Mov’t 2023 - 2022 High Quality Liquid Assets (HQLA)1 181,882 175,595 136,525 4 Committed Liquidity Facility (CLF) - 15,512 37,000 (100) Total LCR liquid assets 181,882 191,107 173,525 (5) Cash outflows in a modelled 30-day APRA defined stressed scenario Customer deposits 95,008 101,271 89,628 (6) Wholesale funding 11,249 12,975 10,003 (13) Other flows2 29,943 31,051 34,447 (4) Total 136,200 145,297 134,078 (6) LCR1,3 134% 132% 129% 201 bps The LCR is designed to enhance banks’ short-term resilience, by measuring the level of HQLA, as defined, held against its liquidity needs for a 30 calendar day period under a regulator-defined stress scenario. Westpac’s average LCR for the quarter ended 30 September 2023 was 134%, an increase of two percentage points compared to the quarter ended 30 September 2022. Over the year, a reduction in net cash outflows, due mainly to the removal of the 10% net cash outflow overlay in September 2022, as well as an increase in higher quality deposits, was matched by a reduction in average LCR-qualifying liquid assets. Average LCR-qualifying liquid assets were lower, due mainly to the phase-out of the CLF which was completed by 1 January 2023, while HQLA increased. Westpac held an average of $182 billion in HQLA in the September 2023 quarter, approximately $46 billion above the 100% LCR minimum. The Group’s portfolio of HQLA provides a buffer against periods of liquidity stress, as well as meeting regulatory requirements. HQLA include cash, deposits with central banks, and government and semi-government securities. They are recognised in the LCR calculation at market value. Westpac uses derivatives to hedge the interest rate risk of the liquid asset portfolio and reduce exposure to changes in fair value. Changes in the fair value of liquid assets are recognised in Other Comprehensive Income (OCI) through the relevant equity reserve or the income statement. The Group also has access to non-HQLA and other assets that are eligible for re-purchase with central banks under certain conditions and provide a source of additional liquidity for the Group. These assets include private securities and self-originated AAA-rated mortgage-backed securities. NSFR $m 2023 2022 2021 % Mov’t 2023 - 2022 Available stable funding 707,893 687,442 651,216 3 Required stable funding 615,341 570,185 521,499 8 Net stable funding ratio 115% 121% 125% large The NSFR is designed to strengthen banks’ longer-term funding resilience. To comply, banks are required to maintain an NSFR of at least 100% at all times. Westpac’s NSFR was 115% at 30 September 2023, well above the 100% minimum. The ratio is down from 121% at 30 September 2022, reflecting a 6% increase in required stable funding as the CLF was phased out and as the first allocation of the Term Funding Facility (TFF) matured, as the mortgages backing those facilities are no longer used as collateral. In addition, required stable funding increased due to growth in lending and the impact of regulatory changes to APS 112 Capital Adequacy, which resulted in a higher stable funding requirement for certain mortgages. 1. Includes balances presented as held for sale. 2. Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 3. Calculated on a quarterly average basis for the quarter ended 30 September.

280 WESTPAC GROUP 2023 ANNUAL REPORT Group Performance The 3% increase in Available Stable Funding (ASF) over the year was mainly driven by growth in Consumer and small and medium-sized enterprise deposits and an increase in ordinary equity. This was partly offset by lower wholesale funding, due to a decline in long term wholesale funding with more than one year residual maturity. Funding The Group monitors the composition and stability of its funding so that it remains within the Group’s funding risk appetite and meets the requirements of both the LCR and NSFR. During the year, the Group maintained a conservative funding profile, remained well-funded and ahead of balance sheet needs. This was prudent given the market volatility in the First Half 2023. Funding by residual maturity 2023 2022 2021 $m Ratio % $m Ratio % $m Ratio % Customer deposits 640,951 66.0 612,834 65.1 580,317 65.0 Wholesale funding Short term 79,181 8.1 79,098 8.4 69,744 7.8 Long term - less than or equal to one year residual maturity 40,607 4.2 38,896 4.1 26,760 3.0 Long term - more than one year residual maturity 133,979 13.8 136,586 14.5 138,817 15.6 Securitisation 4,298 0.4 4,973 0.5 5,000 0.6 Total wholesale funding 258,065 26.5 259,553 27.5 240,321 27.0 Equity1 72,543 7.5 69,967 7.4 71,614 8.0 Total funding 971,559 100.0 942,354 100.0 892,252 100.0 Long term wholesale funding Long term funding with a residual maturity greater than 12 months comprised 13.8% of the Group’s total funding at 30 September 2023, down from the 14.5% at 30 September 2022. Funding from securitisation comprised a further 0.4% of total funding. The small reduction in long term wholesale funding was offset by increased customer deposits. The Group maintained consistent access to global capital markets throughout 2023, despite a period of significant dislocation in March 2023. The Group raised $35.2 billion of long term wholesale funding, leveraging the scale and diversity of its wholesale funding franchise. New issuance included senior and covered bonds in a range of tenors and currencies, including AUD, USD, EUR, NZD, and GBP. The Group also issued Tier 2 capital securities, issuing $2.9 billion through its Australian parent entity, contributing towards Loss Absorbing Capacity regulatory requirements, and NZ$600 million through its New Zealand subsidiary, Westpac New Zealand Limited. During the year, Westpac New Zealand Limited also re-established its US Medium Term Note Programme under Rule 144A and Reg S, adding further diversity to the Group’s funding profile with its USD$750 million issuance in February 2023. Short term wholesale funding Short term wholesale funding and long term wholesale funding with a residual maturity less than 12 months accounted for 12.3% of the Group’s total funding at 30 September 2023. This was down from 12.5% at 30 September 2022 as the Group continued to take a conservative approach to funding maturing within 12 months. The short term wholesale funding portfolio, including long term to short term scroll, had a weighted average maturity of 149 days, up from 143 days at 30 September 2022. Deposit to loan ratio 2023 2022 2021 $m Ratio % $m Ratio % $m Ratio % Customer deposits 640,951 612,834 580,317 Loans 773,254 82.9 739,647 82.9 710,799 81.6 Customer deposits Customer deposits accounted for 66.0% of the Group’s total funding at 30 September 2023, up from 65.1% at 30 September 2022. Both deposits and loans grew at 5% over the year and the Group’s deposit to loan ratio was unchanged at 82.9%. Equity Funding from equity made up 7.5% of total funding at 30 September 2023, compared to 7.4% at 30 September 2022. The increase in equity of $2.6 billion mainly reflects growth in retained earnings. 1. Includes total share capital, share-based payment reserve and retained profits.

281 Group performance 2.7 Capital and dividends $m 2023 2022 2021 % Mov’t 2023 - 2022 Level 2 regulatory capital structure Common equity Tier 1 (CET1) capital after deductions ($m) 55,885 53,943 53,808 4 Risk weighted assets (RWA) ($m) 451,418 477,620 436,650 (5) CET1 capital ratio 12.38% 11.29% 12.32% 109 bps Additional Tier 1 capital ratio 2.21% 2.10% 2.33% 11 bps Tier 1 capital ratio 14.59% 13.39% 14.65% 120 bps Tier 2 capital ratio 5.86% 5.01% 4.21% 85 bps Total regulatory capital ratio 20.45% 18.40% 18.86% 205 bps APRA leverage ratio 5.50% 5.61% 5.99% (11 bps) Level 1 regulatory capital structure CET1 capital after deductions ($m) 52,273 50,722 54,314 3 Risk weighted assets ($m) 414,293 447,010 431,422 (7) Level 1 CET1 capital ratio 12.62% 11.35% 12.59% 127 bps APRA’s revised capital framework APRA’s revised capital framework (Basel III) became effective on 1 January 2023 and included updated prudential standards for capital adequacy and credit risk capital. The objectives of the capital framework are to provide flexibility for banks to operate in all environments including in times of stress, enhance risk sensitivity and improve comparability including with international standards. Revisions included: • Capital requirements: Total CET1 Requirement for D-SIBs (including Westpac), is 10.25%1. This comprises: – Minimum CET1 of 4.5%; – Capital conservation buffer (CCB) of 4.75%; and – Countercyclical capital buffer of 1.0%. • Calculation of Credit RWA: Several changes with the most significant including: – Asset classifications used to determine RWA; – Greater use of internal modelling within property finance and mortgages which reduced risk weightings; – Higher capital requirements for higher risk segments such as interest only and investor mortgages; – Revised credit conversion factors (CCFs) for the calculation of off-balance sheet exposures which has reduced exposure at default. CCFs are percentage values used to convert an off-balance sheet exposure into an on-balance sheet equivalent; and – New Zealand RWA largely determined by the Reserve Bank of New Zealand (RBNZ) requirements which increased RWA compared to prior periods. • Introduction of a capital floor which limits the capital benefit available to advanced banks to no more than 72.5% of the RWA outcomes available under the standardised approach; and • Introduction of a minimum leverage ratio of 3.5% and amendments of the leverage exposure calculation. These revisions are reflected in the disclosed capital ratios at 30 September 2023. Prior periods have not been restated with capital reported under APRA’s, then applicable, capital framework. 1. APRA may apply higher minimum capital requirements for an individual ADI. APRA does not allow minimum regulatory capital requirements for individual ADIs to be disclosed. If an ADI’s CET1 capital ratio falls within the capital buffer range it faces restrictions on the distribution of earnings, such as dividends, AT1 Capital distributions and discretionary staff variable remuneration.

282 WESTPAC GROUP 2023 ANNUAL REPORT Group performance Capital management strategy Westpac evaluates its approach to capital management through an Internal Capital Adequacy Assessment Process (ICAAP). Key features include: • The development of a capital management strategy, including consideration of regulatory capital minimums, capital buffers and contingency plans; • Consideration of regulatory capital requirements and the perspectives of external stakeholders including rating agencies as well as equity and debt investors; and • A stress testing framework that challenges the capital measures, coverage and capital requirements including the impact of adverse economic scenarios. The Board has determined that Westpac will target a CET1 operating capital range of between 11.0% and 11.5%, in normal operating conditions. Level 2 CET1 capital ratio movement for 2023 11.29% 12.38% 159 bps 62 bps 12 bps 3 bps (100 bps) (27 bps) Sep-22 Net profit Dividends (net of DRP) APRA revised capital framework RWA movement Capital deductions and other items FX translation impacts Sep-23 Westpac’s Level 2 CET1 capital ratio was 12.38% at 30 September 2023, 109 basis points higher than 30 September 2022. Key movements include: • 2023 net profit: 159 basis points increase; • Payment of the 2022 final dividend (net of DRP) and the 2023 interim dividend: 100 basis points reduction; • APRA’s revised capital framework: 62 basis points addition on implementation; • RWA movement: 12 basis points increase mainly from a reduction in non-credit RWA driven by lower Operational and Interest Rate in the Banking Book (IRRBB) RWA; • Capital deductions and other capital movements: reduced the ratio by 27 basis points. The main drivers were: – Higher deductions for capitalised software and expenditure, 17 basis point decrease; – Higher deduction for deferred tax assets, 9 basis points decrease; and – Other capital deductions, 1 basis point decrease; and • Foreign currency impacts added 3 basis point1 mainly from the depreciation of the A$ against the NZ$. The net profit and capital deductions outlined above included the divestment of AAML of 10 basis points. Westpac’s Level 1 CET1 capital ratio was 12.62% at 30 September 2023, 127 basis points higher than 30 September 2022 with movements mostly in line with Level 2 and a slightly higher impact from the revised capital framework as Level 1 excludes New Zealand. 1. Reflecting the net impact of movements in the foreign currency translation reserve and RWA.

283 Additional Tier 1 and Tier 2 capital movement for First Half 2023 During the year the Group issued A$2.9 billion of Tier 2 capital instruments and redeemed A$1.2 billion of Tier 2 instruments. The net impact of these transactions was an increase in total capital of approximately 38 basis points. There were no Additional Tier 1 capital instruments issued. On 2 December 2021, APRA announced a requirement for domestic systemically important banks (D-SIBs) including Westpac, to increase total capital requirements by 4.5 percentage points of RWA to meet additional loss absorbing capacity. This includes an interim total capital requirement of 16.75% from 1 January 2024 and a final total capital requirement from 1 January 2026 of 18.25%. The increase in total capital is expected to be met through additional Tier 2 capital1. Leverage ratio The leverage ratio represents the amount of Tier 1 capital relative to exposure2. At 30 September 2023, Westpac’s leverage ratio was 5.50%, down 11 basis points from 30 September 2022 mostly due to the increase in total exposures under the revised capital framework which was partly offset by higher Tier 1 capital. Internationally comparable capital ratios APRA’s capital adequacy requirements are more conservative than those of the Basel Committee on Banking Supervision, leading to lower reported capital ratios when compared to international peers. The Group’s international comparable capital ratios have been calculated using the methodology outlined in the Australian Banking Association study released on 10 March 2023. Prior periods have not been restated and capital ratios are reported under the APRA study published in July 2015. % 2023 2022 2021 % Mov’t 2023 - 2022 Internationally comparable capital ratios CET1 capital ratio 18.73% 17.57% 18.17% 116 bps Tier 1 capital ratio 21.76% 20.57% 21.23% 119 bps Total regulatory capital ratio 29.87% 27.75% 26.61% 212 bps Leverage ratio 5.98% 6.00% 6.59% (2 bps) 1. Within Westpac’s funding, this increase in total capital is likely to be offset by a decrease in long-term wholesale funding. 2. As defined under Attachment D of APS110: Capital Adequacy.

284 WESTPAC GROUP 2023 ANNUAL REPORT Group performance Risk Weighted Assets (RWA) The credit asset classes under APRA’s current capital framework do not align to prior period categories, and therefore prior period RWA’s have not been included in the table below. $m 2023 2022 2021 % Mov’t 2023 - 2022 Credit risk: Corporate 24,818 Business lending 23,860 Property finance 30,416 Large corporate 20,570 Sovereign 2,143 Financial institution 13,457 Residential mortgages 112,948 Australian credit cards 3,712 Other retail 4,607 Small business 17,040 Specialised lending 3,065 Securitisation 7,661 Standardised 28,813 New Zealand1 46,648 Total credit risk 339,758 362,098 357,295 (6) Market risk 11,538 9,290 6,662 24 Operational risk 55,175 59,063 55,875 (7) Interest rate risk in the banking book (IRRBB) 40,138 42,782 11,446 (6) Other 4,809 4,387 5,372 10 Total risk weighted assets 451,418 477,620 436,650 (5) Total RWA decreased by 5.5% to $451.4 billion over the year from both lower credit and non-credit RWA. Credit RWA decreased by $22.3 billion. Key movements include: • A $23.7 billion reduction in credit RWA on implementation of the revised capital framework. Key drivers were: – Property Finance: Internal modelling reduced the risk weight of property finance. These exposures were formerly calculated using the IRB slotting approach; – Mortgages: Revisions to mortgage models reduced RWA, although additional capital was required for higher risk segments, including standardised risk weights for some exposures; and – Off-balance sheet exposures: EAD reduction mainly related to changes in CCFs for non-retail exposures; • A $5.6 billion decrease mostly due to data refinements related to Financial Institutions, Business Lending and Property Finance; • A $2.1 billion decrease from counterparty credit risk and mark-to-market related credit risk primarily due to decreases in the mark-to-market value of derivatives from changes in underlying foreign currency rates; • A $5.7 billion increase from higher lending mainly in Corporate lending; • A $1.3 billion increase from deteriorating credit quality largely reflecting an increase in delinquencies in Residential Mortgages and New Zealand partially offset by a reduction in impaired exposures in Corporate and Business Lending; and • A $2.2 billion increase from foreign currency translation impacts, predominantly the depreciation of the A$ against the NZ$. Non-credit RWA decreased by $3.9 billion. Key movements include: • Operational RWA: $3.9 billion decrease mainly from the Standardised Measurement Approach (SMA) annual updated calculations driven mostly by lower operational losses and a decrease in indemnities provided as part of the exit of non-core businesses that have been settled; • IRRBB RWA: $2.6 billion decrease. Key drivers were: – $4.8 billion lower regulatory embedded loss; and – $2.2 billion increase in the repricing and yield curve outcome from the underlying banking book position; and • Market RWA: $2.2 billion increase from a combination of market risk exposure changes and higher market volatility. 1. Includes credit and securitisation exposures regulated under RBNZ prudential requirements.

285 Capital adequacy $m 2023 2022 2021 % Mov’t 2023 - 2022 Tier 1 capital CET1 capital Paid up ordinary capital 39,826 39,666 41,601 - Treasury shares (759) (712) (663) 7 Equity based remuneration 1,929 1,843 1,753 5 Foreign currency translation reserve (171) (537) (266) (68) Accumulated other comprehensive income (221) 28 402 large Non-controlling interests - other 44 57 57 (23) Retained earnings 31,436 29,063 28,813 8 Less retained earnings in life and general insurance, funds management and securitisation entities (369) (300) (1,118) 23 Deferred fees 334 300 238 11 Total CET1 capital 72,049 69,408 70,817 4 Deductions from CET1 capital Goodwill (excluding funds management entities) (7,940) (7,914) (8,060) - Deferred tax assets (2,144) (1,746) (2,429) 23 Goodwill in life and general insurance, funds management and securitisation entities (149) (204) (209) (27) Capitalised expenditure (2,375) (2,148) (1,951) 11 Capitalised software (2,797) (2,263) (1,840) 24 Investments in subsidiaries not consolidated for regulatory purposes (76) (316) (2,044) (76) Regulatory expected downturn loss in excess of eligible provisions - (144) (225) (100) Securitisation (16) - - - Defined benefit superannuation fund surplus (217) (219) (64) (1) Equity investments (228) (187) (163) 22 Regulatory adjustments to fair value positions (222) (324) (24) (31) Total deductions from CET1 capital (16,164) (15,465) (17,009) 5 Total CET1 capital after deductions 55,885 53,943 53,808 4 Additional Tier 1 capital Basel III complying instruments 10,037 10,021 10,180 - Total Additional Tier 1 capital 10,037 10,021 10,180 - Deductions from Additional Tier 1 capital Holdings of own and other financial institutions Additional Tier 1 capital instruments (46) (25) (25) 84 Total deductions from Additional Tier 1 capital (46) (25) (25) 84 Net Additional Tier 1 regulatory capital 9,991 9,996 10,155 - Net Tier 1 regulatory capital 65,876 63,939 63,963 3 Tier 2 capital Basel III complying instruments 25,740 23,791 18,228 8 Basel III transitional instruments - - 487 - Eligible general reserve for credit loss 1,051 411 51 156 Total Tier 2 capital 26,791 24,202 18,766 11 Deductions from Tier 2 capital Investments in subsidiaries not consolidated for regulatory purposes - - (140) - Holdings of own and other financial institutions Tier 2 capital instruments (370) (243) (221) 52 Total deductions from Tier 2 capital (370) (243) (361) 52 Net Tier 2 regulatory capital 26,421 23,959 18,405 10 Total regulatory capital 92,297 87,898 82,368 5 Risk weighted assets 451,418 477,620 436,650 (5) CET1 capital ratio 12.38% 11.29% 12.32% 109 bps Additional Tier 1 capital ratio 2.21% 2.10% 2.33% 11 bps Tier 1 capital ratio 14.59% 13.39% 14.65% 120 bps Tier 2 capital ratio 5.86% 5.01% 4.21% 85 bps Total regulatory capital ratio 20.45% 18.40% 18.86% 205 bps

286 WESTPAC GROUP 2023 ANNUAL REPORT Group performance Dividends 2023 2022 2021 % Mov’t 2023 - 2022 Ordinary dividend - Interim (cents per share) 70 61 58 15 Ordinary dividend - Final (cents per share) 72 64 60 13 Total ordinary dividend 142 125 118 14 Payout ratio1 69.20% 76.79% 79.25% large Adjusted franking credit balance ($m) 3,520 3,298 3,857 (100) The Board has determined a final fully franked dividend of 72 cents per share, to be paid on 19 December 2023 to shareholders on the register at the record date of 10 November 2023. The 2023 final dividend represents a payout ratio of 69.20%. In addition to being fully franked, the dividend will also carry NZ$0.07 in New Zealand imputation credits that may be used by New Zealand tax residents. The Board has determined to satisfy the DRP for the 2023 final ordinary dividend by arranging for the purchase of shares in the market by a third party. The market price used to determine the number of shares issued under the DRP will be set over the 15 trading days commencing 15 November 2023, with no discount applied. Capital deduction for regulatory expected credit loss For capital adequacy purposes APRA requires the amount of regulatory expected credit losses in excess of eligible provisions to be deducted from CET1 capital. The table below shows the calculation of this capital deduction. $m 2023 2022 2021 % Mov’t 2023 - 2022 Provisions associated with eligible portfolios Total provisions for expected credit losses 4,941 4,635 5,007 7 plus provisions associated with partial write-offs 292 377 40 (23) less ineligible provisions2 (192) (143) (104) 34 Total eligible provisions 5,041 4,869 4,943 4 Regulatory expected downturn loss 4,078 4,690 5,168 (13) Excess/(shortfall) in eligible provisions compared to regulatory expected downturn loss 963 179 (225) large CET1 capital deduction for regulatory expected downturn loss in excess of eligible provisions3 - (144) (225) (100) 1. Payout ratio excludes the dividend component of completed off-market share buy-back announced on 14 February 2022. 2. Provisions associated with portfolios subject to the Basel standardised approach to credit risk are not eligible. 3. Regulatory expected loss is calculated for portfolios subject to the Basel advanced capital IRB approach to credit risk. The comparison between regulatory expected loss and eligible provisions is performed separately for defaulted and non-defaulted exposures.

287 Segment reporting Segment reporting In 2023, the Group has changed its internal and external reporting from reporting cash earnings to reporting statutory net profit. Internally, Westpac separately identifies the impact of Notable Items on income and expenses and includes a sub-total titled “Pre-provision profit”. Pre-provision profit represents profit before impairment charges and income tax expenses. As segment reporting is to be consistent with the reporting internally to the Group’s key decision makers, the segment reporting below reflects this basis of preparation and prior period balances have been restated. $m Consumer Business Consumer and Business Banking Westpac Institutional Bank Westpac New Zealand1 (A$) Specialist Businesses Group Businesses Group 2023 Net interest income 8,966 4,238 13,204 1,525 2,317 429 939 18,414 Non-interest income 568 315 883 1,366 240 650 (11) 3,128 Notable Items - (78) (78) - - 233 (52) 103 Net operating income 9,534 4,475 14,009 2,891 2,557 1,312 876 21,645 Operating expenses (4,763) (1,867) (6,630) (1,308) (1,186) (547) (561) (10,232) Notable Items (202) (19) (221) (15) (9) (60) (155) (460) Total operating expenses (4,965) (1,886) (6,851) (1,323) (1,195) (607) (716) (10,692) Pre-provision profit 4,569 2,589 7,158 1,568 1,362 705 160 10,953 Impairment (charges)/benefits (200) (263) (463) (87) (124) 27 (1) (648) Profit before income tax (expense)/ benefit 4,369 2,326 6,695 1,481 1,238 732 159 10,305 Income tax (expense)/benefit and NCI2 (1,317) (698) (2,015) (420) (351) (127) (197) (3,110) Net profit/(loss) 3,052 1,628 4,680 1,061 887 605 (38) 7,195 Net profit includes impact of: Notable Items (post tax)2 (148) (68) (216) (10) (7) 207 (147) (173) Profit/(loss) attributable to businesses sold3 - - - - - 131 - 131 2022 Net interest income 8,985 3,027 12,012 1,110 2,107 474 903 16,606 Non-interest income 612 332 944 1,146 279 860 70 3,299 Notable Items - - - - 120 (1,011) 592 (299) Net operating income 9,597 3,359 12,956 2,256 2,506 323 1,565 19,606 Operating expenses (4,623) (1,899) (6,522) (1,188) (1,072) (683) (716) (10,181) Notable Items (66) - (66) - - (365) (190) (621) Total operating expenses (4,689) (1,899) (6,588) (1,188) (1,072) (1,048) (906) (10,802) Pre-provision profit 4,908 1,460 6,368 1,068 1,434 (725) 659 8,804 Impairment (charges)/benefits (201) (143) (344) (85) 25 67 2 (335) Profit before income tax (expense)/ benefit 4,707 1,317 6,024 983 1,459 (658) 661 8,469 Income tax (expense)/benefit and NCI2 (1,416) (399) (1,815) (296) (382) (65) (217) (2,775) Net profit/(loss) 3,291 918 4,209 687 1,077 (723) 444 5,694 Net profit includes impact of: Notable Items (post tax)2 (47) - (47) - 119 (1,226) 280 (874) Profit/(loss) attributable to businesses sold3 - - - - 18 168 - 186 1. Refer to Section 2.8.4 for the Westpac New Zealand NZ$ segment reporting. 2. Includes tax benefits on Notable Items of $184 million in 2023 (2022: $46 million, 2021: $57 million). 3. Refer to Section 4.17 for further details.

288 WESTPAC GROUP 2023 ANNUAL REPORT Segment reporting $m Consumer Business Consumer and Business Banking Westpac Institutional Bank Westpac New Zealand1 (A$) Specialist Businesses Group Businesses Group 2021 Net interest income 9,483 2,810 12,293 925 2,022 512 835 16,587 Non-interest income 521 352 873 1,329 334 1,264 40 3,840 Notable Items - 178 178 - (49) 181 485 795 Net operating income 10,004 3,340 13,344 2,254 2,307 1,957 1,360 21,222 Operating expenses (4,757) (2,168) (6,925) (1,418) (1,039) (846) (736) (10,964) Notable Items (141) (54) (195) (1,193) (23) (640) (296) (2,347) Total operating expenses (4,898) (2,222) (7,120) (2,611) (1,062) (1,486) (1,032) (13,311) Pre-provision profit 5,106 1,118 6,224 (357) 1,245 471 328 7,911 Impairment (charges)/benefits 184 425 609 (162) 79 66 (2) 590 Profit before income tax (expense)/ benefit 5,290 1,543 6,833 (519) 1,324 537 326 8,501 Income tax (expense)/benefit and NCI2 (1,583) (466) (2,049) (14) (376) (375) (229) (3,043) Net profit/(loss) 3,707 1,077 4,784 (533) 948 162 97 5,458 Net profit includes impact of: Notable Items (post tax)2 (105) 85 (20) (991) (54) (540) 110 (1,495) Profit/(loss) attributable to businesses sold3 - - - - 39 450 - 489 1. Refer to Section 2.8.4 for the Westpac New Zealand NZ$ segment reporting. 2. Includes tax benefits on Notable Items of $184 million in 2023 (2022: $46 million, 2021: $57 million). 3. Refer to Section 4.17 for further details.

289 Businesses sold The table below shows the profit/(loss) attributable to businesses sold on the segments by the relevant period. Further details are provided in Section 4.17. $m Consumer Business Consumer and Business Banking Westpac Institutional Bank Westpac New Zealand (A$) Specialist Businesses Group Businesses Group 2023 Net interest income - - - - - - - - Non-interest income - - - - - 140 - 140 Net operating income - - - - - 140 - 140 Operating expenses - - - - - 46 - 46 Pre-provision profit - - - - - 186 - 186 Impairment (charges)/benefits - - - - - - - - Profit before income tax (expense)/ benefit - - - - - 186 - 186 Income tax (expense)/benefit and NCI - - - - - (55) - (55) Net profit - - - - - 131 - 131 2022 Net interest income - - - - - 6 - 6 Non-interest income - - - - 28 364 - 392 Net operating income - - - - 28 370 - 398 Operating expenses - - - - (3) (124) - (127) Pre-provision profit - - - - 25 246 - 271 Impairment (charges)/benefits - - - - - 7 - 7 Profit before income tax (expense)/ benefit - - - - 25 253 - 278 Income tax (expense)/benefit and NCI - - - - (7) (85) - (92) Net profit - - - - 18 168 - 186 2021 Net interest income - - - - - 39 - 39 Non-interest income - - - - 58 802 - 860 Net operating income - - - - 58 841 - 899 Operating expenses - - - - (4) (237) - (241) Pre-provision profit - - - - 54 604 - 658 Impairment (charges)/benefits - - - - - 29 - 29 Profit before income tax (expense)/ benefit - - - - 54 633 - 687 Income tax (expense)/benefit and NCI - - - - (15) (183) - (198) Net profit - - - - 39 450 - 489

290 WESTPAC GROUP 2023 ANNUAL REPORT Segment reporting 2.8.1 Consumer The Consumer segment provides a full range of banking products and services to customers in Australia through three lines of business consisting of mortgages, consumer finance and deposits. Products and services are provided through a portfolio of brands comprising Westpac, St.George, BankSA, Bank of Melbourne and RAMS using digital channels and branches. $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 8,966 8,985 9,483 - Non-interest income 568 612 521 (7) Net operating income 9,534 9,597 10,004 (1) Operating expenses (4,763) (4,623) (4,757) 3 Notable Items (202) (66) (141) large Total operating expenses (4,965) (4,689) (4,898) 6 Pre-provision profit 4,569 4,908 5,106 (7) Impairment (charges)/benefits (200) (201) 184 - Profit before income tax expense 4,369 4,707 5,290 (7) Income tax expense and NCI (1,317) (1,416) (1,583) (7) Net profit 3,052 3,291 3,707 (7) Notable Items (post tax) (148) (47) (105) large Expense to income ratio (Ex Notable Items) 49.96% 48.17% 47.55% 179 bps Net interest margin (Ex Notable Items) 2.06% 2.13% 2.30% (7 bps) $bn 2023 2022 2021 % Mov’t 2023 - 2022 Customer deposits Transactions 33.0 40.5 37.1 (19) Savings 154.9 123.9 127.6 25 Term 63.9 62.2 50.2 3 Mortgage offsets 56.6 54.0 51.5 5 Total customer deposits 308.4 280.6 266.4 10 Loans Mortgages 485.6 467.6 455.7 4 Other 8.9 8.9 8.8 - Provisions (1.8) (1.9) (1.8) (5) Total loans 492.7 474.6 462.7 4 Deposit to loan ratio 62.59% 59.12% 57.58% 347 bps Total assets 504.9 486.9 474.8 4 TCE 580.4 564.4 551.8 3 Average interest earning assets 435.2 422.7 411.7 3 Average allocated capital 25.9 25.2 24.8 3 Credit quality Impairment charges/(benefits) to average loans 0.04% 0.04% (0.04%) - Mortgage 90+ day delinquencies 0.86% 0.75% 1.07% 11 bps Other consumer loans 90+ day delinquencies 1.01% 1.35% 1.60% (34 bps) Total stressed exposures to TCE 0.88% 0.68% 0.98% 20 bps

291 Net profit declined by 7% to $3,052 million as 7% growth in the First Half 2023 was offset by the 27% fall in net profit in the Second Half. Pre-provision profit reduced by 7% to $4,569 million. Excluding Notable Items mostly associated with restructuring charges and the branch transformation program, pre-provision profit declined by 4% to $4,771 million. This reflected a contraction in operating income of 1% and an increase in operating expenses of 3%. Operating income was lower due to continued net interest margin reduction, mainly in mortgages, which more than offset volume growth. Operating expenses increased due to the combined impacts of inflationary pressures on wages and vendor services, and higher software amortisation. Net interest income flat • Net loans increased by 4% to $492.7 billion. Mortgage growth of 4%, driven mainly by variable owner occupied mortgages, reflected 0.8x APRA’s housing credit system growth. During the year, $70 billion of fixed rate mortgages expired, of which most were retained and reverted to variable rate loans. Variable rate mortgages now account for 76% of mortgages, still below pre-COVID levels but up from 63% in the prior year; • Deposits were up 10% to $308.4 billion, growing at 1.3x APRA’s household deposit system. The growth reflected an improved customer proposition. Higher interest rates impacted customer preference, resulting in a reduction in transaction balances and shift towards higher-yielding savings accounts and to a lesser extent term deposits. Mortgage offset balances increased 5% to $56.6 billion as customers reverted to variable rate mortgages which benefit from deposit offset features; • With deposit growth significantly exceeding loan growth, the deposit to loan ratio improved to 62.6%; and • The net interest margin declined 7 basis points. A 2 basis points increase in the First Half more was more than offset by a 24 basis point decrease in the Second Half. The decline in net interest margin was mainly due to the impact of repricing to retain existing mortgage borrowers and competition for new lending. This was partly offset by wider deposit spreads in the First Half and higher returns on capital balances over the year. Deposit spreads declined in the Second Half due to the mix shift towards lower margin savings accounts and rising competition for term deposits. Non-interest income down 7% • Non-interest income declined 7% to $568 million reflecting: – The non-recurrence of a $25 million milestone payment received from the distribution agreement for general insurance in the prior year; – Lower cards income; and – Lower share trading income from lower market activity. Expenses up 6% • Operating expenses increased by 6% to $4,965 million. Excluding Notable Items of $202 million, operating expenses were up 3%. Main contributors included: – Higher wage and vendor services inflation and resourcing to support customer outcomes; and – Increased amortisation costs as projects completed. • These higher expenses were partly offset by the benefits of Cost Reset outcomes including a smaller corporate footprint, and a reduction in branches and proprietary-owned ATMs. Impairment charge of $200 million • Impairment charges were 4 basis points of average loans, in line with the prior year. The charge was driven by write-offs and new IAP, which were partly offset by a CAP benefit. The CAP benefit was driven by a reduction in overlays which more than offset the deteriorating credit risk metrics in the mortgage portfolio; and • Stressed exposure to TCE deteriorated by 20 basis points to 0.88% compared to the prior year. Mortgage 90+ delinquencies increased 11 basis points to 0.86% reflecting higher mortgage rates and cost of living pressures. Positively, other consumer 90+ day delinquencies decreased 34 basis points to 1.01% reflecting an uplift in collection practices and a resumption in write-off activity.

292 WESTPAC GROUP 2023 ANNUAL REPORT Segment reporting 2.8.2 Business The Business segment provides services and products to Australian small to medium businesses including commercial and agribusiness customers. It offers business lending, generally up to $200 million in exposure, merchant services using eCommerce solutions and transaction banking services. Business also includes Private Wealth, supporting needs of high-net-worth individuals. It operates under the Westpac, St.George, and Bank of Melbourne brands. $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 4,238 3,027 2,810 40 Non-interest income 315 332 352 (5) Notable Items (78) - 178 - Net operating income 4,475 3,359 3,340 33 Operating expenses (1,867) (1,899) (2,168) (2) Notable Items (19) - (54) - Total operating expenses (1,886) (1,899) (2,222) (1) Pre-provision profit 2,589 1,460 1,118 77 Impairment (charges)/benefits (263) (143) 425 84 Profit before income tax expense 2,326 1,317 1,543 77 Income tax expense and NCI (698) (399) (466) 75 Net profit 1,628 918 1,077 77 Notable Items (post tax) (68) - 85 - Expense to income ratio (Ex Notable Items) 41.01% 56.53% 68.56% large Net interest margin (Ex Notable Items) 4.89% 3.71% 3.55% 118 bps $bn 2023 2022 2021 % Mov’t 2023 - 2022 Customer deposits Transactions 51.1 59.5 57.1 (14) Savings 38.8 44.8 45.2 (13) Term 40.7 29.0 26.3 40 Mortgage offsets - - - - Total customer deposits 130.6 133.3 128.6 (2) Loans Business 90.4 86.3 79.8 5 Provisions (1.5) (1.4) (1.4) 7 Total loans 88.9 84.9 78.4 5 Deposit to loan ratio 146.97% 157.06% 164.00% large Total assets 91.1 87.1 80.6 5 TCE 116.2 111.1 102.1 5 Average interest earning assets 86.7 81.6 79.1 6 Average allocated capital 8.4 8.1 8.2 4 Credit quality Impairment charges/(benefits) to average loans 0.30% 0.17% (0.53%) 13 bps Business: impaired exposures to TCE 0.40% 0.52% 0.72% (12 bps) Total stressed exposures to TCE 4.98% 5.05% 5.90% (7 bps)

293 Net profit grew 77% to $1,628 million. Pre-provision profit increased by 77% to $2,589 million. Excluding Notable Items associated with customer remediation and restructuring, pre-provision profit increased by 84% to $2,686 million. The growth was driven by an improvement in operating income, with higher lending balances and higher interest rates supporting deposit spreads alongside a decline in operating expenses following the completion of several regulatory and compliance programs. Net interest income up 37% • Excluding Notable Items net interest income increased by 40% to $4,238 million; • Net loans increased by 5% to $88.9 billion with growth predominantly in agriculture, commercial property and diversified sectors; • Deposits decreased by 2% to $130.6 billion reflecting lower system growth and increased competition. There was a shift to higher yielding term deposits as interest rates increased, which now comprise 31% of total customer deposits, up from 22% in the prior year. Conversely, there were declines in both savings accounts and transaction accounts; and • The net interest margin excluding Notable Items was up 118 basis points comprising of a 145 basis point increase in the First Half 2023 and a 22 basis point increase in Second Half 2023. The improvement was driven by rising interest rates that supported higher deposit spreads and returns on both hedged deposits and capital. This was partly offset by loan spreads continuing to narrow due to ongoing competition. The favourable impact of the deposit spreads slowed in the Second Half as interest rates began to stabilise and the mix shift to term deposits increased. Non-interest income down 5% • Non-interest income decreased by 5% to $315 million due to ongoing fee simplification. Merchants income was also lower due to higher terminal amortisation following the migration to new terminals. Expenses down 1% • Operating expenses declined by 1% to $1,886 million. Excluding Notable Items of $19 million related to customer remediation and restructuring, operating expenses were down 2% due to: – The completion of several regulatory and compliance programs; and – Benefits of a simpler organisational structure, primarily in head office functions. Impairment charge of $263 million • The impairment charge was 30 basis points of average loans compared to 17 basis points in the prior year. The charge reflected higher CAP due to updated economic forecasts including a higher cash rate and a steeper commercial property price correction. This was partly offset by the release of a portion of the construction overlay that is now reflected in modelled outcomes; and • Credit quality metrics improved with stressed exposures to TCE down 7 basis points to 4.98%, mostly due to balance sheet growth. There was a small increase in watchlist and substandard exposures, in the commercial property and the agriculture sectors.

294 WESTPAC GROUP 2023 ANNUAL REPORT Segment reporting 2.8.3Westpac Institutional Bank (WIB) The Westpac Institutional Bank (WIB) comprises three lines of business: Corporate & Institutional Bank (CIB), Global Transaction Services (GTS) and Financial Markets (FM). It services predominantly corporate, institutional and government clients. CIB uses dedicated industry relationship and specialist product teams to support clients’ lending needs. GTS is responsible for the provision of payments and liquidity management solutions to WIB’s clients and the group’s domestic and international payments infrastructure. FM provides a range of risk management, investment and debt capital markets solutions to WIB clients and access to financial markets products for consumer and business customers. Clients are supported throughout Australia and via branches and subsidiaries located in New Zealand, New York, London, Frankfurt and Singapore. $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 1,525 1,110 925 37 Non-interest income 1,366 1,146 1,329 19 Net operating income 2,891 2,256 2,254 28 Operating expenses (1,308) (1,188) (1,418) 10 Notable Items (15) - (1,193) - Total operating expenses (1,323) (1,188) (2,611) 11 Pre-provision profit 1,568 1,068 (357) 47 Impairment (charges)/benefits (87) (85) (162) 2 Profit before income tax expense 1,481 983 (519) 51 Income tax expense and NCI (420) (296) (14) 42 Net profit 1,061 687 (533) 54 Notable Items (post tax) (10) - (991) - Expense to income ratio (Ex Notable Items) 45.24% 52.66% 62.91% large Net interest margin (Ex Notable Items) 1.50% 1.26% 1.25% 24 bps $bn 2023 2022 2021 % Mov’t 2023 - 2022 Customer deposits Transactions and others 63.5 65.8 59.2 (3) Savings 10.3 10.7 11.9 (4) Term 41.3 40.1 28.2 3 Total customer deposits 115.1 116.6 99.3 (1) Loans Loans 92.9 85.5 68.3 9 Provisions (0.3) (0.3) (0.6) - Total loans 92.6 85.2 67.7 9 Deposit to loan ratio 124.37% 136.83% 146.64% large Total assets 106.3 106.1 82.8 - TCE 207.4 199.3 179.7 4 Average interest earning assets 101.7 88.2 73.9 15 Average allocated capital 8.5 7.8 7.8 9 Credit quality Impairment charges to average loans 0.10% 0.11% 0.25% (1 bps) Impaired exposures to TCE 0.04% 0.10% 0.29% (6 bps) Total stressed exposures to TCE 0.58% 0.35% 0.64% 23 bps

295 Net operating income contribution $m 2023 2022 2021 % Mov’t 2023 - 2022 Lending and deposit income 2,006 1,712 1,508 17 Sales and risk management income 887 696 741 27 Derivative valuation adjustment 56 (31) 98 large Other1 (58) (121) (93) (52) Net operating income contribution 2,891 2,256 2,254 28 Net profit was up 54% to $1,061 million. Pre-provision profit increased by 47% to $1,568 million, driven by a 28% increase in net operating income which was partly offset by an 11% growth in operating expenses. Excluding Notable Items associated with restructuring charges, pre-provision profit rose by 48% to $1,583 million. The improvement in operating income reflected balance sheet growth, higher interest rates which supported deposit and loan spreads, and an improved Financial Markets performance. The increase in operating expenses reflected both higher software amortisation and staff costs. Net interest income up 37% • Net loans increased by 9% to $92.6 billion. Growth was in our target sectors of property, health and energy. First Half loans were impacted by borrowers bringing forward refinancing in the prior financial year. Lending activity increased in the Second Half primarily due to deepening relationships with existing customers. • Deposits decreased by 1% to $115.1 billion, largely due to a reduction in transaction balances. Clients used cash held in transaction accounts to both pay down debt and redistribute it into higher yielding assets in response to higher interest rates. The deposit mix shifted towards term deposits, which accounted for 36% of total deposits, up from 34% in the prior year; and • The net interest margin, up 24 basis points, benefited from higher interest rates supporting loan and deposit spreads and returns on capital, as well as improved Markets income. This was partly offset by higher wholesale funding and liquidity costs. Non-interest income up 19% • Non-interest income increased by 19% to $1,366 million as deepening relationships resulted in more activity from existing clients. The result was also supported by the $97 million positive impact from derivative valuation adjustments (DVA), which benefited from tighter counterparty credit spreads. Excluding the DVA benefit, non-interest income increased by 10% due to: – Improved Markets income from higher customer sales volumes in credit and foreign exchange products, reflecting franchise improvements and favourable market conditions, along with tighter credit spreads; – Increased origination and syndication fees reflecting elevated activity; and – Higher unused credit facility fees from increased lending activity. Expenses up 11% • Expenses excluding Notable Items increased 10% to $1,308 million reflecting: – Inflationary pressures impacting staff costs and expenses for third party vendor services; and – Higher software amortisation costs. • Savings from Cost Reset outcomes partly offset a portion of the higher expenses. • The investment mix shifted towards growth and productivity with the development of the new payments platform offsetting risk related programs nearing their closure. Impairment charge of $87 million • The impairment charge to average loans was 10 basis points, compared to a charge of 11 basis points in the prior year. The charge was driven by higher CAP charge reflecting an increase in customers entering watchlist. New IAP were very low despite challenges in the operating environment. • Stressed exposures to TCE deteriorated by 23 basis points to 0.58%, reflecting an increase in watchlist loans mostly related to a small number of single names. Impaired exposure to TCE declined by 6 basis points. 1. Includes capital benefit and the Bank Levy.

296 WESTPAC GROUP 2023 ANNUAL REPORT Segment reporting 2.8.4Westpac New Zealand Westpac New Zealand provides banking and wealth products and services for consumer, business and institutional customers in New Zealand. All figures are in NZ $ unless noted otherwise. NZ$m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 2,514 2,280 2,154 10 Non-interest income 260 306 358 (15) Notable Items - 127 (53) (100) Net operating income 2,774 2,713 2,459 2 Operating expenses (1,285) (1,158) (1,109) 11 Notable Items (10) - (23) - Total operating expenses (1,295) (1,158) (1,132) 12 Pre-provision profit 1,479 1,555 1,327 (5) Impairment (charges)/benefits (135) 27 84 large Profit before income tax expense 1,344 1,582 1,411 (15) Income tax expense and NCI (381) (414) (401) (8) Net profit 963 1,168 1,010 (18) Notable Items (post tax) (7) 127 (57) large Profit/(loss) attributable to businesses sold - 19 43 (100) Expense to income ratio (Ex Notable Items) 46.32% 44.78% 44.15% 154 bps Net interest margin (Ex Notable Items) 2.11% 2.00% 2.03% 11 bps NZ$bn 2023 2022 2021 % Mov’t 2023 - 2022 Customer deposits Transactions and others 21.4 24.4 26.0 (12) Savings 19.9 21.2 21.6 (6) Term 38.5 32.3 28.3 19 Total customer deposits 79.8 77.9 75.9 2 Loans Mortgages 65.8 63.8 60.9 3 Business 32.8 32.2 31.0 2 Other 1.2 1.2 1.2 - Provisions (0.5) (0.4) (0.5) 25 Total loans 99.3 96.8 92.6 3 Deposit to loan ratio 80.36% 80.48% 81.97% (12 bps) Total assets 121.8 118.9 112.4 2 TCE 147.1 144.6 136.7 2 Liquid assets 19.2 18.4 15.8 4 Average interest earning assets 119.0 113.8 105.9 5 Average allocated capital 7.9 7.2 6.9 10 Total funds 11.4 10.9 12.0 5 Credit quality Impairment charges/(benefits) to average loans 0.14% (0.03%) (0.09%) large Mortgage 90+ day delinquencies 0.33% 0.22% 0.30% 11 bps Other consumer loans 90+ day delinquencies 0.92% 1.03% 1.65% (11 bps) Impaired exposures to TCE 0.06% 0.06% 0.11% - Total stressed exposures to TCE 1.49% 0.97% 1.19% 52 bps

297 Net profit decreased 18% to $963 million due to lower pre-provision profit and higher loan impairment charges. Pre-provision profit decreased 5% to $1,479 million. Both periods were impacted by Notable Items with the gain on sale of the life insurance business in Full Year 2022 the largest item. Excluding Notable Items, pre-provision profit increased 4% with operating income up 7%, reflecting higher net interest margins and balance sheet growth. This more than offset an 11% increase in operating expenses due to inflationary impacts, delivery of program to comply with Reserve Bank of New Zealand (RBNZ) outsourcing policy and investment in technology foundations. Net interest income up 10% • Net loans increased 3% to $99.3 billion supported by mortgage growth at 0.8x RBNZ’s lending system. Housing growth slowed in the Second Half reflecting the decision to manage the margin and volume trade-off in a highly competitive market. Growth was driven by fixed rate owner occupied mortgages. The variable book declined as customers preferred the certainty of fixed rates in a rising rate environment. Business loans increased by 2% to $32.8 billion with growth in Institutional across a number of sectors. • Deposits grew by 2% to $79.8 billion as reductions in transaction and savings accounts were more than offset by growth in term deposits. Term deposits grew as customer preferences continued to shift towards higher rate accounts as interest rates increased. Switching slowed in the Second Half as the perception that rates have peaked increased, and the level of term deposits reached 48%, close to the long-run historical average of ~50%. • The net interest margin was up 11 basis points with rising interest rates improving deposit spreads and returns on capital balances. Loan spreads continued to decline due to an intensely competitive mortgage market. The impact of both deposit spreads and mortgage competition slowed in the Second Half as interest rates began to stabilise. Non-interest income down 15% • The 15% reduction in non-interest income to $260 million was due to: – The loss of income following the divestment of the life insurance business in Full Year 2022; and – Lower card income of $22 million from a reduction in interchange fees reflecting regulatory changes which came into effect in November 2022. Expenses up 12% • Operating expenses increased 12% to $1,295 million. Excluding Notable Items, operating expenses increased 11% to $1,285 million. Movements included: – Higher investments in risk and regulatory projects, mainly to comply with the RBNZ’s outsourcing policy; – A 4% increase in FTE to support these projects and the continued strengthening of technology foundations; and – Inflationary pressures from both wage increases and increased supplier costs. Impairment charge of $135 million • The impairment charge was 14 basis points of average loans compared to a 3 basis points benefit in the prior year. The charge reflected higher CAP due to emerging stress in the portfolio and a deterioration in the economic outlook. • Stressed exposures to TCE increased 52 basis points due to credit migration of exposures to watchlist and substandard along with an 11 basis points deterioration in 90+ day mortgage delinquencies. The impaired portion of TCE remained stable.

298 WESTPAC GROUP 2023 ANNUAL REPORT Segment reporting Westpac New Zealand segment performance (A$ Equivalent) Results have been translated into Australian dollars (A$) at the average exchange rates for each reporting period, 2023: $1.0846 (2022: $1.0831 ; 2021: $1.0662). Unless otherwise stated, assets and liabilities have been translated at spot rates as at the end of the period, 2023: $1.0738 (2022: $1.1355 ; 2021: $1.0477). $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 2,317 2,107 2,022 10 Non-interest income 240 279 334 (14) Notable Items - 120 (49) (100) Net operating income 2,557 2,506 2,307 2 Operating expenses (1,186) (1,072) (1,039) 11 Notable Items (9) - (23) - Total operating expenses (1,195) (1,072) (1,062) 11 Pre-provision profit 1,362 1,434 1,245 (5) Impairment (charges)/benefits (124) 25 79 large Profit before income tax expense 1,238 1,459 1,324 (15) Income tax expense and NCI (351) (382) (376) (8) Net profit 887 1,077 948 (18) Notable Items (post tax) (7) 119 (54) large Profit/(loss) attributable to businesses sold - 18 39 (100) Expense to income ratio (Ex Notable Items)1 46.32% 44.78% 44.15% 154 bps Net interest margin (Ex Notable Items)1 2.11% 2.00% 2.03% 11 bps $bn 2023 2022 2021 % Mov’t 2023 - 2022 Customer deposits 74.3 68.6 72.5 8 Loans 92.5 85.3 88.4 8 Deposit to loan ratio1 80.36% 80.48% 81.97% (12 bps) Total assets 113.5 104.7 107.1 8 TCE 136.9 127.3 130.5 8 Liquid assets 17.9 16.2 15.1 10 Average interest earning assets2 109.7 105.1 99.4 4 Average allocated capital2 7.3 6.6 6.5 11 Total funds 10.6 9.6 11.5 10 1. Ratios calculated using NZ$. 2. Averages are converted at applicable average rates.

299 2.8.5 Specialist Businesses Specialist Businesses was established in May 2020 by combining the operations that Westpac identified to be exited as part of its portfolio simplification agenda. Since its formation, ten business divestments have been completed. The merger of BT’s personal and corporate superannuation funds with Mercer Super Trust through a SFT and the sale of its AAML business to Mercer Australia were completed earlier in the year. The remaining operations include Platforms, Westpac Pacific, margin lending and the retail auto finance business which is in run-off. These businesses will be retained and transferred to the management of the Business & Wealth segment from Full Year 2024. $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 429 474 512 (9) Non-interest income 650 860 1,264 (24) Notable Items 233 (1,011) 181 large Net operating income 1,312 323 1,957 large Operating expenses (547) (683) (846) (20) Notable Items (60) (365) (640) (84) Total operating expenses (607) (1,048) (1,486) (42) Pre-provision profit 705 (725) 471 large Impairment (charges)/benefits 27 67 66 (60) Profit before income tax expense 732 (658) 537 large Income tax expense and NCI (127) (65) (375) 95 Net profit/(loss) 605 (723) 162 large Notable Items (post tax) 207 (1,226) (540) large Profit/(loss) attributable to businesses sold 131 168 450 (22) Expense to income ratio (Ex Notable Items) 50.70% 51.20% 47.64% (50 bps) Net interest margin (Ex Notable Items) 4.34% 3.57% 3.22% 77 bps $bn 2023 2022 2021 % Mov’t 2023 - 2022 Deposits 10.8 9.5 8.7 14 Loans1 Loans 6.9 10.2 14.0 (32) Provisions (0.2) (0.3) (0.4) (33) Total loans 6.7 9.9 13.6 (32) Deposit to loan ratio1 161.75% 95.85% 64.46% large Total funds 131.4 198.8 227.4 (34) Average funds 166.8 217.2 214.6 (23) Total assets 9.5 12.9 19.4 (26) TCE 10.8 13.8 18.1 (22) Average interest earning assets 9.9 13.3 15.9 (26) Average allocated capital 1.7 3.7 4.6 (54) Credit quality Auto Finance 90 day+ delinquencies 2.99% 2.33% 1.97% 66 bps Total stressed exposures to TCE 10.80% 9.08% 6.41% 172 bps Net profit/(loss) $m 2023 2022 2021 % Mov’t 2023 - 2022 Businesses sold2 131 168 450 (22) Remaining businesses 267 335 252 (20) Notable Items 207 (1,226) (540) large Net profit/(loss) 605 (723) 162 large 1. Loans for 2021 are inclusive of balances classified as held for sale. 2. Full Year 2023 includes costs to prepare businesses for sale.

300 WESTPAC GROUP 2023 ANNUAL REPORT Segment reporting Specialist Businesses reported a net profit of $605 million, compared to a loss of $723 million in the prior year. Pre-provision profit of $705 million was $1,430 million higher than in the prior year. The improvement was due to the impact of Notable Items which included a gain on the sale of AAML in Full Year 2023 and a loss on the sale of Australian life insurance business and asset write-downs in Full Year 2022. Excluding Notable Items and the impact of businesses sold, pre-provision profit decreased by 15% to $346 million. This was a result of operating income reducing by 3% while operating expenses increased by 6%. Net interest income down 9% • Excluding Notable Items and businesses sold net interest income was down 8%. • Net loans declined 32% to $6.7 billion predominantly due to the planned auto finance portfolio run off. A reduction in margin lending was partly offset by loan growth in Westpac Pacific; • Deposits were up 14% to $10.8 billion reflecting deposit growth on Platforms. Rising interest rates resulted in customers shifting their asset allocation towards higher interest earning term deposits; and • The net interest margin was up 77 basis points mostly from lower funding costs in the auto finance portfolio and wider Platforms deposit spreads. Non-interest income up large • Non-interest income excluding Notable Items and the impact of businesses sold increased 3%. Key drivers included: – Growth in transaction fees and trading income in Westpac Pacific benefiting from improved economic activity and more favourable FX translation impacts; – Increased contributions from Platforms, due to higher duration cash revenue, was partly offset by lower funds under administration; and – Lower Auto Finance fees reflecting the continued run-off in loan balances. Expenses down 42% • Operating expenses excluding Notable Items reduced by 20% including the impact of businesses sold. Operating expenses of the remaining businesses were up 6% due to unfavourable FX translation impact and increased inflation. Impairment benefit of $27 million • The impairment benefit of $27 million compared to an impairment benefit of $67 million in the prior year. This year’s benefit reflected continuing lower IAP and a CAP release related to the auto finance portfolio run off; and • Stressed exposure to TCE increased to 10.8%, impacted by the declining auto finance portfolio balance. Excluding the auto finance portfolio, the stress ratio would be 79 basis points lower. Platforms, Investments and Superannuation $bn 2023 Inflows Outflows Net Flows Other Mov’t 2022 % Mov’t 2023 - 2022 Platforms 129.9 16.3 (21.8) (5.5) 14.0 121.4 7 Packaged funds 1.5 1.3 (4.0) (2.7) (36.2) 40.4 (96) Superannuation - 1.5 (3.9) (2.4) (34.6) 37.0 (100) Total funds 131.4 19.1 (29.7) (10.6) (56.8) 198.8 (34) Platforms funds increased by 7% to $129.9 billion reflecting higher equity markets and dividend distributions. Packaged funds decreased by $38.9 billion compared to 2022, primarily driven by $38.5 billion related to the sale of AAML. Superannuation decreased by $37.0 billion primarily from the transfer of the members and benefits of BT Funds Management Limited’s personal and corporate (non-platform) superannuation of $33.4 billion to Mercer Super Trust.

301 2.8.6Group Businesses This segment comprises: • Treasury, which is responsible for the management of the Group’s balance sheet including wholesale funding, capital, and liquidity. Treasury also manages interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury’s earnings are primarily sourced from managing the Group’s Australian balance sheet and interest rate risk; • Customer Services & Technology, which includes operations, call centres and technology. These costs are allocated to segments across the Group; • Corporate Services1 , which provides shared corporate functions such as property, procurement, finance services, corporate affairs, sustainability, and HR services. These costs are allocated to other segments across the Group; and • Enterprise Services, which includes earnings on capital not allocated to segments, certain intra-group transactions and gains/losses from asset sales, earnings and costs associated with the Group’s external investments, and other head office items. $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 939 903 835 4 Non-interest income (11) 70 40 large Notable Items (52) 592 485 large Net operating income 876 1,565 1,360 (44) Operating expenses (561) (716) (736) (22) Notable Items (155) (190) (296) (18) Total operating expenses (716) (906) (1,032) (21) Pre-provision profit 160 659 328 (76) Impairment (charges)/benefits (1) 2 (2) large Profit before income tax expense 159 661 326 (76) Income tax expense and NCI (197) (217) (229) (9) Net profit/(loss) (38) 444 97 large Notable Items (post tax) (147) 280 110 large Treasury $m 2023 2022 2021 % Mov’t 2023 - 2022 Net interest income 574 889 838 (35) Non-interest income 15 21 8 (29) Notable Items (20) 553 147 large Net operating income 569 1,463 993 (61) Net profit 338 969 624 (65) The Net loss of $38 million compared to a $444 million profit in the prior year. Pre-provision profit of $160 million compared with $659 million pre-provision profit in the prior year. Excluding Notable Items, pre-provision profit was $367 million compared with $257 million profit in the prior period. Excluding notable items, income was down 5% or $45 million, driven by: Net operating income down 44% Excluding notable items, income was down 5% or $45 million. Movement included: • Decrease in Treasury earnings due to market volatility; • Lower realised gains on sale of liquid assets; and • Earnings growth on capital balances due to higher interest rates. Operating expenses down 21% Excluding notable items, expenses were down 22% or $155 million. Movements included: • Favourable employee provision movements; • Lower consulting and third-party costs as several strategic projects completed; and • Reduced costs for the Banking as a Service (BaaS) platform. Income tax expense and NCI down 9% Income tax expense exceeded profit before income tax due to a rise in non-deductible expenses mainly from higher interest expense on loan capital. 1. Corporate Services costs are partly allocated to other segments, while Group head office costs are retained in Group Businesses.

302 WESTPAC GROUP 2023 ANNUAL REPORT Review of earnings: 2022 vs 2021 Group performance Performance overview Net profit for 2022 was $5,694 million, an increase of $236 million or 4%. Basic earnings per share increased 7% as net profit after tax increased and the average share count reduced 3% following the $3.5 billion share buy-back. The increase in net profit was predominantly due to a reduction in expenses, partly offset by lower non-interest income from the loss on sale of Australian life insurance and higher credit impairment charges. The following is a summary of the movements in major line items in net profit. Group NIM decreased by 13 basis points to 1.93%. Key movements included: • Core NIM: 16 basis point decline. All the decline was in the first half of the year from the impact of low interest rates and lending competition. While competition continued, rising interest rates assisted in restoring margins in the second half of the year from improved returns on capital and low-rate deposits and better deposit spreads; and • Notable Items: 3 basis point increase reflecting unrealised fair value gains related to economic hedges of our term funding. Net interest income increased $303 million or 2% over 2022 with increased lending and deposits partly offset by a 13 basis point reduction in the Group NIM. Average interest earning assets increased 8%, while spot lending increased 4% with growth in owner-occupied mortgages, small business, and institutional lending. Customer deposits increased 6% over the year, more than fully funding loan growth contributing to an increase in the customer deposit to loan ratio to 82.9%. Non-interest income was $1,919 million lower compared to 2021. Notable items and the impact of businesses sold reduced non-interest income by ($462m) or (16%) reflecting the loss on the sale of our Australian life insurance business of $1,112 million and lower contributions from previously sold businesses. Excluding these items, non-interest income was down $73 million or 2% from lower trading income partly offset by higher fee income. Operating expenses were $2,509 million or 19% lower compared to 2021. The decrease was mainly due to: • Lower asset write-downs of $1,023 million; • A reduction in depreciation and amortisation of assets of $450 million following write-downs in 2021; • Reduced use of third-party services; • Lower staff expenses of $168 million from lower FTE, partly offset by increased superannuation and higher restructuring costs; • Lower separation costs associated with the sale of businesses; and • Remediation costs were $296 million lower. Credit impairment charges were $335 million in 2022, compared to a credit impairment benefit of $590 million in 2021. The charge in 2022 represented 5 basis points of gross loans and is still well below long-term historical averages. The charge in 2022 reflected: • Impact of higher inflation, interest rates rising and expectation of slowing economic activity; partly offset by • Impact of further improvement in credit quality metrics through the year including a reduction in stressed exposures. The impairment benefit in 2021 reflected the release of provisions following an improved economic outlook. The effective tax rate was 32.7% in 2022 and was above the corporate tax rate of 30% due to some non- deductible expenses including the loss on sale of our Australian life insurance business. The effective tax rate was also high in 2021 due to non-deductible items including goodwill write-downs. The Board has determined a final dividend of 64 cents per ordinary share. The full year ordinary dividends of $1.25 is higher than the ordinary dividends declared in 2021 and represents a payout ratio of 76.79%. The full year ordinary dividend is fully franked. Review of earnings: 2022 vs 2021

303 Consumer Net profit of $3,291 million was $416 million or 11% lower in 2022, mostly due to lower net interest margins and a $385 million turnaround in impairment charges. These were partly offset by lower expenses and higher non-interest income. Business Net profit of $918 million was $159 million, or 15% lower than 2021. The decline was due to a $568 million change in impairment charges, partly offset by a 15% reduction in expenses while net interest income was up 1%. Westpac Institutional Bank Net profit of $687 million was $1,220 million higher than 2021. This was mainly due to the write-down of assets (goodwill, capitalised software and other assets) that reduced net profit by $991 million in 2021. Excluding this impact, net profit was $229 million, or 50% higher than 2021. Lower expenses, an increase in net interest income and lower impairment charges were partly offset by lower derivative valuation adjustments (DVA) contribution. Westpac New Zealand Net profit of NZ$1,168 million was NZ$158 million, or 16% higher than 2021, primarily driven by the NZ$126 million gain on sale of the NZ Life. Excluding the gain on sale along with associated costs and remediation provisions, net profit was NZ$26 million, or 2% lower, from a NZ$57 million decrease in impairment benefits, lower non-interest income and higher regulatory, risk and compliance spending. This was partly offset by a NZ$126 million increase in net interest income. Specialist Businesses Specialist Businesses reported a net loss of $723 million in 2022 compared to net profit of $162 million in 2021. The reduction of $885 million was due to a $1,226 million impact related to asset sales including the $1,120 million loss on completion of the sale of Australian life insurance business and expenses associated with the write-down of intangible assets in the unitised superannuation business along with additional provisions for customer refunds, payments, litigation and associated costs. Excluding the impact of these items, 2022 net profit was $503 million, $199 million or 28% lower compared to 2021, mostly from the impact of businesses sold and lower life insurance revenues. Group Businesses Net profit of $444 million was $347 million higher than 2021, primarily driven by a larger fair value gain on hedges in 2022 compared to 2021. Excluding this impact net profit was $28 million or $39 million higher than 2021, driven by a better treasury contribution. For discussion and analysis of the financial year ended 30 September 2022 compared to 2021, please refer to “Section 2. Group performance–Review of Group operations” and “Section 2. Group performance–Segment reporting” in our Annual Report on Form 20-F for the fiscal year ended 30 September 2022, which was filed with the US Securities and Exchange Commission on 8 November 2022 and which sections are incorporated herein by reference.

304 WESTPAC GROUP 2023 ANNUAL REPORT Risk factors Risk factors Our business is subject to risks that can adversely impact our financial performance, financial condition and future performance. If any of the following risks occur, our business, prospects, reputation, financial performance or financial condition could be materially adversely affected, with the result that the trading price of our securities or the level of dividends could decline and, as a security holder, you could lose all, or part, of your investment. You should carefully consider the risks described (individually and in combination) and the other information in this Annual Report and subsequent disclosures before investing in, or continuing to own, our securities. The risks and uncertainties described below can emerge together or quickly in succession in a fashion that is uncorrelated with the order in which they are presented below, and they are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem to be immaterial, may also become important factors that affect us. For a discussion of our risk management framework and procedures, refer to ‘Risk management’ in Section 1 of this Annual Report. For further detail on financial risk (including credit, funding and liquidity risk, and market risk), refer to Note 11 and Note 21 to the financial statements. Risks relating to our business We have suffered, and could in the future suffer, information security risks, including cyberattacks We (and other third parties that we engage with, including our external service providers, business partners, customers and organisations that we acquire or invest in) face information security risks. These risks are heightened by a range of factors including: the inherent risks in existing and new technologies; increasing digitisation of business processes within, and transactions among, organisations; the increased volume of data (including sensitive data) that organisations collect, generate, hold, use and disclose; the global increase in the sophistication, severity and volume of cyber crime (including the increased occurrence of cyberattacks globally); supply chain disruptions; the prevalence of remote and hybrid working for employees, staff of service providers, and customers; the targeting of local service providers; ongoing and emerging geo-political tensions or wars; and other external events such as acts of terrorism and attacks from state sponsored actors, which could compromise our information assets and interrupt our usual operations and those of our customers, suppliers and counterparties. Adverse information security events such as data breaches, cyberattacks, espionage and/or errors are occurring at an unprecedented pace, scale and reach. Cyberattacks and other information security breaches have the potential to cause: financial system instability; reputational damage; serious disruption to customer banking services; economic and non-economic losses to us, our customers, shareholders, suppliers, counterparties and others; compromise data privacy of customers, shareholders, employees and others; and exposure to contagion risk. While we have systems in place to protect against, detect, contain and respond to cyberattacks and other information security threats, these systems have not always been, and may not always be, effective. Westpac, its customers, shareholders, employees, suppliers, counterparties or others could suffer losses from cyberattacks, information security breaches or ineffective cyber resilience. Our risks may be heightened where Westpac is holding customer data in breach of legal or regulatory obligations, and that data is compromised as part of a cyberattack or other information security incident. We may not be able to anticipate and prevent a cyberattack or other information security incident, or effectively respond to and/or rectify the resulting damage. Our suppliers and counterparties, and other parties that facilitate our activities, financial platforms and infrastructure (such as payment systems and exchanges that hold data in relation to our existing or potential customers) as well as our customers’ suppliers and counterparties are also subject to the risk of cyberattacks and other information security breaches, which could in turn impact us. As the scale and volume of cyberattacks increases globally, there is an increased likelihood of enforcement action from global and domestic regulators and other action from customers or shareholders, such as class action litigation, for information security risk management failures, for failing to protect our information assets (including customer and other data), for misleading statements made about our information security practices or for deficiencies in our response to cyberattacks and information security threats (including any delayed, deficient or misleading notifications). Our operations rely on the secure processing, storage and transmission of information on our computer systems and networks, and the systems and networks of external suppliers. Although we implement measures to protect the confidentiality, availability and integrity of our information, our information assets (including the computer systems, software and networks on which we, or our customers, shareholders, employees, suppliers, counterparties or others rely) may be subject to security breaches, unauthorised access, malicious software, external attacks or internal breaches that could have an adverse impact on our and their confidential information. Consequences of a successful cyberattack or information security breach (whether targeting Westpac or third parties) could include: damage to technology infrastructure; the potential use of incident response and intervention powers by the Australian Government under the Security of Critical Infrastructure Act 2018 (Cth); disruptions or other adverse impacts to network access, operations or availability of services; loss of customers, suppliers and market share or reputational damage; loss of data or information; cyber extortion; customer remediation and/or claims for compensation; breach of applicable laws and regulations; increased vulnerability to fraud and scams; litigation and adverse regulatory action including fines or penalties and increased regulatory scrutiny and enforcement action (including the imposition of licence conditions). All these potential consequences could have regulatory impacts and negatively affect our business, prospects, reputation, financial performance or financial condition. As cyber threats evolve, we may need to allocate significant resources and incur additional costs to modify or enhance our systems, investigate and remediate any vulnerabilities or incidents and respond to changing regulatory environments (including regulatory inquiries).

305 We could be adversely affected by legal or regulatory change We operate in an environment of sustained legal and regulatory change and ongoing scrutiny of financial services providers. Our business, prospects, reputation, financial performance and financial condition have been, and could in the future be, adversely affected by changes to law, regulation, policies, supervisory activities, the expectations of our regulators, and the requirements of industry codes of practice, such as the Banking Code of Practice. Such changes may affect how we operate and have altered, and may in the future alter, the way we provide our products and services, in some cases requiring us to change or discontinue our offerings. This includes possible future changes in laws, regulations, policy or regulatory expectations arising from ongoing industry-wide reviews and inquiries - for example, the ongoing Senate inquiry into regional and rural branch closures. These changes have in the past limited, and could continue to limit, our flexibility, require us to incur substantial costs (such as costs of systems changes, the levies associated with the Compensation Scheme of Last Resort, or if our liability for scams or operational costs relating to scam management are increased as a result of legal or regulatory change), impact the profitability of our businesses, require us to retain additional capital, impact our ability to pursue strategic initiatives, result in us being unable to increase or maintain market share and/or create pressure on margins and fees. Changes to regulations in relation to cyber, data, privacy, fraud and scams may also affect the level of threat acting in Australia. A failure to manage legal or regulatory changes effectively and in the timeframes required has resulted, and could in the future result, in the Group not meeting its compliance obligations. It could also result in enforcement action, penalties, fines, civil litigation, capital impacts and ultimately loss of business licences. Managing large volumes of regulatory change simultaneously has created, and will continue to create, execution risk. While we update our technology, systems and processes to keep pace with legal and regulatory change, these steps may not always be successful. System changes can also increase the risk of flaws, human error or unintended consequences and this risk is exacerbated by frequent requirements for change. We expect that we will continue to invest significantly in compliance and the management and implementation of legal and regulatory changes. Significant management attention, costs and resources may be required to update existing, or implement new, processes to comply with such changes. The availability of skilled personnel required to implement changes may be limited. There is additional information on certain aspects of regulatory changes affecting the Group in ‘Significant developments’ and the sections ‘Critical accounting assumptions and estimates’ and ‘Future developments in accounting standards’ in Note 1 to the financial statements. We have been and could be adversely affected by failing to comply with laws, regulations or regulatory policy We are responsible for ensuring that we comply with all applicable legal and regulatory requirements and industry codes of practice in the jurisdictions in which we operate or obtain funding. We are subject to compliance and conduct risks. These risks are exacerbated by the complexity and volume of regulation, and the level of ongoing regulatory change, including where we interpret our obligations and rights differently to regulators or a Court, tribunal or other body, or where applicable laws (in different jurisdictions or between regimes in Australia) conflict. The potential for this is heightened when regulation is new, untested or is not accompanied by extensive regulatory guidance, or where industry consultation is limited. Our compliance management system (which is designed to identify, assess and manage compliance risk) has not always been, and may not always be, effective. Breakdowns have occurred, and may in the future occur, due to flaws in the design or implementation of controls or processes, or when new measures are implemented in short periods of time. These factors can result in a failure by the Group to meet its compliance obligations (including obligations to report or provide information to regulators). As reviews and change programs are progressed, compliance issues have been, and will likely continue to be, identified. Conduct risk has occurred, and could continue to occur, through the provision of products and services to customers (including vulnerable customers and customers in hardship) that do not meet their needs or do not meet the expectations of the market. It has occurred, and could continue to occur, through the deliberate, reckless, negligent, accidental or unintentional conduct of our employees, contractors, agents, authorised representatives, credit representatives (for example, in our RAMS franchise networks) and/or external services providers that results in the circumvention or inadequate implementation of our controls, processes, policies or procedures. This could occur through a failure to meet professional obligations to specific clients (including fiduciary, suitability, responsible lending and hardship requirements), conflicts of interest, weakness in risk culture, corporate governance or organisational culture, poor product design and implementation, failure to adequately consider customer needs or selling products and services outside of customer target markets. These risks are heightened where there has been, or is in the future, inadequate supervision and oversight of our distribution channels. A failure by our people to comply with our policies, procedures or the law could also negatively impact other employees, which could lead to outcomes including litigation and reputational damage for Westpac. These factors have resulted, and could continue to result, in poor customer outcomes (including for vulnerable customers and customers in hardship), a failure by the Group to meet its compliance obligations (or to promptly detect, report and/or remedy non-compliance) and other outcomes including reputational damage and increased regulatory surveillance or investigation. We are currently subject to a number of investigations, reviews and industry inquiries by, and are responding to a number of requests from domestic and international regulators including APRA, ASIC, the ATO, the ACCC, AUSTRAC, BCCC, FINRA, AFCA, RBNZ and the Fair Work Ombudsman, BaFin, BPNG and BPNG’s Financial Analysis and Supervision Unit, involving significant resources and costs.

306 WESTPAC GROUP 2023 ANNUAL REPORT Risk factors Regulatory reviews and investigations have in the past, and may in the future, result in a regulator taking administrative or enforcement action against the Group and/or its representatives. Regulators have broad powers, and in certain circumstances, can issue directions to us (including in relation to product design and distribution and remedial action). Regulators could also pursue civil or criminal proceedings, seek substantial fines, civil penalties, compliance regimes or other enforcement outcomes. Penalties can be (and have been) more significant where it has taken some time to identify contraventions, or to investigate, correct or remediate contraventions, where there are patterns of similar conduct, or where there has been awareness of contraventions. In addition, regulatory investigations may lead to adverse findings against directors and management, including potential disqualification. The allocation of resources to regulatory reviews and investigations can also impede other activities, including change, simplification and remediation activities. APRA can also require the Group to hold additional capital either through a capital overlay or higher risk weighted assets (including in response to a failure to comply with prudential standards and/or expectations including in relation to, for example, stress testing and liquidity management). Following the commencement of civil penalty proceedings, APRA imposed a $500 million Culture, Governance and Accountability Review overlay and a further $500 million Risk Governance overlay to our required operational risk capital in 2019. Both overlays continue to apply. If the Group incurs additional capital overlays, we may need to raise additional capital, which could have an adverse impact on our financial performance. The political and regulatory environment that we operate in has seen (and may continue to see) the expansion of powers of regulators along with materially increased civil penalties for corporate and financial sector misconduct or non-compliance and an increase in criminal prosecutions against institutions and/or their employees and representatives (including where there is no fault element). This could also result in reputational damage and impact the willingness of customers, investors and other stakeholders to deal with Westpac. Given the size of Westpac and scale of its activities, a failure by Westpac may result in multiple contraventions, which could lead to significant financial and other penalties. Regulatory investigations or actions commenced against the Group have exposed, and may in the future expose, the Group to an increased risk of litigation brought by third parties (including through class action proceedings), which may require us to pay compensation to third parties and/or to undertake further remediation activities. In some cases, the amounts claimed and/or to be paid may be substantial. Market developments suggest the scope and nature of potential claims is expanding, including in relation to cyber incidents, financial crime and environmental, social and governance issues. We have incurred significant remediation costs on a number of occasions (including compensation payments and costs of correcting issues) and new issues may arise requiring remediation. We have faced, and may continue to face, challenges in effectively and reliably scoping, quantifying and implementing remediation activities, including determining how to compensate impacted parties properly, fairly and in a timely way. Remediation activities may be affected or delayed by a number of factors including the number of customers (or other parties) affected, the commencement of investigations or litigation (including regulatory or class action proceedings), requirements of regulators (including as to the method or timeframe for remediation) or difficulties in locating or contacting affected parties and any reluctance of affected parties to respond to contact. Investigation of the underlying issue may be impeded due to the passage of time, technical system constraints, or inadequacy of records. Remediation programs may not prevent regulatory action or investigations, litigation or other proceedings from being pursued, or sanctions being imposed. Regulatory investigations, inquiries, litigation, fines, penalties, infringement notices, revocation, suspension or variation of conditions of regulatory licences or other enforcement or administrative action or agreements (such as enforceable undertakings) have and could, either individually or in aggregate with other regulatory action, adversely affect our business, prospects, reputation, financial performance or financial condition. There is additional information on certain regulatory and other matters that may affect the Group (including class actions) in ‘Significant developments’ and in Note 25 to the financial statements. We have suffered, and in the future could suffer, losses and be adversely affected by the failure to implement effective risk management Our risk management framework has not always been (and may not in the future be) effective and the resources we have in place for identifying, escalating, measuring, evaluating, monitoring, reporting and controlling or mitigating material risks may not always be adequate. This may arise due to inadequacies in the design of the framework or key risk management policies, controls and processes, the design or operation of our remuneration structures and consequence management processes, technology failures, incomplete implementation or embedment, or failure by our people (including contractors, agents, authorised representatives and credit representatives) to comply with or properly implement our policies and processes. The potential for these types of failings is heightened if we do not have appropriately skilled, trained and qualified people in key positions or we do not have sufficient capacity, including people, processes and technology, to appropriately manage risks. There are also inherent limitations with any risk management framework as risks may exist, or emerge in the future, that we have not anticipated or identified. The risk management framework may also prove ineffective because of weaknesses in risk culture or risk governance practices and policies (for example, where there is a lack of awareness of our policies, controls and processes or where they are not adequately monitored, audited or enforced). This may result in poor decision-making or risks and control weaknesses not being identified, escalated or acted upon. We are required to periodically review our risk management framework to determine if it remains appropriate. Past analysis and reviews, in addition to regulatory feedback, have highlighted that while there have been improvements, the framework is still not operating satisfactorily in a number of respects and needs continued focus.

307 As part of our risk management framework, we measure and monitor risks against our risk appetite. When a risk is out of appetite, the Group seeks to take steps to bring this risk back into appetite in a timely way. This may include improving the design of our risk class frameworks and supporting policies. However, we may not always be able to bring a risk back within appetite within proposed timeframes or institute effective improvements (for example, records management). This may occur because, for example, the required changes involve significant complexity, or because the Group experiences delays in enhancing our information technology systems, in recruiting or having sufficient appropriately trained staff for required activities (including where staff are occupied by other regulatory change or remediation projects) or operational failure. It is also possible that due to external factors beyond our control, certain risks may be inherently outside of appetite for periods of time. Weaknesses in risk culture and risk management practices have resulted, and may continue to result, in regulatory action. We continue to implement our Integrated Plan in relation to risk governance and remediation, with Promontory Australia as Independent Reviewer providing regular updates to APRA. Promontory Australia has provided eleven reports to APRA so far. These reports are published on our website every six months at https://www.westpac.com.au/about-westpac/media/core/ with the latest reports released on 6 November 2023. We expect to complete the Integrated Plan by the December 2023 target date with assessment and closure by Promontory to occur post completion. We remain conscious of execution risks during this final stage. Post-completion, Westpac will continue to focus on sustainability and effectiveness of the uplift delivered by the Integrated Plan through a 12 month transition phase with assurance by Promontory Australia. If any of our governance or risk management processes and procedures prove ineffective or inadequate or are otherwise not appropriately implemented or we do not bring risks into appetite as has occurred, we could be exposed to higher levels of risk than expected and sustained or increased regulatory scrutiny and action. While improvements in risk culture can drive early and increased self-identification and remediation of compliance concerns, this can also highlight concerns that may lead to further regulatory action. This may result in losses, imposition of capital requirements, breaches of compliance obligations, fines and reputational damage which could adversely affect our business, prospects, financial performance or financial condition or require remediation. We could suffer losses due to technology failures Maintaining the reliability, availability, integrity, confidentiality, security and resilience of our information and technology is crucial to our business. While the Group has a number of processes in place to preserve and monitor the availability, and facilitate the recovery, of our systems, there is a risk that our information and technology systems may be inadequate, fail to operate properly or result in outages, including from events wholly or partially beyond our control. If we experience a technology failure, we may fail to meet a compliance obligation (such as a requirement to retain records and/or data for a certain period, or to destroy records and/or data after a certain period, or other risk management, privacy, business continuity management or outsourcing obligations), or our employees and our customers may be adversely affected, including through the inability for them to access our products and services, privacy breaches, or the loss of personal data. This could result in reputational damage, remediation costs and a regulator commencing an investigation and/or taking action, or others commencing litigation, against us. Technology issues in the financial sector can also affect multiple institutions. This means we could impact, or be impacted by, other institutions. The use of legacy systems, as well as the work underway to uplift our technological capabilities, may heighten the risk of a technology failure and also the risk of non-compliance with our regulatory obligations or poor customer outcomes. Projects aimed at simplifying/streamlining our systems will require the allocation of significant resources and incur significant costs. In addition, the risk of technology failure, regulatory non-compliance or poor customer outcomes may be heightened while those projects are being undertaken. We are also exposed to the risk that such projects may not be completed on time or may require further resources or funding than anticipated. Failure to regularly renew and enhance our technology to deliver new products and services, comply with regulatory obligations and ongoing regulatory changes, improve automation of our systems and controls, and meet our customers’ and regulators’ expectations, or to effectively implement new technology projects, could result in cost overruns, technology failures (including due to human error in implementation), reduced productivity, outages, operational failures or instability, compliance failures, reputational damage and/or the loss of market share. This could place us at a competitive disadvantage and also adversely affect our business, prospects, financial performance or financial condition.

308 WESTPAC GROUP 2023 ANNUAL REPORT Risk factors We could suffer losses due to geopolitical and other external events The Group continues to face changes in the business environment including competitive, regulatory, economic, geopolitical, technological, social, environmental, and the impacts of criminal activity. There is a risk that the Group does not identify, understand or respond effectively to such changes or that these changes have an adverse impact on the Group’s ability to pursue its strategy. We, our customers and our suppliers operate businesses and hold assets in a diverse geographic locations. Significant geopolitical risks remain (and are escalating) including those arising from geopolitical instability, conflicts, trade tensions, tariffs, sanctions, social disruption (including civil unrest, war and terrorist activity), acts of international hostility, and complicity with or reluctance to take action against certain types of crimes. Such events could affect domestic and international economic stability and impact consumer and investor confidence which in turn could disrupt industries, businesses, service providers and supply chains and ultimately adversely impact economic activity. This could lead to shortages of materials and labour, higher energy costs and commodity prices, volatility in markets and damage to property. This in turn could affect asset values and impact customers’ ability to repay amounts owing to us, and our ability to recover amounts owing. All of these impacts could adversely affect our business, prospects, financial performance or financial condition. Climate change and other sustainability factors such as human rights and natural capital may have adverse effects on our business Climate and other sustainability-related risks have had and are likely to have adverse effects on us, our customers, external suppliers, and the communities in which we operate. Climate related risks may manifest as physical risks, both acute and chronic, transition risks, and risks related to legal and regulatory action. These risks are magnified by the significant uncertainties in modelling climate and other sustainability-related risks and opportunities, and in assessing their impact. Physical risks from climate change include risks to us directly, as well as to customers and other stakeholders that may ultimately impact us due to disruption or changes in income, impact on business models, asset values, insurability of assets (or inability to access insurance), and frequency or extent of damage to assets. These risks could arise from increases and variability in temperatures, changes in precipitation, rising sea levels, loss of natural capital (including biodiversity loss), and more severe and frequent climatic events, including fires, storms, floods and droughts. In turn, such events could also increase human rights risk and/or increase customer vulnerability. Transition risks are risks that the transition to a lower carbon economy could impact Westpac. This could occur from climate change mitigation, obsolescence of certain businesses including from energy transition, changes in investor appetite, shifting customer preferences, technology developments and changes in regulatory expectations/policy. Transition risks could emerge through our lending to certain customers that experience reduced revenues or asset values or increased costs, which in turn impacts our credit risk. Westpac may also be directly impacted by transition risks, or unable to reduce our exposure to impacted customers. Our ambition to become a net-zero, climate resilient bank, including joining the NZBA will lead to changes to lending and operational policies and processes which may present execution risk. Our ability to meet our commitments and targets is in part dependent on the orderly transition of the economy towards net-zero, which may be impacted by external factors including climate policy, levels of investment, electricity grid capacity, and constraints in the development and supply of technology, infrastructure and the skilled labour required to deliver the necessary change. Our ability to transition, including to meet our targets and commitments, may also be impacted by challenges faced by customers in meeting their own transition plans and commitments. The high dependency of the global economy on nature means natural capital loss is a risk to us, primarily through our exposure to customers that are materially dependent on nature. Natural capital refers to the stock of renewable and non-renewable natural resources (e.g. plants, animals, air, water, soils, minerals) that combine to yield a flow of benefits to people. Natural capital loss can also contribute to, and be accelerated by, climate change and these risks can be interdependent. Increasing recognition and market- based responses to this risk also create heightened regulatory and stakeholder expectations on Westpac. As with our climate ambitions, our ambition to become a nature positive bank will lead to changes to lending and operational policies and processes which may present execution risk, and our ability to meet those ambitions will be impacted by external factors outside our control. Global strategies and standards for nature positivity are at an early stage, which increases regulatory risk and uncertainty. Our business may be exposed to social and human rights risks through our operations, our supply chain and in the provision of financial services. If we fail to adequately identify and manage these risks, we may cause, contribute to, or be directly linked to adverse social and human rights impacts. This includes a risk that we provide financial services to customers involved in human rights abuses or criminal activity, or that our platforms and products may be exploited for criminal purposes. While we seek to manage and assess social risks and act if we identify risks, we cannot be certain that our assessment will uncover these risks and/or enable us to act. This could be because our monitoring systems and analytics have not kept pace with change and/or because of the increasing sophistication of perpetrators.

309 Data relevant to our assessment and management of climate, environmental and social risks continue to mature. In some cases, we require data from third parties to estimate our exposure and risks (in particular, regarding our scope 3 emissions). If those data sources are not sufficiently available or reliable, there is a risk that our decision making (including target setting and reporting) could be affected and we may not be able to meet our targets and commitments. Failure or perceived failure to adapt the Group’s strategy, governance, procedures, systems and/or controls to proactively manage or disclose evolving climate- and other sustainability-related risks and opportunities (including, for example, perceived misstatement of, or failure to adequately implement or meet, sustainability claims, commitments and/or targets) may give rise to business, reputational, legal and regulatory risks. This includes financial and credit risks that may impact our profitability and outlook, and the risk of regulatory action or litigation (including class actions) against us and/or our customers. We may also be subject, from time to time, to legal and business challenges due to actions instituted by activist or other groups. Examples of areas which have attracted activism and challenges include: the financing of businesses perceived to be at greater risk from physical and transition risks of climate change and/or perceived not to demonstrate responsible management of climate change or environmental and social issues; and climate- and sustainability-related disclosures (including net-zero or emissions reductions strategies, targets and policies). Scrutiny from regulators, shareholders, activists, corporate governance organisations and other stakeholders on climate-related risk management practices, lending policies, targets and commitments, and other sustainability products, claims and marketing practices will likely remain high in coming years. Applicable legal and regulatory regimes, policies, and reporting and other standards are also evolving. For example, in Australia, the government is consulting on mandatory climate-risk reporting legislation, and there is increased compliance and enforcement focus by ASIC and ACCC on a range of issues related to sustainability, sustainable finance, and monitoring/investigation of related claims. This increases compliance, legal and regulatory risks, and costs. For further detail on the identification, assessment and management of these risks, please refer to our Climate Report, and the Creating Value for the Community, Creating Value for the Environment and Sustainability Governance sections of this Annual Report. The failure to comply with financial crime obligations has had, and could have further, adverse effects on our business and reputation The Group is subject to anti-money laundering and counter-terrorism financing (AML/CTF) laws, anti-bribery and corruption laws, economic and trade sanctions laws and tax transparency laws in the jurisdictions in which it operates (Financial Crime Laws). These laws can be complex and, in some circumstances, impose a diverse range of obligations. As a result, regulatory, operational and compliance risks are heightened. In some jurisdictions (e.g. the Pacific region) financial crime risks are elevated beyond the Group’s risk appetite. Financial Crime Laws require us to report certain matters and transactions to regulators (such as international funds transfer instructions, threshold transaction reports and suspicious matter reports) and ensure that we know who our customers are and that we have appropriate ongoing customer due diligence in place. The failure to comply with some of these laws has had, and in the future could have, adverse impacts for the Group. The Group operates within a landscape that is constantly changing, particularly with the emergence of new payment technologies, increased regulatory focus on digital assets, increasing reliance on economic and trade sanctions to manage issues of international concern, and the rapid increase of ransomware and cyber extortion attacks. These developments bring with them new financial crime risks for the Group (as well as other risks including scams and fraud, and increasing criminal activity that utilises a variety of technology and platforms), which may require adjustments to the Group’s systems, policies, processes and controls. There has been, and continues to be, a focus on compliance with financial crime obligations, with regulators globally commencing investigations and taking enforcement action for identified non-compliance (often seeking significant penalties). Due to the Group’s scale of operations, an undetected failure or the ineffective implementation, monitoring or remediation of a system, policy, process or control (including a regulatory reporting obligation) has resulted, and could in the future result, in a significant number of breaches of AML/CTF or other financial crime obligations. This in turn could lead to significant financial penalties and other adverse impacts for the Group, such as reputational damage and litigation risk. While the Group has systems, policies, processes and controls in place designed to manage its financial crime obligations (including reporting obligations), these have not always been, and may not in the future always be, effective. This could be for a range of reasons including, for example, a deficiency in the design of a control or a technology failure or a change in financial crime risks or typologies. Our analysis and reviews, in addition to regulator feedback, have highlighted that our systems, policies, processes and controls are not always operating satisfactorily in a number of respects and require improvement. We continue to have an increased focus on financial crime risk management and, as such, further issues requiring attention have been identified and may continue to be identified.

310 WESTPAC GROUP 2023 ANNUAL REPORT Risk factors Although the Group provides updates to various regulators on its remediation and other program activities, there is no assurance that those or other regulators will agree that its remediation and program update activities will be adequate or effectively enhance the Group’s compliance programs. If we fail to comply with our financial crime obligations, we have faced, and could in the future face, significant regulatory enforcement action and other consequences (as discussed in the risk factor entitled ‘We have been and could be adversely affected by failing to comply with laws, regulations or regulatory policy’) and increased reputational risks (as discussed in the risk factor entitled ‘Reputational damage has harmed, and could in the future harm, our business and prospects’). There is additional information on financial crime matters in ‘Significant developments’. Reputational damage has harmed, and could in the future harm, our business and prospects Reputational risk arises where there are differences between stakeholders’ current and emerging perceptions, beliefs and expectations and our past, current and planned activities, processes, performance and behaviours. Potential sources of reputational damage include where our actions (or those of our contractors, agents, authorised representatives and credit representatives) cause, or are perceived to cause, a negative outcome for customers, shareholders, stakeholders or the community. Reputational damage could also arise from the failure to effectively manage risks, failure to comply with legal and regulatory requirements, enforcement or supervisory action by regulators, adverse findings from regulatory reviews, failure or perceived failure to adequately prevent or respond to community, environmental, social and ethical issues or expectations and cyber incidents, and inadequate record-keeping, which may prevent Westpac from demonstrating that, or determining if, a past decision was appropriate at the time it was made. We are also exposed to contagion risk from incidents in (or affecting) other financial institutions and/or the financial sector more broadly. There are potential reputational consequences (together with other potential commercial and operational consequences) of failing to appropriately identify, assess and manage environmental, social and governance related risks, or to respond effectively to evolving standards and stakeholder expectations. Our reputation could also be adversely affected by the actions of customers, suppliers, contractors, authorised representatives, credit representatives, joint-venture partners, strategic partners or other counterparties. Failure, or perceived failure, to address issues that could or do give rise to reputational risk, has created, and could in the future create, additional legal risk, subject us to regulatory investigations, regulatory enforcement actions, fines and penalties or litigation or other actions brought by third parties (including class actions), and the requirement to remediate and compensate customers, including prospective customers, investors and the market. It could also result in the loss of customers or restrict the Group’s ability to efficiently access capital markets. This could adversely affect our business, prospects, financial performance or financial condition. We have and could suffer losses due to litigation Litigation has been, and could in the future be, commenced against us by a range of plaintiffs, such as customers, shareholders, employees, suppliers, counterparties, activists and regulators and may, either individually or in aggregate, adversely affect the Group’s business, operations, prospects, reputation or financial condition. In recent years, there has been an increase in class action proceedings, many of which have resulted in significant monetary settlements. The risk of class actions has been heightened by a number of factors, including regulatory enforcement actions, an increase in the number of regulatory investigations and inquiries, a greater willingness on the part of regulators to commence court proceedings, more intense media scrutiny, the increasing prospect of regulatory reforms which might eliminate some of the current barriers to such litigation, and the growth of third party litigation funding and other funding arrangements. Class actions commenced against a competitor could also lead to similar proceedings against Westpac. Activism strategies directed at financial institutions, particularly in the area of climate change, sustainability and energy transition, have also increased globally in recent years, where the focus, including through the commencement of proceedings, may be to publicly highlight particular issues, to enforce legal or regulatory standards, or to influence the financial institution to change its operations and activities. Westpac is currently, and in the future may be, exposed to such litigation and/ or strategies employed by activist shareholders or organisations. Litigation is subject to many uncertainties and the outcome may not be predicted accurately. Furthermore, the Group’s ability to respond to and defend litigation may be adversely affected by inadequate record keeping. Depending on the outcome of any litigation, the Group has been, and may in the future be, required to comply with broad court orders, including compliance orders, enforcement orders or otherwise pay significant damages, fines, penalties or legal costs. There is a risk that the actual penalty or damages paid following a settlement or determination by a Court for any legal proceedings may be materially higher or lower than any relevant provision (where applicable) or that any contingent liability may be larger than anticipated. There is also a risk that additional litigation or contingent liabilities arise, all of which could adversely affect our business, prospects, reputation, financial performance or financial condition. There is additional information on certain legal proceedings that may affect the Group in ’Significant developments’ and in Note 25 to the financial statements.

311 We are exposed to adverse funding market conditions We rely on deposits, money markets and capital markets to fund our business and source liquidity. Our liquidity and costs of obtaining funding are related to funding market conditions, in addition to our creditworthiness and credit profile. Funding markets can be unpredictable and experience extended periods of extreme volatility, disruption and decreased liquidity. Market conditions, and the behaviour of market participants, can shift significantly over very short periods of time. The main risks we face are damage to market confidence, changes to the access and cost of funding, a slowing in global economic activity, the effects of monetary policy outcomes, the interest rate cycle, other impacts on customers or counterparties and reduction in appetite for exposure to Westpac. A shift in investment preferences could result in deposit withdrawals. This would increase our need for funding from other sources. These may offer lower levels of liquidity and increased cost. If market conditions deteriorate due to economic, financial, political, geopolitical, regulatory, fiscal or monetary policy, or other reasons (including those idiosyncratic to Westpac), there may also be a loss of confidence in bank deposits leading to unexpected withdrawals. These events can transpire quickly and be exacerbated by information transmission on social media. This could increase funding costs, our liquidity, funding and lending activities may be constrained and our financial solvency threatened. In such events, even robust levels of capital may not be sufficient to safeguard Westpac against detrimental loss of funding. If our current sources of funding prove to be insufficient, we may need to seek alternatives which will depend on factors such as market conditions, our credit ratings, reputation and confidence issues and market capacity. Even if available, these alternatives may be more expensive or on unfavourable terms, which could adversely affect our financial performance, liquidity, capital resources or financial condition. If we are unable to source appropriate funding, we may be forced to reduce business activities (e.g. lending) or operate with smaller liquidity buffers. This may adversely impact our business, prospects, liquidity, capital resources, financial performance or financial condition. If we are unable to source appropriate funding for an extended period, or if we can no longer realise liquidity, we may not be able to pay our debts as and when they fall due or meet other contractual obligations. We enter into collateralised derivative obligations, which may require us to post additional collateral based on market movements. This has the potential to adversely affect our liquidity or ability to use derivative obligations to hedge interest rate, currency and other financial instrument risks. We could be adversely affected by the risk of inadequate capital levels under stressed conditions The Group is subject to the risk of an inadequate level or composition of capital to support normal business activities, meet regulatory capital requirements under normal operating environments or stressed conditions, and to maintain our solvency. Even robust levels of capital may not be sufficient to ensure the ongoing sustainability of Westpac in the event of a liquidity run. Our capital levels and risk appetite are informed by stress testing. Buffers have been built to assist in maintaining capital adequacy during stressed times. We determine our internal management buffers taking into consideration various factors. These include our balance sheet, portfolio mix, potential capital headwinds (including real estate valuations, inflation and rising rates) and stressed outcomes, also noting that models and assumptions may or may not be accurate in predicting the nature and magnitude of particular stress events. Capital distribution constraints apply when an ADI’s Common Equity Tier 1 Capital ratio is within the capital buffer range (consisting of the Capital Conservation Buffer plus any Countercyclical Capital Buffer) in line with regulatory requirements. Such constraints could impact future dividends and distributions on Additional Tier 1 (AT1) capital instruments. The macro-economic environment, stressed conditions and/or regulatory change or regulatory policy could result in a material increase to risk weighted assets or impact our capital adequacy, trigger capital distribution constraints, threaten our financial viability and/or require us to undertake a highly dilutive capital raising. Should AT1 and Tier 2 capital securities that we have issued be converted into ordinary shares (for example where our CET 1 ratio falls below a certain level or APRA determines we would become non-viable without conversion of capital instruments or equivalent support) this could significantly dilute the value of existing ordinary shares. Additionally, APRA’s current review of the effectiveness of AT1 capital instruments for use in a potential bank stress scenario (and any prudential reforms arising from this review) could increase the chance that AT1 capital instruments are converted or may adversely impact the pricing and liquidity of AT1 capital instruments.

312 WESTPAC GROUP 2023 ANNUAL REPORT Risk factors Our business is substantially dependent on the Australian and New Zealand economies, and could be adversely affected by a material downturn or shock to these economies or other financial systems Our revenues and earnings are dependent on domestic and international economic activity, business conditions and the level of financial services our customers require. Most of our business is conducted in Australia and New Zealand so our performance is influenced by the level and cyclical nature of activity in these countries. The financial services industry and capital markets have been, and may continue to be, adversely affected by volatility, global economic conditions (including inflation and rising interest rates), external events, geopolitical instability, political developments, cyberattacks or a major systemic shock. Market and economic disruptions could cause consumer and business spending to decrease, unemployment to rise, demand for our products and services to decline and credit losses to increase, thereby reducing our earnings. These events could also undermine confidence in the financial system, reduce liquidity, impair access to funding and adversely affect our customers and counterparties. In addition, any significant decrease in housing and commercial property valuations, significant increases in inflation or significant increases in interest rates or sustained high interest rates could adversely impact lending activities, possibly leading to higher credit losses. Given Australia’s export reliance on China, slowdown in China’s economic growth and foreign policies (including the adoption of protectionist trade measures or sanctions) could negatively impact the Australian economy. This could result in reduced demand for our products and services and affect supply chains, the level of economic activity and the ability of our borrowers to repay their loans. The nature and consequences of any such event are difficult to predict but each of these factors could adversely affect our business, prospects, financial performance or financial condition. Declines in asset markets could adversely affect our operations or profitability and an increase in impairments and provisioning could adversely affect our financial performance or financial condition Declines in Australian, New Zealand or other asset markets, including equity, bond, residential and commercial property markets, have adversely affected, and could in the future adversely affect, our operations and profitability. Declining asset prices could also impact customers and counterparties and the value of security (including residential and commercial property) we hold. This may impact our ability to recover amounts owing to us if customers or counterparties default. It may also affect our impairment charges and provisions, in turn impacting our financial performance, financial condition and capital levels. Declining asset prices also impact our wealth management business as its earnings partly depend on fees based on the value of securities and/or assets held or managed. We establish provisions for credit impairment based on accounting standards using current information and our expectations. If economic conditions deteriorate beyond our expectations, some customers and/or counterparties could experience higher financial stress, leading to an increase in impairments, defaults and write-offs, and higher provisioning. Changes in regulatory expectations in relation to the treatment of customers in hardship could lead to increased impairments and/or higher provisioning. Such events could adversely affect our liquidity, capital resources, financial performance or financial condition. Credit risk also arises from certain derivative, clearing and settlement contracts we enter into, and from our dealings in, and holdings of, debt securities issued by other institutions and government agencies, the financial conditions of which may be affected to varying degrees by economic conditions in global financial markets. Sovereign risk may destabilise financial markets adversely Sovereign risk is the risk that governments will default on their debt obligations, fail to perform contractual obligations or be unable to refinance their debts as they fall due. Potential sovereign contractual defaults, sovereign debt defaults and the risk that governments will nationalise parts of their economy including assets of financial institutions (such as Westpac) could negatively impact the value of our holdings of assets. Such an event could destabilise global financial markets, adversely affecting our liquidity, financial performance or financial condition. There may also be a cascading effect to other markets and countries, the consequences of which, while difficult to predict, may be similar to, or worse than, those experienced during the Global Financial Crisis. We could be adversely affected by the failure to maintain our credit ratings Credit ratings are independent opinions on our creditworthiness. Our credit ratings can affect the cost and availability of our funding and may be important to certain customers or counterparties when evaluating our products and services. A rating downgrade could be driven by a downgrade of Australia’s sovereign credit rating, or one or more of the risks identified in this section or by other events including changes to the methodologies rating agencies use to determine credit ratings. A credit rating or rating outlook could be downgraded or revised where credit rating agencies believe there is a very high level of uncertainty on the impact to key rating factors from a significant event. A downgrade to our credit ratings could have an adverse effect on our cost of funds, collateral requirements, liquidity, competitive position, our access to capital markets and our financial stability. The extent and nature of these impacts would depend on various factors, including the extent of any rating change, differences across agencies (split ratings) and whether competitors or the sector are also impacted.

313 We face intense competition in all aspects of our business The financial services industry is highly competitive. We compete with a range of firms, including retail and commercial banks, investment banks, other financial service companies, fintech companies and businesses in other industries with financial services aspirations. This includes those competitors who are not subject to the same capital and regulatory requirements as us, which may allow those competitors to operate more flexibly. Emerging competitors are increasingly altering the competitive environment by adopting new business models or seeking to use new technologies to disrupt existing business models. The competitive environment may also change as a result of increased scrutiny by regulators in the sector (such as in the payments space, or the ongoing ACCC inquiry into the market for the supply of retail deposit products) and other legislative reforms, which will stimulate competition, improve customer choice and likely give rise to increased competition from new and existing firms. Competition in the various markets in which we operate has led, and may continue to lead, to a decline in our margins or market share. Deposits fund a significant portion of our balance sheet and have been a relatively stable source of funding. If we are not able to successfully compete for deposits this could increase our cost of funding, lead us to seek access to other types of funding, or result in us reducing our lending. Our ability to compete depends on our ability to offer products and services that meet evolving customer preferences. Not responding to changes in customer preferences could see us lose customers. This could adversely affect our business, prospects, financial performance or financial condition. For more detail on how we address competitive pressures refer to ‘Our Operating Environment’ in Section 1 of this Annual Report. We have suffered, and could continue to suffer, losses due to operational risk Operational risk is the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. It includes, among other things, model risk, data risk, operations risk, change execution risk and third party risk. While we have policies, processes and controls in place to manage these risks, these have not always been, or may not be, effective. Ineffective processes and controls (including those of our contractors, agents, authorised representatives and credit representatives, or inadequate supervision and oversight of their activities) have resulted in, and could continue to result in, adverse outcomes for customers (including vulnerable customers), employees or other third parties. The risk of operational breakdowns occurring is heightened where measures are implemented quickly in response to external events, such as the COVID-19 pandemic. These types of operational failures may also result in financial losses, customer remediation, regulatory scrutiny and intervention, fines, penalties and capital overlays and, depending on the nature of the failure, result in litigation, including class action proceedings. Examples of operational risk include: • Scams and fraud risk. We have incurred, and could in the future incur, losses from scams and fraud (including fraudulent applications for loans, or from incorrect or fraudulent payments and settlements). Such losses could increase significantly if our liability for scams is impacted by regulatory change (for example, if a UK style bank reimbursement scheme is implemented in Australia or New Zealand, making banks liable to compensate scam victims). Fraudulent conduct can also arise from external parties seeking to access our systems or customer accounts, the use of mule accounts and where records are compromised due to third party cybersecurity events. These risks are heightened by real-time transaction capability, and we are also exposed to contagion risk from incidents in (or affecting) other financial institutions. If systems, procedures and protocols for preventing and managing scams, fraud or improper access to our systems and customer accounts fail, or are inadequate or ineffective, they could lead to losses which could adversely affect our customers, business, prospects, reputation, financial performance or financial condition. Regulatory and compliance requirements can impede the ability to swiftly identify or respond to a scam or fraud, or to communicate with affected parties. • Records management risk. Westpac could incur losses from a failure to adequately implement and monitor effective records management policies and processes, as this could impact Westpac’s ability to safeguard or locate relevant records, respond to production and regulatory notices, conduct remediation, and generally meet its compliance obligations. Where there are inadequacies or complexities in our systems, there is a heightened risk that we may fail to meet a compliance obligation (such as a requirement to retain records and data for, or to destroy or de-identify records and data after, a certain period). • Artificial Intelligence (AI). As we increase the adoption of AI to support our customers and business processes, we may become more exposed to risks associated with AI, such as lack of transparency, inaccurate data input, risk of biased or inaccurate outputs or outcomes, breaches of confidentiality and privacy obligations, and inaccurate decisions or unintended consequences that are inconsistent with our policies or values. These could have financial, regulatory, conduct and reputational impacts.

314 WESTPAC GROUP 2023 ANNUAL REPORT Risk factors • Third party risk. Financial services entities have been increasingly sharing data with third parties, such as suppliers, FinTechs, and regulators, to conduct their business and meet regulatory obligations. Each third party can give rise to a variety of risks, including financial crime compliance, information security, cyber, privacy, regulatory compliance, conduct, reputation, environmental and business continuity risks. Westpac also relies on suppliers, both in Australia and overseas, to provide services to it and its customers. Failures by these third-party contractors and suppliers (including our authorised representatives and credit representatives) to deliver services as required (and in accordance with law, regulation and regulatory expectations) could disrupt Westpac’s ability to provide its products and services and adversely impact our customers, operations, financial performance or reputation. • Change risk. Westpac is also exposed to change risk through delivery of technology and other change programs, being the risk that a change program fails to deliver the desired goals, or fails to reduce, pre-empt, mitigate and manage the challenges associated with transformation or leads to further regulatory scrutiny. If the technology systems used by the Group, its counterparties and/or financial infrastructure providers do not operate correctly, this may also cause loss or damage to the Group, its customers and/or its counterparties. This can also arise from complexities in our systems, and the interaction between those systems. This could include, for example, where systems issues result in incorrect fees or charges being applied to customers, or other poor customer outcomes. • Insurance coverage risk. There is also a risk that we will not be able to obtain and/or have not obtained appropriate insurance coverage for the risks that the Group may be exposed to. We could suffer losses due to market volatility We are exposed to market risk due to our financial markets businesses, asset and liability management, our holdings in liquid asset securities and our defined benefit plan. Market risk is the risk of an adverse impact on the Group’s financial performance or financial position resulting from changes in market factors, such as foreign exchange rates, commodity prices, equity prices, credit spreads and interest rates. This includes interest rate risk in the banking book arising from a mismatch between the duration of assets and liabilities that have not been appropriately hedged. Changes in market price factors could be driven by a variety of developments including economic disruption and geopolitical events. The resulting market volatility could potentially lead to losses and may adversely affect our financial performance (business, prospects, liquidity, ability to hedge exposures and capital). As a financial intermediary, we underwrite listed and unlisted debt securities. We could suffer losses if we fail to syndicate or sell down this risk to others. This risk is more pronounced in times of heightened market volatility. Poor data quality could adversely affect our business and operations Accurate, complete and reliable data, along with appropriate data control, retention, destruction and access frameworks and processes, is critical to Westpac’s business. Data plays a key role in how we provide products and services to customers, our systems, our risk management framework and our decision-making and strategic planning. In some areas of our business, we are affected by poor data quality or data availability. This has occurred, and could arise in the future, in a number of ways, including through inadequacies in systems, processes and policies, or the ineffective implementation of data management frameworks. Poor data quality could lead to poor customer service, negative risk management outcomes, and deficiencies in credit systems and processes. Any deficiency in credit systems and processes could, in turn, have a negative impact on Westpac’s decision making in the provision of credit and the terms on which it is provided. Westpac also needs accurate data for financial and other reporting. Poor data has affected, currently affects, and may in the future continue to affect, Westpac’s ability to monitor and manage its business, comply with production notices, respond to regulatory notices and conduct remediation. In addition, poor data or poor data retention/destruction controls, and control gaps and weaknesses, has affected, currently affects, and may in the future continue to affect, Westpac’s ability to meet its compliance obligations (including its regulatory reporting obligations) which has led, and could continue to lead, to regulatory investigations or actions against us. Due to the importance of data, we have and will likely continue to incur substantial costs, and devote significant effort, to improving the quality of data and data frameworks and processes, remediating deficiencies where necessary, and compliance generally. The consequences and effects arising from poor data quality or poor data retention/destruction controls could have an adverse impact on the Group’s business, operations, prospects, reputation, financial performance or financial condition. Our failure to recruit and retain key executives, employees and Directors may have adverse effects on our business Key executives, employees and Directors play an integral role in the operation of Westpac’s business and our pursuit of our strategic objectives. Our failure to recruit and retain appropriately skilled and qualified people into key roles could have an adverse effect on our business, prospects, reputation, financial performance or financial condition. Macro-environmental factors such as low unemployment, restricted migration levels, on-shoring of work, the prevalence of remote and hybrid working for employees and the competitive talent market, may also have an adverse impact on attracting specialist skills for the Group.

315 Certain strategic decisions may have adverse effects on our business The Group routinely evaluates and implements strategic decisions, priorities and objectives including simplification, diversification, innovation, divestment, investment, acquisition or business expansion initiatives. Each of these activities can be complex, costly and may not proceed in a timely manner. For example, they may cause reputational damage, or we may experience difficulties in completing certain transactions, separating or integrating businesses in the scheduled timeframe or at all, disruptions to operations, diversion of management resources or higher than expected transaction costs. Any failure to successfully divest businesses means that we may have sustained exposure to higher operating costs and to the higher inherent risks in those businesses. For example, our Pacific businesses face a number of risks including heightened operational risk, sovereign risk, financial crime and exchange control risks which could adversely affect our customers, business, prospects, reputation, financial performance or financial condition. In addition, as part of the now-completed Specialist Businesses transactions, we have given a number of warranties and indemnities in favour of counterparties relating to certain pre-completion matters, and made certain other contractual commitments (including in relation to transitional services). Claims under these warranties, indemnities and other contractual commitments may result in Westpac being liable to make significant payments to these counterparties while the various contractual liability regimes remain on foot. Additional operational risk capital is required to be held against the risk pursuant to APRA’s published guidance. Our contingent liabilities are described in Note 25 to the financial statements. Westpac also acquires and invests in businesses. These transactions involve a number of risks and costs. A business we invest in may not perform as anticipated, may result in the assumption of unknown and unaccounted for liabilities, regulatory risks or may ultimately prove to have been overvalued when the transaction was entered into. Operational, cultural, governance, compliance and risk appetite differences between Westpac and an acquired business may lead to lengthier and more costly integration exercises. There are also risks involved in not implementing strategies successfully due to internal factors (for example, inadequate funding, resourcing, business capabilities or operating model) or failing to identify, understand or respond effectively to changes in the external business environment (including economic, geopolitical, regulatory, consumer sentiment, technological, environmental, social and competitive factors). This could have a range of adverse effects on Westpac, such as being unable to increase or maintain market share or resulting pressure on margins and fees. Any of these risks could have a negative impact on our business, growth prospects, reputation, engagement with regulators, financial performance or financial condition. We could suffer losses due to impairment of capitalised software, goodwill and other intangible assets that may adversely affect our business, operations or financial condition In certain circumstances Westpac may incur a reduction in the value of intangible assets. Westpac is required to assess the recoverability of goodwill and other intangible asset balances at least annually or wherever an indicator of impairment exists. For this purpose, Westpac uses a discounted cash flow calculation. Changes in the methodology or assumptions in calculations, together with changes in expected cash flows, could materially impact this assessment. Estimates and assumptions used in assessing the useful life of an asset can also be affected by a range of factors including changes in strategy, changes in technology and regulatory requirements. In the event that an asset is no longer in use, or its value has been reduced or its estimated useful life has declined, an impairment or accelerated amortisation will be recorded, adversely impacting our financial performance. Changes in critical accounting estimates and judgements could expose the Group to losses We are required to make estimates, assumptions and judgements when applying accounting policies and preparing financial statements and the determination of the fair value of financial instruments. A change in a critical accounting estimate, assumption and/or judgement resulting from new information or from changes in circumstances or experience could result in the Group incurring losses greater than those anticipated or recognised. This could have an adverse effect on our financial performance, financial condition and reputation. Our financial performance and financial condition may also be impacted by changes to accounting standards or to generally accepted accounting principles.

316 WESTPAC GROUP 2023 ANNUAL REPORT Risk factors Limitation on Independent Registered Public Accounting Firm’s Liability The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia), with respect to claims arising out of its audit report included in this Annual Report, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, as amended (the Professional Standards Act) and Chartered Accountants Australia and New Zealand (NSW) scheme adopted by Chartered Accountants Australia and New Zealand and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act (the NSW Accountants Scheme). For matters occurring on or prior to 8 October 2019, the liability of PwC Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on 7 October 2024 unless further extended or replaced. The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements. The extent of the limitation depends on the timing of the relevant matter and in relation to matters occurring on or after 8 October 2013, is a maximum liability for audit work of A$75 million. The limitations do not apply to claims for breach of trust, fraud or dishonesty. In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales. These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia’s assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects, including its effect in respect of the enforcement of foreign judgments.

317 Sustainability Governance Sustainability Governance Overview of sustainability governance and oversight structure1 BOARD OVERSIGHT Board Board Risk Committee (BRiskC) MANAGEMENT TEAMS AND GOVERNANCE COMMITTEES Overall responsibility Westpac CEO Governance oversight of frameworks, policies, implementation and progress Environmental, Social and Governance and Reputation (ESGR) Committee (chaired by CEO) Climate Change Financial Risk Committee (CCFRC) (sub-committee of Group Credit Risk Committee) External advisory groups including: Stakeholder Advisory Council, Westpac Indigenous Advisory Committee, Safer Children, Safer Communities Roundtable Strategy development and program management Group Sustainability Team (led by Chief Sustainability Officer) Group Property Team Divisional level implementation and product and risk management Divisional Risk Committees Divisional management teams ESG disclosure and reporting POLICIES, FRAMEWORKS AND STATEMENTS Group Risk Management Framework Group Risk Management Strategy Board Risk Appetite Statement Sustainability Risk Management Framework (SRMF) Group Environmental, Social and Governance (ESG) Credit Risk Policy Position Statements, NZBA sector targets and other public commitments 1. Not exhaustive

318 WESTPAC GROUP 2023 ANNUAL REPORT Sustainability Governance Board oversight of Sustainability For some time, Westpac has been working to integrate the governance and management of sustainability matters into our operations. This includes strategy development, approval of position statements, operational management and our decision-making processes. The Board approves our key sustainability policies such as our updated Climate Change Position Statement and Action Plan, our Natural Capital Position Statement and Human Rights Position Statement and Action Plan as part of their oversight over our sustainability strategy. The Board approved Risk Appetite Statement also includes matters relating to sustainability risk, including social and climate change risks. The Board Risk Committee (BRiskC) considers and approves Westpac’s Sustainability Risk Management Framework (SRMF) at least every two years. The BRiskC meets at least four times a year and also reviews the monitoring of Westpac’s reputation and sustainability risk class performance. The Board and its Committees also receive regular reports from the Group Executives, and second-line (Risk) functions on sustainability-related matters. Following is an outline of key sustainability related matters that were considered by the Board and its Committees in FY23. Key sustainability-related agenda items for the Board and its Committees Board • Oversight of Sustainability Strategy, including receiving updates on sustainability-related strategic initiatives, the fossil fuels sector, our Sustainable Finance Framework and our Sustainable Finance Targets. • Received an update on NZBA sector targets in progress including approval of new targets for Residential real estate (Australia), Australian and New Zealand Agriculture, Aviation and Steel Production. • Approved the refreshed Climate Change Position Statement and Action Plan, refreshed Human Rights Position Statement and Action Plan (and Child Safeguarding Supplement), 2022 Modern Slavery Statement and the Natural Capital Position Statement. • Participated in a full day of tailored climate change, natural capital and human rights training conducted by independent consultants. • Approved Board Risk Appetite Statement, which includes measures related to climate change risks. Board Risk Committee • Approved the Sustainability Risk Management Framework. • Review of the Credit and Reputation and Sustainability risk classes, including how we measure and manage climate risk. • Approved the Credit Risk Management Framework and supporting policies, including assessment of climate-change related risk. Board Audit Committee • Updates on sustainability reporting and standards. • Oversight of Climate Report. Board Remuneration Committee • Recommended new climate change measures for the Group short term variable reward scorecard. The Board approved these new measures. In relation to Board skills, five directors have deep experience and knowledge in the ‘Environment & Social’ skill category, and three have general working experience and knowledge, as set out in the Board skills matrix in the Strategic Review and Corporate Governance Statement. As indicated in the above table, the Board received training on key environmental, social and governance topics this year, which was a key focus area for the Board’s continuing education and professional development in FY23. We have ESG performance measures in short term variable reward for Executives. This includes measures relating to the Group’s Customer Outcomes and Risk Excellence program. This year, we introduced new climate related measures for the CEO and Group Executives that support the implementation of our climate change plan.

319 Management’s role in assessing and managing sustainability The day-to-day management of Westpac’s approach to sustainability is the responsibility of the CEO and is delegated to Group Executives and senior management where appropriate. The CEO and senior management work to embed the assessment of risks and opportunities of sustainability into our operations and ensure our people understand their role in supporting the Group and customers in meeting our collective sustainable ambitions. A range of committees help assess sustainability related matters and support executive management in their decision making. These are summarised below. COMMITTEES INVOLVED IN ASSESSING SUSTAINABILITY RISKS AND OPPORTUNITIES Environmental, Social, Governance and Reputation (ESGR) Committee • Chaired by the CEO and meets at least five times a year. • Includes Group Executives of the major operating divisions, the Chief Risk Officer, Group General Council, and senior executives with ESG accountabilities. • Supports the CEO make decisions on significant reputation and ESG-related matters. • Oversees implementation of our sustainability strategy and ESG agenda, including climate, human rights and natural capital. Stakeholder Advisory Council (SAC) • Forum comprising a range of external stakeholders to provide insights and feedback to the CEO and select executives on Westpac’s approach to sustainability. • Meeting three times per year, topics discussed focus on the pillars of Westpac strategy and purpose, as well as objectives outlined in the Group’s Sustainability Strategy. • Helps the Group understand and identify the most pressing issues, emerging ideas and leading practices on environmental, social and governance matters. • Improves the Group’s understanding of what a better future means to customers and other stakeholders and how we can help them get there. Climate Change Financial Risk Committee (CCFRC) • Chaired by the Group Chief Credit Officer and meets at least four times a year. • A sub-committee of the Group’s Credit Risk Committee. • Identifies and manages the potential impact of climate related transition and physical risks on credit exposures. • Has oversight and input on climate-related risk management frameworks and supporting policies and limits. • Monitors aggregate climate-related financial risk exposures and their alignment to the Group’s risk appetite. Indigenous Advisory Committee • Chaired by an Independent Indigenous leader, and includes six external Indigenous advisors. • Meets quarterly and provides advice on matters related to Indigenous Peoples. • Has oversight of implementation of Westpac’s Reconciliation Action Plan (RAP). ESG Council • Chaired by the Chief Executive Business and Wealth and includes senior ESG executives. • Helps prioritise and drive ESG activities across the Group. Divisional risk committees • Chaired by the relevant divisional Group Executive and includes senior executives and Chief Risk Officer from the division. • Considers material sustainability risks (including social and climate change risks) for the division, including risk profile assessments and risk appetite measures.

320 WESTPAC GROUP 2023 ANNUAL REPORT Sustainability Governance Day to day management of sustainability related matters is delegated to teams across the Group with key responsibilities outlined below. SUSTAINABILITY RESPONSIBILITIES ACROSS GROUP DEPARTMENTS Group Sustainability • Develops our sustainability positions and policies and sets the Group sustainability strategy. • Leads the Group’s approach to collaborating with external bodies. • Advises the ESGR Committee and the business on our climate, human rights and sustainability strategy and policies. Group Property and Procurement • Manages the environmental performance of the Group’s operations. • Leads work to reduce the Group’s direct environmental footprint including scope 1, 2 and upstream scope 3 emissions. • Manages responsible sourcing and supplier diversity and inclusion programs. ESG Risk • Line 2 Risk functions under the Group’s three lines of defence operating model (see Section 1 Risk Management for more information). • Provides oversight and challenge of the management of sustainability risk in conjunction with other Line 2 teams (Risk Class Owners, Divisional Chief Risk Officers). • Sets the Group’s approach for sustainability risks, including related frameworks and policies. This includes the Sustainability Risk Management Framework (SRMF). ESG Disclosure and Reporting • Coordinates external sustainability reporting. • Works to improve the Group’s alignment with ESG related standards. • Reports to the Chief Financial Officer seeking to apply the same rigour to ESG reporting as financial reporting. Divisions • Manage climate risk in their division and seek transition opportunities. • Determines NZBA targets and baselines and reports on progress, including customer and industry group engagement. • Assesses ESG risks for suppliers, customers and transactions (if required) including escalation to the Customer and Transaction Risk Escalation Committee (Institutional customers). • Coordinates sustainable finance and solutions for institutional, business and mortgage customers. • Coordinates divisional ESG capability building for staff and customers. • Keeps management teams abreast of emerging ESG matters. • Our teams in Westpac New Zealand Limited (WNZL) also manage the separate New Zealand reporting requirements and ESG and climate-related reporting to the WNZL Board. • Indigenous Engagement Leadership Team – accountable GMs meet every six weeks to progress the implementation of the RAP.

321 Risk Management Framework Westpac’s Risk Management Framework (RMF) describes our structured approach to managing the material risks we face. Key elements of the RMF include our business strategy; risk appetite; approach to identifying, controlling, monitoring, and managing material risks; and how we respond to possible scenarios that could impact us. Westpac’s Sustainability Risk Management Framework (SRMF) sets out our approach to managing sustainability risks relating to climate change, human rights, and the environment, and supports the Board-approved RMF. We use a Board-approved Risk Taxonomy to classify and categorise our material risks and the sub-categories of those risks. Sustainability risks, including climate change, have the potential to affect the company in various ways with the main impacts classified under the material risks of Credit Risk (as a financial risk) and Reputation and Sustainability Risk (as a non-financial risk). We also consider sustainability risks across other material risk classes, including Operational Risk and Compliance and Conduct Risk. Broadly, climate change related risks manifest as: • Physical risks from changing climate patterns, both acute and chronic, including changes to the frequency and severity of extreme weather events; • Transition risks from the adjustment to a low-emissions economy, including changes in policy, technology, and market pressures related to carbon intensive activities; and • Liability risks, including legal and regulatory action. These may arise from failure to adequately consider or respond to climate-related risks, meeting emerging standards and societal expectations. Refer to Section 2 Risk Factors for more information. The table below shows how sustainability-related risks may materialise across the Group. MATERIAL RISK CLASS HOW SUSTAINABILITY RISKS MAY EMERGE. Capital risk The Group’s capital buffer, is insufficient to cover unexpected, elevated losses and other operational costs related to sustainability risks. Credit risk We incur elevated credit losses related to sustainability risks that are above provisions. This could be from major natural disasters or customers significantly impacted by physical or transition risks. It could also occur if the risk profile of customers increase due to the risks of climate change. Conduct and compliance We fail to meet new regulations/requirements/standards related to sustainability potentially leading to fines or penalties, including additional capital imposts. Operational risk Our processes do not adequately consider sustainability risks and so we are unable to adequately respond to rapid changes in regulation and customer behaviour. This could also manifest in inadequate business continuity. Market risk Climate change impacts may increase market volatility resulting in a re-pricing of financial instruments and corporate debt affecting the value of our exposures. Reputation and sustainability risk We risk harming our reputation when we struggle to efficiently implement and convey our strategy for handling sustainability risks or when we make choices or take actions that do not align with stakeholder expectations. This includes the risk of misstating related claims, commitments or targets. Strategic risk Our strategy fails to integrate management of sustainability into our operations and processes, leaving us more exposed to competition risks. Over the year (FY23), the following was undertaken to improve our management of Sustainability risks across the Group: • Under our internal risk assessment process our divisions must consider how sustainability risks may arise through their operations, customer interactions and supply chain. In assessing the risks, the inherent and residual risk is evaluated, as well as the effectiveness of the control environment. The assessment considers emerging risks, issues, and incidents to complete a comprehensive view of sustainability risks. This year we expanded the assessment from climate and social risk to also cover environment and governance risks. Quarterly monitoring is performed by Second Line Risk teams, and an aggregate view of the Risk Class is developed based on the divisional assessments. • Divisions must also assess the social and environmental impact when assessing risks, incidents and issues. This provides an outward view of the realised or potential impact of any failed internal processes or systems, allowing greater visibility of potential remediation activity. Sustainability risk management

322 WESTPAC GROUP 2023 ANNUAL REPORT Sustainability risk management • Our ESG Risk team performed a range of thematic reviews with findings communicated back to divisions, including: – Assessing the appropriateness of the social impact assessment, particularly given it has recently been implemented as a new risk impact scale category. We reviewed incidents that may have a potential social impact, such as risks relating to vulnerable customers, customers identified as requiring extra care, and incidents involving domestic violence. – A review of Modern Slavery controls was performed across our Australian Consumer and Business Division. The review involved identifying controls used to measure and manage modern slavery risk and whether they have been adopted. The controls included ‘know your customer’ related controls, customer onboarding risk assessments and transaction monitoring. • Reviewed our Group Environmental, Social, & Governance (ESG) Credit Risk Policy and supporting divisional standards. • Reviewed and updated our climate change-related risk appetite to include specific NZBA targets. • Provided an update to the Board Risk Committee on sustainability risk, as part of the Reputation and Sustainability Risk Class review, including how we measure and manage climate risks. Identifying, assessing and managing sustainability related risks We have a detailed approach to assessing and reviewing our significant customers and transactions for their sustainability-related risks. The Group ESG Credit Risk Policy forms part of our credit risk assessment process and requires the completion of an ESG-related risk assessment prior to approving finance and at periodic reviews, for certain customers and transactions. Our Institutional bankers, supported by ESG specialists, complete these assessments. Transactions may also be escalated to a Customer and Transaction Risk Escalation Committee (CTREC) comprising executives from business, sustainability, and risk management. CTREC considers transactions for ESG, reputational risk, conflicts and financial crime risks and ensures transactions consider our sector positions and NZBA sector targets. The Institutional Bank Chief Executive has authority to approve or decline a transaction following the CTREC review and may escalate any decision to the ESGR Committee and/ or the CEO. In our Australian business division, portfolio risk assessments have been conducted across the portfolio to better understand sustainability risks and ensure alignment with our policies, position statements and, where relevant Net-Zero Targets. We are digitising our ESG Risk Assessment tool in FY24 which will enable our bankers to conduct them at scale progressively. Climate-related scenario analysis Scenario analysis informs how we assess and manage climate-related risks over short, medium, and long-term. We use climate-related scenario analysis and stress testing to understand our lending portfolio and exposure to high emitting sectors. We also use science-based reference scenarios to help understand the sectoral decarbonisation pathways and targets to transition to net-zero by 2050. Our appetite for climate-related risk is defined in our Board Risk Appetite Statement. It includes measures of physical and transition risks and is evaluated and reviewed twice a year. In FY24, we plan to review our transition risk methodology to better reflect sector transition risks incorporating the latest climate science scenarios. Climate scenario analysis and climate stress testing is an evolving area, and we recognise we need to both expand the coverage of our scenario analysis and improve the inputs into our stress testing models. Further investment is planned in the year ahead including: • Updating our climate stress testing methodology; • Expanding the data used including geospatial information to better analyse climate impacts on specific regions; and • Extending the range of scenarios used. Transition risk Given the exposure of the Australian economy to emissions-intensive sectors, our assessment of transition risk has to date focused on our Australian business and institutional lending, which Westpac has identified as at higher risk under a rapid decarbonisation 1.5°C transition scenario. The assessment methodology set in 2019 uses three transition risk scenarios that have been modified for Australia: (1) IPCC’s 2018 Special Report on Global Warming of 1.5 Degree scenario (1.5°C and 2°C); (2) IEA’s Sustainable Development Scenario (2°C); and (3) IRENA’s Renewable Energy Roadmap (REMap) scenario (2°C).

323 Under this analysis, five sectors, representing around 2.1% (at 30 September 2023) of our Australian business and institutional lending, were identified as potentially facing higher growth constraints (lower growth than the economy as a whole) under a 1.5°C scenario. These sectors are: Petroleum and coke products; Coal mining; Oil and gas mining; Gas distribution, and Air transport. CREDIT QUALITY (BY % TOTAL COMMITTED EXPOSURE)1 HIGHER TRANSITION RISK SECTORS2 % OF AUSTRALIAN BUSINESS AND INSTITUTIONAL PORTFOLIO STRONG GOOD/ SATISFACTORY WEAK3 TENOR (<5 YEARS BY % EXPOSURE) Petroleum and coke products 0.30% 81.60% 15.60% 2.80% 60.40% Coal mining 0.00% 28.50% 69.10% 2.40% 99.20% Oil and gas mining 0.70% 94.50% 2.70% 2.80% 78.90% Gas distribution 0.60% 92.30% 7.40% 0.30% 83.30% Air transport 0.50% 71.50% 20.60% 7.90% 73.40% TOTAL 2.10% 85.30% 11.50% 3.20% 76.60% Physical risk in the Australian mortgage portfolio Every six months we update the physical risk scenario analysis of our Australian residential mortgage portfolio. The analysis estimates the portion of our mortgages exposed to higher physical risks under climate scenarios developed by the Intergovernmental Panel on Climate Change (IPCC). The analysis uses a generalised model of how extreme natural disasters and climate change may impact individual properties. Features of the analysis include: • We use our current Australian mortgage portfolio, assuming no growth or change in composition. • Each individual property location is assessed based on a “representative property” (assuming built under current building codes), with no adaptation or mitigation. • Properties are matched with contextual information on matters such as elevation, local weather, topography, and spatial data. • Two climate scenarios are used, RCP (Representative Concentration Pathway) 2.6 (temperature increases are held to well below 2°C by 2100) and the more extreme RCP8.5 (temperatures expected to rise by around 4°C by 2100). • Analysis considers potential riverine or surface water flooding, coasting inundation, forest fires, extreme wind, cyclones, extreme heat and soil subsidence under the two scenarios. The analysis found that around 3.5% of our Australian mortgage portfolio is exposed to higher physical risk under RCP2.6 scenario by 2050. This increases to around 3.9% under the RCP8.5 scenario. The below table outlines this outcome and shows the current characteristics of these at-risk sections of our book. This analysis is informing our risk appetite settings and helping to provide insights to governments, communities, individuals and other stakeholders around physical risks. SCENARIO % OF MORTGAGE PORTFOLIO4 DYNAMIC LVR WEIGHTED AVERAGE5 >90% DLVR5 90+ DAY DELINQUENCIES (%) IPCC RCP2.6 3.5% 50.40% 1.80% 0.80% IPCC RCP8.5 3.9% 50.10% 1.90% 0.80% 1. As part of the methodological approach to the transition risk scenario analysis, Australian and New Zealand Standard Industry Classification (ANZSIC) codes were used to map to specific industries, and then to sectors. 2. For more information on the credit risk rating system, refer to Note 11 in the financial statements. 3. ‘Weak’ includes weak, default and non-performing credit risk rating categories. 4. Share of Australian mortgage portfolio as at 31 August 2023 in locations identified as likely to be exposed to higher physical risks under RCP2.6 and RCP8.5 scenarios by 2050. 5. Dynamic LVR weighted average: Dynamic LVR is the loan-to-value ratio accounting for the current loan balance, changes in security value, offset account balances and other loan adjustments. The property valuation source is CoreLogic. Weighted average LVR calculation considers the size of outstanding balances. More information on Westpac’s mortgage portfolio is provided in our Investor Discussion Pack. >90% DLVR: DLVR is the dynamic loan-to-value ratio.

324 WESTPAC GROUP 2023 ANNUAL REPORT Sustainability risk management New Zealand Mortgages In 2020, our New Zealand business initiated scenario analysis to build understanding of the potential impacts that sea level rise and costal hazards could have on our exposures. This analysis was based on current and future risks out to 2050 under 2˚C (RCP2.6) and 4˚C (RCP8.5) climate change scenarios, using analysis provided by the National Institute of Water & Atmospheric Research – Taihoro Nukurangi (NIWA). We updated this analysis again this year showing the percent of certain portfolios that may be exposed under the RCP8.5 scenario. SEGMENT APPROXIMATE SHARE OF SECTOR PORTFOLIO FY23 Residential mortgages 2.1% Commercial property lending 3.4% Agricultural lending 3.5% TCFD index This report is aligned with the TCFD recommendations with the table below indicating where to find information associated with the recommended disclosures. We note that on 10 July 2023, it was announced that the TCFD will be transferred into the International Sustainability Standards Board (ISSB) from 2024. We are working towards alignment with inaugural ISSB standards, IFRS S1 and S2. We also include references across our broader suite of publicly available documents. TCFD RECOMMENDED DISCLOSURE REFERENCE IN THIS REPORT REFERENCE IN CLIMATE REPORT GOVERNANCE Pages 317-320 Pages 9-11 Disclose the organisation’s governance around climate-related risks and opportunities. a) Describe the board’s oversight of climate-related risks and opportunities b) Describe management’s role in assessing and managing climate-related risks and opportunities STRATEGY Pages 172-175 Pages 12-35, 39-43, 62-85 Disclose the actual and potential impacts of climate-related risks and opportunities on the organisation’s businesses, strategy, and financial planning where such information is material. a) Describe the climate-related risks and opportunities the organization has identified over the short, medium, and long term b) Describe the impact of climate-related risks and opportunities on the organization’s businesses, strategy, and financial planning. c) Describe the resilience of the organization’s strategy, taking into consideration different climate-related scenarios, including a 2°C or lower scenario. RISK MANAGEMENT Pages 321-324 Pages 39-44 Disclose how the organisation identifies, assesses, and manages climate-related risks. a) Describe the organization’s processes for identifying and assessing climate-related risks. b) Describe the organization’s processes for managing climate-related risks. c) Describe how processes for identifying, assessing, and managing climate-related risks are integrated into the organization’s overall risk management. METRICS AND TARGETS Pages 143, 153, 172-175, 321-324 Pages 6, 7, 18-20, 22, 24-25, 27-28, 32, 35, 40-44 Disclose the metrics and targets used to assess and manage relevant climate-related risks and opportunities where such information is material. a) Disclose the metrics used by the organization to assess climate-related risks and opportunities in line with its strategy and risk management process. b) Disclose Scope 1, Scope 2, and, if appropriate, Scope 3 greenhouse gas (GHG) emissions, and the related risks. c) Describe the targets used by the organization to manage climate-related risks and opportunities and performance against targets.

325 Other Westpac business information Property We occupy premises primarily in Australia and New Zealand including 786 branches (2022: 877) as at 30 September 2023. As at 30 September 2023, we owned approximately none (2022: 1%) of the retail premises we occupied in Australia and none (2022: none) in New Zealand. The remainder of the premises are held under commercial lease with terms generally ranging between 12 months and 7 years. As at 30 September 2023, the carrying value of our directly owned Corporate and Retail premises and sites was $61 million (2022: $65 million). Westpac Place in the Sydney CBD is the Group’s head office. Westpac has leases over levels 1-23, allowing continued occupation until 2030. Westpac also has a lease over levels 1-28 of International Tower 2, Barangaroo, Sydney until 2030. 6 of these floors have been sublet. Together these sites provide a current capacity for approximately 16,500 staff on a hybrid working basis. In the Sydney metro area, we continue to maintain a corporate office at Kogarah, with a lease commitment to 2034. We also have a lease for 8 levels of 8 Parramatta Square, Parramatta which provides capacity for approximately 3,000 staff on a hybrid working basis. In Melbourne, Westpac has a lease over the majority of 150 Collins Street until 2026, providing capacity for approximately 2,000 staff. Westpac on Takutai Square is Westpac New Zealand’s head office, located at the eastern end of Britomart Precinct near Customs Street in Auckland, contains 26,710 square metres of office space across three buildings. Lease commitment at this site extends to 2031, with two six-year options (for two buildings) and one six-year option to extend on the third building. Significant long-term agreements Westpac has no individual contracts, other than contracts entered into in the ordinary course of business, that would constitute a material contract. Related party disclosures Details of our related party disclosures are set out in Note 34 to the financial statements and details of Directors’ interests in securities are set out in the Remuneration Report included in the Directors’ Report. Other than as disclosed in Note 34 to the financial statements and the Remuneration Report, if applicable, loans made to parties related to Directors and other key management personnel of Westpac are made in the ordinary course of business on normal terms and conditions (including interest rates and collateral). Loans are made on the same terms and conditions (including interest rates and collateral) as they apply to other employees and certain customers in accordance with established policy. These loans do not involve more than the normal risk of collectability or present any other unfavourable features. Auditor’s remuneration Auditor’s remuneration, to the external auditor for the years ended 30 September 2023 and 2022 is provided in Note 33 to the financial statements. Audit related services Westpac’s Group Finance function monitors the application of the pre-approval process in respect of audit, audit-related and non-audit services provided by PricewaterhouseCoopers (PwC) under Westpac’s Pre-Approval of Engagement of PricewaterhouseCoopers for Audit or Non-Audit Services Policy (‘Pre-Approval Policy’). Group Finance promptly brings to the attention of the Board Audit Committee any exceptions that need to be approved pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. The Pre-Approval Policy is communicated to Westpac’s divisions through publication on the Westpac intranet. During the year ended 30 September 2023, there were no fees paid by Westpac to PwC that required approval by the Board Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. Other Westpac business information

326 WESTPAC GROUP 2023 ANNUAL REPORT Other Westpac business information Westpac debt programs and issuing shelves Access in a timely and flexible manner to a diverse range of debt markets and investors is provided by the following programs and issuing shelves as at 30 September 2023: Program Limit Issuer(s) Program/Issuing Shelf Type Australia No limit WBC Debt Issuance Program No limit WBC Capital Notes Program New Zealand No limit WNZL Medium Term Note Program Euro Market USD 20 billion WBC/WSNZL¹ Euro Commercial Paper and Certificate of Deposit Program USD 70 billion WBC Euro Medium Term Note Program USD 10 billion WSNZL¹ Euro Medium Term Note Program USD 40 billion WBC² Global Covered Bond Program EUR 5 billion WSNZL³ Global Covered Bond Program Japan JPY 750 billion WBC Samurai shelf JPY 750 billion WBC Uridashi shelf United States USD 45 billion WBC US Commercial Paper Program USD 10 billion WSNZL¹ US Commercial Paper Program USD 35 billion WBC US Medium Term Note Program USD 10 billion WNZL US Medium Term Note Program No limit WBC (NY Branch) Certificate of Deposit Program No limit WBC US Securities and Exchange Commission registered shelves 1. Notes issued under this program by Westpac Securities NZ Limited, London branch are guaranteed by Westpac New Zealand Limited, its parent company. 2. Notes issued under this program are guaranteed by BNY Trust Company of Australia Limited as trustee of the Westpac Covered Bond Trust. 3. Notes issued under this program by Westpac Securities NZ Limited, London branch are guaranteed by Westpac New Zealand Limited, its parent company, and Westpac NZ Covered Bond Limited.

327 Other Westpac business information Commitments Contractual obligations and commitments In connection with our operating activities we enter into certain contractual obligations and commitments. The following table shows our significant contractual obligations as at 30 September 2023: Up to Over 1 year Over 3 years Over $m 1 year to 3 years to 5 years 5 years Total On balance sheet long-term debt1 24,569 51,505 39,004 12,210 127,288 Lease liabilities 455 710 526 596 2,287 Total contractual cash obligations 25,024 52,215 39,530 12,806 129,575 The above table excludes deposits and other liabilities taken in the normal course of banking business and short-term and undated liabilities. Commercial commitments2 The following table shows our significant commercial commitments as at 30 September 2023: Up to Over 1 year Over 3 years Over $m 1 year to 3 years to 5 years 5 years Total Letters of credit and guarantees 4,518 4,471 698 2,760 12,447 Commitments to extend credit 64,526 36,468 15,518 76,945 193,457 Other 247 - - - 247 Total undrawn credit commitments 69,291 40,939 16,216 79,705 206,151 Financial reporting Internal control over financial reporting The US Congress passed the Public Company Accounting Reform and Investor Protection Act in July 2002, which is commonly known as the Sarbanes-Oxley Act of 2002 (SOx). SOx is a wide ranging piece of US legislation concerned largely with financial reporting and corporate governance. We are obligated to comply with SOx by virtue of being a foreign registrant with the SEC and we have established procedures designed to comply with all applicable requirements of SOx. Disclosure controls and procedures Our management, with the participation of our CEO and CFO, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the US Securities Exchange Act of 1934) as of 30 September 2023. Based upon this evaluation, our CEO and CFO have concluded that the design and operation of our disclosure controls and procedures were effective as of 30 September 2023. Management’s report on internal control over financial reporting Rule 13a-15(a) under the US Securities Exchange Act of 1934 requires us to maintain an effective system of internal control over financial reporting. Refer to the sections headed ‘Management’s report on internal control over financial reporting’ and ‘Report of independent registered public accounting firm’ in Section 3 for those reports. Changes in our internal control over financial reporting There has been no change in our internal control over financial reporting (as defined in Rule 13a-15(f) of the US Securities Exchange Act of 1934) for the year ended 30 September 2023 that has been identified and that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. 1. Refer to Note 13 to the financial statements for details of on balance sheet long-term debt. 2. The numbers in this table are notional amounts (refer to Note 25 to the financial statements).

FINANCIAL STATEMENTS The financial statements section is presented on pages 1 to 127. 328 WESTPAC GROUP 2023 ANNUAL REPORT

SHAREHOLDER INFORMATION SHAREHOLDING INFORMATION ADDITIONAL INFORMATION GLOSSARY OF ABBREVIATIONS AND DEFINED TERMS 329

330 WESTPAC GROUP 2023 ANNUAL REPORT Shareholding information 4.1 Westpac ordinary shares Top 20 ordinary shareholders as at 30 September 2023 Number of Fully Paid Ordinary Shares % Held HSBC Custody Nominees (Australia) Limited 796,403,174 22.70 J P Morgan Nominees Australia Pty Limited 478,814,058 13.65 Citicorp Nominees Pty Limited 230,292,719 6.56 National Nominees Limited 68,853,101 1.96 BNP Paribas NOMS Pty Ltd <DRP> 60,126,620 1.71 BNP Paribas Nominees Pty Ltd <Agency Lending DRP A/C> 25,441,569 0.72 Citicorp Nominees Pty Limited <Colonial First State Inv A/C> 25,201,243 0.72 Pacific Custodians Pty Limited <WBC Plans Ctrl A/C> 17,878,667 0.51 Netwealth Investments Limited <Wrap Services A/C> 15,669,646 0.45 Australian Foundation Investment Company Limited 15,125,000 0.43 HSBC Custody Nominees (Australia) Limited <NT-Comnwlth Super Corp A/C> 14,729,409 0.42 BNP Paribas Nominees Pty Ltd HUB24 Custodial Serv Ltd <DRP A/C> 13,337,828 0.38 Argo Investments Limited 8,407,648 0.24 BNP Paribas NOMS (NZ) Ltd <DRP> 5,134,531 0.15 Eastfield International Pty Ltd <M and D Family A/C> 4,634,188 0.13 IOOF Investment Services Limited <IPS Superfund A/C> 4,187,171 0.12 Nulis Nominees (Australia) Limited <Navigator Mast Plan Sett A/C> 4,167,334 0.12 Navigator Australia Ltd <MLC Investment Sett A/C> 3,945,898 0.11 HSBC Custody Nominees (Australia) Limited - A/C 2 3,752,779 0.11 Mutual Trust Pty Ltd 3,645,901 0.10 Total of Top 20 registered shareholders1 1,799,748,484 51.29 As at 30 September 2023, there were 654,993 holders of our ordinary shares compared to 672,589 in 2022 and 657,581 in 2021. Ordinary shareholders with a registered address in Australia held approximately 98% of our fully paid share capital at 30 September 2023 (approximately 98% in 2022 and 2021). Substantial shareholders as at 30 September 2023 As at 30 September 2023, BlackRock Group (comprised of BlackRock Inc. and its subsidiaries), State Street Corporation (comprised of State Street Corporation and its subsidiaries), and The Vanguard Group (comprised of The Vanguard Group, Inc. and its controlled entities) had a ‘substantial holding’ of our shares within the meaning of the Corporations Act. A person has a substantial holding of our shares if the total votes attached to our voting shares in which they or their associates have relevant interests is 5% or more of the total number of votes attached to all our voting shares. The above table of the Top 20 ordinary shareholders includes shareholders that may hold shares for the benefit of third parties. BlackRock Group has been a substantial shareholder since 4 April 2017 (221,964,794 equity securities as at 24 March 2020). State Street Corporation has been a substantial shareholder since 20 July 2022 (194,137,594 equity securities as at 15 May 2023). The Vanguard Group has been a substantial shareholder since 12 May 2022 (175,093,754 equity securities as at 12 May 2022). Control of registrant We are not directly or indirectly owned or controlled by any other corporation(s) or by any foreign government. Refer to the section ‘Exchange controls and other limitations affecting security holders’, which provides information on the Foreign Acquisitions and Takeovers Act 1975, Corporations Act 2001 and Financial Sector (Shareholdings) Act 1998, which impose limits on equity holdings. At 30 September 2023, our Directors and Executive Officers owned beneficially, directly or indirectly, an aggregate of 891,726 (0.0254%)] of the fully paid ordinary shares outstanding. 1. As recorded on the share register by holder reference number. Shareholding information

331 Analysis by range of holdings of ordinary shares as at 30 September 2023 Number of Shares Number of Holders of Fully Paid Ordinary Shares % Number of Fully Paid Ordinary Shares % Number of Holders of Share Options and Rights 1 – 1,000 367,859 56.16 131,549,395 3.75 24,205 1,001 – 5,000 215,866 32.96 512,890,312 14.62 318 5,001 – 10,000 42,009 6.41 295,670,721 8.43 62 10,001 – 100,000 28,537 4.36 603,706,759 17.20 133 100,001 and over 722 0.11 1,965,259,773 56.00 19 Totals 654,993 100.00 3,509,076,960 100.00 24,737 There were 18,721 shareholders holding less than a marketable parcel ($500) based on a market price of $21.15 per share at the close of trading on 30 September 2023. Voting rights of ordinary shares Holders of our fully paid ordinary shares have, at general meetings (including special general meetings), one vote on a show of hands and, upon a poll, one vote for each fully paid ordinary share held by them. 4.2 Westpac Capital Notes 5 Top 20 holders of Westpac Capital Notes 5 as at 30 September 2023 Number of Westpac Capital Notes 5 % Held HSBC Custody Nominees (Australia) Limited 1,203,117 7.12 Citicorp Nominees Pty Limited 787,994 4.66 BNP Paribas Nominees Pty Ltd HUB24 Custodial Serv Ltd <DRP A/C> 367,557 2.18 Netwealth Investments Limited <Wrap Services A/C> 331,828 1.96 BNP Paribas Nominees Pty Ltd <Agency Lending DRP A/C> 322,598 1.91 Citicorp Nominees Pty Limited <143212 NMMT Ltd A/C> 252,168 1.49 HSBC Custody Nominees (Australia) Limited - A/C 2 251,012 1.49 Diocese Development Fund - Catholic Diocese of Parramatta 226,241 1.34 IOOF Investment Services Limited <IPS Superfund A/C> 214,632 1.27 J P Morgan Nominees Australia Pty Limited 136,300 0.81 BNP Paribas Nominees Pty Ltd <Pitcher Partners DRP> 130,724 0.77 Nulis Nominees (Australia) Limited <Navigator Mast Plan Sett A/C> 110,853 0.66 Mutual Trust Pty Ltd 109,756 0.65 Navigator Australia Ltd <MLC Investment Sett A/C> 102,206 0.61 Netwealth Investments Limited <Super Services A/C> 101,839 0.60 Dimbulu Pty Ltd 100,000 0.59 Marrosan Investments Pty Ltd 90,000 0.53 Royal Freemasons' Benevolent Institution 60,000 0.35 Mrs Linda Anne Van Lieshout 60,000 0.35 IOOF Investment Services Limited <IOOF IDPS A/C> 55,873 0.33 Total of Top 20 registered holders1 5,014,698 29.67 1. As recorded on the holder register by holder reference number.

332 WESTPAC GROUP 2023 ANNUAL REPORT Shareholding information Analysis by range of holdings of Westpac Capital Notes 5 as at 30 September 2023 Number of Securities Number of Holders of Westpac Capital Notes 5 % Number of Westpac Capital Notes 5% 1 – 1,000 15,258 87.66 5,352,716 31.67 1,001 – 5,000 1,906 10.95 3,954,797 23.40 5,001 – 10,000 142 0.81 1,060,305 6.27 10,001 – 100,000 85 0.49 1,886,740 11.16 100,001 and over 15 0.09 4,648,825 27.50 Totals 17,406 100.00 16,903,383 100.00 There were three security holders holding less than a marketable parcel ($500) of Westpac Capital Notes 5 based on a market price of $102.950 at the close of trading on 30 September 2023. 4.3 Westpac Capital Notes 6 Top 20 holders of Westpac Capital Notes 6 as at 30 September 2023 Number of Westpac Capital Notes 6 % Held HSBC Custody Nominees (Australia) Limited 1,069,071 7.51 Citicorp Nominees Pty Limited 968,788 6.81 HSBC Custody Nominees (Australia) Limited - A/C 2 260,023 1.83 Netwealth Investments Limited <Wrap Services A/C> 247,933 1.74 BNP Paribas Nominees Pty Ltd HUB24 Custodial Serv Ltd <DRP A/C> 241,766 1.70 Bond Street Custodians Limited <BENQLD - D79696 A/C> 200,000 1.41 IOOF Investment Services Limited <IPS Superfund A/C> 150,009 1.05 BNP Paribas Nominees Pty Ltd <Pitcher Partners DRP> 120,167 0.85 Mutual Trust Pty Ltd 109,874 0.77 J P Morgan Nominees Australia Pty Limited 104,875 0.74 Dimbulu Pty Ltd 100,000 0.70 National Nominees Limited 99,314 0.70 V S Access Pty Ltd <V S Access A/C> 90,000 0.63 Nulis Nominees (Australia) Limited <Navigator Mast Plan Sett A/C> 66,875 0.47 Navigator Australia Ltd <MLC Investment Sett A/C> 66,136 0.47 Netwealth Investments Limited <Super Services A/C> 55,614 0.39 Eastcote Pty Ltd <The Van-Lieshout Family A/C> 50,000 0.35 Willimbury Pty Ltd 50,000 0.35 Diocese Development Fund - Catholic Diocese of Parramatta 49,000 0.34 Cordale Holdings Pty Ltd 45,713 0.32 Total of Top 20 registered holders1 4,145,158 29.13 Analysis by range of holdings of Westpac Capital Notes 6 as at 30 September 2023 Number of Securities Number of Holders of Westpac Capital Notes 6 % Number of Westpac Capital Notes 6% 1 – 1,000 12,303 87.15 4,415,365 31.03 1,001 – 5,000 1,596 11.30 3,343,649 23.50 5,001 – 10,000 145 1.03 1,107,028 7.78 10,001 – 100,000 63 0.45 1,892,032 13.29 100,001 and over 10 0.07 3,472,506 24.40 Totals 14,117 100.00 14,230,580 100.00 There were six security holders holding less than a marketable parcel ($500) of Westpac Capital Notes 6 based on a market price of $102.649 at the close of trading on 30 September 2023. 1. As recorded on the holder register by holder reference number.

333 4.4 Westpac Capital Notes 7 Top 20 holders of Westpac Capital Notes 7 as at 30 September 2023 Number of Westpac Capital Notes 7 % Held Citicorp Nominees Pty Limited 1,368,190 7.94 HSBC Custody Nominees (Australia) Limited 1,314,947 7.63 BNP Paribas Nominees Pty Ltd <Agency Lending DRP A/C> 381,716 2.21 Netwealth Investments Limited <Wrap Services A/C> 286,602 1.66 BNP Paribas Nominees Pty Ltd HUB24 Custodial Serv Ltd <DRP A/C> 269,849 1.57 Citicorp Nominees Pty Limited <143212 NMMT Ltd A/C> 250,746 1.46 Mutual Trust Pty Ltd 173,161 1.01 Dimbulu Pty Ltd 150,000 0.87 HSBC Custody Nominees (Australia) Limited - A/C 2 141,106 0.82 J P Morgan Nominees Australia Pty Limited 117,814 0.68 Marrosan Investments Pty Ltd 110,000 0.64 National Nominees Limited 109,772 0.64 Netwealth Investments Limited <Super Services A/C> 104,534 0.61 Bond Street Custodians Limited <BENQLD - D79772 A/C> 100,000 0.58 BNP Paribas Nominees Pty Ltd <Pitcher Partners DRP> 99,583 0.58 Nulis Nominees (Australia) Limited <Navigator Mast Plan Sett A/C> 79,780 0.46 Valtellina Properties Pty Ltd 70,800 0.41 V S Access Pty Ltd <V S Access A/C> 64,624 0.37 Eastcote Pty Ltd <Van Lieshout Family A/C> 61,619 0.36 Navigator Australia Ltd <MLC Investment Sett A/C> 61,536 0.36 Total of Top 20 registered holders1 5,316,379 30.86 Analysis by range of holdings of Westpac Capital Notes 7 as at 30 September 2023 Number of Securities Number of Holders of Westpac Capital Notes 7 % Number of Westpac Capital Notes 7% 1 – 1,000 16,556 89.14 5,643,342 32.75 1,001 – 5,000 1,808 9.74 3,899,719 22.63 5,001 – 10,000 127 0.68 988,545 5.74 10,001 – 100,000 69 0.37 1,919,320 11.14 100,001 and over 13 0.07 4,778,437 27.74 Totals 18,573 100.00 17,229,363 100.00 There was four security holders holding less than a marketable parcel ($500) of Westpac Capital Notes 7 based on a market price of $103.890 at the close of trading on 30 September 2023. 1. As recorded on the holder register by holder reference number.

334 WESTPAC GROUP 2023 ANNUAL REPORT Shareholding information 4.5 Westpac Capital Notes 8 Top 20 holders of Westpac Capital Notes 8 as at 30 September 2023 Number of Westpac Capital Notes 8 % Held BNP Paribas Nominees Pty Ltd <Agency Lending DRP A/C> 3,839,682 21.94 Citicorp Nominees Pty Limited 965,912 5.52 HSBC Custody Nominees (Australia) Limited 953,129 5.45 BNP Paribas Nominees Pty Ltd HUB24 Custodial Serv Ltd <DRP A/C> 255,500 1.46 Netwealth Investments Limited <Wrap Services A/C> 225,785 1.29 Dimbulu Pty Ltd 200,000 1.14 Mutual Trust Pty Ltd 147,311 0.84 HSBC Custody Nominees (Australia) Limited - A/C 2 139,786 0.80 Netwealth Investments Limited <Super Services A/C> 106,493 0.61 Nulis Nominees (Australia) Limited <Navigator Mast Plan Sett A/C> 89,426 0.51 National Nominees Limited 83,690 0.48 BNP Paribas Nominees Pty Ltd <Pitcher Partners DRP> 83,425 0.48 J P Morgan Nominees Australia Pty Limited 73,170 0.42 BNP Paribas Nominees Pty Ltd <IB Au Noms Retailclient DRP> 69,464 0.40 Navigator Australia Ltd <MLC Investment Sett A/C> 68,632 0.39 Megt (Australia) Ltd 61,516 0.35 V S Access Pty Ltd <V S Access A/C> 51,570 0.29 Invia Custodian Pty Limited <Wehi - Investment Pool A/C> 43,735 0.25 Navigator Australia Ltd <JB Were List Fix Int SMA A/C> 39,440 0.22 IOOF Investment Services Limited <IPS Superfund A/C> 33,268 0.19 Total of Top 20 registered holders1 7,530,934 43.03 Analysis by range of holdings of Westpac Capital Notes 8 as at 30 September 2023 Number of Securities Number of Holders of Westpac Capital Notes 8 % Number of Westpac Capital Notes 8% 1 – 1,000 14,347 88.52 4,976,546 28.44 1,001 – 5,000 1,670 10.30 3,298,600 18.85 5,001 – 10,000 126 0.78 915,534 5.23 10,001 – 100,000 56 0.35 1,475,722 8.43 100,001 and over 9 0.05 6,833,598 39.05 Totals 16,208 100.00 17,500,000 100.00 There were four security holder holding less than a marketable parcel ($500) of Westpac Capital Notes 8 based on a market price of $101.610 at the close of trading on 30 September 2023. 1. As recorded on the holder register by holder reference number.

335 4.6 Westpac Capital Notes 9 Top 20 holders of Westpac Capital Notes 9 as at 30 September 2023 Number of Westpac Capital Notes 9 % Held BNP Paribas Nominees Pty Ltd <Agency Lending DRP A/C> 3,762,419 24.93 HSBC Custody Nominees (Australia) Limited 1,029,638 6.82 Citicorp Nominees Pty Limited 668,839 4.43 BNP Paribas Nominees Pty Ltd HUB24 Custodial Serv Ltd <DRP A/C> 321,734 2.13 Netwealth Investments Limited <Wrap Services A/C> 288,472 1.91 Bond Street Custodians Limited <BENQLD - D79696 A/C> 275,000 1.82 HSBC Custody Nominees (Australia) Limited - A/C 2 187,892 1.25 Netwealth Investments Limited <Super Services A/C> 183,458 1.22 BNP Paribas Nominees Pty Ltd <Pitcher Partners DRP> 116,372 0.77 Dimbulu Pty Ltd 100,000 0.66 Royal Freemasons' Benevolent Institution 82,000 0.54 Mutual Trust Pty Ltd 68,886 0.46 Bond Street Custodians Limited <BENQLD - D80279 A/C> 50,000 0.33 Marrosan Investments Pty Ltd 50,000 0.33 Navigator Australia Ltd <MLC Investment Sett A/C> 39,790 0.26 IOOF Investment Services Limited <IPS Superfund A/C> 30,913 0.21 Sir Moses Montefiore Jewish Home <Income A/C> 30,000 0.20 Morris Commercial P/L 30,000 0.20 Nancris Pty Ltd 30,000 0.20 Passini Pty Ltd 30,000 0.20 Total of Top 20 registered holders1 7,375,413 48.87 Analysis by range of holdings of Westpac Capital Notes 9 as at 30 September 2023 Number of Securities Number of Holders of Westpac Capital Notes 9 % Number of Westpac Capital Notes 9% 1 – 1,000 9,113 86.33 3,601,731 23.87 1,001 – 5,000 1,277 12.10 2,659,204 17.62 5,001 – 10,000 102 0.97 738,769 4.90 10,001 – 100,000 55 0.52 1,257,352 8.33 100,001 and over 9 0.08 6,833,824 45.28 Totals 10,556 100.00 15,090,880 100.00 There was three security holder holding less than a marketable parcel ($500) of Westpac Capital Notes 9 based on a market price of $103.840 at the close of trading on 30 September 2023. Voting rights of Westpac Capital Notes 5, Westpac Capital Notes 6, Westpac Capital Notes 7, Westpac Capital Notes 8 and Westpac Capital Notes 9 In accordance with the terms of issue, holders of Westpac Capital Notes 5, Westpac Capital Notes 6, Westpac Capital Notes 7, Westpac Capital Notes 8 and Westpac Capital Notes 9 have no right to vote at any general meeting of Westpac before conversion into Westpac ordinary shares. If conversion occurs (in accordance with the applicable terms of the relevant AT1 instrument), holders of Westpac Capital Notes 5, Westpac Capital Notes 6, Westpac Capital Notes 7, Westpac Capital Notes 8 or Westpac Capital Notes 9 (as applicable) will become holders of Westpac ordinary shares and have the voting rights that attach to Westpac ordinary shares. 4.7 Unquoted securities Westpac also has the following unquoted securities on issue: USD 1.25 billion AT1 securities (comprised of 3 individual notes) which are all held by Cede & Co. as nominee for the Depository Trust Company. See Note 14 to the financial statements for further information. 1. As recorded on the holder register by holder reference number.

336 WESTPAC GROUP 2023 ANNUAL REPORT Shareholding information 4.8 Information on domicile Domicile1 of ordinary shareholders as at 30 September 2023 Number of Holders % of Holdings Number of Issued Shares and Options % of Issued Shares and Options Australia 630,318 96.23 3,456,992,933 98.52 New Zealand 20,840 3.18 38,690,738 1.10 United Kingdom 1,449 0.22 2,789,262 0.08 United States 519 0.08 1,338,554 0.04 Other overseas 1,867 0.29 9,265,473 0.26 Total 654,993 100.00 3,509,076,960 100.00 Domicile1 of holders of Westpac Capital Notes 5 as at 30 September 2023 Number of Holders % of Holdings Number of Issued Westpac Capital Notes 5 % of Issued Westpac Capital Notes 5 Australia 17,388 99.90 16,891,842 99.93 New Zealand 4 0.02 3,510 0.02 United Kingdom 6 0.03 1,973 0.01 United States 0 0.00 0 0.00 Other overseas 8 0.05 6,058 0.04 Total 17,406 100.00 16,903,383 100.00 Domicile1 of holders of Westpac Capital Notes 6 as at 30 September 2023 Number of Holders % of Holdings Number of Issued Westpac Capital Notes 6 % of Issued Westpac Capital Notes 6 Australia 14,107 99.93 14,212,936 99.88 New Zealand 1 0.01 4,820 0.03 United Kingdom 2 0.01 3,266 0.02 United States 1 0.01 300 0.00 Other overseas 6 0.04 9,258 0.07 Total 14,117 100.00 14,230,580 100.00 Domicile1 of holders of Westpac Capital Notes 7 as at 30 September 2023 Number of Holders % of Holdings Number of Issued Westpac Capital Notes 7 % of Issued Westpac Capital Notes 7 Australia 18,554 99.90 17,217,029 99.93 New Zealand 4 0.02 2,060 0.01 United Kingdom 5 0.03 3,732 0.02 United States 0 0.00 0 0.00 Other overseas 10 0.05 6,542 0.04 Total 18,573 100.00 17,229,363 100.00 1. Based on registered address holder.

337 Domicile1 of holders of Westpac Capital Notes 8 as at 30 September 2023 Number of Holders % of Holdings Number of Issued Westpac Capital Notes 8 % of Issued Westpac Capital Notes 8 Australia 16,190 99.89 17,489,200 99.94 New Zealand 2 0.01 400 0.00 United Kingdom 2 0.01 2,040 0.01 United States 6 0.04 2,931 0.02 Other overseas 8 0.05 5,429 0.03 Total 16,208 100.00 17,500,000 100.00 Domicile1 of holders of Westpac Capital Notes 9 as at 30 September 2023 Number of Holders % of Holdings Number of Issued Westpac Capital Notes 9 % of Issued Westpac Capital Notes 9 Australia 10,547 99.91 15,082,466 99.95 New Zealand 1 0.01 590 0.00 United Kingdom 2 0.02 2,000 0.01 United States 2 0.02 1,100 0.01 Other overseas 4 0.04 4,724 0.03 Total 10,556 100.00 15,090,880 100.00 1. Based on registered address holder.

4.9 Financial calendar Westpac shares are listed on the securities exchanges in Australia (ASX) and New Zealand (NZX). Westpac Capital Notes 5, Westpac Capital Notes 6, Westpac Capital Notes 7, Westpac Capital Notes 8 and Westpac Capital Notes 9 are listed on the ASX. Important dates to note are set out below, subject to change. Payment of any distribution, dividend or interest payment is subject to the relevant payment conditions and the key dates for each payment will be confirmed to the ASX for securities listed on the ASX. Westpac Ordinary Shares (ASX code: WBC, NZX code: WBC) Ex-dividend date for final dividend Record date for final dividend Annual General Meeting 9 November 2023 10 November 2023 14 December 2023 Final dividend Payable Financial Half Year end 19 December 2023 31 March 2024 Interim Results and dividend announcement Ex-dividend date for interim dividend 6 May 2024 9 May 2024 Record date for interim dividend Interim dividend payable 10 May 2024 25 June 2024 Financial Year end Closing date for receipt of director nominations before Annual General Meeting 30 September 2024 25 October 2024 Final Results and dividend announcement Ex-dividend date for final dividend Record date for final dividend Annual General Meeting Final dividend payable 4 November 2024 7 November 2024 8 November 2024 13 December 20241 19 December 2024 Westpac Capital Notes 5 (ASX code: WBCPH) Ex-date for quarterly distribution 13 December 2023 Record date for quarterly distribution 14 December 2023 Payment date for quarterly distribution 22 December 2023 Ex-date for quarterly distribution 13 March 2024 Record date for quarterly distribution 14 March 2024 Payment date for quarterly distribution 22 March 2024 Ex-date for quarterly distribution 13 June 2024 Record date for quarterly distribution 14 June 2024 Payment date for quarterly distribution 24 June 20242 Ex-date for quarterly distribution 12 September 2024 Record date for quarterly distribution 13 September 20243 Payment date for quarterly distribution 23 September 20242 Ex-date for quarterly distribution 12 December 2024 Record date for quarterly distribution 13 December 20243 Payment date for quarterly distribution 23 December 20242 1. Adjusted to immediately preceding business day as record date falls on a non ASX business day or a date on which banks are not open for general business in Sydney. 2. Adjusted to next business day as payment date falls on a non ASX business day or a date on which banks are not open for general business in Sydney. 1. Details regarding the location of the meeting and the business to be dealt with will be contained in a Notice of Meeting sent to shareholders in November before the meeting. 2. Adjusted to next business day as payment date falls on a non ASX business day or a date on which banks are not open for general business in Sydney. 3. Adjusted to immediately preceding business day as record date falls on a non ASX business day or a date on which banks are not open for general business in Sydney. 338 WESTPAC GROUP 2023 ANNUAL REPORT Shareholding information

4.9 Financial calendar Westpac shares are listed on the securities exchanges in Australia (ASX) and New Zealand (NZX). Westpac Capital Notes 5, Westpac Capital Notes 6, Westpac Capital Notes 7, Westpac Capital Notes 8 and Westpac Capital Notes 9 are listed on the ASX. Important dates to note are set out below, subject to change. Payment of any distribution, dividend or interest payment is subject to the relevant payment conditions and the key dates for each payment will be confirmed to the ASX for securities listed on the ASX. Westpac Ordinary Shares (ASX code: WBC, NZX code: WBC) Ex-dividend date for final dividend Record date for final dividend Annual General Meeting 9 November 2023 10 November 2023 14 December 2023 Final dividend Payable Financial Half Year end 19 December 2023 31 March 2024 Interim Results and dividend announcement Ex-dividend date for interim dividend 6 May 2024 9 May 2024 Record date for interim dividend Interim dividend payable 10 May 2024 25 June 2024 Financial Year end Closing date for receipt of director nominations before Annual General Meeting 30 September 2024 25 October 2024 Final Results and dividend announcement Ex-dividend date for final dividend Record date for final dividend Annual General Meeting Final dividend payable 4 November 2024 7 November 2024 8 November 2024 13 December 20241 19 December 2024 Westpac Capital Notes 5 (ASX code: WBCPH) Ex-date for quarterly distribution 13 December 2023 Record date for quarterly distribution 14 December 2023 Payment date for quarterly distribution 22 December 2023 Ex-date for quarterly distribution 13 March 2024 Record date for quarterly distribution 14 March 2024 Payment date for quarterly distribution 22 March 2024 Ex-date for quarterly distribution 13 June 2024 Record date for quarterly distribution 14 June 2024 Payment date for quarterly distribution 24 June 20242 Ex-date for quarterly distribution 12 September 2024 Record date for quarterly distribution 13 September 20243 Payment date for quarterly distribution 23 September 20242 Ex-date for quarterly distribution 12 December 2024 Record date for quarterly distribution 13 December 20243 Payment date for quarterly distribution 23 December 20242 1. Adjusted to immediately preceding business day as record date falls on a non ASX business day or a date on which banks are not open for general business in Sydney. 2. Adjusted to next business day as payment date falls on a non ASX business day or a date on which banks are not open for general business in Sydney. 339 Westpac Capital Notes 6 (ASX code: WBCPI) Ex-date for quarterly distribution 7 December 2023 Record date for quarterly distribution 8 December 20231 Payment date for quarterly distribution 18 December 2023 Ex-date for quarterly distribution 7 March 2024 Record date for quarterly distribution 8 March 20241 Payment date for quarterly distribution 18 March 2024 Ex-date for quarterly distribution 6 June 2024 Record date for quarterly distribution 7 June 20241 Payment date for quarterly distribution 18 June 2024 Ex-date for quarterly distribution 9 September 2024 Record date for quarterly distribution 10 September 2024 Payment date for quarterly distribution 18 September 2024 Ex-date for quarterly distribution 9 December 2024 Record date for quarterly distribution 10 December 2024 Payment date for quarterly distribution 18 December 2024 Westpac Capital Notes 7 (ASX code: WBCPJ) Ex-date for quarterly distribution 13 December 2023 Record date for quarterly distribution 14 December 2023 Payment date for quarterly distribution 22 December 2023 Ex-date for quarterly distribution 13 March 2024 Record date for quarterly distribution 14 March 2024 Payment date for quarterly distribution 22 March 2024 Ex-date for quarterly distribution 13 June 2024 Record date for quarterly distribution 14 June 2024 Payment date for quarterly distribution 24 June 20242 Ex-date for quarterly distribution 12 September 2024 Record date for quarterly distribution 13 September 20241 Payment date for quarterly distribution 23 September 20242 Ex-date for quarterly distribution 12 December 2024 Record date for quarterly distribution 13 December 20241 Payment date for quarterly distribution 23 December 20242

Westpac Capital Notes 8 (ASX code: WBCPK) Ex-date for quarterly distribution 12 December 2023 Record date for quarterly distribution 13 December 2023 Payment date for quarterly distribution 21 December 2023 Ex-date for quarterly distribution 12 March 2024 Record date for quarterly distribution 13 March 2024 Payment date for quarterly distribution 21 March 2024 Ex-date for quarterly distribution 12 June 2024 Record date for quarterly distribution 13 June 2024 Payment date for quarterly distribution 21 June 2024 Ex-date for quarterly distribution 12 September 2024 Record date for quarterly distribution 13 September 2024 Payment date for quarterly distribution 23 September 20241 Ex-date for quarterly distribution 12 December 2024 Record date for quarterly distribution 13 December 2024 Payment for quarterly distribution 23 December 20241 Westpac Capital Notes 9 (ASX code: WBCPL) Ex-date for quarterly distribution 13 December 2023 Record date for quarterly distribution 14 December 2023 Payment date for quarterly distribution 22 December 2023 Ex-date for quarterly distribution 13 March 2024 Record date for quarterly distribution 14 March 2024 Payment date for quarterly distribution 22 March 2024 Ex-date for quarterly distribution 13 June 2024 Record date for quarterly distribution 14 June 2024 Payment date for quarterly distribution 24 June 20241 Ex-date for quarterly distribution 12 September 2024 Record date for quarterly distribution 13 September 20242 Payment date for quarterly distribution 23 September 20241 Ex-date for quarterly distribution 12 December 2024 Record date for quarterly distribution 13 December 20242 Payment date for quarterly distribution 23 December 20241 1. Adjusted to next business day as payment date falls on a non ASX business day or a date on which banks are not open for general business in Sydney. 2. Adjusted to immediately preceding business day as record date falls on a non ASX business day or a date on which banks are not open for general business in Sydney. 340 WESTPAC GROUP 2023 ANNUAL REPORT Shareholding information

341 4.10 Exchange controls and other limitations affecting security holders Australian exchange controls Australian laws control and regulate or permit the control and regulation of a broad range of payments and transactions involving non-residents of Australia. Pursuant to a number of exemptions, authorities and approvals, there are no general restrictions from transferring funds from Australia or placing funds to the credit of non-residents of Australia. However, Australian foreign exchange controls are implemented from time to time against prescribed countries, entities and persons. At the present time, these include: (a) withholding taxes in relation to remittances or dividends (to the extent they are unfranked) and interest payments; (b) the financial sanctions administered by the Department of Foreign Affairs and Trade (DFAT) in accordance with the Autonomous Sanctions Act 2011 (Cth) and the Autonomous Sanctions Regulations 2011, specifically, in relation to transactions involving the transfer of funds or payments to, by the order of, or on behalf of individuals or entities designated by the Minister of Foreign Affairs as published on the DFAT Sanctions Webpage (https://www.dfat.gov.au/international-relations/security/sanctions/sanctions-regimes); (c) the United Nations Security Council (UNSC) financial sanctions administered by DFAT, including: – Terrorist Asset Freezing Regime In accordance with the Charter of the United Nations Act 1945 (Cth) and the Charter of the United Nations (Dealings with Assets) Regulations 2008, a person is prohibited from using or dealing with funds, financial assets or economic resources of persons or entities listed as terrorists by the Minister for Foreign Affairs in the Commonwealth of Australia Gazette. It is also a criminal offence to make assets available to such persons or entities; and – Country-based sanctions Under the Charter of the United Nations Act 1945 and associated regulations, UNSC financial sanctions have been implemented. It is an offence to use or deal with funds, financial assets or economic resources of certain persons or entities associated with countries designated by the UNSC. It is also a criminal offence to make assets available to such persons or entities. Limitations affecting security holders The following Australian laws impose limitations on the right of non-residents or non-citizens of Australia to hold, own or vote Westpac shares. Foreign Acquisitions and Takeovers Act 1975 Acquisitions of interests in shares in Australian companies by foreign persons that meet certain thresholds are required to be notified to the Treasurer of Australia (through the Foreign Investment Review Board) and to obtain a no objections notification under the Foreign Acquisitions and Takeovers Act 1975 (Cth). That legislation applies to any acquisition by a foreign person, including a corporation or group of associated foreign persons, which results in ownership of 20% or more of the issued shares of an Australian company or the ability to control 20% or more of the total voting power. In addition, the legislation applies to any acquisition by a foreign government investor of 10% or more of the total voting power or ownership of an Australian company (or any interest if the foreign government investor acquires a control element – for example the right to appoint a director). The legislation requires any persons proposing to make any such acquisition to first notify the Treasurer of their intention to do so. Where such an acquisition has already occurred in the absence of a no objections notification, the Treasurer has the power to order divestment if he considers the acquisition to be contrary to Australia’s national interest. Financial Sector (Shareholdings) Act 1998 The Financial Sector (Shareholdings) Act 1998 (Cth) imposes restrictions on shareholdings in Australian financial sector companies (which includes Westpac). Under that legislation a person (including a corporation) may not hold more than a 20% ‘stake’ in a financial sector company without prior approval from the Treasurer of Australia. A person’s stake in a financial sector company is equal to the aggregate of the person’s voting power in the company and the voting power of the person’s associates. The concept of voting power is broadly defined. The Treasurer may approve a higher percentage stake if the Treasurer is satisfied that it is in the national interest to do so. In addition, even if a person’s stake in a financial sector company does not exceed the 20% limit, the Treasurer has the power to declare that a person has ‘practical control’ of a financial sector company and require the person to relinquish that control or reduce their stake in that company. Shareholding information

342 WESTPAC GROUP 2023 ANNUAL REPORT Shareholding information Corporations Act 2001 The Corporations Act 2001 (Cth) prohibits any person (including a corporation) from acquiring a relevant interest in our voting shares if, after the acquisition, that person or any other person would be entitled to exercise more than 20% of the voting power in our shares. The prohibition is subject to certain limited exceptions. In addition, under the Corporations Act, a person is required to give a notice to us and to the ASX providing certain prescribed information, including their name, address and details of their relevant interests in our voting shares if they begin to have, or cease to have, a substantial holding in us, or if they already have a substantial holding and there is a movement of at least 1% in their holding. Such notice must, generally, be provided within two business days after the person becomes aware of that information. A person will have a substantial holding if the total votes attached to our voting shares in which they or their associates have relevant interests is 5% or more of the total number of votes attached to all our voting shares. The concepts of ‘associate’ and ‘relevant interest’ are broadly defined in the Corporations Act and investors are advised to seek their own advice on their scope. In general terms, a person will have a relevant interest in a share if they: (a) are the holder of that share; (b) have power to exercise, or control the exercise of, a right to vote attached to that share; or (c) have power to dispose of, or control the exercise of a power to dispose of, that share. It does not matter how remote the relevant interest is or how it arises. If two or more persons can jointly exercise any one of these powers, each of them is taken to have that power. Nor does it matter that the power or control is express or implied, formal or informal, exercisable either alone or jointly with someone else. Enforceability of foreign judgments in Australia We are an Australian public corporation with limited liability. All of our Directors and Executive Officers reside outside the US. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the US. As a result, it may not be possible for investors to effect service of process within the US upon such persons or to enforce against them judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the US. There may be doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of US courts, of civil liabilities predicated upon the federal securities laws of the US. 4.11 Taxation Australian taxation The following discussion is a summary of certain Australian taxation implications of the ownership and disposition of ordinary shares for shareholders holding their shares on capital account. This discussion is based on the laws in force at the date of the Annual Report and the Convention between the Government of Australia and the Government of the United States of America for the Avoidance of Double Taxation and The Prevention of Fiscal Evasion with Respect to Taxes on Income (the Tax Treaty), and is subject to any changes in Australian law and any change in the Tax Treaty occurring after that date. This discussion is intended only as a descriptive summary and does not purport to be a complete analysis of all the potential Australian tax implications of owning and disposing of ordinary shares. The specific tax position of each investor will determine the applicable Australian income tax implications for that investor and we recommend that investors consult their own tax advisers concerning the implications of owning and disposing of ordinary shares. Taxation of dividends Under the Australian dividend imputation system, Australian tax paid at the company level is imputed (or allocated) to shareholders by means of imputation credits (also called franking credits) which attach to dividends paid by the company to the shareholder. Such dividends are termed ‘franked dividends’. When an Australian resident individual shareholder receives a franked dividend, the shareholder may be entitled, depending upon their particular circumstances, to a tax offset to the extent of the franking credits, which may be offset against the Australian income tax payable by the shareholder. An Australian resident shareholder may, in certain circumstances, be entitled to a refund of excess tax offsets. The extent to which a dividend is franked typically depends upon a company’s available franking credits at the time of payment of the dividend. Accordingly, a dividend paid to a shareholder may be wholly or partly franked or wholly unfranked. Fully franked dividends paid to non-resident shareholders are exempt from Australian dividend withholding tax. Dividends paid to a non-resident shareholder which are not fully franked are subject to dividend withholding tax at the rate of 30% (unless reduced by a double tax treaty) to the extent they are unfranked. In the case of residents of the US who are entitled to the benefits of the Tax Treaty and are beneficially entitled to the dividends, the rate is reduced to 15% under the Tax Treaty, provided the shares are not effectively connected with a permanent establishment or a fixed base of the non-resident in Australia through which the non-resident carries on business in Australia or provides independent personal services. In the case of residents of the US that have a permanent establishment or fixed base in Australia where the shares in respect of which the dividends are paid are attributable to that permanent establishment or fixed base, there is no dividend withholding tax. Rather, such dividends will be taxed on a net assessment basis and, where the dividends are franked, entitlement to a tax offset may arise. Fully franked dividends paid to non-resident shareholders and dividends that have been subject to dividend withholding tax should not be subject to any further Australian income tax. There are circumstances where a shareholder may not be entitled to the benefit of franking credits. The application of these rules depends upon the shareholder’s own circumstances, including the period during which the shares are held and the extent to which the shareholder is ‘at risk’ in relation to their shareholding.

343 Gain or loss on disposition of shares Generally, any profit made by a resident shareholder on disposal of shares will be subject to capital gains tax. However, if the shareholder is regarded as a trader or speculator, or carries on a business of investing for profit, any profits may be taxed as ordinary income. A discount may be available on capital gains on shares held for 12 months or more by Australian resident individuals, trusts or complying superannuation entities. The discount is one half for individuals and trusts, and one third for complying superannuation entities. Companies are not eligible for the capital gains tax discount. For shares acquired prior to 21 September 1999, an alternative basis of calculation of the capital gain may be available which allows the use of an indexation formula. Normal rates of income tax would apply to capital gains so calculated. Any capital loss can only be offset against capital gains. Excess capital losses may be able to be carried forward for offset against future capital gains. Generally, subject to two exceptions, a non-resident disposing of shares in an Australian public company who holds those shares on capital account will be free from income tax in Australia. The main exceptions are: • shares held as part of a trade or business conducted through a permanent establishment in Australia. In such a case, any profit on disposal would be assessable to tax. Losses may give rise to capital losses or be otherwise deductible; and • shares held in companies where the shareholder and its associates have held at the time of disposal (or at least 12 months in the 24 months prior to disposal) a holding of 10% or more in the company and more than 50% of the company’s assets are represented by interests in Australian real property (which is unlikely to be the case for Westpac). In such a case, capital gains tax would apply. United States taxation The following discussion is a summary of certain US federal income tax implications of the ownership and disposition of ordinary shares by US holders (as defined below) that hold the ordinary shares as capital assets. This discussion is based on the US Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, and the Tax Treaty, all as currently in effect and all of which are subject to change, possibly on a retroactive basis. This discussion is intended only as a descriptive summary. It does not purport to be a complete analysis of all the potential US federal income tax consequences of owning and disposing of ordinary shares and does not address US federal income tax considerations that may be relevant to US holders subject to special treatment under US federal income tax law (such as banks, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities, brokers, tax-exempt entities, retirement plans, certain former citizens or residents of the US, persons holding ordinary shares as part of a straddle, hedge, conversion or other integrated transaction, persons that have a ‘functional currency’ other than the US dollar, persons that own 10% or more (by vote or value) of our stock, persons that generally mark their securities to market for US federal income tax purposes or persons that receive ordinary shares as compensation). As this is a complex area, we recommend investors consult their own tax advisers concerning the US federal, state and/or local implications of owning and disposing of ordinary shares. For the purposes of this discussion you are a US holder if you are a beneficial owner of ordinary shares and you are for US federal income tax purposes: • an individual who is a citizen or resident of the US; • a corporation created or organised in or under the laws of the US or any state thereof or the District of Columbia; • an estate, the income of which is subject to US federal income taxation regardless of its source; or • a trust, if a US court can exercise primary supervision over the trust’s administration and one or more US persons are authorised to control all substantial decisions of the trust, or certain electing trusts that were in existence on 19 August 1996 and were treated as domestic trusts on that date. If an entity treated as a partnership for US federal income tax purposes owns the ordinary shares, the US federal income tax implications of the ownership and disposition of ordinary shares will generally depend upon the status and activities of such partnership and its partners. Such an entity should consult its own tax adviser concerning the US federal income tax implications to it and its partners of owning and disposing of ordinary shares. Taxation of dividends If you are a US holder, you must include in your income as a dividend, the gross amount of any distributions paid by us out of our current or accumulated earnings and profits (as determined for US federal income tax purposes) without reduction for any Australian tax withheld from such distribution. We have not maintained and do not plan to maintain calculations of earnings and profits for US federal income tax purposes, and as a result, you may need to include the entire amount of any distribution in income as a dividend. If you are a non-corporate US holder, dividends paid to you that constitute qualified dividend income may be taxable to you at a preferential tax rate so long as certain holding period and other requirements are met. Dividends we pay with respect to the ordinary shares generally will be qualified dividend income so long as we are not a passive foreign investment company (PFIC) during the taxable year in which the dividend is paid or the preceding taxable year. Each non-corporate US holder should consult their own tax advisor regarding the possible applicability of the reduced tax rate and the related restrictions and special rules. Dividends paid by us constitute ordinary income that must generally be included in income when actually or constructively received. Such dividends will not be eligible for the dividends-received deduction generally allowed to corporate shareholders with respect to dividends received from US corporations. The amount of the dividend that you must include in your income as a US holder will be the US dollar value of the Australian dollar payments made, determined at the spot Australian dollar/US dollar rate on the date the dividend distribution is included in your income, regardless of whether the payment is in fact converted into US dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the

344 WESTPAC GROUP 2023 ANNUAL REPORT Shareholding information period from the date you include the dividend payment in income to the date you convert the payment into US dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. This gain or loss generally will be income from sources within the US for foreign tax credit limitation purposes. Distributions on an ordinary share in excess of current and accumulated earnings and profits, as determined for US federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in such ordinary share and thereafter as capital gain. Subject to certain limitations, Australian tax withheld in accordance with the Tax Treaty and paid over to Australia may be claimed as a foreign tax credit against your US federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to a preferential tax rate. A US holder that does not elect to claim a US foreign tax credit for Australian income tax withheld may instead claim a deduction for such withheld tax, but only for a taxable year in which the US holder elects to do so with respect to all non-US income taxes paid or accrued in such taxable year. Dividends paid by us generally will be income from sources outside the US for foreign tax credit limitation purposes. Under the foreign tax credit rules, dividends may, depending on your circumstances, generally be ‘passive category’ or ‘general category’ income for purposes of computing the foreign tax credit. The rules relating to US foreign tax credits are very complex, and each US holder should consult its own tax adviser regarding the application of such rules. Taxation of capital gains If you sell, exchange or otherwise dispose of your ordinary shares, you will generally recognise a capital gain or loss for US federal income tax purposes equal to the difference between the US dollar value of the amount that you realise and your tax basis, determined in US dollars, in your ordinary shares. A capital gain of a non-corporate US holder is generally taxed at a reduced rate if the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations. Such capital gain or loss generally will be income from sources within the US, for foreign tax credit limitation purposes. Medicare tax In addition to regular US federal income tax, certain US holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their ‘net investment income’, which may include all or a portion of their dividend income and net gain from the sale, exchange or other disposition of their ordinary shares. Passive foreign investment company considerations We believe that we will not be treated as a passive foreign investment company (PFIC) for US federal income tax purposes, and this discussion assumes we are not a PFIC. However, the determination as to whether we are a PFIC is made annually at the end of each taxable year and therefore could change. If we were to be treated as a PFIC, a US holder of ordinary shares could be subject to certain adverse tax consequences. Disclosure requirements for specified foreign financial assets Individual US holders (and certain US entities specified in US Internal Revenue Service (IRS) guidance) who, during any taxable year, hold any interest in any specified foreign financial asset, generally will be required to file with their US federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. ‘Specified foreign financial asset’ generally includes any financial account maintained with a non-US financial institution and may also include the ordinary shares if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of US federal income taxes may be extended, in the event of a failure to comply. US holders should consult their own tax advisers as to the possible application to them of this filing requirement. Information reporting and backup withholding Under certain circumstances, information reporting and/or backup withholding may apply to US holders with respect to payments on or the proceeds from the sale, exchange or other disposition of the ordinary shares, unless an applicable exemption is satisfied. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a US holder’s US federal income tax liability if the required information is furnished by the US holder on a timely basis to the IRS.

345 4.12 Useful information Key sources of information for shareholders We report our full year performance to shareholders, in late October or early November, in the following forms: an Annual Report; a Sustainability Performance Report; an Investor Discussion Pack and earnings releases. Electronic communications Shareholders can elect to receive the following communications electronically: • Annual Report; • Dividend statements when paid by direct credit or via Westpac’s Dividend Reinvestment Plan (DRP); • Notices of Meetings and proxy forms; and • Major company announcements. Opt for electronic communications by logging into Westpac’s Share Registrar’s Investor Centre at www.linkmarketservices.com.au. Online information Australia Westpac’s website www.westpac.com.au provides information for shareholders and customers, including: • access to internet banking and online investing services; • details on Westpac’s products and services; • company history, results, market releases and news; and • corporate responsibility and Westpac in the community activities. Investors can access the Investor Centre at www.westpac.com.au/investorcentre. The Investor Centre includes the current Westpac share price and links to the latest ASX announcements and Westpac’s Share Registrars’ websites. New Zealand Westpac’s New Zealand website www.westpac.co.nz provides: • access to internet banking services; • details on products and services; • economic updates, news and information, key financial results; and • sponsorships and other community activities. Westpac Investor Relations Information other than that relating to your shareholding can be obtained from: • Westpac Investor Relations 275 Kent Street Sydney NSW 2000 Australia Telephone: +61 2 9178 2977 Email: investorrelations@westpac.com.au Stock exchange listings Westpac ordinary shares are listed on: • Australian Securities Exchange (code WBC); • New Zealand Exchange Limited (code WBC). We do not sponsor or endorse and are not affiliated in any way with trading in our equity securities in any market or under any facility other than direct trading in our ordinary shares listed on the Australian Securities Exchange and New Zealand Exchange Limited. Share registrars Shareholders can check and update their information in Westpac’s Share Registrars’ online Investor Centres, see details below. In Australia, broker sponsored holders must contact their broker to amend their address. Australia – Ordinary shares on the main register, Westpac Capital Notes 5, Westpac Capital Notes 6, Westpac Capital Notes 7, Westpac Capital Notes 8 and Westpac Capital Notes 9. Link Market Services Limited Level 12, 680 George Street Sydney NSW 2000 Postal address: Locked Bag A6015, Sydney South NSW 1235, Australia www.linkmarketservices.com.au Shareholder enquiries: Telephone: 1800 804 255 (toll free within Australia) International: +61 1800 804 255 Facsimile: +61 2 9287 0303 Email: westpac@linkmarketservices.com.au New Zealand – Ordinary shares Link Market Services Limited Level 30 PwC Tower 15 Customs Street West Auckland 1010, New Zealand Postal address: P.O. Box 91976, Auckland 1142, New Zealand www.linkmarketservices.co.nz Shareholder enquiries: Telephone: 0800 002 727 (toll free within New Zealand) International: +64 9 375 5998 Facsimile: +64 9 375 5990 Email: enquiries@linkmarketservices.co.nz

346 WESTPAC GROUP 2023 ANNUAL REPORT Additional information 4.13 Our constitution Overview We were incorporated in 1850 under the Bank of New South Wales Act, a special piece of legislation passed by the New South Wales Parliament at a time when there was no general companies’ legislation in Australia. On 23 August 2002, Westpac became registered under the Corporations Act 2001 (Cth) as a public company limited by shares. As part of the process of becoming a company regulated under the Corporations Act, shareholders adopted a new constitution at the AGM on 15 December 2000, which came into operation on 23 August 2002. Our constitution has been subsequently amended by shareholders on 15 December 2005, 13 December 2007, 13 December 2012 and 15 December 2021. Our objects and purposes Our constitution does not contain a statement of our objects and purposes. As a company regulated by the Corporations Act, we have the legal capacity and powers of an individual both within and outside Australia, and all the powers of a body corporate, including the power to issue and cancel shares, to issue debentures, to distribute our property among our equity holders (either in kind or otherwise), to give security by charging our uncalled capital, to grant a floating charge over our property and to do any other act permitted by any law. Directors’ voting powers Under clause 9.11(a) of our constitution, subject to complying with the Corporations Act regarding disclosure of and voting on matters involving material personal interests, our Directors may: (a) hold any office or place of profit in our company, except that of auditor; (b) hold any office or place of profit in any other company, body corporate, trust or entity promoted by our company or in which it has an interest of any kind; (c) enter into any contract or arrangement with our company; (d)participate in any association, institution, fund, trust or scheme for past or present employees or Directors of our company or persons dependent on or connected with them (e) act in a professional capacity (or be a member of a firm that acts in a professional capacity) for our company, except as auditor; and (f) participate in, vote on and be counted in a quorum for any meeting, resolution or decision of the Directors and be present at any meeting where any matter is being considered by the Directors Under clause 9.11(b) of our constitution, a Director may do any of the above despite the fiduciary relationship of the Director’s office: (a) without any liability to account to our company for any direct or indirect benefit accruing to the Director; and (b) without affecting the validity of any contract or arrangement. Under the Corporations Act, however, a Director who has a material personal interest in any matter to be considered at any Board meeting must not be present while the matter is being considered or vote on the matter, unless the other Directors resolve to allow that Director to be present and vote or a declaration is made by ASIC permitting that Director to participate and vote. These restrictions do not apply to a limited range of matters set out in section 191(2) of the Corporations Act, where the Director’s interest: (a) arises because the Director is a shareholder of the company and is held in common with other shareholders; (b) arises in relation to the Director’s remuneration as a Director of the company; (c) relates to a contract the company is proposing to enter into that is subject to shareholder approval and will not impose obligations on the company if not approved by shareholders; (d) arises merely because the Director is a guarantor or has given an indemnity or security for all or part of a loan (or proposed loan) to the company; (e) arises merely because the Director has a right of subrogation in relation to a guarantee or indemnity referred to in (d); (f) relates to a contract that insures, or would insure, the Director against liabilities the Director incurs as an officer of the company (but only if the contract does not make the company or related body corporate the insurer); (g) ) relates to any payment by the company or a related body corporate in respect of certain indemnities permitted by the Corporations Act or any contract relating to such an indemnity; or (h) is in a contract or proposed contract with, or for the benefit of, or on behalf of, a related body corporate and arises merely because the Director is a Director of that related body corporate. If there are not enough Directors to form a quorum for the Board meeting because of Directors’ interests in a particular matter, a general meeting for shareholders may be called to consider the matter and interested Directors are entitled to vote on any proposal to requisition such a meeting.

347 Under clause 9.7 of our constitution, the maximum aggregate amount of annual remuneration to be paid to our Non-Executive Directors must be approved by our shareholders. This aggregate amount is paid to the Non-Executive Directors in such manner as the Board from time to time determines. Directors’ remuneration is one of the exceptions under section 191 of the Corporations Act to the prohibitions against being present and voting on any matter in which a Director has a material personal interest. Directors’ borrowing powers Clause 10.2 of our constitution empowers our Directors, as a Board, to exercise all the powers of Westpac to borrow or raise money, to charge any property or business of Westpac or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of Westpac or of any other person. Such powers may only be changed by amending the constitution, which requires a special resolution (that is, a resolution passed by at least 75% of the votes cast by members entitled to vote on the resolution and for which notice has been given in accordance with the Corporations Act). Minimum number of Directors Our constitution requires that the minimum number of Directors is determined in accordance with the Corporations Act or other regulations. Currently the Corporations Act prescribes three as a minimum number of Directors for a public company and APRA governance standards specify five as the minimum number of Directors for APRA regulated entities. Westpac’s current number of Directors is above these prescribed minimums. Share rights The rights attaching to our ordinary shares are set out in the Corporations Act and in our constitution, and may be summarised as follows: a) Profits and dividends Holders of ordinary shares are entitled to receive such dividends on those shares as may be determined by our Directors from time to time. Dividends that are paid but not claimed may be invested by our Directors for the benefit of Westpac until claimed or required to be dealt with in accordance with any law relating to unclaimed monies. Under the Corporations Act, Westpac must not pay a dividend unless our assets exceed our liabilities immediately before the dividend is declared and the excess is sufficient for payment of the dividend. In addition, the payment must be fair and reasonable to the company’s shareholders as a whole and must not materially prejudice our ability to pay our creditors. Subject to the Corporations Act, the constitution, the rights of persons (if any) entitled to shares with special rights to dividend and any contrary terms of issue of or applying to any shares, our Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by Westpac to, or at the direction of, each shareholder entitled to that dividend. If any dividends are returned unclaimed, we are generally obliged, under the Banking Act 1959 (Cth), to hold those amounts as unclaimed monies for a period of seven years. If at the end of that period the monies remain unclaimed by the shareholder concerned, we must submit an annual unclaimed money return to the Australian Securities and Investment Commission by 31 March each year containing the unclaimed money as at 31 December of the previous year. Upon such payment being made, we are discharged from further liability in respect of that amount. Our Directors may, before paying any dividend, set aside out of our profits such sums as they think proper as reserves, to be applied, at the discretion of our Directors, for any purpose for which the profits may be properly applied. Our Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve. The following additional restrictions apply to our ability to declare and/or pay dividends: (i) if the payment of the dividend would breach or cause a breach by us of applicable capital adequacy or other supervisory requirements of APRA, including where Westpac’s Common Equity Tier 1 Capital Ratio falls within APRA’s capital conservation buffer range (consisting of the capital conservation buffer plus any countercyclical capital buffer, currently 5.75% of risk-weighted assets). Currently, one such requirement is that a dividend should not be paid without APRA’s prior consent if payment of that dividend, after taking into account all other dividends (if any) paid on our shares and payments on more senior capital instruments, in the preceding 12 consecutive months to which they relate, would cause the aggregate of such dividend payments to exceed our after tax earnings for the preceding 12 consecutive months, as reflected in our relevant audited consolidated financial statements; and (ii) if, under the Banking Act 1959 (Cth), we are directed by APRA not to pay a dividend; (iii)if the declaration or payment of the dividend would result in us becoming insolvent; or (iv)if any interest payment, dividend or distribution on certain Additional Tier 1 securities issued by the Group is not paid in accordance with the terms of those securities, we may be restricted from declaring and/or paying dividends on ordinary shares. This restriction is subject to a number of exceptions. b) Voting rights Holders of our fully paid ordinary shares have, at general meetings, one vote on a show of hands and, upon a poll, one vote for each fully paid share held by them.

348 WESTPAC GROUP 2023 ANNUAL REPORT Additional information c) Voting and re-election of Directors Under our constitution, each Director, apart from the Managing Director, must not hold office without re-election past the third AGM following the Director’s appointment or last election, whichever is longer. A retiring Director holds office until the conclusion of the meeting at which that Director retires but is eligible for re-election at that meeting. In addition, there must be an election of Directors at each AGM. This is consistent with the requirements of the ASX Listing Rules. Under the Corporations Act, the election or re-election of each Director by shareholders at a general meeting of a public company must proceed as a separate item, unless the shareholders first resolve that the elections or re-elections may be voted on collectively. A resolution to allow collective voting in relation to elections or re-elections is effective only if no votes are cast against that resolution. Any resolution electing or re-electing two or more Directors in contravention of this requirement is void. d) Winding up Subject to any preferential entitlement of holders of preference shares on issue at the relevant time, holders of our ordinary shares are entitled to share equally in any surplus assets if we are wound up. e) Sinking fund provisions We do not have any class of shares on issue that is subject to any sinking fund provisions. Variation of rights attaching to our shares Under the Corporations Act, unless otherwise provided by the terms of issue of a class of shares, the terms of issue of a class of shares in Westpac can only be varied or cancelled in any way by a special resolution of Westpac and with either the written consent of our shareholders holding at least 75% of the votes in that class of shares or with the sanction of a special resolution passed at a separate meeting of the holders of that class of shares. Convening general meetings Under our constitution, our Directors may convene and arrange to hold a general meeting of Westpac whenever they think fit and must do so if required to do so under the Corporations Act and ASX Listing Rules. Under the Corporations Act, our Directors must call and arrange to hold a general meeting of Westpac if requested to do so by our shareholders who hold at least 5% of the votes that may be cast at the general meeting. Shareholders who hold at least 5% of the votes that may be cast at a general meeting may also call and arrange to hold a general meeting of Westpac at their own expense. At least 28 days notice must be given of a meeting of our shareholders. Written notice must be given to all shareholders entitled to attend and vote at the meeting. All ordinary shareholders are entitled to attend and, subject to the constitution and the Corporations Act, to vote at general meetings of Westpac. Limitations on securities ownership A number of limitations apply in relation to the ownership of our shares, and these are more fully described in the section ‘Limitations affecting security holders’. Change in control restrictions Restrictions apply under the Corporations Act, the Financial Sector (Shareholdings) Act 1998 (Cth) and the Foreign Acquisitions and Takeovers Act 1975 (Cth). For more detailed descriptions of these restrictions, refer to the sections ‘Limitations affecting security holders’, Foreign Acquisitions and Takeovers Act 1975, Financial Sector (Shareholdings) Act 1998, and Corporations Act 2001. Substantial shareholder disclosure There is no provision in our constitution that requires a shareholder to disclose the extent of their ownership of our shares. Under the Corporations Act, however, any person who begins or ceases to have a substantial holding of our shares must notify us within two business days after they become aware of that information. A further notice must be given to us if there is an increase or decrease of 1% in a person’s substantial holding. Copies of these notices must also be given to the ASX. A person has a substantial holding of our shares if the total votes attached to our voting shares in which they or their associates have relevant interests is 5% or more of the total number of votes attached to all our voting shares. For more details, refer to the section ‘Corporations Act 2001’. We also have a statutory right under the Corporations Act to trace the beneficial ownership of our shares by giving a direction to a shareholder, or certain other persons, requiring disclosure to us of, among other things, their own relevant interest in our shares and the name and address of each other person who has a relevant interest in those shares, the nature and extent of that interest and the circumstances that gave rise to that other person’s interest. Such disclosure must, except in certain limited circumstances, be provided within two business days after the direction is received.

349 Australian Company and Business Numbers All Australian companies have a unique nine-digit identifier, referred to as an Australian Company Number (ACN), which must be included on public documents, eligible negotiable instruments and the company’s common seal. In addition, entities can apply for registration on the Australian Business Register and be allocated a unique eleven- digit identifier known as an Australian Business Number (ABN). For Australian companies, the last nine digits of their ABN are identical to their ACN. The ABN may be quoted on documents in lieu of the ACN. Our ACN is 007 457 141 and our ABN is 33 007 457 141. Documents on display We are subject to the disclosure requirements of the US Securities Exchange Act of 1934, as amended. In accordance with these requirements, we file Annual Reports with, and furnish other information to, the US Securities & Exchange Commission (SEC). The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. Since April 2002, we have filed our reports on Form 20-F and have furnished other information to the SEC in electronic format which may be accessed through this website. 4.14 Exchange rates For each of the years indicated, the high, low, average and year-end noon buying rates1 for Australian dollars were: Year Ended 30 September (US$ per A$1.00) 20242 2023 2022 2021 2020 2019 High 0.6430 0.7102 0.7598 0.7953 0.7388 0.7360 Low 0.6290 0.6219 0.6437 0.7006 0.5755 0.6730 Average3 n/a 0.6651 0.7097 0.7490 0.6815 0.7023 Close (on 30 September)4 n/a 0.6451 0.6437 0.7228 0.7160 0.6746 For each of the months indicated, the high and low noon buying rates for Australian dollars were: (US$ per A$1.00) October 20232 September 2023 Month August 2023 July 2023 June 2023 May 2023 High 0.6430 0.6499 0.6611 0.6873 0.6871 0.6792 Low 0.6290 0.6368 0.6393 0.6619 0.6577 0.6473 1. The noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York. 2. Through to 13 October 2023. On 13 October 2023 the noon buying rate was A$1.00 = 0.6290. 3. The average is calculated by using the average of the exchange rates on the last day of each month during the period. 4. The noon buying rate at such date may differ from the rate used in the preparation of our consolidated financial statements at such date. Refer to Note 1(a) to the financial statements.

350 WESTPAC GROUP 2023 ANNUAL REPORT Additional information Exchange rates against A$ Twelve months to/as at 30 Sept 2023 2022 2021 Currency Average Spot Average Spot Average Spot US$ 0.6662 0.6467 0.7125 0.6490 0.7519 0.7204 GBP 0.5435 0.5284 0.5575 0.5841 0.5493 0.5359 NZ$ 1.0846 1.0738 1.0831 1.1355 1.0662 1.0477 Impact of exchange rate movements on Group results 2023 vs 2022 2022 vs 2021 FX impact FX impact $m Growth $m Growth ex- FX Growth $m Growth ex- FX Net interest income 7% 5 7% 2% (28) 2% Non-interest income 36% 5 36% (44%) 4 (44%) Net operating income 10% 10 10% (8%) (24) (8%) Operating expenses (1%) (11) (1%) (19%) 16 (19%) Pre-provision profit 24% (1) 24% 11% (8) 11% Impairment (charges)/benefits 93% - 93% (157%) - (157%) Profit before income tax expense 22% (1) 22% - (8) - Income tax expense 12% - 12% (9%) 10 (9%) Profit after income tax expense 26% (1) 26% 4% 2 4% Profit attributable to non-controlling interests (NCI) 20% - 20% - - - Net profit attributable to owners of WBC 26% (1) 26% 4% 2 4% Exchange rate risk on future NZ$ earnings Westpac’s policy in relation to the hedging of the future earnings of the Group’s New Zealand division is to manage the economic risk for volatility of the NZ$ against A$. Westpac manages these flows over a time horizon under which up to 100% of the expected earnings for the following 12 months and 50% of the expected earnings for the subsequent 12 months can be hedged. NZ Future Earnings hedges are only implemented when AUD/NZD is trading at the low end of the range or is expected to move higher over the next 12 months. As at 30 September 2023, Westpac has hedges in place for forecasts up to December 2023 with an average rate of $1.079. 4.15 Dividend reinvestment plan The Board has determined a final fully franked dividend of 72 cents per share, to be paid on 19 December 2023 to shareholders on the register at the record date of 10 November 2023. The 2023 final dividend represents a payout ratio of 69.20%. In addition to being fully franked, the dividend will also carry NZ$0.07 in New Zealand imputation credits that may be used by New Zealand tax residents. Westpac operates a DRP that is available to holders of fully paid ordinary shares who are resident in, and whose address on the register of shareholders is in Australia or New Zealand. As noted in Note 28 to the financial statements, the Directors have made certain determinations in relation to the calculation of the market price which will apply to the DRP for the 2023 full year dividend only. Shareholders who wish to commence participation in the DRP, or to vary their current participation election, must do so by 5.00pm (Sydney time) on 13 November 2023. Shareholders can provide these instructions: • Online for shareholders with holdings that have a market value of less than $1,000,000 within your Link Market Services portfolio, login into or create your Portfolio via the Westpac share registrar’s at linkmarketservices.com.au and electing the DRP or amending their existing instructions online; or • By completing and returning a DRP application or variation form to Westpac’s share registry. Registry contact details are listed in Section 4.12.

351 4.16 Information on related entities a. Changes in control of Group entities During the twelve months ended 30 September 2023 the following controlled entities were acquired, formed, or incorporated: • Series 2023-1P WST Trust (formed 4 April 2023). During the twelve months ended 30 September 2023, the following controlled entities ceased to be controlled: • Belliston Pty Limited (deregistered 30 October 2022) • Westpac Finance (HK) Limited (deregistered 11 November 2022) • Westpac Financial Holdings Pty Limited (deregistered 4 December 2022) • Westpac Digital Partnerships Pty Limited (deregistered 8 January 2023) • Hastings Funds Management Pty Limited (deregistered 23 February 2023) • Westpac Singapore Limited (dissolved 2 March 2023) • Advance Asset Management Limited (sold 31 March 2023) • Hastings Management Pty Limited (deregistered 3 May 2023) • Series 2013-2 WST Trust (terminated 1 July 2023) • Westpac Unit Trust (terminated 24 July 2023) • Westpac Direct Equity Investments Pty Limited (deregistered 26 July 2023) • Crusade ABS Series 2017-1P Trust (terminated 1 August 2023) • Crusade ABS Series 2018-1P Trust (terminated 1 August 2023) • MoneyBrilliant Pty Limited (deregistered 23 August 2023) • Westpac TPS Trust (terminated 5 September 2023) • Westpac Global Capital Markets Pty Limited (deregistered 10 September 2023) • Westpac Structured Products Pty Limited (deregistered 21 September 2023) • Pashley Investments Pty Limited (deregistered 25 September 2023) • Westpac Investment Vehicle No.3 Pty Limited (deregistered 25 September 2023) • W2 Investments Pty Limited (deregistered 28 September 2023) • BT Financial Group Resources Pty Ltd (deregistered 28 September 2023) • Westpac Debt Securities Pty Limited (deregistered 28 September 2023) • Westpac Asian Lending Pty Limited (deregistered 28 September 2023) • Partnership Pacific Securities Pty Limited (deregistered 28 September 2023) • Capital Finance (NZ) Pty Limited (deregistered 28 September 2023). b. Associates As at 30 September 2023 Ownership Interest Held (%) Akahu Technologies Ltd 37.10% OpenAgent Pty Ltd 22.55% mx51 Group Pty Ltd 20.99%

352 WESTPAC GROUP 2023 ANNUAL REPORT Additional information 4.17 Net profit contribution of businesses sold To assist in understanding the contribution of these businesses the following tables provide the earnings (excluding Notable Items), and loans and deposits attributable to the entities sold. Earnings attributed to each business reflect its contribution up to the sale date, and any other gains/losses on these transactions which were not identified as Notable Items. Balance sheet data is at completion date. The following businesses were sold in 2023: • Advance Asset Management Limited sold on 31 March 2023. • BT Superannuation SFT1 completed on 1 April 2023. Businesses sold $m Advance Asset Manage-ment BT Personal and Corpo-rate Super1 Westpac Life Insurance Ltd. Motor Vehicle Finance and Novated Leasing Westpac General Insurance Ltd Westpac Lenders Mortgage Insurance Westpac Vendor Finance Specialist Businesses contribu-tion of businesses sold Westpac Life-NZ-Limited (A$) Contribu-tion of business-es sold West-pac Life-NZ-Limited (NZ$) 2023 Net interest income - - - - - - - - - - - Non-interest income 38 77 25 - - - - 140 - 140 - Operating expenses (8) 26 28 - - - - 46 - 46 - Impairment charges - - - - - - - - - - - Income tax expense and NCI (9) (31) (15) - - - - (55) - (55) - Net profit 21 72 38 - - - - 131 - 131 - 2022 Net interest income - - - 6 - - - 6 - 6 - Non-interest income 80 177 107 - - - - 364 28 392 30 Operating expenses (18) (77) (23) (6) - - - (124) (3) (127) (3) Impairment charges - - - 7 - - - 7 - 7 - Income tax expense and NCI (19) (30) (34) (2) - - - (85) (7) (92) (8) Net profit 43 70 50 5 - - - 168 18 186 19 2021 Net interest income - - - 25 - - 14 39 - 39 - Non-interest income 83 196 331 - 80 109 3 802 58 860 62 Operating expenses (20) (116) (56) (30) (7) (8) - (237) (4) (241) (4) Impairment charges - - - 29 - - - 29 - 29 - Income tax expense and NCI (19) (24) (73) (7) (25) (30) (5) (183) (15) (198) (15) Net profit 44 56 202 17 48 71 12 450 39 489 43 1. Transfer of the members and benefits of BT Funds Management Limited’s personal and corporate (non-platform) superannuation products, via an SFT, to Mercer Super Trust.

353 Net profit contribution of businesses sold (continued) $m Advance Asset Manage-ment BT Personal and Corpo-rate Super Westpac Life Insurance Ltd. Motor Vehicle Finance and Novated Leasing Westpac General Insurance Ltd Westpac Lenders Mortgage Insurance Westpac Vendor Finance Specialist Businesses contribu-tion of businesses sold Westpac Life-NZ-Limited (A$) Contribu-tion of business-es sold West-pac Life-NZ-Limited (NZ$) As at 30 Sept 2023 Total loans - - - - - - - - - - - Total assets - - - - - - - - - - - Risk weighted assets - - - - - - - - - - - Average interest earning assets - - - - - - - - - - - As at 30 Sept 2022 Total loans - - - - - - - - - - - Total assets - - 2.6 - - - - 2.6 - 2.6 - Risk weighted assets - - - - - - - - - - - Average interest earning assets - - - - - - - - - - - As at 30 Sept 2021 Total loans - - - 1.0 - - 0.4 1.4 - 1.4 - Total assets - - 2.9 1.0 1.1 0.5 0.4 5.9 0.2 6.1 0.3 Risk weighted assets - - - 1.1 - - 0.5 1.6 - 1.6 - Average interest earning assets - - - 1.0 0.1 - 0.5 1.6 - 1.6 -

354 WESTPAC GROUP 2023 ANNUAL REPORT Additional information 4.18 Additional information for Non-AAS financial measures Calculation of Non-AAS financial measures Details of the calculation of non-AAS financial measures not disclosed elsewhere are provided below: Expense to income ratio (excluding Notable Items) $m 2023 2022 2021 Operating expenses 10,692 10,802 13,311 Less: Notable Items (operating expenses) (460) (621) (2,347) Operating expenses excluding Notable Items 10,232 10,181 10,964 Net operating income 21,645 19,606 21,222 Less: Notable Items (net interest income) 97 (555) (271) Less: Notable Items (non-interest income) (200) 854 (524) Net operating income excluding Notable Items 21,542 19,905 20,427 Expense to income ratio (excluding Notable Items) 47.50% 51.15% 53.67% Average tangible ordinary equity and Return on average tangible ordinary equity (ROTE) $m 2023 2022 2021 2020 2019 Net profit 7,195 5,694 5,458 2,290 6,784 Average ordinary equity 71,229 70,268 70,849 68,014 63,714 Less: Intangible assets (average) (10,664) (10,182) (11,310) (11,964) (11,848) Add: Computer software (average) 2,552 1,992 2,361 2,371 2,248 Average tangible ordinary equity 63,117 62,078 61,900 58,421 54,114 Return on average tangible ordinary equity (ROTE) 11.40% 9.17% 8.82% 3.92% 12.54% Net profit (excluding Notable Items) $m 2023 2022 2021 2020 2019 Net profit attributable to owners of WBC 7,195 5,694 5,458 2,290 6,784 Add/(less): notable items (post tax) 173 874 1,495 2,937 1,112 Net profit (excluding Notable Items) 7,368 6,568 6,953 5,227 7,896 Return on average tangible ordinary equity (ROTE) (excluding Notable Items) $m 2023 2022 2021 2020 2019 Net profit (excluding Notable Items)1 7,368 6,568 6,953 5,227 7,896 Average tangible ordinary equity1 63,117 62,078 61,900 58,421 54,114 Return on average tangible ordinary equity (excluding Notable Items) 11.67% 10.58% 11.23% 8.95% 14.59% 1. Refer to above tables for the calculation of these non-AAS measures.

355 Additional information for Non-AAS financial measures (continued) Pre-provision profit $m 2023 2022 2021 Net interest income 18,317 17,161 16,858 Non-interest income 3,328 2,445 4,364 Operating expenses (10,692) (10,802) (13,311) Pre-provision profit 10,953 8,804 7,911 Dividend payout ratio (excluding Notable Items) $m 2023 2022 2021 Ordinary dividend paid/declared on issued shares (net of Treasury shares) 4,975 4,370 4,324 Net profit attributable to owners of WBC 7,195 5,694 5,458 Add/(less): Notable Items (post tax) 173 874 1,495 Net profit excluding Notable Items 7,368 6,568 6,953 Dividend payout ratio (excluding Notable Items) 67.53% 66.53% 62.19% Net profit after tax excluding Notable Items (long-term average credit loss basis) $m 2023 2022 2021 Net profit 7,195 - - Add: Notable Items (post tax) 173 - - Add: Impairment charges (post tax) 447 - - Less: Impairment charges (based on long-term average loss rates) (post tax) (730) - - Net profit after tax excluding Notable Items (long-term average credit loss basis)1 7,085 - - Segment pre-provision profit $m Consumer Business Consumer and Business Banking Westpac Institutional Bank Westpac New Zealand (A$) Specialist Businesses Group Businesses Group 2023 Pre-provision profit/(loss) 4,569 2,589 7,158 1,568 1,362 705 160 10,953 add/(less): Notable Items 202 97 299 15 9 (173) 207 357 Pre-provision profit/(loss) excluding Notable Items 4,771 2,686 7,457 1,583 1,371 532 367 11,310 2022 Pre-provision profit/(loss) 4,908 1,460 6,368 1,068 1,434 (725) 659 8,804 add/(less): Notable Items 66 - 66 - (120) 1,376 (402) 920 Pre-provision profit/(loss) excluding Notable Items 4,974 1,460 6,434 1,068 1,314 651 257 9,724 2021 Pre-provision profit/(loss) 5,106 1,118 6,224 (357) 1,245 471 328 7,911 add/(less): Notable Items 141 (124) 17 1,193 72 459 (189) 1,552 Pre-provision profit/(loss) excluding Notable Items 5,247 994 6,241 836 1,317 930 139 9,463 1. No comparatives have been provided as this is a new measure used in the 2023 Group STVR Scorecard (refer Director’s Report - Remuneration Report Section 10) and was not a measure used in the scorecard in prior reporting years.

356 WESTPAC GROUP 2023 ANNUAL REPORT Glossary of abbreviations and defined terms Glossary of abbreviations and defined terms Shareholder value Average ordinary equity Average total equity less average non-controlling interests. Average tangible ordinary equity Average ordinary equity less intangible assets (excluding capitalised software). Average total equity The average balance of shareholders’ equity, including non-controlling interests. Dividend payout ratio Ordinary dividend paid/declared on issued shares (net of Treasury shares) divided by the net profit attributable to owners of WBC. Earnings per ordinary share • Basic earnings per ordinary share is calculated by dividing the net profit attributable to owners of WBC by the weighted average number of ordinary shares on issue during the period, adjusted for treasury shares. • Diluted earnings per ordinary share is calculated by adjusting the basic earnings per ordinary share by assuming all dilutive potential ordinary shares are converted. Fully franked dividends per ordinary share (cents) Dividends paid out of retained profits which carry a credit for Australian company income tax paid by Westpac. Net tangible assets per share Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (less Treasury shares held). Pre-provision profit Net interest income plus non-interest income less operating expenses. Return on average ordinary equity (ROE) Net profit attributable to the owners of WBC adjusted for RSP dividends (annualised where applicable) divided by average ordinary equity. Return on average tangible ordinary equity (ROTE) Net profit attributable to the owners of WBC (annualised where applicable) divided by average tangible ordinary equity. Weighted average ordinary shares Weighted average number of fully paid ordinary shares listed on the Australian Stock Exchange for the relevant period less Westpac shares held by the Group (‘Treasury shares’). Productivity and efficiency Expense to income ratio Operating expenses divided by net operating income. Expense to income ratio (ex Notable Items) Operating expenses excluding Notable Items divided by net operating income excluding Notable Items. Full time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full time equivalent of one FTE is 76 hours paid work per fortnight. Revenue per FTE Total operating income divided by the average number of FTE for the period. Business Performance Average Where possible, daily balances are used to calculate the average balance for the period. Average interest bearing liabilities The average balance of liabilities owed by the Group that incur an interest expense. Where possible, daily balances are used to calculate the average balance for the period. Average interest earning assets The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period. Core NIM Calculated by dividing net interest income excluding Notable Items and Treasury & Markets (annualised where applicable) by average interest earning assets. Group NIM/Net interest margin Calculated by dividing net interest income (annualised where applicable) by average interest earning assets. Net profit Net profit attributable to owners of WBC. TSR Total shareholder return.

357 Capital Adequacy Australian Prudential Regulation Authority (APRA) leverage ratio Tier 1 capital divided by ‘exposure measure’ and expressed as a percentage. ‘Exposure measure’ is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off- balance sheet exposures. Common equity tier 1 (CET1) capital ratio Total common equity capital divided by risk weighted assets, as defined by APRA. D-SIBs Domestic systemically important banks Internationally comparable capital ratios Internationally comparable methodology references the ABA study on the comparability of APRA’s new capital framework and finalised reform released on 10 March 2023. Risk weighted assets (RWA) Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in case of default. In the case of non-asset backed risks (i.e. market, IRRBB and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5. Credit risk weighted assets (Credit RWA) Credit risk weighted assets represent risk weighted assets (on-balance sheet and off-balance sheet) that relate to credit exposures and therefore exclude market risk, operational risk, interest rate risk in the banking book and other assets. Business lending Includes credit exposures not captured elsewhere, and where the borrower’s annual turnover is below $75 million. Corporate Exposures to corporate borrowers that do not fall within the definition of Large Corporate, Property Finance, Specialised Lending, Business Lending or Small Business exposures. Financial institution Includes exposure to entities whose primary dealings relates to management of financial assets, lending, factoring, leasing provision of credit enhancements, securitisation, investments, financial custody, central counter party services and proprietary trading. Large corporate Exposures to counter parties with consolidated annual revenue (of the counterparty or group that the counter party consolidates into) exceeding $750 million. New Zealand Overseas banking subsidiary regulated by the RBNZ. Property finance Exposures to borrowers where repayments depend primarily on the cash flows generated by the property or other real estate assets owned by the borrower. Securitisation Exposures relating to Westpac’s involvement in securitisation activities range from a seller of its own assets to an investor in third party transactions and include the provision of securitisation services for its clients. Small business Program-managed business exposures typically below $1.5 million in value. Program-managed exposures are managed on a statistical basis according to pre-determined objective criteria. Sovereign Exposures to Australian and overseas central and sub-national governments, and central banks. Specialised lending Includes exposures to project and object finance lending. Project finance and object finance rely primarily on the revenues generated by a project, or equipment asset respectively, both as a source of repayment and as security for the loan. Excludes Property Finance exposures. Operational risk The risk of loss resulting from inadequate or failed internal processes, people and systems or from external events, including legal risk but excluding strategic or reputational risk. Tier 1 capital ratio Total Tier 1 capital divided by risk weighted assets, as defined by APRA. Total regulatory capital ratio Total regulatory capital divided by risk weighted assets, as defined by APRA.

358 WESTPAC GROUP 2023 ANNUAL REPORT Glossary of abbreviations and defined terms Funding and liquidity Committed Liquidity Facility (CLF) Prior to 1 January 2023, the RBA made available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity. Deposit to loan ratio Customer deposits divided by net loans. Funding for Lending Programme (FLP) A facility that was established by the RBNZ in December 2020 to provide 3 year term funding to eligible New Zealand institutions via repurchase transactions, subject to qualifying conditions, to help support lending to New Zealand customers. The facility closed to new draw downs in December 2022. High Quality Liquid Assets (HQLA) Assets which meet APRA’s criteria for inclusion as HQLA in the numerator of the LCR. Liquid assets HQLA and non LCR qualifying liquid assets, but excludes internally securitised assets that are eligible for a repurchase agreement with the RBA and the RBNZ. Liquidity Coverage Ratio (LCR) An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%. LCR is calculated as the percentage ratio of stock of HQLA, and qualifying RBNZ securities over the total net cash out-flows in a modelled 30 day defined stressed scenario. Net Stable Funding Ratio (NSFR) The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI’s capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADIs must maintain an NSFR of at least 100%. Term Funding Facility (TFF) A facility that was established by the RBA in March 2020 to provide 3 year term funding to Australian ADIs via repurchase transactions, subject to qualifying conditions, to help support lending to Australian businesses. The facility closed to new draw downs in June 2021. Term funding from central banks Term funding from central banks includes the drawn balances of the RBA TFF and the RBNZ FLP and Term Lending Facility. Wholesale funding Wholesale funding includes debt issues, loan capital, certificates of deposit, term funding from central banks and interbank placements. Credit quality Collectively assessed provisions (CAPs) Collectively assessed provisions for expected credit loss under AASB 9 represent the Expected Credit Loss (ECL) which is collectively assessed in pools of similar assets with similar risk characteristics. This incorporates forward-looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised. Default Credit exposures that are non-performing. Exposure at default (EAD) The estimated outstanding amount of credit exposure at the time of the default. Gross impaired exposures provisions to gross impaired exposures Impairment provisions relating to impaired exposures include individually assessed provisions plus the proportion of the collectively assessed provisions that relate to impaired exposures. Impaired exposures Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cash flow, and the net realisation of value of assets to which recourse is held: • Facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • Non-accrual facilities: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • Restructured facilities: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • Other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; or • Any other facilities where the full collection of interest and principal is in doubt. Impairment charges/(benefit) to average loans Calculated as impairment charges (annualised where applicable) divided by average gross loans. Individually assessed provisions (IAPs) Provisions raised for losses on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement. Loss given default (LGD) The loss that is expected to arise in the event of a default.

359 Credit quality Non-performing not impaired exposures Includes those credit exposures that are in default, but where it is expected that the full value of principal and accrued interest can be collected, generally by reference to the value of security held. Performing exposures Credit exposures that are not non-performing. Probability of default (PD) The probability that a counter party will default. Provision for expected credit losses (ECL) Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant time frame. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and forecasts of future economic conditions. Stage 1: 12 months ECL - performing For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months expected credit losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset. Stage 2: Lifetime ECL - performing For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset. Stage 3: Lifetime ECL - non-performing For financial assets that are non-performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount. Stressed exposures Watchlist and substandard credit exposures plus non-performing exposures. Total committed exposure (TCE) Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk. Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal. Sustainability ESG Environment, social and governance FPIC Free, Prior and Informed Consent GRI Global Reporting Initiative HRPS Human Rights Position Statement NZBA Net-Zero Banking Alliance OHI Organisational Health Index RAP Reconciliation Action Plan SASB Sustainability Accounting Standards Board TCFD Taskforce on Climate-related Climate Disclosures TNFD Taskforce on Nature-related Financial Dislosures UNGPs United Nation Guiding Principles on Business and Human Rights UNPRB United Nations Principles for Responsible Banking Other AAML Advance Asset Management Limited AAS Australian Accounting Standards AASB Australian Accounting Standards Board ACCC Australian Competition and Consumer Commission ADI Authorised Deposit-taking Institution AGM Annual General Meeting AI Artificial intelligence AML Anti-money laundering APRA Australian Prudential Regulation Authority APS Australian Prudential Standard ASIC Australian Securities and Investments Commission ASX Australian Securities Exchange ATM Automated Teller Machine ATO Australian Taxation Office AUSTRAC Australian Transaction Reports and Analysis Centre

360 WESTPAC GROUP 2023 ANNUAL REPORT Glossary of abbreviations and defined terms Other BCCC The Banking Code Compliance Committee BEAR Banking Executive Accountability Regime BPNG Bank of Papua New Guinea bps Basis points CORE program Customer Outcomes and Risk Excellence Credit Value Adjustment (CVA) CVA adjusts the fair value of over-the-counter derivatives for credit risk. CVA is employed on the majority of derivative positions and reflects the market view of the counter party credit risk. A Debit Valuation Adjustment is employed to adjust for our own credit risk. CTF Counter-terrorism financing Derivative Valuation Adjustment (DVA) DVA includes CVA and FVA. DRP Dividend Reinvestment Plan D-SIB Domestic systemically important bank ESG Environment, social and governance FATCA Foreign Account Tax Compliance Act First Half 2023 (1H23) Six months ended 31 March 2023 FPIC Free, Prior and Informed Consent Full Year 2022 (FY22) Twelve months ended 30 September 2022 Full Year 2023 (FY23) Twelve months ended 30 September 2023 Funding Value Adjustment (FVA) FVA relates to the funding cost or benefit associated with the uncollateralised portion of the derivative portfolio. FVIS Fair value through income statement FVOCI Fair value through other comprehensive income FX Foreign exchange HRPS Human Rights Position Statement IASB International Accounting Standards Board IBOR Inter-Bank Offered Rate IFRS International Financial Reporting Standards IRRBB Interest Rate Risk in the Banking Book LIBOR London Inter-Bank Offered Rate LTVR Long term variable reward NCI Non-controlling interests Non-interest earning/bearing Instruments which do not carry an entitlement to interest. NPS Net promoter score NZBA Net-Zero Banking Alliance OAIC The Office of the Australian Information Commissioner OCI Other comprehensive income OHI Organisational Health Index OTC Over the counter Prior period Refers to the twelve months ended 30 September 2022 RAP Reconciliation Action Plan RBA Reserve Bank of Australia RBNZ Reserve Bank of New Zealand RSP Restricted Share Plan Run-off Scheduled and unscheduled repayments and debt repayments, net of redraws. Second Half 2023 (2H23) Six months ended 30 September 2023

361 Other Segment reporting Segment reporting are presented on a management reporting basis. Internal charges and transfer pricing adjustments are included in the performance of each segment reflecting the management structure rather than the legal entity (these results cannot be compared to results for individual legal entities). Where management reporting structures or accounting classifications have changed, financial results for comparative periods have been restated and may differ from results previously reported. Overhead costs are allocated to revenue generating segments. The Group’s internal transfer pricing frameworks facilitate risk transfer, profitability measurement, capital allocation and segment alignment, tailored to the jurisdictions in which the Group operates. Transfer pricing allows the Group to measure the relative contribution of products and segments to the Group’s interest margin and other dimensions of performance. Key components of the Group’s transfer pricing frameworks are funds transfer pricing for interest rate and liquidity risk and allocation of basis and contingent liquidity costs, including capital allocation. SFT Successor fund transfer SPPI Solely payment of principal and interest STVR Short term variable reward TCFD Taskforce on Climate-related Climate Disclosure UNGPs United Nation Guiding Principles on Business and Human Rights Value at Risk (VaR) A statistical estimate of the potential loss in earnings over a specified period of time and to a given level of confidence based on historical market movements. VWAP Volume weighted average price WIB Westpac Institutional Bank WNZL Westpac New Zealand Limited